                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                  Aetna Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[AETNA LOGO]

                                2003 Aetna Inc.
                          Notice of Annual Meeting and
                                Proxy Statement
                                      and
                           Aetna 2002 Annual Report,
                                Financial Report

                          PRELIMINARY PROXY MATERIALS
                              DATED MARCH 3, 2002
                             SUBJECT TO COMPLETION

[AETNA LOGO]

                                AETNA INC.                         JOHN W. ROWE, M.D.
                                151 Farmington Avenue              Chairman and
                                Hartford, Connecticut 06156        Chief Executive Officer

To Our Shareholders:

Aetna Inc.'s 2003 Annual Meeting of Shareholders will be held on Friday, April 25, 2003, at 9:30 a.m. at our Company Headquarters in Hartford, Connecticut, and I hope you will attend.

This booklet includes the formal notice of the Annual Meeting, Aetna's 2003 Proxy Statement and Aetna's 2002 Annual Report, Financial Report.

At the meeting, in addition to specific agenda items, I will discuss generally the operations of Aetna. I welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

/s/ JOHN W. ROWE
John W. Rowe, M.D.

Chairman and Chief Executive Officer
March [14], 2003

                                2003 Aetna Inc.
                            Notice of Annual Meeting
                                      and
                                Proxy Statement

[AETNA LOGO]

                                AETNA INC.                         WILLIAM J. CASAZZA
                                151 Farmington Avenue              Vice President and
                                Hartford, Connecticut 06156        Corporate Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF AETNA INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the Company's Headquarters, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 25, 2003, at 9:30 a.m. for the following purposes:

1.  To elect five Directors to terms expiring at the 2004 Annual Meeting;

2. To approve the appointment of KPMG LLP as independent auditors for the current calendar year;

3. To approve an amendment to Aetna's Articles of Incorporation reducing the shareholder voting requirements for business combinations;

4. To approve an amendment to Aetna's Articles of Incorporation permitting shareholders to call special meetings of shareholders;

5. To approve an amendment to Aetna's By-Laws reducing the shareholder voting requirements for certain By-Law amendments;

6. To consider and act on one shareholder proposal, if properly presented at the meeting; and

7. To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 28, 2003 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders or their authorized representatives. In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following the instructions below. Shareholders who do not have admission tickets will be admitted only following proof of share ownership. If you hold Aetna Common Shares in your own name, please signify your intention to attend by checking the appropriate box on your proxy card. If you hold your shares through the Aetna Incentive Savings Plan, please indicate your intention to attend by checking the appropriate box on your voting instruction card. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to the Corporate Secretary at the above address.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted.

This Proxy Statement booklet, including the 2002 Annual Report, Financial Report, and the Company's 2002 Annual Report are available on Aetna's Internet site at http://www.aetna.com/investor/proxy.htm and http://www.aetna.com/investor/annualrept.htm, respectively.

By order of the Board of Directors,

/s/ William J. Casazza
William J. Casazza
Vice President and Corporate Secretary
March [14], 2003

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Questions and Answers About the Proxy Materials and the Annual         1
Meeting...........................................................
Governance of the Company.........................................     8
      Aetna's Corporate Governance Guidelines.....................     8
      Aetna's Director Independence Standards.....................     8
      Aetna's Code of Conduct.....................................     9
      Board and Committee Membership..............................     9
I.    Election of Directors.......................................    11
      Nominees for Directorships with Terms Expiring at the 2004
      Annual Meeting..............................................    12
      Directors Continuing in Office with Terms Expiring at the
      2004 Annual Meeting.........................................    14
      Nonemployee Director Compensation in 2002...................    18
      Other Information Regarding Directors.......................    19
      Certain Transactions and Relationships......................    19
      Section 16(a) Beneficial Ownership Reporting Compliance.....    19
      Security Ownership of Certain Beneficial Owners, Directors,
      Nominees and Executive Officers.............................    20
      Beneficial Ownership Table..................................    21
      Executive Compensation......................................    23
        Summary Compensation Table................................    23
        Stock Option Grants Table.................................    25
        Stock Option Exercises and December 31, 2002 Stock Option
        Value Table...............................................    26
        Long-Term Incentive Awards Table..........................    26
        Pension Plan..............................................    26
        Other Agreements..........................................    27
      Report of the Committee on Compensation and Organization....    29
      Report of the Audit Committee...............................    32
      Corporate Performance Graph.................................    34
II.   Appointment of Auditors.....................................    35
Corporate Governance Proposals....................................    37
III.  Amendment to Aetna's Articles of Incorporation Reducing the
      Shareholder Voting Requirements For Business Combinations...    37
IV.   Amendment to Aetna's Articles of Incorporation Permitting
      Shareholders to Call Special Meetings of Shareholders.......    38
V.    Amendment to Aetna's By-Laws Reducing the Shareholder Voting
      Requirements for Certain By-Law Amendments..................    39
VI.   Shareholder Proposal to Implement Cumulative Voting in the
      Election of Directors.......................................    39
Additional Information............................................    40
Appendix A -- Amendment to Aetna's Articles of Incorporation
              Reducing the Shareholder Voting Requirements For
              Business Combinations
Appendix B -- Amendment to Aetna's Articles of Incorporation
              Permitting Shareholders to Call Special Meetings of
              Shareholders
Appendix C -- Amendment to Aetna's By-Laws Reducing the
              Shareholder Voting Requirements for Certain By-Law
              Amendments
Annex 1 -- Aetna Inc. Corporate Governance Guidelines
Annex 2 -- Aetna Inc. Independence Standards for Directors
Annex 3 -- Aetna Inc. Audit Committee Charter
Annex 4 -- Aetna Inc. Committee on Compensation and Organization
  Charter
Annex 5 -- Aetna Inc. Executive Committee Charter
Annex 6 -- Aetna Inc. Investment Committee Charter
Annex 7 -- Aetna Inc. Medical Affairs Committee Charter
Annex 8 -- Aetna Inc. Nominating and Corporate Governance
  Committee Charter

                                   AETNA INC.
               151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT 06156
                                MARCH [14], 2003

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON FRIDAY, APRIL 25, 2003

              QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
                               THE ANNUAL MEETING

Q: WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Aetna Inc. ("Aetna") is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna's Annual Meeting of Shareholders that will take place on April 25, 2003, and any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. These proxy materials and the enclosed proxy card are being mailed to shareholders on or about March [14], 2003.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and certain other required information. Our 2002 Annual Report, Financial Report is included in this booklet and also is available to those accessing this Proxy Statement booklet via the Internet.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: There are six proposals scheduled to be voted on at the Annual Meeting:

     - The election of five Directors to terms expiring at the 2004 Annual Meeting.

     - Approval of the appointment of KPMG LLP, independent auditors, to audit the consolidated financial statements of Aetna and its subsidiaries (the "Company") for the year 2003.

     - Approval of an amendment to Aetna's Articles of Incorporation reducing the shareholder voting requirements for business combinations.

     - Approval of an amendment to Aetna's Articles of Incorporation permitting shareholders to call special meetings of shareholders.

     - Approval of an amendment to Aetna's By-Laws reducing the shareholder voting requirements for certain By-Law amendments.

     - Consideration of a shareholder proposal relating to cumulative voting in the election of Directors, if properly presented at the Annual Meeting.

Q: WHAT ARE AETNA'S VOTING RECOMMENDATIONS?

A: The Board recommends that you vote your shares FOR each of Aetna's nominees to the Board, FOR the approval of the appointment of KPMG LLP as the Company's independent auditors for 2003, FOR the approval of each of the proposed amendments to Aetna's Articles of Incorporation and By-Laws and AGAINST the shareholder proposal.

Q: WHICH OF MY SHARES CAN I VOTE?

A: You may vote all Aetna Inc. Common Shares, par value $.01 per share ("Common Stock"), you owned as of the close of business on February 28, 2003, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna's DirectSERVICE Investment Program, and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND
   AS A BENEFICIAL OWNER?

A: Many Aetna shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

     - SHAREHOLDER OF RECORD -- If your shares are registered directly in your name with Aetna's Transfer Agent, EquiServe Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna or to vote in person at the Annual Meeting. Aetna has enclosed a proxy card for you to use. Any shares held for you under the DirectSERVICE Investment Program are included on the enclosed proxy card.

     - BENEFICIAL OWNER -- If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.

Q: HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below, and please follow carefully the instructions included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

     - BY MAIL -- You may vote by mail by signing and dating your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. IF YOU SIGN AND DATE YOUR PROXY OR VOTING INSTRUCTION CARD, BUT DO NOT PROVIDE INSTRUCTIONS, YOUR SHARES WILL BE VOTED AS DESCRIBED BELOW IN WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

     - BY INTERNET -- Go to http://www.eproxyvote.com/aet and follow the instructions. You will need to provide the personal identification number contained on your proxy card.

     - BY TELEPHONE -- Call toll-free on a touchtone telephone 1-877-779-8683 inside the United States or 1-201-536-8073 outside the United States and follow the instructions. You will need to provide the personal identification number on your proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholders by use of a Control Number and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for these shareholders will be available until 11:59 p.m. on April 24, 2003.

Q: HOW CAN I VOTE THE SHARES I HOLD THROUGH THE ISP?

A: Participants in Aetna's Incentive Savings Plan (the "ISP") who receive this Proxy Statement in their capacity as participants in the ISP will receive voting instruction cards in lieu of proxy cards. The voting instruction cards direct the trustee of the ISP how to vote the shares. Shares held in the ISP may be voted by using a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the ISP for which no directions are received are voted by the trustee in the same percentage as the shares held in the ISP for which directions are received.

Q: HOW CAN I VOTE THE SHARES I HOLD THROUGH THE ESPP?

A: You hold the Common Stock you acquired through Aetna's Employee Stock Purchase Plan (the "ESPP") as the beneficial owner of shares held in street name. You can vote these shares as described above under HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

Q: CAN I CHANGE MY VOTE?

A: You may change your vote at any time before the polls close at the Annual Meeting. For shares you hold directly in your name, you may change your vote by
(1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting, or (2) attending the Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee in a manner that allows your broker or nominee sufficient time to vote your shares.

Q: CAN I VOTE AT THE ANNUAL MEETING?

A: You may vote your shares at the Annual Meeting if you attend in person. You may vote shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the Annual Meeting if you bring to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. You may not vote shares you hold through the ISP at the Annual Meeting.

Q: HOW CAN I VOTE ON EACH PROPOSAL?

A: In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. For all other proposals, you may vote FOR, AGAINST or ABSTAIN.

Q: WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE
   VOTING INSTRUCTIONS?

A: All shares entitled to vote and represented by properly completed proxy cards received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions.

IF YOU SIGN AND DATE YOUR PROXY CARD WITH NO FURTHER INSTRUCTIONS, YOUR SHARES WILL BE VOTED (1) FOR THE ELECTION OF EACH OF AETNA'S NOMINEE DIRECTORS NAMED ON PAGES 12 AND 13 OF THIS PROXY STATEMENT, (2) FOR THE APPROVAL OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2003, (3) FOR THE PROPOSED AMENDMENT TO AETNA'S ARTICLES OF INCORPORATION REDUCING THE SHAREHOLDER VOTING REQUIREMENTS FOR BUSINESS COMBINATIONS, (4) FOR THE

PROPOSED AMENDMENT TO AETNA'S ARTICLES OF INCORPORATION PERMITTING SHAREHOLDERS TO CALL SPECIAL MEETINGS OF SHAREHOLDERS, (5) FOR THE PROPOSED AMENDMENT TO AETNA'S BY-LAWS REDUCING THE SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN BY-LAW AMENDMENTS, AND (6) AGAINST THE SHAREHOLDER PROPOSAL.

If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

If you sign and date your ISP voting instruction card with no further instructions, any shares you hold in the ISP will be voted by the trustee as described above in HOW CAN I VOTE THE SHARES I HOLD THROUGH THE ISP?

Q: WHAT IF I DON'T RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD?

A: Shares that you hold directly in your name will not be voted at the Annual Meeting. Shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted in certain circumstances even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of Directors and the approval of KPMG LLP as the Company's independent auditors are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote unvoted shares on those matters. Any shares you hold through Aetna's ISP will be voted by the trustee as described above in HOW CAN I VOTE THE SHARES I HOLD THROUGH THE ISP?

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
   CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?

A: In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following these instructions. Shareholders who do not have admission tickets will be admitted only following proof of share ownership. If you hold Aetna Common Stock directly as the shareholder of record, please signify your intention to attend by checking the appropriate box on your proxy card. If you hold your shares through the ISP, please indicate your intention to attend by checking the appropriate box on your voting instruction card. If your shares are held in street name and you plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to Aetna's Corporate Secretary at 151 Farmington Avenue, RC4A, Hartford, CT 06156.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will publish the voting results of the meeting in a Quarterly Report on Form 10-Q.

Q: WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of Aetna's Common Stock outstanding as of the close of business on February 28, 2003, the RECORD DATE, is entitled to one vote at the Annual
Meeting. On February 28, 2003, we had [     ] shares of Common Stock
outstanding.

Q: HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A: A majority of the shares of Common Stock outstanding as of the close of business on February 28, 2003 must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Both abstentions and broker nonvotes are counted as present for the purpose of determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares.

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS AND HOW WILL
   VOTES BE COUNTED?

A: Under Pennsylvania corporation law, the approval of any corporate action taken at a shareholder meeting is based on votes cast. "Votes cast" means votes actually cast "for" or "against" a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered "votes cast." Directors are elected by a plurality of votes cast. Shareholder approval of the amendment to Aetna's Articles of Incorporation reducing the shareholder voting requirements for business combinations requires the affirmative vote of at least two-thirds of Aetna's outstanding shares of Common Stock. Shareholder approval of the amendment to Aetna's By-Laws reducing the shareholder voting requirements for certain By-Law amendments requires the affirmative vote of at least 80% of Aetna's outstanding shares of Common Stock. Shareholder approval of each of the other three proposals to be considered at the Annual Meeting occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described above in HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A: Aetna will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, except that you will pay certain expenses for Internet access if you choose to access these proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes for a fee of $35,000 plus reasonable out-of-pocket expenses for these services. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Aetna Common Stock.

Q: DOES AETNA OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO
   SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

A: Yes. Aetna offers shareholders of record the option to view future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2003 Aetna Inc. Notice of Annual Meeting and Proxy Statement and Aetna 2002 Annual Report, Financial Report and Aetna's 2002 Annual Report are available on Aetna's Internet Web site at http://www.aetna.com/investor/proxy.htm and http://www.aetna.com/investor/annualrept.htm, respectively. Under Pennsylvania law, Aetna may provide shareholders who give the Company their e-mail addresses with electronic notice of its shareholder meetings as described below.

If you are a shareholder of record, you can choose this option and save Aetna the cost of producing and mailing these documents in the future by following the instructions under HOW DO I ELECT THIS OPTION? below. If you hold your shares through a broker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports over the Internet.

If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future proxy statements and annual reports over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. That notice will include instructions and contain the Internet address of those materials.

Many shareholders who hold their shares through a broker, bank or other holder of record and who elect electronic access will receive an e-mail containing the Internet address to access Aetna's notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

Q: HOW DO I ELECT THIS OPTION?

A: If you are a record shareholder and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements on the Internet, instead of receiving paper copies of these documents, please do the following:

(1) You will need your account number, which can be found above your name and address on your dividend check stub, and your Social Security number, if you have a Social Security number.

(2) Go to the Web site http://www.econsent.com/aet.

(3) Review Important Considerations and Frequently Asked Questions.

(4) Follow the prompts.

Q: WHAT IF I GET MORE THAN ONE COPY OF AETNA'S SUMMARY ANNUAL REPORT?

A: Aetna's Summary Annual Report is being mailed to shareholders in advance of or together with this Proxy Statement. If you hold Aetna shares in your own name and you received more than one copy of the Summary Annual Report at your address and you wish to reduce the number of reports you receive and save Aetna the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided to you when you vote over the Internet or by telephone. At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may discontinue or resume the mailing of an annual report to an account by calling Aetna's Transfer Agent at 1-800-446-2617. If you own shares through a broker, bank or other holder of record and received more than one Summary Annual Report, please contact the holder of record to eliminate duplicate mailings.

Q: WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?

A: If for any unforeseen reason any of Aetna's nominees is not available as a candidate for Director, the persons named as proxy holders on your proxy card may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the election of Directors and the five other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using the enclosed proxy card, the persons named as proxies on the enclosed proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF
   SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future annual meetings, including Director nominations.

     - SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna's proxy statement for next year's Annual Meeting, the written proposal must be RECEIVED by the Corporate Secretary no later than November [15], 2003. SUCH PROPOSALS MUST BE SENT
       TO: CORPORATE SECRETARY, AETNA INC., 151 FARMINGTON AVENUE, RC4A, HARTFORD, CT 06156. Such proposals also will need to comply with Securities and Exchange Commission ("SEC") regulations regarding the inclusion of shareholder proposals in Aetna sponsored proxy materials.

In order for a shareholder proposal to be raised from the floor during next year's Annual Meeting, the shareholder's written notice must be RECEIVED by Aetna's Corporate Secretary at least 90 calendar days before the date of next year's Annual Meeting and must contain the information required by Aetna's By-Laws. Please note that the 90-day advance notice requirement relates only to matters a shareholder wishes to bring before the Annual Meeting from the floor. It does not apply to proposals that a shareholder wishes to have included in Aetna's proxy statement; that procedure is explained in the paragraph above.

     - NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Board's Nominating and Corporate Governance Committee. In addition, Aetna's By-Laws permit shareholders to nominate Directors at a shareholder meeting. In order to make a Director nomination at next year's Annual Meeting, the shareholder's written notice must be RECEIVED by Aetna's Corporate Secretary at least 90 calendar days before the date of next year's Annual Meeting and must contain the information required by Aetna's By-Laws.

     - COPY OF BY-LAWS PROVISIONS: You may contact the Corporate Secretary at Aetna's Headquarters for a copy of the relevant provisions of Aetna's By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates or visit Aetna's Web site at www.aetna.com/governance for a copy of Aetna's By-Laws.

Q: MAY SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

A: Yes. You can ask questions regarding each of the items to be voted on when those items are discussed at the Annual Meeting. Also, shareholders will be given an opportunity to ask questions of general interest at the end of the Annual Meeting.

Q: WHO COUNTS THE VOTES CAST AT THE ANNUAL MEETING?

A: Votes are counted by tellers of Aetna's Transfer Agent who have been appointed as judges of election for the Annual Meeting. The judges will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

                           GOVERNANCE OF THE COMPANY

Aetna's reputation for excellence and integrity is one of our Company's most valuable assets. We have earned this reputation over the course of 150 years by delivering quality products and services, and by adhering to the highest standards of business conduct. By having in place sound corporate governance principles, we help ensure our standards of excellence, integrity and accountability are applied to all aspects of our operations.

At Aetna, we have embraced the principles behind the Sarbanes-Oxley Act of 2002, as well as the recent rule changes proposed by the New York Stock Exchange. These principles are reflected in the structure and composition of our Board of Directors and in our Committee Charters, and are reinforced through Aetna's Code of Conduct, which applies to every employee and to our Directors.

We believe sound corporate governance principles are good for our business, the industry, the competitive marketplace and for all of those who place their trust in us.

In 2002, Aetna's Board conducted a comprehensive review of Aetna's governance structure and took a number of actions. On October 25, 2002, the Board terminated Aetna's shareholder rights plan by accelerating its expiration date from 2010 to October 31, 2002. The Board, however, retains the right to adopt a new plan at a future date in the event of changed circumstances. The Board also decided to recommend to shareholders that the shareholder voting requirement for approving business combinations be reduced from two-thirds to a majority of outstanding shares, that shareholders representing two-thirds of the voting power of the shares entitled to vote on the matter to be considered at a special meeting of shareholders also be permitted to call the special meeting, and that the shareholder voting requirement for certain By-Law changes be reduced from 80% to two-thirds. These three items require shareholder approval to implement, and are described in further detail in this Proxy Statement.

During 2002 and 2003, the Board also took a number of other corporate governance actions which are reflected in new or revised corporate governance documents described below. In 2003, the Board also formally established a new Board Committee, the Medical Affairs Committee, to assist the Board in the general oversight of policies and practices that relate to providing members with access to cost-effective quality health care. That Committee is also described in further detail below.

AETNA'S CORPORATE GOVERNANCE GUIDELINES

These Guidelines provide the framework for the governance of Aetna. The Board has embraced the governance changes proposed (but not yet effective) by the New York Stock Exchange and contained in the Sarbanes-Oxley Act of 2002, and these changes are reflected in the Guidelines. The Board will review these principles and other aspects of governance periodically.

The Guidelines address the role of the Board of Directors, the composition and selection of Directors, the functioning of the Board, the Committees of the Board, the compensation of Directors and the conduct and ethics standards for Directors. A copy of these Guidelines is attached as Annex 1 to this Proxy Statement and is available at www.aetna.com/governance.

Among other things, Aetna's nonmanagement Directors meet at regularly scheduled executive sessions, without management present. Anyone wishing to make their concerns known to Aetna's nonmanagement Directors may contact the Aetna Director who leads the nonmanagement Directors' sessions (currently Gerald Greenwald) by writing to Mr. Greenwald at P.O. Box 370205, West Hartford, CT 06137-0205.

AETNA'S DIRECTOR INDEPENDENCE STANDARDS

The Board has established guidelines to assist it in determining Director independence. A copy of these Standards is attached as Annex 2 to this Proxy Statement and is available at www.aetna.com/governance.

Based on these Standards, the Board has determined in its business judgment that each of the 11 non-management Directors on the Board of 13 members is independent. Dr. Rowe and Mr. Williams are members of management and as a result are not considered independent Directors.

AETNA'S CODE OF CONDUCT

Aetna's Code of Conduct applies to every employee and to our Directors and is available at www.aetna.com/governance and as an exhibit to Aetna's 2002 Annual Report on Form 10-K. Aetna will disclose any amendments to the Code of Conduct, or waivers of the Code of Conduct relating to Aetna's Directors, executive officers and principal financial and accounting officers or persons performing senior functions, on its Web site at www.aetna.com/governance.

BOARD AND COMMITTEE MEMBERSHIP

Aetna's Board oversees and guides the Company's management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of Directors.

The following table presents, as of February 28, 2003, the key Committees of the Board, the membership of such Committees and the number of times each such Committee met in 2002.

--------------------------------------------------------------------------------------------------------
                                                                 COMMITTEE
                                    --------------------------------------------------------------------
                                                                                              NOMINATING
                                            COMPENSATION                                         AND
                                                AND                                 MEDICAL   CORPORATE
NOMINEE/DIRECTOR                    AUDIT   ORGANIZATION   EXECUTIVE   INVESTMENT   AFFAIRS   GOVERNANCE
--------------------------------------------------------------------------------------------------------
Betsy Z. Cohen....................               X                         X
Barbara Hackman Franklin..........   X *                       X                                  X
Jeffrey E. Garten.................   X                                                 X
Earl G. Graves....................   X                         X                                  X
Gerald Greenwald..................               X                         X                      X*
Ellen M. Hancock..................   X                                                            X
Michael H. Jordan.................               X*            X                                  X
Jack D. Kuehler...................               X             X           X*
Joseph P. Newhouse................   X                                                 X
Judith Rodin......................                             X           X           X*
John W. Rowe, M.D.................                             X*                      X
Ronald A. Williams................                                         X
R. David Yost.....................               X                         X
--------------------------------------------------------------------------------------------------------
Number of Meetings in 2002:.......  10           6             2           4           0          6
--------------------------------------------------------------------------------------------------------

* Committee Chair

All members of the Audit Committee, the Committee on Compensation and Organization and the Nominating and Corporate Governance Committee are, in the business judgment of the Board, independent Directors (as independence is defined under the rules of the New York Stock Exchange, Inc.).

During 2002, the Board met eight times. Each Director attended at least 86% of the regularly scheduled and special meetings of the Board and the Committees on which he or she served in 2002, and the average attendance of Directors at all meetings during the year was 94%.

The functions and responsibilities of the key Committees of Aetna's Board are described below.

- Audit Committee. This Committee is composed entirely of independent Directors. The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent accountant's qualifications and independence, (3) the performance of the Company's internal audit functions and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent accountants, including the resolution of any disagreements between management and the independent accountants regarding financial reporting. The independent accountants report directly to the Committee. For more information regarding the role, responsibilities and limitations of the Committee, please refer to the Report of the Audit Committee beginning on page 32. A copy of this Committee's Charter is attached as Annex 3 to this Proxy Statement and is available at www.aetna.com/governance.

Ms. Franklin currently serves on four other public company audit committees. After reviewing Ms. Franklin's other time commitments and her performance as a member of Aetna's Audit Committee, the Board determined that Ms. Franklin's service on those other audit committees does not impair her ability to serve as a member of Aetna's Audit Committee.

The Audit Committee can be confidentially contacted by those wishing to raise concerns or complaints about the Company's accounting, internal accounting controls or auditing matters by calling AlertLine(R), an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

- Committee on Compensation and Organization. This Committee is composed entirely of independent Directors. The Committee evaluates and determines the compensation of the Company's senior executives and oversees the compensation and benefit plans, policies and programs of the Company. The Committee also administers Aetna's stock incentive plans and its Annual Incentive Plan. On a regular basis, the Committee reviews and makes recommendations, as appropriate, to the Board as to the development and succession plans for the senior management of the Company. A copy of this Committee's Charter is attached as Annex 4 to this Proxy Statement and is available at www.aetna.com/governance.

- Executive Committee. This Committee is authorized to act on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. A copy of this Committee's Charter is attached as Annex 5 to this Proxy Statement and is available at www.aetna.com/governance.

- Investment Committee. This Committee assists the Board in reviewing investment policies, strategies, transactions and performance of Aetna and its subsidiaries. A copy of this Committee's Charter is attached as Annex 6 to this Proxy Statement and is available at www.aetna.com/governance.

- Medical Affairs Committee. This Committee provides general oversight of Company policies and practices that relate to providing Aetna's members with access to cost-effective quality health care. A copy of this Committee's Charter is attached as Annex 7 to this Proxy Statement and is available at www.aetna.com/governance.

- Nominating and Corporate Governance Committee. This Committee is composed entirely of independent Directors. The primary purpose of this Committee is to assist the Board in identifying and recommending individuals to the Board for nomination as members of the Board and its Committees, and in developing and recommending to the Board corporate governance principles applicable to the Company. A copy of this Committee's Charter is attached as Annex 8 to this Proxy Statement and is available at www.aetna.com/governance.

In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors and management. Although the Nominating Committee does not specifically solicit suggestions for possible candidates from shareholders, the Nominating Committee will consider candidates meeting the criteria set by the Committee with the concurrence of the full Board and re-evaluated periodically, including those set out in the Committee's Charter. (Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Nominating and Corporate Governance Committee Chairman, in care of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, RC4A, Hartford, CT 06156.)

                           I.   ELECTION OF DIRECTORS

Aetna will nominate five individuals for election as Directors at the Annual Meeting (the "Nominees"). The terms of office for the Directors to be elected at this meeting will run until the Annual Meeting in 2004 and until their successors are duly elected and qualified. The Directors elected at the Annual Meeting, together with the eight Directors whose terms continue beyond the Annual Meeting until the Annual Meeting in 2004 (the "Continuing Directors"), will comprise the Board. At and after Aetna's Annual Meeting in 2004, shareholders will elect all Directors annually for a one-year term.

All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees and the Continuing Directors as of the date of the Annual Meeting, the year each first became a Director of Aetna or one of its predecessors, the principal occupation and publicly traded company and certain other directorships of each as of February 28, 2003, and a brief description of the business experience of each for at least the last five years.

THE FIVE INDIVIDUALS (OR SUCH LESSER NUMBER IF THE BOARD HAS REDUCED THE NUMBER OF DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING AS DESCRIBED ABOVE UNDER WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?) RECEIVING THE GREATEST NUMBER OF VOTES CAST AT THE ANNUAL MEETING WILL BE ELECTED DIRECTORS.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE FIVE NOMINEES. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES.

NOMINEES FOR DIRECTORSHIPS WITH TERMS EXPIRING AT THE 2004 ANNUAL MEETING

       [BETSY Z. COHEN PHOTO]            BETSY Z. COHEN, age 61, is Chairman, Chief Executive Officer
         Director since 2000             and trustee of Resource Asset Investment Trust (real estate
         Director of Aetna's             investment trust), a position she assumed in August 1997.
   predecessors from 1994 to 2000        She also serves as Chief Executive Officer of The
                                         Bancorp.com, Inc. (Internet banking and financial services).
                                         From 1999 to 2000, Mrs. Cohen also had served as a director of Hudson United Bancorp (holding company), the successor to
                                         JeffBanks, Inc. where she had been Chairman and Chief
                                         Executive Officer since its inception in 1981 and also
                                         served as Chairman and Chief Executive Officer of its
                                         subsidiaries, Jefferson Bank (which she founded in 1974) and
                                         Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks' merger with Hudson United Bancorp in December
                                         1999. From 1985 until 1993, Mrs. Cohen was a director of
                                         First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior
                                         Partner until 1984. Mrs. Cohen also is a director of The
                                         Maine Merchant Bank, LLC and is a trustee of Corporate
                                         Office Properties Trust.

      [JEFFREY E. GARTEN photo]          JEFFREY E. GARTEN, age 56, is the Dean of the Yale School of
         Director since 2000             Management, a position he assumed in 1995. Mr. Garten held
         Director of Aetna's             senior posts on the White House Staff and at the U.S.
       predecessors from 2000            Department of State from 1973 to 1979. He joined Shearson
                                         Lehman Brothers (investment banking) in 1979 and served as
                                         Managing Director from 1984 to 1987. In 1987, Mr. Garten
                                         founded Eliot Group, Inc. (investment banking) and served as
                                         President until 1990, when he became Managing Director of
                                         The Blackstone Group (private merchant bank). From 1992 to
                                         1993, Mr. Garten was Professor of Finance and Economics at
                                         Columbia University's Graduate School of Business. He was
                                         appointed U.S. Under Secretary of Commerce for International
                                         Trade in 1993 and served in that position until 1995. Mr.
                                         Garten is a director of Calpine Corporation (power company)
                                         and CarMax, Inc. (automotive retailer) and also a director of 53 Credit Suisse mutual funds. He is the author of A Cold
                                         Peace: America, Japan, Germany and the Struggle for
                                         Supremacy; The Big Ten: Big Emerging Markets and How They
                                         Will Change Our Lives; The Mind of the CEO; and The Politics
                                         of Fortune: A New Agenda for Business Leaders. Mr. Garten
                                         also writes a monthly column for Business Week magazine. He also serves on the Board of Directors of Aetna Foundation,
                                         Inc.

       [JACK D. KUEHLER photo]           JACK D. KUEHLER, age 70, retired in August 1993 as Vice
         Director since 2000             Chairman and a director of International Business Machines
         Director of Aetna's             Corporation (information-handling systems, equipment and
   predecessors from 1990 to 2000        services), having held various positions with IBM since
                                         joining that company in 1958. Prior to his appointment as
                                         Vice Chairman of IBM in January 1993, Mr. Kuehler served as
                                         President from 1989 to 1993, as Vice Chairman from 1988 to
                                         1989 and as Executive Vice President from 1987 to 1988. Mr.
                                         Kuehler is a director of Arch Chemicals Inc. (specialty
                                         chemicals) and The Parsons Corporation (heavy construction and engineering services). He also is a member of the
                                         National Academy of Engineering, a Fellow of the Institute
                                         of Electrical and Electronics Engineers, Inc. and a trustee of Santa Clara University.

        [JOHN W. ROWE photo]             JOHN W. ROWE, M.D., age 58, is Chairman and Chief Executive
         Director since 2000             Officer of Aetna. He was appointed Chairman of Aetna on
         Director of Aetna's             April 1, 2001 and was appointed President and Chief
       predecessors from 2000            Executive Officer of Aetna on September 15, 2000. He served as President of Aetna until May 27, 2002. Prior to joining
                                         Aetna, Dr. Rowe served as President and Chief Executive
                                         Officer of Mount Sinai NYU Health, a position he assumed in
                                         1998 after overseeing the 1998 merger of the Mount Sinai and
                                         NYU Medical Centers. Dr. Rowe joined The Mount Sinai
                                         Hospital and the Mount Sinai School of Medicine as President
                                         in 1988. Before that, Dr. Rowe was a Professor of Medicine and the founding Director of the Division on Aging at
                                         Harvard Medical School and Chief of Gerontology at Boston's
                                         Beth Israel Hospital. He has authored over 200 scientific
                                         publications, mostly on the physiology of the aging process, and a leading text book of geriatric medicine. Dr. Rowe has received many honors and awards for his research and health policy efforts regarding care of the elderly. He was
                                         Director of the MacArthur Foundation Research Network on
                                         Successful Aging and is co-author, with Robert Kahn, Ph.D., of Successful Aging. Dr. Rowe is a member of the Institute of Medicine of the National Academy of Sciences and the
                                         Medicare Payment Advisory Commission. He also is a director of Cantel Medical Corporation (infection prevention and
                                         control products and diagnostic and medical equipment).

     [RONALD A. WILLIAMS photo]          RONALD A. WILLIAMS, age 53, became President of Aetna on May
         Director since 2002             27, 2002, having served as Executive Vice President and
                                         Chief of Health Operations of the Company since March 15,
                                         2001. Prior to joining Aetna, Mr. Williams held various
                                         executive positions from 1987 to 2001 at WellPoint Health
                                         Networks Inc. and its Blue Cross of California subsidiary.
                                         From October 1995 to March 1999, he served as Executive Vice
                                         President of the Blue Cross of California Businesses of
                                         WellPoint and as President of its Blue Cross of California
                                         subsidiary and from April 1999 to March 2001, he served as
                                         Executive Vice President, Large Group Businesses, of
                                         WellPoint and as Group President of WellPoint's Large Group
                                         Division.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING AT THE 2004 ANNUAL MEETING

     [BARBARA H. FRANKLIN PHOTO]         BARBARA HACKMAN FRANKLIN, age 63, is President and Chief
         Director since 2000             Executive Officer of Barbara Franklin Enterprises (private
         Director of Aetna's             investment and international trade consulting firm). From
   predecessors from 1979 to 1992        1992 to 1993, she served as the 29th U.S. Secretary of
        and from 1993 to 2000            Commerce. Before her appointment, Ms. Franklin was
                                         President and Chief Executive Officer of Franklin
                                         Associates (management consulting firm), which she founded in 1984. Ms. Franklin also served as Alternate
                                         Representative to the 44th Session of the United Nations
                                         General Assembly, and as a public member of the Board of
                                         the American Institute of Certified Public Accountants and
                                         of the Auditing Standards Board. She has received the John
                                         J. McCloy award for contributions to audit excellence. Ms.
                                         Franklin has served as Senior Fellow of The Wharton School of the University of Pennsylvania, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety
                                         Commission, a Staff Assistant to the President of the
                                         United States, and an Assistant Vice President of Citibank,
                                         N.A. Ms. Franklin is a director of several international
                                         organizations, including the U.S. China Business Council,
                                         chairs the Asia Studies Advisory Council of the Heritage
                                         Foundation, is a trustee of the Economic Club of New York, a member of the Board of Directors of the Associates of the
                                         Harvard Business School and the National Association of
                                         Corporate Directors, and a regular commentator on PBS'
                                         "Nightly Business Report." She is a director of The Dow
                                         Chemical Company (chemicals, plastics and agricultural
                                         products), GenVec, Inc. (biotechnology company), MedImmune,
                                         Inc. (biotechnology company) and Milacron Inc. (plastics
                                         processing technologies and industrial products for
                                         metalworking).

       [EARL G. GRAVES photo]            EARL G. GRAVES, age 68, is Chairman and Chief Executive
         Director since 2000             Officer of Earl G. Graves, Ltd. (a multifaceted
         Director of Aetna's             communications company) and is the Publisher of Black
   predecessors from 1994 to 2000        Enterprise magazine, which he founded in 1970.
                                         Additionally, since 1998, Mr. Graves has been Managing
                                         Director of Black Enterprise/Greenwich Street Corporate
                                         Growth Partners, L.P. Mr. Graves is a director of AMR
                                         Corporation and its subsidiary, American Airlines, Inc.,
                                         Federated Department Stores Inc. (retailer) and Rohm and
                                         Haas Company (specialty chemicals and plastics) and is a
                                         member of the Supervisory Board of DaimlerChrysler AG
                                         (transportation products and financial and other services).
                                         Mr. Graves also is a trustee of Howard University and is a member of the Executive Board and Executive Committee of
                                         the National Office of the Boy Scouts of America. He also
                                         serves on the Board of Directors of Aetna Foundation, Inc.

      [GERALD GREENWALD photo]           GERALD GREENWALD, age 67, is a founding principal of the
         Director since 2000             Greenbriar Equity Group (invests in the global
         Director of Aetna's             transportation industry). Mr. Greenwald retired in July
   predecessors from 1993 to 2000        1999 as Chairman and Chief Executive Officer of UAL
                                         Corporation and United Airlines (UAL), its principal
                                         subsidiary, having served in those positions since July
                                         1994. He was Chairman Emeritus of UAL Corporation from 1999 to 2002. Mr. Greenwald held various executive positions
                                         with Chrysler Corporation (automotive manufacturer) from
                                         1979 to 1990, serving as Vice Chairman of the Board from
                                         1989 to May 1990 and as Chairman of Chrysler Motors from
                                         1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition
                                         Corporation in connection with the proposed 1990 employee
                                         acquisition of UAL. From 1991 to 1992, he was a Managing
                                         Director of Dillon Read & Co., Inc. (investment banking)
                                         and, from 1992 to 1993, he was President and Deputy Chief
                                         Executive Officer of Olympia & York Developments Ltd.
                                         (Canadian real estate company). Mr. Greenwald then served
                                         as Chairman and Managing Director of Tatra Truck Company
                                         (truck manufacturer in the Czech Republic) from 1993 to
                                         1994. Mr. Greenwald is a director of Calpine Corporation
                                         (power company) and Sentigen Holding Corp. (provides goods and services in the domestic biotechnology and
                                         pharmaceutical industries). He is also a trustee of the
                                         Aspen Institute.

      [ELLEN M. HANCOCK photo]           ELLEN M. HANCOCK, age 60, is the former Chairman of the
         Director since 2000             Board and Chief Executive Officer of Exodus Communications,
         Director of Aetna's             Inc. (Internet system and network management services).
   predecessors from 1995 to 2000        Mrs. Hancock joined Exodus in March 1998 and served as
                                         Chairman from June 2000 to September 2001, Chief Executive
                                         Officer from September 1998 to September 2001, and
                                         President from March 1998 to June 2000. Mrs. Hancock held
                                         various staff, managerial and executive positions at
                                         International Business Machines Corporation
                                         (information-handling systems, equipment and services) from
                                         1966 to 1995. She became a Vice President of IBM in 1985
                                         and served as President, Communication Products Division,
                                         from 1986 to 1988, when she was named General Manager,
                                         Networking Systems. Mrs. Hancock was elected an IBM Senior
                                         Vice President in November 1992, and in 1993 was appointed
                                         Senior Vice President and Group Executive, which position
                                         she held until February 1995. Mrs. Hancock served as an
                                         Executive Vice President and Chief Operating Officer of
                                         National Semiconductor Corporation (semiconductors) from
                                         September 1995 to May 1996 and served as Executive Vice
                                         President for Research and Development and Chief Technology
                                         Officer of Apple Computer, Inc. (personal computers) from
                                         July 1996 to July 1997. Mrs. Hancock is a director of
                                         Colgate-Palmolive Company (consumer products).

      [MICHAEL H. JORDAN photo]          MICHAEL H. JORDAN, age 66, retired on December 31, 1998 as
         Director since 2000             Chairman and Chief Executive Officer of CBS Corporation
         Director of Aetna's             (media company), having assumed that position with CBS
   predecessors from 1992 to 2000        (then Westinghouse Electric Corporation) in 1993.
                                         Currently, Mr. Jordan is serving as a General Partner of
                                         Global Asset Capital, LLC (private equity investment firm)
                                         and as Chairman of the Board of eOriginal, Inc. (electronic document services). He served as Chairman of Luminant
                                         Worldwide Corporation (Internet and electronic commerce
                                         services) from September 1999 to May 2001. Mr. Jordan was a partner with Clayton, Dubilier & Rice, Inc. (private
                                         investing firm) from 1992 to 1993. Mr. Jordan retired in
                                         July 1992 as Chairman and Chief Executive Officer of the
                                         PepsiCo International Foods and Beverages Division of
                                         PepsiCo, Inc. (snack foods and beverages), having held
                                         various positions with PepsiCo since 1974. Mr. Jordan also is a director of Dell Computer Corporation (personal
                                         computers), Galaxy Nutritional Foods, Inc. (natural and
                                         organic foods), i2 Technologies, Inc. (global provider of
                                         e-business solutions), MVC Capital (venture capital fund),
                                         Pinnacor Inc. (global content and technology solutions
                                         provider) and WPP Group plc (global communication services company).

     [JOSEPH P. NEWHOUSE photo]          JOSEPH P. NEWHOUSE, age 61, is the John D. MacArthur
         Director since 2001             Professor of Health Policy and Management at Harvard
                                         University, a position he assumed in 1988. At Harvard, he
                                         also is a Director of the Division of Health Policy
                                         Research and Education, a Director of the Interfaculty
                                         Initiative on Health Policy, Chair of the Committee on
                                         Higher Degrees in Health Policy and a member of the
                                         faculties of the John F. Kennedy School of Government, the
                                         Harvard Medical School, the Harvard School of Public Health
                                         and the Faculty of Arts and Sciences. Prior to joining
                                         Harvard, Dr. Newhouse held various positions at The RAND
                                         Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy
                                         Program Manager for Health Sciences Research from 1971 to
                                         1988, Senior Staff Economist from 1972 to 1981, Head of the
                                         Economics Department from 1981 to 1985 and as a Senior
                                         Corporate Fellow from 1985 to 1988. Dr. Newhouse is the
                                         Editor of the Journal of Health Economics, which he founded in 1981. He is a Faculty Research Associate of the National
                                         Bureau of Economic Research, a member of the Medicare
                                         Payment Advisory Commission, a member of the Institute of
                                         Medicine of the National Academy of Sciences, a member of
                                         the New England Journal of Medicine Editorial Board, and a
                                         Fellow of the American Academy of Arts and Sciences. Dr.
                                         Newhouse is the author of Free for All: Lessons from the
                                         RAND Health Insurance Experiment. He also serves on the
                                         Board of Directors of Aetna Foundation, Inc.

        [JUDITH RODIN photo]             JUDITH RODIN, age 58, became President of the University of
         Director since 2000             Pennsylvania in July 1994 where she also holds positions on
         Director of Aetna's             the faculty as Professor of Psychology in the School of
   predecessors from 1995 to 2000        Arts and Sciences and as Professor of Medicine and
                                         Psychiatry in the School of Medicine. Prior to assuming her current position, Dr. Rodin had served as Provost of Yale
                                         University since 1992. Dr. Rodin joined the Yale faculty in
                                         1972, and held teaching and research positions of
                                         increasing responsibility in the Department of Psychology.
                                         She became a Professor of Psychology in 1979 and a
                                         Professor of Medicine and Psychiatry in 1985, and served as
                                         Chair of the Department of Psychology from 1989 to 1991 and
                                         Dean of the Graduate School of Arts and Sciences from 1991 to 1992 when she became Provost. Dr. Rodin has published
                                         more than 200 articles and chapters in academic
                                         publications and authored or co-authored ten books. Dr.
                                         Rodin is a director of AMR Corporation and its subsidiary,
                                         American Airlines, Inc., Comcast Corporation
                                         (communications, media and entertainment company) and
                                         Electronic Data Systems Corporation (information technology services) and a trustee of 43 of the mutual funds managed
                                         by The BlackRock Funds.

        [R. DAVID YOST photo]            R. DAVID YOST, age 55, is Chief Executive Officer and a
         Director since 2002             director of AmerisourceBergen Corporation (pharmaceutical
                                         distributor), a position he assumed in August 2001. Mr.
                                         Yost has held various managerial and executive positions at
                                         AmerisourceBergen or its predecessor since 1974. He served as Executive Vice President -- Operations of AmeriSource
                                         Health Corporation from 1995 to May 1997, when he was
                                         appointed President and Chief Executive Officer. In
                                         December 2000, Mr. Yost was appointed Chairman and Chief
                                         Executive Officer of AmeriSource Health, a position he held until August 2001 when AmeriSource Health merged with
                                         Bergen Brunswig Corporation to form AmerisourceBergen
                                         Corporation and Mr. Yost became President and Chief
                                         Executive Officer of AmerisourceBergen. Mr. Yost served as
                                         President of AmerisourceBergen until October 2002.

NONEMPLOYEE DIRECTOR COMPENSATION IN 2002

The Nominating and Corporate Governance Committee (the "Nominating Committee") reviews compensation for nonemployee Directors annually. The Nominating Committee's goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration for Directors' contributions, while offering stock-based compensation alternatives that strengthen the Directors' mutuality of interests with other shareholders. Directors who are officers of Aetna receive no additional compensation for membership on the Board or any of its Committees. The following table sets forth the cash and stock-based compensation Aetna paid to each Nominee and Continuing Director who was an outside Director of Aetna in 2002.
--------------------------------------------------------------------------------

                                                           CASH                          STOCK
                                                     COMPENSATION(1)     STOCK UNITS    OPTIONS
                                                    ------------------   -----------   ----------
                                                     ANNUAL               NUMBER OF      NUMBER
                                                    RETAINER   MEETING      UNITS      OF OPTIONS
NAME                                                FEES(2)    FEES(3)   GRANTED(4)    GRANTED(5)
----                                                --------   -------   -----------   ----------
Betsy Z. Cohen....................................  $33,000    $20,000        350        5,500
Barbara Hackman Franklin..........................   38,667     26,000        350        5,500
Jeffrey E. Garten.................................   34,000     19,000        350        5,500
Earl G. Graves....................................   41,000     26,000        350        5,500
Gerald Greenwald..................................   38,667     22,000        350        5,500
Ellen M. Hancock..................................   33,000     25,000        350        5,500
Michael H. Jordan.................................   38,667     19,000        350        5,500
Jack D. Kuehler...................................   38,667     19,000        350        5,500
Joseph P. Newhouse................................   34,000     20,000        350        5,500
Judith Rodin......................................   33,000     16,000        350        5,500
R. David Yost.....................................    6,250      2,000      1,500            0

--------------------------------------------------------------------------------
(1) Under the Aetna Inc. Nonemployee Director Compensation Plan (the "Director Plan"), nonemployee Directors may defer payment of some or all of their annual retainer fees, meeting fees and dividend equivalents paid on stock units to a stock unit or interest account until after they have resigned or retired (as defined in the Director Plan) from the Board. During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under a fixed interest rate fund option of Aetna's ISP for employees (currently yielding 5.2% a year). In 2002, seven Directors deferred all or a portion of their Director cash compensation to a stock unit account. The table above includes cash compensation that was deferred by Directors during 2002 under the Director Plan.

(2) Aetna currently pays a retainer fee of $25,000 a year to nonemployee Directors for Board membership. Aetna also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of each Committee Chair).

(3) Aetna currently pays $1,000 to outside Directors for attendance at each Board or Committee meeting.

(4) Pursuant to the Director Plan, nonemployee Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock ("Initial Units"). Additionally, on the date of each Annual Meeting during the term of the Director Plan, each nonemployee Director will receive units convertible upon retirement from Board service into 350 shares of Common Stock ("Annual Units"). Generally, to become fully vested in the units, a Director must complete, in the case of the Initial Units, three years of service and, in the case of the Annual Units, one year of service following the grant of the units. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director since such grant. A Director's right with respect to unvested units also will vest upon a change-in-control of Aetna (as defined in the Director Plan). If a Director terminates Board service prior to completion of three years or one year of service, as applicable, from the grant date of any units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents, they have no voting rights with respect to the units granted. The units granted are not transferable.

(5) In furtherance of the previously disclosed goal of increasing over time the proportional share of stock-based compensation that will be received by the Directors, beginning in 2002, nonemployee Directors were granted stock options under the Director Plan. On January 25, 2002, each nonemployee Director was granted options to purchase 5,500 shares of Common Stock. The exercise price of the options was $35.78, the fair market value of the Common Stock on the date of grant. The options have a ten year term and vest in three equal annual installments commencing on January 25, 2003. All options granted to a nonemployee Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or his or her acceptance of a position in government service. All options granted to nonemployee Directors also vest immediately upon a change-in-control of Aetna (as defined in the Director Plan).

OTHER INFORMATION REGARDING DIRECTORS

As part of its overall program of support for charitable institutions and in order to attract and retain qualified Directors, Aetna maintains a Director Charitable Award Program. Only nonemployee Directors are eligible to participate in the program. The program may be funded by life insurance on the lives of the participating Directors. Each of the Directors other than Dr. Newhouse and Mr. Yost is fully vested in the program. Dr. Newhouse, Mr. Yost and each new Director who participates in the program will be fully vested in the program upon completion of five years of service as a Director or upon death or disability. Under the program, Aetna intends to make a charitable contribution of $1 million in ten equal annual installments, with the first installment made following each participating Director's retirement from the Board, allocated among up to five charitable organizations recommended by the Director. Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Donations Aetna ultimately pays are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by Aetna. Directors derive no personal financial or tax benefit from the program, since all insurance proceeds and charitable deductions accrue solely to Aetna. The program will not result in a material cost to Aetna.

Aetna provides $150,000 of group life insurance for its nonemployee Directors. Optional medical, dental and long-term care coverage for nonmanagement Directors and their eligible dependents is available to Directors at a cost similar to that charged to Aetna employees.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Aetna Common Stock with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that during our fiscal year ended December 31, 2002, our Directors and executive officers timely met all applicable SEC filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table presents, as of December 31, 2002, the names of persons known to Aetna to be the beneficial owners of more than 5% of the outstanding shares of its Common Stock. The information set forth in the table below and in the related footnotes was furnished by the respective persons.

--------------------------------------------------------------------------
NAME AND ADDRESS OF                         AMOUNT AND NATURE
BENEFICIAL OWNER                         OF BENEFICIAL OWNERSHIP   PERCENT
--------------------------------------------------------------------------
Capital Research and Management Company  15,082,000   shares(1)     10.1%
333 South Hope Street
Los Angeles, California 90071
AXA Financial, Inc.                      14,905,676   shares(2)      9.9%
1290 Avenue of the Americas
New York, New York 10104
Morgan Stanley                            7,998,041   shares(3)      5.3%
1585 Broadway
New York, New York 10036

--------------------------------------------------------------------------------

(1) Of the reported shares, Capital Research and Management Company reports that it does not have sole or shared voting power with respect to any shares and that it has sole dispositive power with respect to 15,082,000 shares.

(2) Also reported as beneficially owned by the following affiliates of AXA Financial, Inc.: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle, each with an address at 370, rue Saint Honore, 75001 Paris, France; AXA Courtage Assurance Mutuelle, with an address at 26, rue Louis le Grand, 75002 Paris, France; and AXA, with an address at 25, avenue Matignon, 75008 Paris, France (collectively, the "AXA Group"). Of the reported shares, the AXA Group reports that it has sole voting power with respect to 8,203,774 shares, that it shares voting power with respect to 1,375,565 shares, that it has sole dispositive power with respect to 14,905,676 shares and shared dispositive power with respect to no shares. The AXA Group reports that its shares are deemed to be beneficially owned by the following subsidiaries of AXA Financial, Inc.: Alliance Capital Management L.P. (14,904,617 shares) and The Equitable Life Assurance Society of the United States (1,059 shares).

(3) Of the reported shares, Morgan Stanley reports that it has sole voting power with respect to no shares, shared voting power with respect to 7,961,624 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 7,998,041 shares.

BENEFICIAL OWNERSHIP TABLE

The following table presents, as of January 31, 2003, the beneficial ownership of, and other interests in, shares of Common Stock of each current Director and Nominee, each executive officer named in the Summary Compensation Table on page 23, and Aetna's Directors and executive officers as a group. The information set forth below and in the related footnotes on the following page has been furnished by the respective persons.

                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                        ------------------------------------------------------
----------------------------------------------------------------------------------------------
                                                                   COMMON
    NAME OF BENEFICIAL                    COMMON                   STOCK
    OWNER AND POSITION                    STOCK      PERCENT   EQUIVALENTS(1)     TOTAL
----------------------------------------------------------------------------------------------
    Betsy Z. Cohen
    (current Director and Nominee)....
                                             3,405(2)      *       10,767          14,172
    Barbara Hackman Franklin
    (current Director)
                                             9,325(2)      *        8,284          17,609
    Jeffrey E. Garten
    (current Director and Nominee)....
                                             2,034(2)      *        4,544           6,578
    Earl G. Graves
    (current Director)
                                             2,334(2)      *       12,413          14,747
    Gerald Greenwald
    (current Director)
                                             4,834(2)(3)      *     22,317         27,151
    Ellen M. Hancock
    (current Director)
                                             3,834(2)(4)      *     19,139         22,973
    Michael H. Jordan
    (current Director)
                                             4,834(2)      *       16,370          21,204
    Jack D. Kuehler
    (current Director and Nominee)
                                            13,834(2)(4)      *     21,492         35,326
    Joseph P. Newhouse
    (current Director)
                                             2,334(2)(4)      *      3,135          5,469
    Judith Rodin
    (current Director)
                                             2,336(2)      *       19,673          22,009
    R. David Yost
    (current Director)
                                                          *         1,500           1,500
    John W. Rowe, M.D.
    (Chairman and Chief
    Executive Officer, current
    Director and Nominee)
                                         1,093,793(5)      *       51,994(10)   1,145,787
    Alan M. Bennett
    (named executive)
                                           112,753(6)      *                      112,753
    David B. Kelso
    (named executive)
                                           165,000(7)      *                      165,000
    L. Edward Shaw, Jr.
    (named executive)
                                           387,708(8)      *                      387,708
    Ronald A. Williams
    (named executive, current
    Director and Nominee)
                                           596,668(9)      *      105,107(11)     701,775
    Directors and executive
    officers as a group
    (17 persons)
                                         2,511,496(12)    1.6%    296,735       2,808,231

--------------------------------------------------------------------------------

* Less than 1%

Unless noted in the footnotes, each person currently has sole voting and investment powers over the shares set forth above.

NOTES TO BENEFICIAL OWNERSHIP TABLE
--------------------------------------------------------------------------------
 (1) Except as set forth in Notes 10 and 11, represents stock units issued under the Director Plan and plans of Aetna's predecessors. Certain of the stock units are not fully vested -- see description of the Director Plan on pages 18 and 19. Stock units track the value of Aetna Common Stock and earn dividend equivalents that may be reinvested, but do not have voting rights.

 (2) Includes 1,834 shares that the Director has the right to acquire currently or within 60 days of January 31, 2003 upon the exercise of stock options.

 (3) Represents shares held by his spouse, as to which Mr. Greenwald has no voting or investment power.

 (4) Held jointly with the Director's spouse, as to which the Director shares voting and investment powers.

 (5) Includes 1,072,643 shares that Dr. Rowe has the right to acquire currently or within 60 days of January 31, 2003 upon the exercise of stock options. Also includes 21,000 shares held by Dr. Rowe, of which 1,000 shares are held jointly with his spouse as to which Dr. Rowe shares voting and investment powers, and 150 shares held under the ISP.

 (6) Includes 99,184 shares that Mr. Bennett has the right to acquire currently or within 60 days of January 31, 2003 upon the exercise of stock options, 10,884 shares held by Mr. Bennett and 2,685 shares held under the ISP.

 (7) Includes 150,000 shares that Mr. Kelso has the right to acquire currently or within 60 days of January 31, 2003 upon the exercise of stock options. Also includes 12,500 shares held by Mr. Kelso and 2,500 shares held in a Community Property Trust of which Mr. Kelso and his spouse are sole trustees and beneficiaries.

 (8) Includes 375,618 shares that Mr. Shaw has the right to acquire currently or within 60 days of January 31, 2003 upon the exercise of stock options. Also includes 12,000 shares held by Mr. Shaw, of which 2,000 shares are held jointly with his spouse as to which Mr. Shaw shares voting and investment powers, and 90 shares held under the ISP.

 (9) Includes 566,668 shares that Mr. Williams has the right to acquire currently or within 60 days of January 31, 2003 upon the exercise of stock options. Also includes 27,500 shares that Mr. Williams held jointly with his spouse, as to which Mr. Williams shares voting and investment powers, and 2,500 shares held in a Guaranteed Retained Annuity Trust of which Mr. Williams is the sole Trustee.

(10) Includes 17,312 restricted stock units which vest on September 15, 2003. Also includes 34,682 fully vested deferred stock units which earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights.

(11) Includes 13,333 restricted stock units which vest on March 15, 2003 and 13,334 such units which vest on March 15, 2004. Also includes 78,440 fully vested deferred stock units which earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights.

(12) Directors and executive officers as a group have sole voting and investment powers over 89,203 shares and share voting and investment powers with respect to 47,500 shares. Included in the number of shares shown in the table are 2,925 shares held under the ISP and beneficially owned by executive officers, and 2,368,868 shares that Directors and executive officers have the right to acquire currently or within 60 days of January 31, 2003 upon the exercise of stock options.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the periods indicated compensation of the Chairman and Chief Executive Officer and each of the four other most highly compensated executive officers of Aetna in 2002.
--------------------------------------------------------------------------------

                                                                             LONG-TERM COMPENSATION
                                                                             -----------------------
                                                                                     AWARDS
                                            ANNUAL COMPENSATION              -----------------------
                                 -----------------------------------------                SECURITIES
                                                                OTHER        RESTRICTED   UNDERLYING
NAME AND PRINCIPAL                                             ANNUAL          STOCK        STOCK
POSITION IN 2002          YEAR     SALARY       BONUS      COMPENSATION(3)   AWARDS(4)    OPTIONS(5)
----------------------------------------------------------------------------------------------------
John W. Rowe, M.D.        2002   $1,000,000   $2,500,000       $89,490       $              350,000
Chairman and              2001    1,000,000    1,000,000                                    250,000
Chief Executive Officer   2000      273,077      375,000                     1,367,188    1,246,464

Alan M. Bennett           2002   $  425,000   $  450,000                                     60,000
Senior Vice President     2001      377,885       83,725                                     75,000
and Chief Financial
Officer(1)

David B. Kelso            2002   $  700,000   $  925,000       $76,648                      150,000
Executive Vice
President,                2001      188,462      400,000                                    250,000
Strategy and Finance(1)

L. Edward Shaw, Jr.       2002   $  525,000   $  700,000                                     60,000
Executive Vice            2001      525,000      420,000                                     60,000
President and             2000      492,308      650,000                                    140,227
General Counsel

Ronald A. Williams        2002   $  848,077   $1,500,000       $   372       $              200,000
President(2)              2001      621,538      600,000            87       1,496,000      800,000
----------------------------------------------------------------------------------------------------

                          LONG-TERM COMPENSATION
                          ----------
                           PAYOUTS
                          ----------

                          LONG-TERM
NAME AND PRINCIPAL        INCENTIVE              ALL OTHER
POSITION IN 2002           PLAN(6)              COMPENSATION
-------------------------------------------------------------------------
John W. Rowe, M.D.        $5,198,400             $  139,115(7)
Chairman and                                      1,544,242
Chief Executive Officer                           2,013,654
Alan M. Bennett           $ 996,360              $  121,262(8)
Senior Vice President                                37,394
and Chief Financial
Officer(1)
David B. Kelso            $2,599,200             $   61,562(9)
Executive Vice
President,                                          209,423
Strategy and Finance(1)
L. Edward Shaw, Jr.       $ 797,088              $   34,350(10)
Executive Vice                                       58,750
President and               581,788                  14,928
General Counsel
Ronald A. Williams        $3,465,600             $  299,442(11)
President(2)                                        561,168
---------------------------------------------------------------------------------------

 (1) Neither Mr. Bennett nor Mr. Kelso was an executive officer of Aetna or its predecessors at any time in 2000.
 (2) Mr. Williams became President of Aetna on May 27, 2002. Mr. Williams was not an executive officer of Aetna or its predecessors at any time in 2000.
 (3) Includes $80,360 and $66,204 for personal use of corporate aircraft for Dr. Rowe and Mr. Kelso, respectively. This benefit is included in each executive's taxable income, and each executive is responsible for taxes due on that income. Mr. Williams was reimbursed $372 for income taxes.
 (4) At December 31, 2002, Dr. Rowe held 17,312 restricted stock units with a value of $711,870 and Mr. Williams held 26,667 restricted stock units with a value of $1,096,547. Any unvested restricted stock units granted to Dr. Rowe or Mr. Williams will immediately vest upon either the occurrence of a "change in control" of Aetna or upon termination of the named executive's employment without "cause" by Aetna or for "good reason" by the named executive, or by reason of death or disability.
 (5) Represents stock options granted under Aetna's 2000 Stock Incentive Plan (the "2000 Stock Plan").
 (6) Represents the value of previously awarded performance units that vested upon attainment of specified performance criteria.
 (7) Includes $73,500 in life insurance premiums. Also includes $59,615 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance based contribution by Aetna under the ISP for performance year 2002. The ISP is a 401(k) plan qualified under the Code. For 2002, Aetna matched 50% of the amount deferred by employees under the ISP up to 6% of eligible pay. In addition, employees are eligible to receive an additional performance based ISP contribution of up to 3% of eligible pay, not to exceed $6,000. Performance based contributions vest after the employee attains three years of service with the Company. Aetna has established the Supplemental ISP to provide the deferred and matching benefits that would have been credited to the ISP but for limits imposed by the Employee Retirement Income Security Act and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under the ISP, as provided from time to time by the Board.

 (8) Includes $100,000 retention bonus. Also includes $15,262 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance based contribution by Aetna under the ISP for performance year 2002.
 (9) Includes $33,538 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance based contribution by Aetna under the ISP for performance year 2002. Also includes $22,024 in living expenses paid in accordance with Mr. Kelso's employment agreement.
(10) Includes a matching contribution of $28,350 made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance based contribution by Aetna under the ISP for performance year 2002.
(11) Includes $250,000 retention bonus paid in accordance with Mr. Williams' employment agreement. Also includes $43,442 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance based contribution by Aetna under the ISP for performance year 2002.

STOCK OPTION GRANTS TABLE

The following table sets forth information concerning stock options granted during 2002 by Aetna to the persons listed in the Summary Compensation Table on page 23. The hypothetical grant date present values of stock options granted in 2002 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options.

--------------------------------------------------------------------------------

                                          INDIVIDUAL GRANTS(1)
--------------------------------------------------------------------------------------------------------
                                                       PERCENT OF
                                        NUMBER OF     TOTAL STOCK
                                       SECURITIES       OPTIONS
                                       UNDERLYING      GRANTED TO    EXERCISE                 GRANT DATE
                                      STOCK OPTIONS   EMPLOYEES IN   PRICE PER   EXPIRATION    PRESENT
NAME                                     GRANTED          2002         SHARE        DATE        VALUE
--------------------------------------------------------------------------------------------------------
John W. Rowe, M.D. .................     350,000(2)       6.63%       $35.78      01/25/12    $5,439,000(4)
Alan M. Bennett.....................      60,000(2)       1.14%        35.78      01/25/12       932,400(4)
David B. Kelso......................     150,000(2)       2.84%        35.78      01/25/12     2,331,000(4)
L. Edward Shaw, Jr. ................      45,000(2)       0.85%        35.78      01/25/12       699,300(4)
                                          15,000(3)       0.28%        37.05      09/27/12       231,900(5)
Ronald A. Williams..................     200,000(2)       3.79%        35.78      01/25/12     3,108,000(4)
--------------------------------------------------------------------------------------------------------

(1) All options were granted under the 2000 Stock Plan. The 2000 Stock Plan permits participants to use shares of Aetna Common Stock to exercise options. The 2000 Stock Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Under the 2000 Stock Plan, options may be granted until November 30, 2010.
(2) Date of grant was January 25, 2002; initial exercise date was January 25, 2003; option vests in equal annual installments over a period of three years from the date of grant.
(3) Date of grant was September 27, 2002; initial exercise date is September 27, 2003; option vests in equal annual installments over a period of three years from the date of grant.
(4) The assumptions made and factors used by Aetna in the Black-Scholes Model calculation for the options granted January 25, 2002 were as follows: (i) a volatility factor of 42.9%, representing the four-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 4.46%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a five-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
(5) The assumptions made and factors used by Aetna in the Black-Scholes Model calculation for the options granted September 27, 2002 were as follows: (i) a volatility factor of 44.2%, representing the four-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 2.74%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a five-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.

There is no assurance that the hypothetical present values of stock options presented in the preceding table represent the actual values of such options. The hypothetical values shown should not be construed as predictions by Aetna as to the future value of its Common Stock.

STOCK OPTION EXERCISES AND DECEMBER 31, 2002 STOCK OPTION VALUE TABLE

The following table sets forth information concerning stock options exercised during 2002 by the persons listed in the Summary Compensation Table on page 23 and the number and value of specified options held by those persons at December 31, 2002. The values of unexercised in-the-money stock options at December 31, 2002 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.
--------------------------------------------------------------------------------

                                                                                              VALUE OF
                                                       NUMBER OF SECURITIES                 UNEXERCISED
                                                            UNDERLYING                      IN-THE-MONEY
                             SHARES     VALUE         UNEXERCISED OPTIONS AT                 OPTIONS AT
                            ACQUIRED   REALIZED         DECEMBER 31, 2002               DECEMBER 31, 2002(1)
                               ON         ON      ------------------------------   ------------------------------
NAME                        EXERCISE   EXERCISE   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
-----------------------------------------------------------------------------------------------------------------
John W. Rowe, M.D.                0           0      955,976         890,488       $10,556,570      $8,082,910
Alan M. Bennett              36,834    $919,847       79,184         100,000           517,148         891,800
David B. Kelso                    0           0      100,000         300,000         1,298,000       2,748,000
L. Edward Shaw, Jr.               0           0      360,618         124,624         4,318,446       1,251,272
Ronald A. Williams                0           0      300,002         699,998         1,180,002       3,556,998
-----------------------------------------------------------------------------------------------------------------

(1) Based on the December 31, 2002 closing stock price of $41.12.
(2) Represents stock options that are not vested.

LONG-TERM INCENTIVE AWARDS TABLE

The following table sets forth information concerning long-term incentive awards granted during 2002 to persons listed in the Summary Compensation Table on page 23 under the 2000 Stock Plan.
--------------------------------------------------------------------------------

                                                    PERFORMANCE        ESTIMATED FUTURE PAYOUTS
                                                      OR OTHER            (IN SHARES) UNDER
                                     NUMBER OF      PERIOD UNTIL     NON-STOCK PRICE BASED PLANS
                                   UNITS GRANTED     MATURATION     ------------------------------
NAME                                IN 2002(1)      OR PAYOUT(2)    THRESHOLD    TARGET    MAXIMUM
--------------------------------------------------------------------------------------------------
John W. Rowe, M.D.                    50,000        2002-2006        25,000      50,000    100,000
Alan M. Bennett                       12,250        2002-2006         6,125      12,250     24,500
David B. Kelso                        20,000        2002-2006        10,000      20,000     40,000
L. Edward Shaw, Jr.                   15,000        2002-2006         7,500      15,000     30,000
Ronald A. Williams                    45,000        2002-2006        22,500      45,000     90,000
--------------------------------------------------------------------------------------------------

(1) The Performance Units will vest and become payable if Aetna meets specified performance objectives set annually during the performance period. The performance goal for 2003 is based on Aetna attaining a specified level of earnings. If the performance objectives are not met by December 31, 2006, the units are payable at 50% of target provided the executive remains an active employee of the Company on that date. The units are payable in shares of Common Stock and/or cash, at the discretion of the Committee on Compensation and Organization.
(2) Under the terms of the Performance Unit awards, the units can vest as early as January 2004 if the 2003 performance goal is met.

PENSION PLAN

Aetna provides for certain of its employees a noncontributory, defined benefit pension plan (the "Pension Plan"). Effective January 1, 1999, the Pension Plan was amended to convert the plan's final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year a participant's cash balance account is credited with
(i) a pension credit based on the participant's age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant's account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. (For 2002, the interest rate was

5.32%.) For purposes of the Pension Plan, eligible pay is generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option exercises.

Employees with former Aetna pension benefits as of December 31, 1998 are considered transition participants under the Pension Plan. Under the current plan design, transition participants continue to accrue benefits under the Pension Plan's final average pay formula until December 31, 2006. Under the final average pay formula, retirement benefits are calculated on the basis of
(i) the number of years of credited service (maximum credit is 35 years), and
(ii) the employee's average annual earnings during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. On termination of employment, the value of the cash balance account is compared to the lump sum value of the benefit under the final average pay formula, and the greater of these two amounts becomes the cash balance account value.

The estimated annual benefit expressed as a single life annuity payable at age 65 for Dr. Rowe is $240,480, for Mr. Bennett is $185,699, for Mr. Kelso is $362,709, for Mr. Shaw is $101,051 and for Mr. Williams is $1,146,270. Under his employment agreement, Dr. Rowe is eligible to vest to a minimum annual benefit expressed as a single life annuity of not less than $300,000 in five equal annual installments commencing on his date of employment. These estimates assume each named executive continues working for Aetna until age 65, the account balance receives annual interest credits of 5.32% for 2002, 4.93% for 2003 and 6% thereafter, pension eligible pay increases 4% per year, there are no future annual performance bonuses, the Social Security wage base increases 4% per year, and the Pension Plan continues unchanged until the projection date. Actual benefits will vary. The estimated benefits do not take into account any reduction for joint and survivorship payments, any offset for Social Security benefits to be received by the employee, or, in the case of estimated benefits, payment of lump sum benefits of up to 50% of the employee's cash balance account at the election of the employee.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna has established a supplemental pension plan to provide benefits (included in the amounts listed in the preceding paragraph) that would exceed the Code limit. The supplemental pension plan also is used to pay other pension benefits not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan.

OTHER AGREEMENTS

Aetna administers a Job Elimination Benefits Plan (the "Severance Plan") under which employees, including Aetna's executive officers, terminated by Aetna due to re-engineering, reorganization or staff reduction efforts may receive a maximum of 52 weeks of continuing salary depending on years of service and pay level. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purposes of inducing employment of senior officers or rewarding past service. Certain benefits continue for part of the severance period.

Aetna has entered into an employment agreement with Dr. Rowe. Under the agreement, which is for a remaining term ending December 31, 2003, with two one-year extensions, Dr. Rowe is entitled to an annual salary of not less than $1,000,000, a target annual bonus opportunity of $1,500,000 and a maximum annual bonus opportunity of $3,000,000. In addition to certain other benefits, Dr. Rowe will be entitled (subject to vesting in five equal annual installments) to a minimum annual pension of $300,000 commencing at age 65. If Aetna terminates Dr. Rowe's employment other than for "cause" (as defined in the agreement), death or disability, or Dr. Rowe terminates it for "good reason" (as defined in the agreement), he will be entitled to 104 weeks (156 weeks, if such termination is within two years following a change in control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. If Aetna does not renew Dr. Rowe's agreement for a one-year term on December 31, 2003 or 2004, he will be entitled to a cash payment of $3,000,000 or $1,500,000, respectively. Aetna has agreed generally to make Dr. Rowe whole for any excise taxes incurred as a result of payments made under his agreement or otherwise.

Aetna has entered into an employment agreement with Mr. Bennett. Under this agreement, if Aetna terminates Mr. Bennett's employment other than for cause, Mr. Bennett will be entitled to 78 weeks of cash compensation (calculated as base salary and target annual bonus) and his stock options will continue to vest and be exercisable during the severance period. In addition, if the Company notifies Mr. Bennett at the end of any severance period that he is unable to sell the underlying stock in an open market transaction due to access to material nonpublic information pertaining to the Company, Mr. Bennett will have an additional 90 days to exercise his options from the date the Company notifies him he is no longer precluded from selling such shares (but in no event may the options be exercised beyond the original term of the option).

Aetna has entered into an employment agreement with Mr. Kelso. Under the agreement, which is for a remaining term ending September 30, 2003, with two one-year extensions, Mr. Kelso is entitled to an annual salary of not less than $700,000, a target annual bonus opportunity of $560,000 and a maximum annual bonus opportunity of $1,120,000. Mr. Kelso also is entitled to reimbursement of his living expenses in the Hartford area through March 15, 2003. In addition to certain other benefits, Mr. Kelso will receive annual pension credits under Aetna's supplemental pension plan of at least 15% of his pension eligible compensation. If Aetna terminates Mr. Kelso's employment other than for "cause" (as defined in the agreement), death or disability, or Mr. Kelso terminates it for "good reason" (as defined in the agreement), he will be entitled to 104 weeks (156 weeks, if such termination is within two years following a change in control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. If Aetna does not renew Mr. Kelso's agreement for a one-year term on September 30, 2003 or September 30, 2004, and Mr. Kelso elects to terminate his employment, he will be entitled to his then current base salary and target bonus through September 2005. Aetna has agreed generally to make Mr. Kelso whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise.

Aetna has entered into an employment agreement with Mr. Shaw. Under this agreement, which runs through December 31, 2003, Mr. Shaw is entitled to an annual salary of not less than $525,000. Under this agreement, if Aetna terminates Mr. Shaw's employment other than for "cause" (as defined in the agreement), death or disability, Mr. Shaw will be entitled to 156 weeks of cash compensation (calculated as annual base salary and target annual bonus), and continued health and dental benefits. Mr. Shaw may elect special retirement on or after January 2002, in which case he will be entitled to 50% of his current base salary and target annual bonus for the balance of the agreement term and continued health and dental benefits. Aetna has agreed generally to make Mr. Shaw whole for any excise taxes incurred as a result of payments made under his agreement or otherwise.

Aetna has entered into an employment agreement with Mr. Williams. Under the agreement, which is for a remaining term ending December 31, 2003, with a single one-year extension, Mr. Williams is entitled to an annual salary of not less than $800,000, a target annual bonus opportunity of $800,000 and a maximum annual bonus opportunity of $1,600,000. Under the agreement, Mr. Williams received a retention bonus of $250,000 in March 2002. In addition to certain other benefits, Mr. Williams will vest in a pension benefit in five equal annual installments, and for each of calendar years 2006 through 2011, Mr. Williams will receive an additional fully vested pension accrual in an amount equal to his base salary for such year. This additional pension accrual will not be credited if Mr. Williams is not actively employed by Aetna and will be offset by the value of Mr. Williams' vested benefit under his prior employer's pension plan. If Aetna terminates Mr. Williams' employment other than for "cause" (as defined in the agreement), death or disability, or Mr. Williams terminates it for "good reason" (as defined in the agreement), he will be entitled to 104 weeks (156 weeks, if such termination is within two years following a change in control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Mr. Williams whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise.

The Board has approved provisions for certain benefits of Aetna employees upon a change-in-control of Aetna (as defined). The provisions provide that the Severance Plan shall become noncancelable for a period of two years following a change-in-control. Upon a change-in-control, all previously granted stock options that have not yet vested will become vested and immediately exercisable and bonuses payable under Aetna's Annual Incentive Plan will become payable based on the target award for participants. Outstanding long-term incentive awards also vest and become payable at a target level. Provision has been made to maintain the aggregate value of specified benefits for one year following a change-in-control.

REPORT OF THE COMMITTEE ON COMPENSATION AND ORGANIZATION

What is Aetna's compensation philosophy?

The executive compensation program is designed to:

- create a performance-oriented environment to attract and retain high performing executives and in which high performing executives can earn increased levels of compensation by achieving superior annual and long-term business results; and

- focus executives on increasing shareholder value by awarding them stock-based compensation directly linked to improvements in Company earnings and stock price.

What are the elements of Aetna's executive compensation program?

The compensation program for executive officers consists of four principal elements:

- salaries;

- annual incentive bonuses;

- stock options; and

- long-term incentive awards.

The compensation program is designed to set total compensation opportunity (salary, annual bonus, stock options and long-term incentive award) at a level relative to the median level of total compensation paid to similarly positioned executives at companies in a comparison group selected for each position (the "Comparison Group"). In designing the compensation programs available to executive officers the Committee consults an outside compensation consultant. Executive officers are also eligible for other employee benefits as set forth in the Summary Compensation Table (see page 23).

How were salaries determined?

Salaries for executive officers are reviewed annually by the Committee. Salaries are based on the competitive marketplace for comparable jobs. Individual salaries are determined by the Committee after evaluating the executive's experience, level and scope of responsibility, and individual performance.

How were bonuses determined?

The annual bonus program is designed to incent executive officers to achieve specific financial and operational goals. Under the Annual Incentive Plan and Management Incentive Plan the Committee establishes specific goals at the beginning of each performance year and bonus funding is linked directly to their achievement.

Annual Incentive Plan. The Annual Incentive Plan applies to executives named in the Company's Proxy Statement. For 2002, the two goals established under the Annual Incentive Plan related to achievement of specified levels of (i) corporate net income (including amortization of goodwill and interest expense) and

(ii) revenue. If 100% of either goal is met, the maximum award permitted under the Plan may be paid. If neither of these goals is met at the 100% level, the maximum bonus payable is proportionately reduced. The Committee has discretion to pay less than the maximum amount permitted by the Plan. For 2002, the performance goals were exceeded. The bonus amounts paid to the named executive officers were determined by the Committee after an evaluation of individual performance.

Management Incentive Plan. Executive officers who do not participate in the Annual Incentive Plan participate in the Management Incentive Plan ("MIP"). Under MIP, the Committee sets the amount of the bonus pool funding based on various levels of financial and operational performance. For 2002, bonus pool funding under this Plan depended upon the Company's performance against three measurement categories: (i) constituent focus (21% -- measured by member, provider, plan sponsor and broker/consultant satisfaction and employee engagement); (ii) operational excellence (12% -- measured by consolidation of membership systems and claim process improvement); and (iii) financial
(67% -- measured by attaining a specific level of Company earnings, cash flow from operations and return on capital).

Under MIP, if 100% of the goals are met, in the aggregate, up to 100% of the target bonus pool is funded. If the goals are exceeded, in the aggregate, up to 200% of the bonus pool is funded. If the financial performance is less than a minimum level no more than 30% of the bonus pool may be funded.

For performance year 2002, the goals, in the aggregate, were exceeded. For 2002, the Company reported operating earnings from continuing operations (excluding other items) of $450.3 million compared with a significant 2001 operating loss. As a result of this financial performance, the financial goal was met at the maximum level. The constituent focus and operational excellence goals were met at a target level. Based on this performance, the Committee determined to fund the bonus pool at 166% of target.

The bonus amounts paid to executive officers were determined by the Committee after an evaluation of individual performance.

How were stock option and restricted stock awards determined?

Aetna awards stock options to align the interests of its executive officers with those of its shareholders in increasing shareholder value. Stock options are granted at not less than 100% of the fair market value of the Common Stock on the date of grant. Because stock options provide value only in the event of share price appreciation, the Committee believes stock options represent an important component of Aetna's executive compensation program.

Stock options are granted annually to set total compensation opportunity at a level relative to the median level of total compensation paid to similarly positioned executives at companies in the executive's Comparison Group. The value of the stock option component of an executive officer's compensation opportunity is converted into a specific number of shares subject to option by assigning each option an estimated realizable value using a modified Black-Scholes formula.

From time to time Aetna also grants stock options or restricted stock in connection with hiring, promotions or other situations where the Committee believes the circumstances warrant a stock option or restricted stock award. The amount granted in these instances is determined by the Committee based on the individual circumstances.

How was the Long-Term Incentive Payout determined?

In 2001, the Committee granted performance units to senior Company employees, including the executive officers. Each unit represents one share of Common Stock. Under the award agreements, units would vest and become payable if the Company met specific performance goals set annually during the four-year performance period. Under the program, the units could vest as early as January 2003 if the performance goal for 2002 was met. The performance goal for 2002 was based on the Company attaining a specified level of earnings. In January 2003, the Committee determined that the Company had exceeded the 2002 earnings goal, and the previously granted awards vested at a 200% level. The Committee determined that the amount of an award, after tax, in excess of 10,000 shares (20,000 shares in the case of Dr. Rowe) would be paid in cash.

The long-term incentive program was designed in 2001 as a series of annual performance periods due to the "turn-around" position of the Company at that time and the need to focus immediate attention to returning the Company to profitability.

How is Compensation Used to Focus Management on Longer-Term Creation of Shareholder Value?

The purpose of Aetna's long-term incentive award program is to increase shareholder value over time. Under this program performance stock units vest and become payable if Aetna meets specified performance goals set annually over the four-year performance period.

The number of performance units granted to executive officers in 2002 was determined by the Committee to set, at target performance level, the total compensation opportunity at a median level relative to similarly positioned executives in the executive officer's Comparison Group. Each unit represents one share of Common Stock and is payable in cash or stock as determined by the Committee. The units vest and become payable if the Company meets specific performance goals set annually during the four-year performance period. The units can vest as early as January 2004 if the 2003 performance goal is met. The performance goal for 2003 is based on the Company attaining a specified level of earnings.

How has the Company responded to IRS limits on deductibility of compensation?

Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that performance-based pay over $1 million is, in some circumstances, necessary to attract and retain executives in a competitive marketplace. Stock options granted under the 2000 Stock Plan and annual bonuses paid under the Annual Incentive Plan are designed so that the compensation paid will be tax deductible by the Company. The Committee believes that there are circumstances under which it is appropriate for the Committee to elect to forgo deductibility to maintain flexibility or to continue to pay competitive compensation.

What was the basis for Dr. Rowe's 2002 compensation?

Salary.  Dr. Rowe's salary was not changed in 2002.

Annual Incentive Bonus. Under the Annual Incentive Plan, described above, the Committee established two financial goals at the start of 2002. The Committee determined that these goals were exceeded. The Committee also established specific strategic and operations objectives. The financial performance, which resulted in the Company's return to profitability, as well as the Committee's review of Dr. Rowe's performance in leading the execution of the Company's turn-around plan, achieving operational excellence and positioning of the Company for long-term success, was the basis for the Committee's decision to award Dr. Rowe a bonus of $2,500,000.

Equity Awards.

Stock Options. Dr. Rowe was granted a stock option in 2002 for 350,000 shares of Common Stock. The amount of the grant was determined by the Committee after a review of competitive market pay data.

Long-Term Incentive Award Payout. In January 2003, the Committee determined that the 2002 performance target for the incentive units granted in 2001 had been exceeded. In accordance with the terms of the award, 200% of Dr. Rowe's units vested (120,000 units). Each unit represented one share of Common Stock, and the awards were to be settled in cash or stock as determined by the Committee. The Committee determined that the amount of the award, after tax, in excess of 20,000 shares would be paid in cash.

Long-Term Incentive Grant. In 2002, Dr. Rowe was granted 50,000 performance units under the 2000 Stock Plan. The units will vest and become payable if established performance objectives are met during the performance period (see description on page 31). The amount of the grant was determined by the Committee after a review of competitive market pay data.

The Committee on Compensation and Organization

Michael H. Jordan, Chairman
Betsy Z. Cohen
Jack D. Kuehler
Gerald Greenwald

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed entirely of independent Directors, as determined by the Board in its business judgment. The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent accountant's qualifications and independence, (3) the performance of the Company's internal audit functions and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent accountants, including the resolution of any disagreements between management and the independent accountants regarding financial reporting. The independent accountants report directly to the Committee. The Committee operates pursuant to a Charter that was last amended and restated by the Board on December 11, 2002, a copy of which is attached to this Proxy Statement as Annex 3. As set forth in the Charter, Aetna's management is responsible for the preparation, presentation and integrity of Aetna's financial statements. Aetna's management and Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna's financial statements. The independent accountants express an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States of America and also provide a review report regarding Aetna's interim financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to nonaudit services provided by the independent accountants. The Committee has considered whether the provision of all nonaudit services by the independent accountants to Aetna is compatible with maintaining the independent accountants' independence and has discussed with them their independence.

Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of Aetna, legal counsel, independent accountants or other persons with professional or expert competence. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of Aetna's financial statements by Aetna's independent accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Aetna's independent accountants are in fact "independent."

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in its Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

The Audit Committee

Barbara Hackman Franklin, Chairman
Jeffrey E. Garten
Earl G. Graves
Ellen M. Hancock
Joseph P. Newhouse

CORPORATE PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on Aetna's Common Stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor's 500 Stock Index ("S&P 500") and the cumulative total return on the published Morgan Stanley Healthcare Payor Index (currently 12 companies)* from December 14, 2000, the date the Common Stock was first traded publicly, until the end of 2002. The graph assumes a $100 investment in shares of Aetna Common Stock on December 14, 2000.

                   CUMULATIVE TOTAL RETURN FROM DECEMBER 14, 2000 TO
                       DECEMBER 31, 2002 OF AETNA COMMON STOCK,
                   S&P 500 AND MORGAN STANLEY HEALTHCARE PAYOR INDEX
[PERFORMANCE GRAPH]

                                                                                                        MORGAN STANLEY HEALTHCARE
                                                       AETNA INC.                    S&P 500                  PAYOR INDEX*
                                                       ----------                    -------            -------------------------
12/14/00                                                 100.00                      100.00                      100.00
12/31/00                                                 119.23                       98.49                      115.68
06/30/01                                                  75.18                       91.90                       92.22
12/31/01                                                  95.93                       86.80                      103.47
06/30/02                                                 139.49                       75.36                      140.38
12/31/02                                                 119.69                       67.52                      118.46

* The companies currently included in the Morgan Stanley Healthcare Payor Index are: Aetna, CIGNA Corporation, Coventry Health Care, Inc., First Health Group Corp., Health Net, Inc., Humana Inc., MidAtlantic Medical Services, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Sierra Health Services, Inc., UnitedHealth Group Incorporated and WellPoint Health Networks, Inc. Cumulative total return calculations were provided by SNL Financial LC.

                         II.   APPOINTMENT OF AUDITORS

The Audit Committee has appointed, and the Audit Committee and the Board recommend shareholder approval of, KPMG LLP as the Company's independent auditors for the current calendar year. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

NONAUDIT SERVICES AND OTHER RELATIONSHIPS BETWEEN THE COMPANY AND THE INDEPENDENT AUDITORS

The Company's practice is not to have its independent auditing firm provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of consulting services have been provided in the past by the independent auditing firm or other accounting and consulting firms from time to time. To the extent these other consulting services were provided in the past by the Company's independent auditing firm, they were closely monitored and controlled to ensure that the nature and extent of those services did not interfere with the independence of the auditors, the level of nonaudit service fees overall was monitored by the Audit Committee and engagements over a specified size were approved by the Audit Committee. During 2002, the Audit Committee took certain actions to further strengthen the independence of the Company's independent auditors. First, effective February 2002, all new nonaudit services provided by the independent auditing firm need to be approved in advance by the Audit Committee regardless of the size of the engagement. Since that date, no new nonaudit services have been rendered to the Company by the independent auditors. Further, management may not hire as an employee a person who within the last three years was an employee of the Company's independent accountants and participated in the audit engagement of the Company's financial statements if the Audit Committee determines that the hiring of such person would impair the independence of the outside accountants. The independence of the auditing firm also is considered annually by the Audit Committee and the full Board of Directors.

FEES INCURRED FOR 2002 SERVICES PERFORMED BY THE INDEPENDENT AUDITORS

The tables below provide details of the fees paid to KPMG LLP by the Company for services rendered in 2002. The first table is required under the current rules and regulations of the SEC. The SEC has recently prospectively changed the required format of this fee presentation. Although this new format is not required at this time, the Company is providing information regarding fees paid for 2002 services in the new format as supplemental information. Certain types of fees are classified differently under the current and proposed fee formats. For example, fees for certain audit-related services, such as statutory audits, are shown as "All Other Fees" under the current rules, but shown as "Audit Fees" under the new rules because generally only the independent auditors can provide these services.

As shown in the tables below, audit and audit-related fees totaled approximately 79% of the aggregate fees paid to KPMG for 2002 services, and other fees made up the remainder. Approximately two-thirds of these other fees paid to KPMG for 2002 services were for litigation support, primarily in connection with the purported health care class action lawsuits filed against the Company. These engagements were entered into with KPMG prior to 2002. At that time, the Company considered using another firm for this work, but decided to engage KPMG based on that firm's in-depth knowledge of the Company's systems, processes and controls. The Company believed that KPMG's familiarity with its systems, class action strategies and case knowledge put them in a position to perform this consulting work in a more timely and cost-effective manner than another firm. In accordance with Company policy in effect at the time, these engagements were approved by the Audit Committee. Effective during 2002, the Company discontinued using KPMG for these services.

--------------------------------------------------------------------------------

                                                                 2002
                                                                 ----
AUDIT FEES(1)                                                 $3,021,125
                                                              ----------
FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES         -0-
                                                              ----------
ALL OTHER FEES:
     Recurring:
          Audit-Related Fees(2)                                2,935,655
     Non-Recurring:
          Litigation Support Services(3)                       1,086,570
          Regulatory Support(4)                                  500,000
          Other                                                   26,000
                                                              ----------
TOTAL ALL OTHER FEES                                           4,548,225
                                                              ----------
TOTAL FEES                                                    $7,569,350
                                                              ==========

--------------------------------------------------------------------------------
(1) Amount represents fees for the annual audit of the Company as of and for the year ended December 31, 2002 and reviews of the Company's financial statements for all interim periods in 2002.

(2) Amount represents fees for statutory and other separate audits performed on financial statements of Aetna's subsidiaries, separate accounts, employee benefit plans, and certain of the Company's other businesses and invested assets. Also includes fees for agreed-upon procedures, control review reports and services related to SEC registration statements.

(3) Amount represents fees for compilation and analysis of data in connection with legal proceedings, primarily the purported health care class action lawsuits filed against the Company.

(4) Amount represents fees for analysis of data in connection with a regulatory requirement.
--------------------------------------------------------------------------------

                                                                 2002
                                                                 ----
AUDIT FEES(1)                                                 $5,203,280
                                                              ----------
AUDIT-RELATED FEES(2)
     Internal Control Reviews                                    486,000
     Employee Benefit Plan Audits                                 93,500
     Attest Services Not Required by Statute or Regulation       200,000
                                                              ----------
                                                                 779,500
TAX FEES(3)                                                           --
ALL OTHER FEES(4)
     Litigation Support Services(5)                            1,086,570
     Regulatory Support(6)                                       500,000
                                                              ----------
                                                               1,586,570
TOTAL FEES                                                    $7,569,350
                                                              ==========

--------------------------------------------------------------------------------
(1) Audit Fees include all services performed to comply with generally accepted auditing standards, and services that generally only the independent accountant can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. For the Company, these fees include the audit of the Company, quarterly reviews, statutory audits, real estate partnership and separate account audits, and actuarial and attest services required by applicable law.

(2) Audit-Related Fees are assurance and related services that traditionally are performed by the independent auditor, and include, among other services, employee benefit plan audits, internal control reviews, and attest services that are not required by applicable law.

(3) Tax Fees would include all services performed by professional staff in the independent accountant's tax division, except for those services related to the audit.

(4) All Other Fees represent fees not included in any other category.

(5) Amount represents fees for compilation and analysis of data in connection with legal proceedings, primarily the purported health care class action lawsuits filed against the Company.

(6) Amount represents fees for analysis of data in connection with a regulatory requirement.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND A VOTE FOR THE APPROVAL OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

                         CORPORATE GOVERNANCE PROPOSALS

As announced in October 2002, the Board of Directors has approved, and recommends that shareholders approve, amendments to the Company's Articles of Incorporation and By-Laws to:

- Reduce the vote required for shareholders to approve mergers, consolidations and similar transactions from two-thirds of the Company's outstanding voting power to a simple majority of the Company's outstanding voting power;

- Grant the right to call a special meeting of shareholders to shareholders representing two-thirds of the voting power of the Company's shares that are entitled to vote on the matter to be considered at the special meeting; and

- Reduce the vote required for shareholders to amend or repeal certain provisions of Aetna's By-Laws from 80% of the Company's outstanding voting power to two-thirds of the Company's outstanding voting power.

The Board's proposed changes are intended to facilitate shareholder action in various circumstances. Except for the proposed amendments described in Appendices A, B and C, all other provisions of the Company's Articles of Incorporation and By-laws will remain the same.

The specific amendments are separately detailed below. The three proposed amendments are to be voted on separately and are not conditioned on one another.

 III.   AMENDMENT TO AETNA'S ARTICLES OF INCORPORATION REDUCING THE SHAREHOLDER
                 VOTING REQUIREMENTS FOR BUSINESS COMBINATIONS

The Board has approved and recommends shareholder approval of an amendment to the Company's Articles of Incorporation reducing the required vote from two-thirds to a majority of all the votes entitled to be cast to approve a merger, consolidation, share exchange or division to which the Company is a party or a sale of all or substantially all of the assets of the Company, or any amendment to the provisions of the Company's Articles of Incorporation governing the required votes for these transactions. The text of the proposed amendment is attached to this Proxy Statement as Appendix A and is marked to show changes from the Company's current Articles of Incorporation.

Under the Company's Articles of Incorporation as currently in effect, business combination transactions such as mergers, share exchanges, divisions of the Company and asset sales that require shareholder approval must receive an affirmative vote of at least two-thirds of the votes that all voting shareholders are entitled to cast. If you approve this amendment, approval of these business combination transactions will be more likely because such approval will require a majority vote of all votes entitled to be cast. On the other hand, if this proposal is adopted, it will be more difficult for shareholders to prevent business combinations that they oppose.

The Board urges each shareholder to read Appendix A carefully before voting on this proposal. If the proposed amendment is approved by Aetna's shareholders, it would become effective upon filing with the Secretary of the Commonwealth of Pennsylvania.

The Board believes that it is appropriate for shareholders representing a majority of the Company's outstanding voting power to have the ability to approve mergers, consolidations and other business combination transactions.

THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF AETNA'S OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE 11 OF AETNA'S ARTICLES OF INCORPORATION REDUCING SHAREHOLDER VOTING REQUIREMENTS FOR BUSINESS COMBINATIONS.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO ARTICLE 11 OF AETNA'S ARTICLES OF INCORPORATION REDUCING SHAREHOLDER VOTING REQUIREMENTS FOR BUSINESS COMBINATIONS. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED FOR APPROVAL OF THE PROPOSED AMENDMENT REDUCING SHAREHOLDER VOTING REQUIREMENTS FOR BUSINESS COMBINATIONS.

IV.   AMENDMENT TO AETNA'S ARTICLES OF INCORPORATION PERMITTING SHAREHOLDERS TO
                     CALL SPECIAL MEETINGS OF SHAREHOLDERS

The Board has approved and recommends shareholder approval of an amendment to the Company's Articles of Incorporation to permit shareholders entitled to cast at least two-thirds of the votes that all voting shareholders are entitled to cast on the matter to be considered at a special meeting to call the special meeting. In addition, if this proposal is approved, the Board will amend the Company's By-Laws to specify the procedures shareholders must follow to call special meetings and make them generally consistent with the existing requirements for annual meetings. The text of the proposed amendment to the Articles of Incorporation and the amendment to the Company's By-Laws that the Board will adopt is attached to this Proxy Statement as Appendix B and is marked to show changes from the Company's current Articles of Incorporation and By-Laws.

Under the Company's Articles of Incorporation and By-Laws as currently in effect, special meetings of shareholders may be called only by (i) the Board of Directors, (ii) the Chairman or (iii) the President of the Company. If you approve the proposed amendment, shareholders entitled to cast at least two-thirds of the votes that all voting shareholders are entitled to cast on the matter to be considered at a special meeting also will have the right to call the special meeting. One effect of this proposal may be to accelerate the consideration of a change-in-control of the Company or other significant transaction by shareholders.

The Board urges each shareholder to read Appendix B carefully before voting on this proposal. If the proposed amendment is approved by Aetna's shareholders, it would become effective upon filing with the Secretary of the Commonwealth of Pennsylvania.

The Board believes that it is appropriate for shareholders to have the ability to call special meetings and has determined that at least two-thirds of the votes that are entitled to be cast on the matter to be considered at a special meeting is an appropriate threshold in these circumstances to ensure that shareholder-called special meetings are undertaken only where supported by a substantial majority of shareholders. Under Pennsylvania law, if this proposal is approved it will require a vote of at least two-thirds of the votes that are entitled to be cast on an amendment to the Company's Articles of Incorporation to change the number of votes shareholders need to call a special meeting or to eliminate shareholders' right to call special meetings.

The Board also believes that, to ensure a fair and orderly process at special meetings, the procedural requirements currently in effect with respect to annual meetings should apply to special meetings. Accordingly, if shareholders approve this proposal the Board will amend the Company's By-Laws as described in Appendix B. Once the Board has made that amendment, it will require a vote of two-thirds of the votes that all voting shareholders, voting as a single class, are entitled to cast (or 80% of the Company's outstanding shares if Proposal V is not approved) for shareholders to revise those procedural requirements.

THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT TO AETNA'S ARTICLES OF INCORPORATION TO PERMIT SHAREHOLDERS TO CALL SPECIAL MEETINGS.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT PERMITTING SHAREHOLDERS TO CALL SPECIAL MEETINGS OF SHAREHOLDERS. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED FOR APPROVAL OF THE PROPOSED AMENDMENT PERMITTING SHAREHOLDERS TO CALL SPECIAL MEETINGS.

 V.   AMENDMENT TO AETNA'S BY-LAWS REDUCING THE SHAREHOLDER VOTING REQUIREMENTS
                         FOR CERTAIN BY-LAW AMENDMENTS

The Board has approved and recommends shareholder approval of an amendment to the Company's By-Laws reducing the required shareholder vote from 80% of the outstanding shares entitled to vote to two-thirds of the votes that all voting shareholders are entitled to cast at a meeting of shareholders to approve an amendment to the Company's By-Laws (or a repeal of a By-Law or an adoption of a new By-Law) with respect to certain matters. The text of the proposed amendment to the Company's By-Laws is attached to this Proxy Statement as Appendix C and is marked to show changes from the Company's current By-Laws.

Under the Company's By-Laws as currently in effect, the By-Laws may be amended or repealed, or new by-laws may be adopted by (i) except as stated in the following sentence, shareholders representing a majority of the Company's outstanding voting power, or (ii) with respect to those matters that are not, by statute, committed exclusively to shareholders, Directors representing a majority of the Directors then in office. If action is being taken by a vote of shareholders on certain provisions of Aetna's By-Laws, the affirmative vote of 80% of the Company's outstanding shares is required to change these provisions of the By-Laws, such as the rules for conducting annual meetings and nominating Directors, setting the number of Directors, filling vacancies on the Board of Directors and calling and conducting special meetings of shareholders and the Board. The Board generally has the power to amend the Company's By-Laws without shareholder approval. If you approve the proposed amendment, the 80% vote of the outstanding shares required to change the By-Laws as to such matters will be reduced to a required vote of two-thirds of the Company's outstanding voting power.

The Board urges each shareholder to read Appendix C carefully before voting on this proposal. This proposal will make it easier for shareholders to amend certain portions of the Company's By-Laws. The proposed amendment would become effective immediately if it is approved by Aetna's shareholders.

The Board believes that it is appropriate to allow shareholders to make changes to the Company's By-Laws, subject to the requirements of the Pennsylvania Business Corporation Law, and has determined that a voting requirement of at least two-thirds of the Company's outstanding voting power is appropriate in these circumstances to ensure that any shareholder-initiated changes to the By-Laws are undertaken only where supported by a substantial majority of shareholders.

THE AFFIRMATIVE VOTE OF AT LEAST 80% OF AETNA'S OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT TO SECTION 5.02 OF AETNA'S BY-LAWS REDUCING CERTAIN BY-LAW AMENDMENT VOTING REQUIREMENTS.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT REDUCING CERTAIN BY-LAW AMENDMENT VOTING REQUIREMENTS. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED FOR APPROVAL OF THE PROPOSED AMENDMENT REDUCING CERTAIN BY-LAW AMENDMENT VOTING REQUIREMENTS.

  VI.   SHAREHOLDER PROPOSAL TO IMPLEMENT CUMULATIVE VOTING IN THE ELECTION OF
                                   DIRECTORS

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 200 shares of Common Stock), has advised Aetna that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

"RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

"REASONS: Many states have mandatory cumulative voting, so do National Banks."

"In addition, many corporations have adopted cumulative voting."

"Last year the owners of 46,405,138 shares, representing approximately 43% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE FOREGOING PROPOSAL.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2003 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

The Board continues to believe that the present system of voting for Directors provides the best assurance that the decisions of the Directors will be in the interests of all shareholders, as opposed to the interests of special interest groups.

Cumulative voting is one of those issues that may favor special interest groups. Cumulative voting could make it possible for such a group to elect one or more Directors beholden to the group's narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the "stacking" of votes behind potentially partisan Directors. The present system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

The Board would not be able to implement cumulative voting upon adoption of this proposal by the shareholders, because cumulative voting is prohibited by Aetna's Articles of Incorporation. Under Pennsylvania law and Aetna's Articles of Incorporation, an amendment to Aetna's Articles of Incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.

The Board continues to believe that this proposal is not in the best interests of Aetna or its shareholders.

IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED AGAINST THE FOREGOING PROPOSAL.

                             ADDITIONAL INFORMATION

Contact Information

If you have questions or need more information about the Annual Meeting, write to:

Office of the Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RC4A
Hartford, CT 06156

or call us at (860) 273-3945.

For information about your record holdings or DirectSERVICE Investment Program account, call EquiServe Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.equiserve.com. We also invite you to visit Aetna's Web site at www.aetna.com. Web site materials are not part of this proxy solicitation.

Financial Statements

The year 2002 consolidated financial statements and auditor's report, management's discussion and analysis of financial condition and results of operations, information concerning quarterly financial data for the past two fiscal years and other information are provided in the Aetna 2002 Annual Report, Financial Report that is included in this booklet.

SEC Form 10-K

SHAREHOLDERS MAY OBTAIN A COPY OF AETNA'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WITHOUT CHARGE BY CALLING 1-800-AESHARE (1-800-237-4273) OR BY VISITING AETNA'S WEB SITE AT WWW.AETNA.COM.

By order of the Board of Directors,

/s/ WILLIAM J. CASAZZA
WILLIAM J. CASAZZA
VICE PRESIDENT AND CORPORATE SECRETARY
MARCH [14], 2002

                                   APPENDIX A

AMENDMENT TO AETNA'S ARTICLES OF INCORPORATION REDUCING THE SHAREHOLDER VOTING REQUIREMENTS FOR BUSINESS COMBINATIONS

The following sets forth the proposed amendment to Article 11 of the Company's Amended and Restated Articles of Incorporation:

11. REQUIRED VOTE OF SHAREHOLDERS. (a) A consolidation, merger, share exchange or division to which the Corporation is a party, or a sale of all or substantially all of the assets of the Corporation, any of which is required to be adopted by the shareholders, [an] or any amendment or repeal of this Article 11(a), or any new provision of these articles of incorporation that is inconsistent with this Article 11(a) shall be adopted only upon receiving the affirmative vote of at least a majority of the votes that all voting shareholders, voting as a single class, are entitled to cast thereon and, in addition, the affirmative vote of such number or proportion of shares of any class or series of the Corporation, if any, as shall be required at the time by the express terms of any such class or series of shares of the Corporation.

        (b) Any amendment or repeal of Article 5, 6, 7, 10, 12 or 13 or this
Article 11(b), or any new provision of these articles of incorporation that is inconsistent with this Article 11(b), or a dissolution of the Corporation shall be adopted only upon receiving the affirmative vote of at least two-thirds of the votes that all voting shareholders, voting as a single class, are entitled to cast thereon and, in addition, the affirmative vote of such number or proportion of shares of any class or series of the Corporation, if any, as shall be required at the time by the express terms of any such class or series of shares of the Corporation.

Please note: New language is underlined and deleted language is in [brackets and struck through].

                                   APPENDIX B

AMENDMENT TO AETNA'S ARTICLES OF INCORPORATION PERMITTING
SHAREHOLDERS TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

The following sets forth the proposed amendment to Article 8 of the Company's Amended and Restated Articles of Incorporation;

8. ACTION BY SHAREHOLDERS. Special Meetings of Shareholders may be called at any time by shareholders entitled to cast at least two-thirds of the votes that all voting shareholders, voting as a single class, are entitled to cast at the particular Special Meeting. The procedure to be followed by shareholders in calling a Special Meeting shall be as set forth in the Corporation's by-laws. Shareholders shall not have the right to propose amendments to these articles of incorporation. Shareholder action may only be taken at an Annual or Special Meeting of Shareholders and not by written consent.

The following sets forth the changes to Section 1.04 of the Company's Amended and Restated By-Laws that the Board of Directors will adopt if the above proposed amendment to the Company's Articles of Incorporation is approved by shareholders:

        Section 1.04. SPECIAL MEETINGS.

        (a) General Rule. Special meetings of shareholders may be called (i) by the shareholders to the extent permitted by the Corporation's articles of incorporation or (ii) at any time by the Board of Directors, the Chairman or the President of the Corporation. Each special meeting of shareholders shall be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as may be fixed from time to time by the Board of Directors. If no place is so fixed for a special meeting of shareholders, it shall be held at the Corporation's then principal executive office. The only [substantive] business to be conducted at a special meeting of shareholders shall be that set forth in the notice of such meeting.

        (b) Shareholder Petition. Shareholders entitled to cast the number of votes specified in the Corporation's articles of incorporation may call a special meeting of shareholders by delivery, either by personal delivery or by United States mail, postage pre-paid, to the Corporate Secretary of a written petition signed by each of such shareholders that includes (i) a brief description of the business to be conducted at a special meeting and the reasons for conducting the business at a special meeting; (ii) the name and address of each shareholder who has signed the petition; (iii) evidence of the class and number of shares of capital stock of the Corporation that are beneficially owned by each shareholder who has signed the petition; and (iv) any material interest of any shareholder who has signed the petition in the business described in the petition. It shall be the duty of the Corporate Secretary to fix the date and time of any shareholder-called special meeting, which shall be held not more than 120 days after the Corporate Secretary's receipt of a petition that complies with this Section 1.04(b).

        (c) Shareholder Proposals. The business to be conducted at a special meeting must be lawful and appropriate for consideration at the meeting and must be (i) set forth in the notice of special meeting at the direction of the Board of Directors or (ii) specified in a petition that complies with Section 1.04(b).

        (d) Determination of Propriety of Business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at a special meeting except in accordance with the procedures set forth in this Section 1.04. The chairman of each special meeting shall determine whether each item of business satisfies the requirements of Section 1.04(c). If the chairman of a special meeting shall determine that an item of business does not satisfy the requirements of Section 1.04(c), the chairman shall so declare to the special meeting, and any such business shall not be transacted at the special meeting.

Please note: New language is underlined and deleted language is in [brackets and struck through].

                                   APPENDIX C

AMENDMENT TO AETNA'S BY-LAWS REDUCING THE SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN BY-LAW AMENDMENTS

The following sets forth the proposed amendment to Section 5.02 of the Company's Amended and Restated By-Laws:

Section 5.02. AMENDMENTS. These by-laws may be amended or repealed, or new by-laws may be adopted, either (i) by an affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon, voting as a single class, at a meeting of the shareholders in the call for which written notice of the proposed action shall have been given, or (ii) with respect to those matters that are not by statute committed exclusively to the shareholders and regardless of whether the shareholders have previously adopted or approved the by-law being amended or repealed, by the affirmative vote of a majority of the Directors then in office, upon written notice to each Director of the action proposed to be taken. Notwithstanding the preceding sentence, Sections 1.02, 1.03, 1.04, 2.01, 2.02 and 2.06 and this Section 5.02 may be amended or repealed or a new by-law adopted that is inconsistent with any of those sections by vote of the shareholders only if the amendment, repeal or adoption of a new by-law is approved by [an] the affirmative vote of at least two-thirds of the [holders of not less than 80% of the outstanding shares entitled to vote]votes that all voting shareholders, voting as a single class, are entitled to cast thereon,[ voting as a single class,] at a meeting of the shareholders in the call for which written notice of the proposed action shall have been given. Any change in these by-laws shall take effect when adopted unless otherwise provided in the resolution effecting the change. No provision of these by-laws shall vest any property right in any shareholder as such.

Please note: New language is underlined and deleted language is in [brackets and struck through].

                                    ANNEX 1

                                   AETNA INC.
                        CORPORATE GOVERNANCE GUIDELINES

ROLE OF THE BOARD OF DIRECTORS

     1. Management is responsible for the day-to-day business operations of Aetna Inc. (the "Company"). The Board of Directors (the "Board") oversees and guides the Company's management and its business. The basic responsibility of the Board is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its shareholders. Within this framework, the Board also considers the Company's ethical behavior and may consider the interests of other constituents, including the Company's customers, employees and the communities in which it functions.

     In discharging their obligations, Directors are entitled to rely on the honesty and integrity of the Company's executives, and its outside advisors and auditors. The Directors also shall be entitled to have the Company purchase reasonable directors' and officers' liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company's Articles of Incorporation and By-Laws, and to exculpation as provided by applicable state law and the Company's Articles of Incorporation.

     2. The Board provides oversight with respect to the strategic direction and key policies of the Company. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters.

     3. The Board, directly and through its Audit Committee, provides oversight of the integrity of the financial statements of the Company; the independent accountants' qualifications and independence; the performance of the Company's internal audit function and independent accountants; and the compliance by the Company with legal and regulatory requirements.

     4. The Board selects and annually evaluates the performance of the Chief Executive Officer. Directly and through its Committee on Compensation and Organization (the "Compensation Committee"), the Board also collaborates with the Chief Executive Officer in the selection of senior management. The Compensation Committee, on behalf of the Board, evaluates and determines the compensation of the Company's executive officers; oversees compensation and benefits plans, policies and programs of the Company; administers the equity-based incentive compensation plans of the Company; and considers from time to time and, when appropriate, makes recommendations to the Board as to the development and succession plans for the senior management of the Company.

     5. The Company's By-Laws provide that the Chairman shall be the Chief Executive Officer, unless the Board vests this position in another officer. The Board may determine to separate these positions based on what is deemed to be in the Company's best interest at any given point in time.

COMPOSITION OF THE BOARD AND SELECTION OF DIRECTORS

     6. The size and composition of the Board should be appropriate for effective deliberation of issues relevant to the Company's businesses and related interests. A substantial majority of the members of the Board shall be, in the business judgment of the Board, "independent" under the rules of the New York Stock Exchange, Inc.

     7. The credentials of prospective director candidates are reviewed by the Nominating and Corporate Governance Committee (the "Nominating Committee"). Nominees are selected through a process

                                       1-1
     based on criteria set with the concurrence of the full Board and re-evaluated periodically. The criteria weighed in the Director selection process include: the relevance of the candidate's experience to the business of the Company; enhancing the diversity of the Board; the candidate's independence from conflict or direct economic relationship with the Company; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that outside Directors nominated by the Board shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Honorary Directors shall not be appointed.

     All new Directors must participate in the Company's Director Orientation Program. This orientation includes presentations by senior management to familiarize new Directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its code of business conduct and ethics, its principal officers, and its internal and independent auditors. In addition, each Board Committee also provides new Committee members with appropriate background information about the workings of the Committee. The Board encourages, but does not require, formal Board continuing education.

     8. The Nominating Committee annually reviews Director suitability and the continuing composition of the Board; it then recommends Director nominees who are voted on by the full Board. The Board believes that, if this evaluation is well done, it obviates the need for term limits, which could unnecessarily deprive the Company of experienced Directors. Until the Annual Meeting of Shareholders in 2004, the Board shall be divided into three Classes, and the terms of each class shall be classified so that only one Class will be elected each year. At and after the Annual Meeting in 2004, each Director nominee shall stand for election by the shareholders annually.

     9. Any significant change in circumstances that may relate to a Director's qualifications as a Director is considered in determining suitability for continued directorship. In addition, an analysis of potential conflicts and review by the Nominating Committee and the Board are conducted for any proposed additional director affiliation with a for-profit enterprise or for any proposed transaction involving the Company (or a subsidiary of the Company) in which any Director would have a direct economic or beneficial interest. Directors shall give the Chairman of the Nominating Committee notice of any such significant change in circumstances, proposed additional for-profit or charitable director affiliation or proposed transaction involving the Company.

     10. As a general matter, a retiring Chief Executive Officer (or other officer Director) will resign from the Board at the time of his/her retirement from the Company. Outside Directors resign no later than the Annual Shareholders Meeting coincident with or immediately following their 72nd birthdays.

FUNCTIONING OF THE BOARD

     11. The Board sets the annual schedule of Board and Committee meetings. Committee schedules are recommended by each Committee in order to meet the responsibilities of that Committee.

     12. Board agendas are generally set by the Chairman with ample opportunity for suggestions from other Directors.

     13. The Board is provided, in advance of meetings, with agendas and written background information and data with respect to Board/Committee agenda items, as well as other general information relevant to the Company's businesses. As needed, the Board also is provided with information between meetings.

     14. The Chairman of the Company presides at Board meetings. In the event that the Chairman of the Company is unable to attend a meeting of the Board of Directors, the most senior Director (in terms of current consecutive years of Board service) present shall, at the request of the Chairman of this Company or the Corporate Secretary of this Company, chair the meeting. Members of senior

                                       1-2
     management are included in open sessions of Board and Committee meetings, as appropriate. The Board meets regularly in executive session with only Directors present. The nonmanagement Directors of the Company meet at regularly scheduled full executive sessions, without management. The Director who presides at these full executive sessions is rotated annually among the Chairmen of the principal Committees of the Board. In addition, the Compensation Committee and the Board meet annually in full executive session, without management, to assess the performance of the Chief Executive Officer and consider the Chief Executive Officer's compensation.

     15. Board members have full access to Company management. In addition, the Board or any of its Committees have the authority to retain counsel and other independent experts or consultants, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

     16. The Board conducts a self-evaluation annually to determine whether it and its Committees are functioning effectively. This review is overseen by the Nominating Committee.

     17. As a general matter, the Board believes that management speaks for the Company.

COMMITTEES OF THE BOARD

     18. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of Directors. The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating Committee. All of the members of these Committees will, in the business judgment of the Board, be "independent" Directors under the rules of the New York Stock Exchange and meet the standards of independence required under applicable law. The Board also has established an Investment Committee to assist the Board in reviewing investment policies, strategies, transactions, and performance of the Company and its subsidiaries. The Board also has established an Executive Committee, which may act on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Board may form other Committees from time to time to deal with special issues. One or more Board members also serve on the Board of the Aetna Foundation to oversee and coordinate the Company's charitable giving programs.

     19. The roles of the Committees are defined by the Company's By-Laws and by Committee charters adopted by the Board.

     20. At least annually, the Nominating Committee, in consultation with the Chairman and the Chief Executive Officer, reviews Committee assignments (members and chairs). In considering a Director for Committee membership, the Committee takes into consideration any factors it deems appropriate, including without limitation, the Director's experience and background, and its relevance to the goals and responsibilities of the Committee and the Director's Committee preferences. The Committee then makes Committee assignment recommendations on which the full Board votes. It is the sense of the Board that consideration should be given to rotating Committee members and Committee chairs periodically, but the Board does not believe that rotation should be mandated as a policy because the Board believes that there are significant benefits attributable to the continuity and experience gained in service on a particular Committee over time.

     21. Committee agendas are set by the respective Committee chairs in consultation with management and other Committee members. Committee chairs report on each Committee meeting at the Board meeting following the Committee meeting. Minutes of Committee meetings also are provided to each Director. Each Committee chairman convenes, as appropriate, executive sessions of outside Directors of the Committee to discuss its operations and other related matters.

     22. In the absence of a Committee chair, the most senior Committee member (in terms of Committee service) chairs the Committee meeting.

                                       1-3

COMPENSATION OF DIRECTORS

     23. At least annually, the Nominating Committee reviews competitive compensation survey information, and considers the appropriateness of the form and amount of Director compensation with a view toward attracting and retaining qualified Directors.

     24. The Nominating Committee, with the concurrence of the full Board, has directed that a significant portion of Director compensation be delivered in stock-based forms. In addition, a deferred compensation plan also allows individual Directors voluntarily to defer cash compensation into deferred stock units. The Board of Directors also has adopted Stock Ownership Guidelines.

CONDUCT AND ETHICS STANDARDS FOR DIRECTORS

     25. Directors are subject to applicable provisions of the Company's Code of Conduct. Among other things, Directors must conduct themselves in a manner that avoids actual or apparent conflicts of interest and that protects the Company's business reputation. A conflict of interest occurs when a Director's private interest interferes in any way -- or even appears to interfere -- with the interest of the Company. Except as authorized by the Board of Directors, no outside Director shall have a direct economic relationship with the Company. Company loans to, or guarantees of obligations of, Directors and their family members are prohibited.

     26. Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Accordingly, Directors are prohibited from taking for themselves personally business opportunities that are discovered through the use of Company property, information or position.

     27. Directors, in the course of their Company duties, must comply fully with all federal and state laws applicable to the Company's businesses, and with applicable Company policies (including policies relating to use of confidential information and insider trading).

                                       1-4

                                    ANNEX 2

                                   AETNA INC.
                      INDEPENDENCE STANDARDS FOR DIRECTORS

To be considered independent under the proposed New York Stock Exchange, Inc. ("NYSE") rules, the Board must determine that a Director does not have any direct or indirect material relationship with Aetna. The Board has established the following guidelines to assist it in determining Director independence in accordance with that proposed rule:

     (a) A Director will not be independent if, within the preceding five years:
     (i) the Director was employed by Aetna; (ii) an immediate family member of the Director was employed by Aetna as an officer; (iii) the Director was employed by or affiliated with Aetna's independent auditor; (iv) an immediate family member of the Director was employed by Aetna's independent auditor as a partner, principal or manager; or (v) an Aetna executive officer was on the compensation committee of the board of directors of a company that concurrently employed the Aetna Director or employed an immediate family member of the Director as an officer.

     (b) The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director's independence: (i) if an Aetna Director is an executive officer of another company that does business with Aetna and the annual sales to, or purchases from, Aetna are less than five percent of the annual revenues of the company he or she serves as an executive officer; (ii) if an Aetna Director is an executive officer of another company that is indebted to Aetna, or to which Aetna is indebted, and the total amount of either company's indebtedness to the other is less than five percent of the total consolidated assets of the company he or she serves as an executive officer; (iii) if an Aetna Director is an executive officer of another company in which Aetna owns a common stock interest, and the amount of the common stock interest is less than five percent of the total shareholders equity of the company he or she serves as an executive officer; and (iv) if an Aetna Director serves as an officer, director or trustee of a charitable organization, and Aetna's discretionary charitable contributions to the organization are less than five percent of that organization's total annual charitable receipts. (Aetna's automatic matching of employee charitable contributions will not be included in the amount of Aetna's contributions for this purpose.) Also, a commercial relationship in which a Director is an executive officer of another company that owns a common stock interest in Aetna will not be considered to be a material relationship which would impair a Director's independence. The Board will annually review commercial and charitable relationships of Directors.

     (c) For relationships not covered by the guidelines in (b) above, the determinations of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in (a) and (b) above. For example, if a Director is the executive officer of a company that sells products and services to Aetna that are more than five percent of that company's annual revenues, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director would therefore be considered independent under the proposed NYSE rules. Aetna would explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

In addition, members of certain Board Committees, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

                                       2-1

                                    ANNEX 3

                                   AETNA INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE OF COMMITTEE

The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Aetna Inc. (the "Company") is to assist the Board in its oversight of (1) the integrity of the financial statements of the Company;
(2) the independent accountants' qualifications and independence, (3) the performance of the Company's internal audit function and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee shall also prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

The Committee shall provide a forum for private and direct communications between Committee members and the Company's independent accountants, Internal Audit Department and senior financial management. The Committee shall serve as a channel of communication to the Board for the Company's independent accountants and Internal Audit Department. The Committee also shall, upon request, provide prompt access for the independent accountants and Internal Audit Department to meet directly with the Board. In addition, the Committee will establish procedures to receive, retain and treat complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company's financial statements. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. Each member of the Committee shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, legal counsel, independent accountants or other persons with professional or expert competence.

COMMITTEE MEMBERSHIP

The Committee shall be composed of at least three Directors, who shall satisfy the applicable independence, experience and other membership requirements under the rules of the New York Stock Exchange, Inc. (the "NYSE"), as such requirements are interpreted by the Board in its business judgment, and under applicable law.

All new Committee members also participate in an Audit Committee Orientation Program where they are provided with appropriate background information about the Company and the workings of the Committee.

The members of the Committee shall be appointed annually and may be replaced by the Board.

                                       3-1

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its Chairman. The Committee shall meet as often as necessary to carry out its responsibilities under this Charter, but at least five times a year. The Committee shall make regular reports to the Board.

The Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent accountants, including the resolution of any disagreements between management and the independent accountants regarding financial reporting. The independent accountants will report directly to the Committee.

The Committee is authorized to perform each of the specific duties set forth herein and any other duties it considers necessary or advisable to carry out its purpose, responsibilities and its specific duties. To the extent relevant to carrying out its purpose, responsibilities and duties, the Committee is empowered to recommend that any activity of the Company be investigated and, in appropriate circumstances, the Committee is empowered to investigate any activity of the Company.

The Committee Chairman sets the meeting agendas in consultation with management and other Committee members. Among other things, an assessment of potential risks of the Company conducted by management, the independent accountants and the Internal Audit Department is taken into account in setting the Committee's agendas.

SPECIFIC DUTIES

In discharging its responsibilities, the Committee shall perform the following duties, as well as any other additional duties as may be required by NYSE rule or applicable law:

Relationship with Independent Accountants

     a. The Committee will annually review the qualifications, performance and independence of the independent accountants. The Committee's evaluation shall also include the review and evaluation of the lead partner of the independent accountants. In conducting this review, the Committee shall obtain and review a report from the independent accountants regarding (a) the independent accountants' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, (c) any significant litigation against the firm, and (d) all relationships between the independent accountants and the Company. The Committee will actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. The Committee shall discuss with the independent accountants the rotation of the lead audit partner or other members of the independent accountants' audit team. The Committee periodically shall consider whether it is appropriate to rotate the independent accountants. The Committee will also confer with management and the internal auditors in reviewing the qualifications, performance and independence of the independent accountants. The Committee shall present its conclusions to the Board.

     b. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent accountants. The Chairman of the Committee may approve any proposed non-

                                       3-2
     audit engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.

     c. Meet in private session with the independent accountants at each regularly scheduled in-person meeting of the Committee.

     d. Review with the independent accountants the planning, staffing and scope of their examination with emphasis on accounting and financial areas where the Committee, management or the accountants believe special attention should be directed.

     e. Review with the independent accountants:

        1. results of their audit, including their opinion on the financial statements,

        2. their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security, as well as special audit steps, if any, adopted in light of material control issues,

        3. alternative GAAP methods discussed with management, ramifications of alternative disclosures and treatment preferred by the independent accountants,

        4. critical accounting policies and practices,

        5. any audit problems or difficulties and management's response, including

        - accounting adjustments noted or proposed by the independent accountants but not recorded,

        - issues discussed with the independent accountants' national office,

        - any management or internal control letter issued or proposed by the independent accountants to the Company,

        - significant disagreements, if any, with management,

        - cooperation received from management in the conduct of the audit,

        - time constraints on the independent accountants, and

        - any restrictions on the scope of activities or on access to requested information,

        6. any other material written communication between the independent accountants and management, and

        7. other matters related to the conduct of the annual audit or the review of quarterly financial results required to be communicated to the Committee under applicable law, auditing standards or other professional accounting standards.

Relationship with Internal Audit Department

     a. Review and consult with management in management's appointment, replacement, reassignment and dismissal of the Director of Internal Audit.

     b. Meet in private session with the Director of Internal Audit at each regularly scheduled in-person meeting of the Committee.

     c. Review the Internal Audit Department's objectives, resources and effectiveness, its organizational position, objectivity and status within the Company, and its annual audit plan, including its coordination with the examination performed by the independent accountants.

     d. Review the results of the Internal Audit activities for the year. Review their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security.

                                       3-3

     e. Review periodically the Internal Audit Department's written Charter and inquire whether the Department is in compliance with relevant professional standards.

Relationship with Management

     a. Meet in private session with management at each regularly scheduled in-person meeting of the Committee.

     b. Review their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security. Review and discuss management's annual report required by applicable law with respect to the Company's internal controls, and the process by which the report is produced.

     c. Before publication, review and discuss with management and the independent accountants the annual financial statements and quarterly financial statements, related footnotes and related disclosures, including the accompanying management's discussion and analysis of financial condition and results of operations. Review and discuss the Chief Executive Officer's and Chief Financial Officer's quarterly certification required by applicable law with respect to the Company's financial statements and reports and other matters filed with the SEC, as well as management's annual certification required by NYSE rule with respect to compliance with listing standards, and the process by which these certifications are produced. Discuss earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

     d. Discuss all critical accounting policies and practices, and any significant changes in selection or application of accounting principles proposed by management.

     e. Discuss significant accounting accruals, reserves or other estimates made by management, including reviewing the actuarial reports concerning the annual actuarial opinions.

     f. Discuss any other analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

     g. Discuss the significant accounting, reporting, regulatory and other developments affecting the Company's annual and quarterly financial statements, related footnotes and related disclosures.

     h. Review the effect of any off-balance sheet structures on the Company's annual and quarterly financial statements, related footnotes and related disclosures.

     i. Inquire whether a second opinion regarding a significant accounting matter had been sought and, if so, discuss the accounting method selected.

     j. Review management letter comments received and management's response to/implementation of those comments.

     k. Periodically review with the General Counsel significant litigation and regulatory matters involving the Company and review with the General Counsel and independent accountants related disclosures made in the annual financial statements and related footnotes.

Other

     a. Discuss periodically management's policies with respect to risk assessment and risk management, and discuss periodically with the independent accountants, management and Internal Audit Department significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

                                       3-4

     b. Consider whether there are any emerging issues which the Committee should become involved with in the future.

     c. Review transactions or courses of dealing with parties related to the Company which are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and that are relevant to an understanding of the Company's financial statements.

     d. Discuss periodically with management the program that management establishes to monitor compliance with the Company's code of conduct and laws and regulations.

     e. Meet in executive session at each regularly scheduled in-person meeting of the Committee.

     f. Establish Company policies for the hiring of employees or former employees of the independent accountants.

     g. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     h. Evaluate the Committee's performance annually.

     i. Perform any other responsibilities delegated to the Committee by the Board from time to time.

                                       3-5

                                    ANNEX 4

                                   AETNA INC.
               COMMITTEE ON COMPENSATION AND ORGANIZATION CHARTER

PURPOSE OF COMMITTEE

The primary purpose of the Committee on Compensation and Organization (the "Committee") of the Board of Directors (the "Board") of Aetna Inc. (the "Company") is to discharge the Board's responsibilities relating to compensation of the Company's executives. In doing so, the Committee shall:

     1. evaluate and determine the compensation of the Company's executive officers and such other key executives or executive positions as identified by the Committee;

     2. oversee compensation and benefits plans, policies and programs of the Company;

     3. administer the equity-based incentive compensation plans of the Company and the Company's Section 162m Annual Incentive Plan; and

     4. consider from time to time and, when appropriate, make recommendations to the Board as to the development and succession plans for the senior management of the Company.

The Committee shall prepare an annual report on executive compensation for inclusion in the Company's Proxy Statement in accordance with applicable rules and regulations.

COMMITTEE MEMBERSHIP

The Committee shall be composed solely of at least three members of the Board, each of whom is, in the business judgment of the Board, "independent" under the rules of the New York Stock Exchange, Inc.

The members of the Committee shall be appointed annually and replaced by the Board.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet as often as necessary to carry out its responsibilities under this Charter, but at least three times a year. The Committee shall make regular reports to the Board. Except for grants and awards to executive officers, the Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants. Further, the Committee shall have the sole authority to select, retain and terminate any compensation consultant to be used to assist the Committee in the evaluation of Chief Executive Officer ("CEO") and senior executive compensation, and shall have sole authority to approve the consultant's fees and other retention terms.

COMMITTEE RESPONSIBILITIES AND AUTHORITY

The following are the goals and responsibilities of the Committee:

     1. To annually review and approve corporate goals and objectives relevant to CEO and other executive officer compensation, evaluate their performance in light of those goals and objectives, and establish their compensation levels based on this evaluation. In determining the long-term incentive component of CEO and other executive officer compensation, the Committee will consider the Company's performance, the value of similar incentive awards to CEOs and other executive officers at comparable

                                       4-1
     companies, and the awards given to the CEO and other executive officers in past years. The Committee also shall take into account the need to attract and retain high-performing executives. The Company's CEO should not attend any portion of a meeting where the CEO's performance or compensation are discussed, unless specifically invited by the Committee.

     2. To review and approve, for the CEO and the executive officers of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive level, (d) employment agreements, severance arrangements, and change-in-control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits, arrangements or agreements, including perquisites.

     3. To develop principles and process for selection of CEO and key executives, including succession in the event of an emergency or retirement, for consideration by the Board, and to oversee the creation of development plans for such executives.

     4. To review and recommend to the Board proposed business affiliations of executive officers of the Company.

     5. To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     6. To evaluate its own performance annually.

     7. To perform any other responsibilities delegated to the Committee by the Board from time to time.

                                       4-2

                                    ANNEX 5

                                   AETNA INC.
                          EXECUTIVE COMMITTEE CHARTER

PURPOSE OF COMMITTEE

The primary purpose of the Executive Committee (the "Committee") of the Board of Directors (the "Board") of Aetna Inc. (the "Company") is to act on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Committee has and may exercise all of the powers and authority of the Board, subject to such limitations as the Board and/or applicable law may from time to time impose.

COMMITTEE MEMBERSHIP

The Committee shall be composed of at least three members of the Board, including the Chairman of the Board (the "Chairman").

The members of the Committee shall be appointed annually and replaced by the Board.

COMMITTEE STRUCTURE AND OPERATIONS

The Chairman shall be the chairperson of the Committee. The Committee shall meet at the call of the Chairman. The Committee shall report its actions to the Board.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants.

                                       5-1

                                    ANNEX 6

                                   AETNA INC.
                          INVESTMENT COMMITTEE CHARTER

PURPOSE OF COMMITTEE

The primary purpose of the Investment Committee (the "Committee") of the Board of Directors (the "Board") of Aetna Inc. (the "Company") is to assist the Board in reviewing investment policies, strategies, transactions, and performance of the Company and its subsidiaries.

COMMITTEE MEMBERSHIP

The Committee shall be composed of at least three members of the Board.

The members of the Committee shall be appointed annually and replaced by the Board.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet at least three times a year. The Committee shall make regular reports to the Board. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants.

COMMITTEE GOALS AND RESPONSIBILITIES

The following are the goals and responsibilities of the Committee:

     1. To review the investment policies, strategies, and programs of the Company and its subsidiaries.

     2. To direct the sale of securities and other property of the Company, except real property owned and occupied by the Company for the conduct of its business, as it may deem best.

     3. To direct the investment of the funds of the Company (including the incurrence of indebtedness and other liabilities in connection therewith) in such amounts and in such securities or other property as the Committee shall consider for the best interest of the Company.

     4. To delegate authority to management to execute individual investment transactions on behalf of the Company within policies and limits approved by the Committee.

     5. To review investment transactions made on behalf of the Company and its subsidiaries, whether pursuant to standing authority granted by the board of directors of each legal entity, or pursuant to specific authority for transactions that exceed authority delegated to management.

     6. To review the performance of the investment portfolios of the Company and its subsidiaries.

     7. To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     8. To evaluate its own performance annually.

     9. To perform any other responsibilities delegated to the Committee by the Board from time to time.

                                       6-1

                                    ANNEX 7

                                   AETNA INC.
                       MEDICAL AFFAIRS COMMITTEE CHARTER

PURPOSE OF COMMITTEE

The primary purpose of the Medical Affairs Committee (the "Committee") of Aetna Inc. (the "Company") is to assist the Company's Board of Directors (the "Board") in the general oversight of Company policies and practices that relate to providing members with access to cost-effective quality health care.

COMMITTEE MEMBERSHIP

The Committee shall be composed of the Chairman of the Board and at least two additional outside members of the Board. The members of the Committee shall be appointed annually and replaced by the Board.

The Company's Chief Medical Officer shall support the Committee in identifying the issues and policies to be reviewed by the Committee, and in coordinating presentations and the distribution of information to the Committee.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet as often as necessary to carry out its responsibilities under this Charter, but at least three times a year. The Committee shall make regular reports to the Board. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants.

COMMITTEE GOALS AND RESPONSIBILITIES

Among the Committee's goals and responsibilities are the following:

     1. To review significant Company strategies and initiatives relating to the objective of promoting access to cost-effective quality health care and to consider the impact of those strategies and initiatives on members and participating physicians, hospitals and other health care providers.

     2. To review Company strategies that have been designed to enhance the effectiveness of the Company's interaction with physicians and which thereby assist in the promotion of access to quality health care for members.

     3. To review the scope and effectiveness of the Company's disease management and case management programs.

     4. To oversee the Company's development of an integrated medical management model that utilizes medical, pharmacy, laboratory and behavioral/mental health data to assist in the promotion of appropriate health care to members.

     5. To review Company initiatives designed to address socioeconomic, racial and ethnic disparities in health care.

     6. To review and reassess the adequacy of this Charter annually and to recommend any proposed changes to the Board for approval.

     7. To evaluate its own performance annually.

     8. To perform any other responsibilities delegated to the Committee by the Board from time to time.

                                       7-1

                                    ANNEX 8

                                   AETNA INC.
                      NOMINATING AND CORPORATE GOVERNANCE
                               COMMITTEE CHARTER

PURPOSE OF COMMITTEE

The primary purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Aetna Inc. (the "Company") is to assist the Board in identifying and recommending individuals to the Board for nomination as members of the Board and its committees, and in developing and recommending to the Board corporate governance principles applicable to the Company.

COMMITTEE MEMBERSHIP

The Committee shall be composed solely of at least three members of the Board, each of whom is, in the business judgment of the Board, "independent" under the rules of the New York Stock Exchange, Inc.

The members of the Committee shall be appointed annually and replaced by the Board.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet as often as necessary to carry out its responsibilities under this Charter, but at least three times a year. The Committee shall make regular reports to the Board. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants. Further, the Committee shall have the sole authority to select, retain and terminate any search firm to be used to identify Director candidates and to approve the search firm's fees and other retention terms.

COMMITTEE GOALS AND RESPONSIBILITIES

The following are the goals and responsibilities of the Committee:

     1. To identify candidates believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as Directors of the Company at the annual meeting of shareholders. In nominating candidates, the Committee shall take into consideration the criteria set with the concurrence of the full Board and re-evaluated periodically. The criteria weighed in the Director selection process include:

the relevance of the candidate's experience to the business of the Company; enhancing the diversity of the Board; the candidate's independence from conflict or direct economic relationship with the Company; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that outside Directors nominated by the Board shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Honorary Directors shall not be appointed.

     2. To recommend to the Board the structure, composition and functions of the committees of the Board and to identify, in consultation with the Chairman and Chief Executive Officer of the Company, Board members qualified to become members of the committees of the Board (including this Committee). In

                                       8-1
     nominating a Director for committee membership, the Committee shall take into consideration any factors it deems appropriate, including without limitation, the Director's experience and background, and its relevance to the goals and responsibilities of the committee and the Director's committee preferences.

     3. To develop and recommend to the Board corporate governance principles applicable to the Company, and to review those principles periodically.

     4. To review the compensation of, and benefits for, Directors; the retirement policy for Directors; any waiver and interpretation of the code of business conduct and ethics applicable to Directors; and potential conflicts of interest or other issues arising as a result of other positions held or proposed to be held by, or any change in circumstances of, a Director.

     5. To oversee the annual evaluation of the Board.

     6. To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     7. To evaluate its own performance annually.

     8. To perform any other responsibilities delegated to the Committee by the Board from time to time.

                                       8-2

                                     Aetna
                              2002 Annual Report,
                                Financial Report

AETNA ANNUAL REPORT,
FINANCIAL REPORT 2002
--------------------------------------------------------------------------------

Management's Discussion and Analysis........................
Overview....................................................    1
Health Care.................................................    3
Group Insurance.............................................    9
Large Case Pensions.........................................   12
Corporate Interest..........................................   17
Severance and Facilities Charges............................   18
Results of Discontinued Operations..........................   20
Total Investments...........................................   21
Liquidity and Capital Resources.............................   26
Critical Accounting Policies................................   30
Goodwill and Other Acquired Intangible Assets...............   33
New Accounting Standards....................................   34
Regulatory Environment......................................   34
Forward-Looking Information/Risk Factors....................   41
Selected Financial Data.....................................   47
Consolidated Financial Statements...........................   48
Notes to Consolidated Financial Statements..................   52
Management's Responsibility for Financial Statements........  105
Independent Auditors' Report................................  106
Quarterly Data..............................................  107
Board of Directors and Management...........................  108
Shareholder Information.....................................  109

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis presents a review of Aetna Inc. and its subsidiaries as of December 31, 2002 and 2001, and its results of operations for 2002, 2001 and 2000. This Management's Discussion and Analysis should be read in its entirety, since it contains detailed information that is important to understanding Aetna Inc. and its subsidiaries' results and financial condition. The information herein is as of February 26, 2003.

OVERVIEW

GENERAL

The consolidated financial statements include Aetna Inc. (a Pennsylvania corporation) ("Aetna") and its subsidiaries (collectively, the "Company"). The Company's operations include three business segments: Health Care, Group Insurance and Large Case Pensions. Health Care consists of health and dental plans offered on both a risk basis (where the Company assumes all or a majority of the risk for health and dental care costs) ("Risk") and an employer-funded basis (where the plan sponsor under an administrative service contract, and not the Company, assumes all or a majority of this risk) ("ASC"). Health plans include health maintenance organization ("HMO"), point-of-service ("POS"), preferred provider organization ("PPO") and indemnity benefit products ("Indemnity"). The Group Insurance segment includes group life insurance products offered on a risk basis, as well as group disability and long-term care insurance products offered on both a risk and an employer-funded basis. Large Case Pensions manages a variety of retirement products (including pension and annuity products) primarily for defined benefit and defined contribution plans. These products provide a variety of funding and benefit payment distribution options and other services. The Large Case Pensions segment includes certain discontinued products.

TURNAROUND INITIATIVES

During 2002, the Company continued to implement strategic and operational initiatives aimed at improving the performance of its business. These initiatives included, among other things, implementing a new customer market approach, improving the efficiency of operations, addressing rising medical costs, improving relations with health care providers and withdrawing certain products within markets. Specific actions taken included significant price increases, withdrawal from certain unprofitable Commercial HMO and Medicare products within markets, changes to underwriting practices, initiatives to improve the efficiency of claims payment and other member services processes, and initiatives to reduce expenses, including significant staff reductions.

For various reasons, including premium rate increases and withdrawal from certain unprofitable Commercial HMO and Medicare products within markets, the Company's membership has decreased significantly. Total medical membership at December 31, 2002 was 13.7 million members, compared to 17.2 million members at December 31, 2001.

The Company has also continued to reduce its cost structure as its membership has decreased. The Company recorded severance and facilities charges of $105 million after tax during 2002 and a severance and facilities charge of $125 million after tax in the fourth quarter of 2001. Refer to "Severance and Facilities Charges" and Note 11 of Notes to Consolidated Financial Statements for more information.

Consolidated Results

The Company reported a net loss of $2.5 billion in 2002, a net loss of $280 million in 2001 and net income of $127 million in 2000. The Company reported income from continuing operations of $393 million in 2002 and losses from continuing operations of $292 million in 2001 and $127 million in 2000. Income from continuing operations per diluted common share was $2.57 in 2002 compared to losses from continuing operations per basic common share of $2.03 in 2001 and $.90 in 2000. The net loss in 2002 includes income from discontinued operations of $50 million and a cumulative effect charge of approximately $3.0 billion related to the Company's adoption of Financial Accounting Standard ("FAS") No. 142, Goodwill and Other Intangible Assets, as discussed below. The loss in 2001 includes an $11 million benefit from the reduction of the reserve for costs relating to the sale of certain discontinued operations and a cumulative effect benefit of $.5 million related to the Company's adoption of the amended FAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The net income in 2000 includes income from discontinued operations of $255 million. (Refer to "Results of Discontinued Operations" for more information.)

For 2002, income from continuing operations includes severance and facilities charges of $105 million, a benefit from the reduction of the reserve for anticipated future losses on discontinued products in the Large Case Pensions segment of $5 million and net realized capital gains of $22 million. The loss from continuing operations in 2001 includes a severance and facilities charge of $125 million, a benefit from the reduction of the reserve for anticipated future losses on discontinued products in Large Case Pensions of $61 million and net realized capital gains of $74 million. The loss from continuing operations in 2000 includes a charge of $238 million related to the write-off of goodwill primarily associated with Medicare service area exits effective January 1, 2001, a severance and facilities charge of $93 million, costs of $38 million resulting from change in control-related payments and other costs required to effect the spin-off of the Company from its predecessor, a benefit from the reduction of the reserve for anticipated future losses on discontinued products in Large Case Pensions of $95 million and net realized capital losses of $14 million. Excluding these items, income from continuing operations would have been $470 million in 2002 compared to a loss from continuing operations of $302 million in 2001, and income from continuing operations of $161 million in 2000.

Pharmacy Strategy

In October 2002, the Company announced that, following a review of strategic options related to its pharmacy benefits management operations, the Company decided to retain and expand upon its existing capabilities. In February 2003, the Company completed the purchase of a mail order pharmacy facility from Eckerd Health Services. The Company also expects to expand its existing clinical and sales capabilities relating to its pharmacy benefits management operations.

New Accounting Standard On Goodwill and Other Acquired Intangible Assets

On January 1, 2002, the Company adopted FAS No. 142. As a result, the Company recorded an impairment of goodwill of approximately $3.0 billion in the first quarter of 2002 which is recorded as a cumulative effect adjustment in the Consolidated Statement of Income. Refer to "Critical Accounting Policies" and "Goodwill and Other Acquired Intangible Assets" within this MD&A and Notes 2 and 6 of Notes to Consolidated Financial Statements for further discussion.

HEALTH CARE

Operating Summary


(MILLIONS)                                                                2002        2001         2000
----------------------------------------------------------------------  ---------   ---------   ---------
Premiums:

   Commercial HMO (1).................................................  $10,858.5   $14,345.8   $14,164.4
   Medicare HMO.......................................................    1,013.1     1,995.7     4,051.3
   Other (2)..........................................................    3,164.5     3,598.9     3,530.9
                                                                        ---------   ---------   ---------
Total premiums........................................................   15,036.1    19,940.4    21,746.6
                                                                        ---------   ---------   ---------
Administrative services contract fees.................................    1,806.6     1,802.9     1,903.2
Net investment income.................................................      295.7       373.9       428.5
Other income..........................................................       15.6        50.6        45.1
Net realized capital gains............................................       56.0       102.2         2.6
                                                                        ---------   ---------   ---------
      Total revenue...................................................   17,210.0    22,270.0    24,126.0
                                                                        ---------   ---------   ---------
Health care costs (3).................................................   12,452.8    17,938.8    18,884.1
Salaries and related benefits.........................................    2,150.1     2,188.4     2,384.6
Other operating expenses..............................................    1,884.4     2,130.0     2,261.4
Amortization of goodwill..............................................         --       198.1       204.9
Amortization of other acquired intangible assets......................      130.8       218.5       230.7
Goodwill write-off....................................................         --          --       310.2
Severance and facilities charges......................................      156.0       192.5       142.5
                                                                        ---------   ---------   ---------
      Total benefits and..............................................   16,774.1    22,866.3    24,418.4
      expenses
                                                                        ---------   ---------   ---------
Income (loss) before income taxes (benefit) and cumulative effect
adjustments...........................................................      435.9      (596.3)     (292.4)
Income taxes (benefit)................................................      119.5      (157.3)         .4
Cumulative effect adjustments, net of tax.............................   (2,965.7)         .5          --
                                                                        ---------   ---------   ---------
Net loss..............................................................  $(2,649.3)  $  (438.5)  $  (292.8)
                                                                        =========   =========   =========
Net realized capital gains, net of tax (included above)...............  $    36.4   $    77.4   $    13.1
                                                                        =========   =========   =========

--------------
(1) Commercial HMO includes premiums related to POS members who access primary care physicians and referred care through an HMO network.

(2) Includes POS, PPO, Indemnity, Medicaid HMO and Dental products.

(3) The percentage of health care costs related to capitated arrangements (a fee arrangement where the Company pays providers a monthly fixed fee for each member, regardless of the medical services provided to the member) was 11.3% for 2002, compared to 11.7% for 2001 and 14.1% for 2000.

The table presented below identifies certain items which, although they may recur, are excluded from net loss to arrive at operating earnings or loss. Management believes this provides a comparison more reflective of Health Care's underlying business performance. The table reconciles operating earnings or loss to net loss reported in accordance with accounting principles generally accepted in the United States of America.


(MILLIONS)                                                 2002        2001      2000
-----------------------------------------------------   ---------    --------   -------
Net loss.............................................   $(2,649.3)   $(438.5)   $(292.8)
Other items included in net loss:
   Net realized capital gains........................       (36.4)     (77.4)     (13.1)
   Amortization of goodwill..........................          --      195.3      200.4
   Amortization of other acquired intangible assets..        85.0      142.4      150.0
   Goodwill write-off................................          --         --      238.3
   Severance and facilities charges..................       101.4      125.1       92.6
   Release of state income tax reserves (1)..........       (19.8)        --         --
   Change in control-related costs...................          --         --       37.7
   Cumulative effect adjustments.....................     2,965.7        (.5)        --
                                                        ---------    -------    -------
Operating earnings (loss)............................   $   446.6    $ (53.6)   $ 413.1
                                                        =========    =======    =======

--------------
(1) During the first quarter of 2002, the Company released $19.8 million of state income tax related reserves as a result of the favorable conclusion of several state tax audits.

2002 Compared to 2001

Operating earnings for 2002 reflect an increase of $500 million from the operating loss in 2001, which decreased $467 million from the operating earnings in 2000. For 2002 and 2001, membership levels were lower than in the prior year periods, resulting in both lower overall premiums and medical costs. For 2002, the increase in operating earnings was due primarily to significant premium rate increases and reductions of membership with historically higher medical cost ratios (including withdrawal of products within certain markets), partially offset by higher per member medical costs for Commercial HMO products and, to a lesser extent, for PPO, POS and Indemnity products. Premiums for 2002 also reflect a benefit of approximately $21 million after tax ($32 million pretax) from the favorable resolution of prior period contract matters for a large customer. Medical costs for 2002 reflect the favorable development of prior period medical cost estimates of approximately $26 million after tax ($40 million pretax) for Commercial HMO products and approximately $23 million after tax ($35 million pretax) for Medicare HMO. Medical costs for 2001 reflect the unfavorable development of prior period medical cost estimates of approximately $42 million after tax ($65 million pretax), primarily related to Medicare service areas that the Company exited, effective January 1, 2001. The increase in 2002 operating earnings was also attributable to a decrease in total operating expenses, including salaries and related benefits, resulting from expense reduction initiatives related to lower membership levels, including workforce reductions, lower broker commissions and sales compensation expense, offset partially by higher performance-based compensation, due to the Company's improved results, and higher pension costs. Operating earnings for 2002 were adversely affected by a decrease in net investment income due primarily to lower average yields on debt securities, mortgage loans and short-term investments as well as lower average assets, partially offset by higher limited partnership income, and a decrease in other income primarily due to proceeds in the third quarter of 2001, not present in 2002, of approximately $13 million after tax ($20 million pretax) from the sale of the Company's New Jersey Medicaid membership (discussed in more detail below).

2001 Compared to 2000

The decrease in operating earnings for 2001 reflects lower results for Commercial HMO products and, to a lesser extent, lower results for Indemnity, PPO and POS medical products, partially offset by higher results for Medicare HMO products. The decline in results for Commercial HMO products resulted from significantly higher per member medical costs outpacing per member premium rate increases, partially offset by a decrease in operating expenses, including salaries and related benefits, resulting from expense reduction initiatives. The decline in results for Indemnity, PPO and POS products was due primarily to higher per member medical costs outpacing per member premium rate increases. The operating loss for 2001 was partially offset by higher results for Medicare HMO products due to the Company's exit of a number of Medicare service areas on January 1, 2001 and per member premium rate increases on renewing business, partially offset by significantly higher per member medical costs. 2001 results also reflect a decrease in net investment income primarily due to lower income from limited partnerships and lower yields on debt securities and short-term investments, partially offset by higher asset balances. Results in 2001 also include a charge of $15 million after tax ($23 million pretax) for prior period claim surcharges, and a benefit of $13 million after tax ($20 million pretax) related to the net settlement of a reinsurance agreement with The Prudential Insurance Company of America, as well as a benefit of approximately $13 million after tax ($20 million pretax) relating to the sale of the Company's New Jersey Medicaid membership. Results for Risk Products in 2000 also reflect a favorable development related to a government plan arrangement included in Indemnity, PPO and POS products, almost entirely offset by unfavorable development related to the resolution or termination of certain provider contracts included in Medicare HMO products.

Commercial HMO

Commercial HMO premiums decreased approximately $3.5 billion in 2002, when compared to 2001, and increased $181 million in 2001, when compared to 2000. This decrease for 2002 primarily reflects significant membership reductions, offset in part by significant premium rate increases on renewing business. The increase in 2001 was due to premium rate increases on renewing business, partially offset by a shift in the geographic mix of membership, customers selecting lower premium plans and by membership reductions.

The Commercial HMO medical cost ratio was 83.2% for 2002, 90.3% for 2001 and 86.3% for 2000. The decrease in 2002, compared to 2001, was the result of significant per member premium rate increases outpacing per member medical cost increases and reductions of membership with historically higher medical cost ratios (including withdrawal of products within certain markets). Premiums for 2002 also include a benefit of approximately $32 million pretax from the favorable resolution of prior period contract matters for a large customer. Per member medical cost increases in 2002 were partially offset by favorable development of prior period medical cost estimates of approximately $40 million pretax. Excluding the favorable resolution of prior period contract matters for a large customer and the favorable development of prior period medical cost estimates, the Commercial HMO medical cost ratio was 83.8% for 2002. Higher per member medical costs were primarily due to higher utilization related to 2002 services and also reflect the impact of certain unit cost increases. While the specific factors vary in importance by local market, the major drivers of the increase in utilization include an increase in physician services (including specialists), inpatient services, pharmacy and outpatient services (particularly ambulatory surgeries and radiology). The increase in 2001, compared to 2000, was the result of significantly increased per member medical costs outpacing per member premium increases. Higher per member medical costs were primarily due to higher utilization.

Medicare HMO

The Company's Medicare+Choice contracts with the federal government are renewed for a one-year period each January 1. In September 2002, the Company notified the Centers for Medicare and Medicaid Services ("CMS") of its intent not to renew its Medicare+Choice contracts for 2003 for individuals in a number of Medicare service areas affecting approximately 9,000 members, or approximately 8% of the Company's total Medicare membership at December 31, 2002. Employer groups offering Aetna's Medicare+Choice coverage in these service areas will continue to be able to do so. As part of a new CMS Medicare+Choice Demonstration Project, the Company is offering an open access Medicare+Choice plan (the Aetna Golden Choice plan) for 2003 in certain service areas, including certain service areas where the Company decided not to renew its Medicare+Choice contracts for individuals. This new Aetna Golden Choice plan will not require referrals or the selection of a primary care physician.

In September 2001, the Company notified CMS of its intent to exit a number of Medicare service areas, affecting approximately 95,000 members, or approximately 37% of the Company's total Medicare membership at December 31, 2001. The termination of these Medicare+Choice contracts became effective on January 1, 2002. The medical cost ratio for the exited Medicare service areas, effective January 1, 2002, was approximately 100% for 2001. In June 2000, the Company notified CMS of its intent to exit a number of Medicare service areas affecting approximately 260,000 members, or approximately 47% of the Company's total Medicare membership at December 31, 2000. The termination of these Medicare+Choice contracts became effective on January 1, 2001.

Medicare HMO premiums decreased $983 million in 2002, when compared to 2001, and decreased $2.1 billion in 2001, when compared to 2000. The decrease in 2002 was substantially due to the Company exiting a number of Medicare service areas on January 1, 2002, discussed above. The decrease in 2001, compared to 2000, was due to the exit of a number of Medicare service areas on January 1, 2001, partially offset by increases in supplemental premiums and rate increases by CMS.

The Medicare HMO medical cost ratio for 2002 was 82.2%, compared to 93.7% (excluding premiums and medical costs relating to Medicare service areas that the Company exited, effective January 1, 2001 ("2001 exited markets")) for 2001 and 91.6% for 2000 excluding 2001 exited markets. The decrease for 2002, compared to 2001, primarily reflects the Company's exit from certain Medicare service areas on January 1, 2002 that had high medical cost ratios, premium rate increases outpacing medical cost increases and the favorable development of prior period medical cost estimates discussed previously. Excluding the favorable development of prior period medical cost estimates for 2002 of approximately $35 million pretax, the Medicare HMO medical cost ratio was 85.6%. The increase for 2001, compared to 2000, reflects increased per member medical costs which outpaced the increases in supplemental premiums and CMS rate increases. The increases in per member medical costs were primarily a result of higher utilization and, to a lesser extent, unit cost increases mostly due to a shift from capitation to fee-for-service arrangements in certain markets. Excluding premiums and medical costs relating to Medicare service areas that the Company exited, effective January 1, 2002, the Medicare HMO medical cost ratio would have been approximately 91.0% for 2001. Medical costs for 2001 reflect the unfavorable development of prior period medical cost estimates of approximately $56 million pretax, primarily related to those Medicare service areas that the Company exited, effective January 1, 2001. For 2001 and 2000, the Medicare HMO medical cost ratio (including 2001 exited markets) was 95.7% and 97.0%, respectively.

MEDICAID SALE

On August 1, 2001, the Company completed the sale of its New Jersey Medicaid and New Jersey Family Care membership to AmeriChoice. The agreement covered approximately 118,000 New Jersey Medicaid beneficiaries and members of the New Jersey Family Care program for uninsured children and adults. Proceeds from this sale of approximately $20 million pretax are included in other income for 2001. The operating results of the Medicaid business sold, which include the proceeds from the sale, were not material to the Company's results of operations.

HEALTH CARE COSTS PAYABLE

Health care costs payable reflects estimates of the ultimate cost of claims that have been incurred but not yet reported or reported but not yet paid. Health care costs payable is estimated periodically, and any resulting adjustments are reflected in the current-period operating results within health care costs. Health care costs payable is based on a number of factors, including those derived from historical claim experience. A large portion of health care claims are not submitted to the Company until after the end of the quarter in which services are rendered by providers to members. As a result, an extensive degree of judgment is used in this estimation process, considerable variability is inherent in such estimates, and the adequacy of the estimates is highly sensitive to changes in medical claims payment patterns and changes in medical cost trends. A worsening (or improvement) of medical cost trend or changes in claim payment patterns from those that were assumed in estimating health care costs payable at December 31, 2002 would cause these estimates to change in the near term, and such a change could be material. For example, a 100 basis point change in the estimated medical cost trend for Commercial HMO Risk products would have changed annual after tax results for 2002 by approximately $50 million. This estimation process is a critical accounting policy for the Company. Refer to "Critical Accounting Policies" for more information.

OTHER REVENUE

ASC fees for 2002 remained relatively consistent with 2001. This reflects overall lower ASC membership levels, offset by an increase in rates. The decrease in ASC fees for 2001 of approximately $100 million, when compared to 2000, is primarily due to lower overall membership levels, partially offset by higher Commercial HMO fees due to higher Commercial HMO membership and rate increases.

Net realized capital gains for 2002 include a capital gain of $39 million after tax related to the Company's 1997 sale of its behavioral health subsidiary, Human Affairs International ("HAI") and net gains from the sale of debt securities resulting from the Company's rebalancing of its investment portfolio in a low interest rate environment. The Company records capital gains relating to the HAI sale as they become realizable. Refer to "Total Investments - Capital Gains and Losses" for further discussion of the $60 million pretax that was scheduled to be paid to the Company by the purchaser of HAI, Magellan Health Services, Inc. ("Magellan"), and Magellan's current financial condition. These gains were partially offset by capital losses primarily due to the write-down of certain debt and equity securities, the final resolution of matters related to the prior year sale of NYLCare Texas, the sale of the Company's investment in an internet technology-based connectivity company and losses from futures contracts. Net realized capital gains for 2001 primarily reflect a capital gain of $38 million after tax related to the HAI sale, net gains from the sale of debt securities resulting from the Company's rebalancing of its investment portfolio and capital gains resulting from collections of previously charged-off mortgage loans. These gains in 2001 were partially offset by capital losses resulting primarily from the write-down of certain debt securities. Net realized capital gains for 2000 primarily reflect a capital gain of $38 million after tax related to the HAI sale. During 2000, the Company incurred capital losses due to the rebalancing of its investment portfolio in a then rising interest rate environment, the write-down of certain debt securities and on the sale of certain corporate real estate, which almost entirely offset the HAI capital gain.

Income Taxes

Results for 2002 included approximately $20 million of state income tax related reserves released in the first quarter of 2002 as a result of the favorable conclusion of several state tax audits. Results for 2000 included a charge of $238 million after tax related to the write-off of goodwill, primarily associated with Medicare service area exits effective January 1, 2001. Excluding the state income tax reserve release in 2002, the goodwill write-off in 2000, amortization of goodwill for 2001 and 2000, and net realized capital gains and amortization of other acquired intangible assets for all periods, the effective tax rates were 32.4%, 36.6% and 37.3% for 2002, 2001 and 2000, respectively. Fluctuations in the effective tax rates primarily reflect a change in the mix of state income taxes that apply to pretax income or loss. This mix of state income taxes depends on the states in which the Company's earnings or losses are incurred and the level of such earnings or losses, due to differing tax rates and/or limitations of allowed losses in various states.

Membership

Health Care's membership was as follows:


                                DECEMBER 31, 2002             DECEMBER 31, 2001
                            ------------------------     -------------------------
(THOUSANDS)                  RISK     ASC      TOTAL      RISK     ASC       TOTAL
-----------------------     -----    -----    ------     -----    -----     ------
Commercial
   HMO (1).............     3,948    1,349     5,297     6,712    1,086      7,798
   PPO.................       753    3,171     3,924       907    3,168      4,075
   POS.................       101    2,514     2,615       183    2,820      3,003
   Indemnity...........       106    1,517     1,623       204    1,691      1,895
                            -----    -----    ------     -----    -----     ------
   Total Commercial
   Membership..........     4,908    8,551    13,459     8,006    8,765     16,771
Medicare HMO...........       117       --       117       255       --        255
Medicaid HMO...........        --      102       102        15      129        144
                            -----    -----    ------     -----    -----     ------
   Total Medical
   Membership..........     5,025    8,653    13,678     8,276    8,894     17,170
                            =====    =====    ======     =====    =====     ======
Dental.................     4,740    7,027    11,767     5,704    7,755     13,459
                            -----    -----    ------     -----    -----     ------

--------------
(1) Commercial HMO in thousands includes POS members who access primary care physicians and referred care through an HMO network of 1,067 at December 31, 2002 and 1,475 at December 31, 2001.

Total medical and dental membership as of December 31, 2002 decreased by approximately 3.5 million members and 1.7 million members, respectively, compared to December 31, 2001, resulting from the Company's strategic and operational initiatives, including significant price increases, the withdrawal of under-performing Commercial HMO products in certain markets and the exit from certain Medicare service areas. Substantially all of the medical membership decrease relates to Risk membership and as a result, ASC membership at December 31, 2002 represents approximately 63% of Health Care's total medical membership, compared to approximately 52% at December 31, 2001.

Outlook

The Company continues to implement its strategic and operational initiatives which are designed to improve profitability and competitiveness. As a result, certain key actions and the Company's success in implementing them are expected to be significant drivers of the Company's 2003 financial performance. A key goal for the Company in 2003 is to begin to grow membership levels, as discussed below.

Medical Costs/Pricing Actions. The Company continues to take certain actions designed to improve its medical cost ratios. The Company attempts to improve profitability through price increases and, where appropriate, through improved underwriting and more effective contracting, benefit plan designs and medical management programs. Premiums for Risk health plans are generally fixed for one-year periods and, accordingly, cost levels in excess of medical cost projections reflected in pricing cannot be recovered in the contractual year through higher premiums. The Company has sought significant price increases for 2003 renewals to further improve profitability. A majority of the Company's Health Risk business will renew during the first quarter of 2003. As a result, the Company's results for 2003 are particularly sensitive to the price increases it achieves for business renewing in the early part of the year. There can be no assurances regarding the accuracy of medical cost projections assumed for pricing purposes and if the rate of increase in medical costs in 2003 were to exceed the levels projected for pricing purposes, our results would be materially adversely affected.

Membership/Revenue. Premium increases for 2002 renewals and other actions resulted in significantly reduced membership for 2002. Actions affecting membership also included the exit of certain Medicare service areas and the withdrawal of under-performing Commercial HMO products in certain markets. Further premium increases for 2003 renewals have resulted in additional membership reductions during the first quarter of 2003. If membership declines more than we expect or if we lose accounts with favorable medical cost experience while retaining accounts with unfavorable medical cost experience, our business and results of operations may be adversely affected in 2003. First quarter 2003 medical membership is expected to be approximately 13.0 million members. However, the Company is taking steps to begin to increase membership and expects growth beginning in the second quarter of 2003 and that medical membership at December 31, 2003 will be approximately 13.2 million members. Lower levels of membership are projected to result in lower revenue in 2003, compared to 2002.

Expenses. To improve operating margins, the Company will need to continue to reduce operating expenses, particularly if membership continues to decrease. The Company continues to implement initiatives designed to improve the efficiency of its operations, while at the same time attempting to improve customer service and comply with important new privacy and other regulations. The Company recorded severance and facilities charges for Health Care of $28 million after tax in the fourth quarter of 2002, $56 million after tax in the third quarter of 2002 and $18 million after tax in the second quarter of 2002 relating to actions to reduce its workforce and vacate certain leased facilities. The charge in the fourth quarter of 2002 includes the elimination of approximately 607 positions and is expected to be completed by December 31, 2003. The charge in the third quarter of 2002 includes the elimination of approximately 2,600 positions and is expected to be completed by September 30, 2003. The charge in the second quarter of 2002 was substantially completed by December 31, 2002. (Refer to "Severance and Facilities Charges" later for additional details.) The Company expects that its 2003 pension costs will increase by approximately $110 million pretax due to continued or sustained declines in equity markets and the resulting impact on the fair value of pension plan assets (refer to "Critical Accounting Policies -- Defined Benefit Pension and Other Post-Retirement Benefit Plans").

Internal Revenue Service Audits. The Internal Revenue Service is currently auditing certain issues related to the Company and the Company's predecessor, former Aetna, and the Company has established reserves to cover adverse outcomes of such audits. The Company is currently negotiating the settlement of certain of these audits and as a result, the Company expects to conclude certain of these audits in 2003. Refer to Note 13 of Notes to Consolidated Financial Statements for more information.

The future performance of the Company will depend in large part on its ability to continue to implement its strategic and operational initiatives. If these initiatives do not achieve their objectives, or result in unanticipated increases in medical cost trends or other adverse affects, the Company's results in future periods would be materially adversely affected.

Refer to "Forward-Looking Information/Risk Factors" for information regarding other important factors that may materially affect the Company.


GROUP INSURANCE


OPERATING SUMMARY

(MILLIONS)                                                             2002         2001        2000
------------------------------------------------------------------ -----------  -----------  ----------
Premiums:
   Life..........................................................  $   1,093.0  $   1,052.1  $ 1,045.5
   Disability....................................................        300.0        267.4      238.7
   Long-term care................................................         64.4         59.1       44.4
                                                                   -----------  -----------  ---------
Total premiums...................................................      1,457.4      1,378.6    1,328.6
Administrative services contract fees............................         36.0         32.3       34.3
Net investment income............................................        269.5        286.0      300.9
Other income.....................................................          4.0          4.0        4.1
Net realized capital gains (losses)..............................        (21.6)          .4      (49.0)
                                                                   -----------  -----------  ---------
      Total revenue..............................................      1,745.3      1,701.3    1,618.9
                                                                   -----------  -----------  ---------
Current and future benefits......................................      1,380.5      1,303.6    1,216.2
Salaries and related benefits....................................         79.4         85.0       79.3
Other operating expenses.........................................         97.8         90.1       79.5
Severance and facilities charge..................................          5.0          --          --
                                                                   -----------  -----------  ---------
      Total benefits and expenses................................      1,562.7      1,478.7    1,375.0
                                                                   -----------  -----------  ---------
Income before income taxes.......................................        182.6        222.6      243.9
Income taxes.....................................................         57.6         71.2       82.6
                                                                   -----------  -----------  ---------
Net income.......................................................  $     125.0  $     151.4  $   161.3
                                                                   ===========  ===========  =========
Net realized capital gains (losses), net of tax (included above).  $     (14.0) $        .3  $   (31.8)
                                                                   ===========  ===========  =========

RESULTS

Net income for 2002 reflects a decrease of $26 million, when compared to 2001, which decreased $10 million when compared to 2000. Net income for 2001 includes $9 million for life insurance claims resulting from the events of September 11, 2001. Excluding the severance and facilities charges in 2002 of $3 million after tax, the impact from the events of September 11, 2001 and net realized capital gains or losses, operating earnings for 2002 decreased $18 million, compared to 2001, and operating earnings for 2001 decreased $33 million, when compared to 2000. The decrease in operating earnings for 2002 is due primarily to an increase in the benefit cost ratio (current and future benefits divided by premiums) and lower net investment income. Lower net investment income is primarily due to lower average yields on mortgage loans, bonds and short-term investments as well as lower mortgage loan equity participation and prepayment income, partially offset by higher average assets and higher limited partnership and real estate income. The decrease in operating earnings for 2002 also reflects an increase in other operating expenses due primarily to higher broker commission expenses, partially offset by a decrease in salaries and related benefits due primarily to lower sales compensation expense. The decrease in operating earnings for 2001 is due primarily to increases in the benefit cost ratio and operating expenses as well as a decrease in net investment income. The benefit cost ratios, excluding the events of September 11, 2001, were 94.7% for 2002, 93.6% for 2001 and 91.5% for 2000.

Net realized capital losses for 2002 primarily reflect losses due to the write-down of certain investments in debt and equity securities and losses on futures contracts. These losses were partially offset by capital gains from debt securities resulting from the Company's rebalancing of its investment portfolio in a low interest rate environment. Net realized capital gains for 2001 primarily reflect collections of previously charged-off mortgage loans, partially offset by capital losses resulting primarily from the write-down of certain bonds and capital losses on Treasury futures contracts used for managing the maturities of invested assets with the payment of expected liabilities. Net realized capital losses for 2000 primarily reflect the Company's rebalancing of its investment portfolio in a then rising interest rate environment and the write-down of certain debt securities.

The table presented below identifies certain items which, although they may recur, are excluded from net income to arrive at operating earnings. Management believes this provides a comparison more reflective of Group Insurance's underlying business performance. The table reconciles operating earnings to net income reported in accordance with accounting principles generally accepted in the United States of America.


(MILLIONS)                                        2002      2001      2000
-----------------------------------------------  ------    ------    ------
Net income ....................................  $125.0    $151.4    $161.3
Other items included in net income:
    Net realized capital (gains) losses            14.0       (.3)     31.8
    Severance and facilities charges ..........     3.2        --        --
    Impact from events of September 11, 2001...      --       9.0        --
                                                 ------    ------    ------
Operating earnings ............................  $142.2    $160.1    $193.1
                                                 ======    ======    ======
Operating earnings:
    Life products .............................  $112.2    $116.5    $136.0
    Disability and Long-term care products ....    30.0      43.6      57.1
                                                 ------    ------    ------
Total Group Insurance .........................  $142.2    $160.1    $193.1
                                                 ======    ======    ======

Life Products

Life products include Basic Term Group Life Insurance, Group Universal Life, Supplemental or Voluntary programs and Accidental Death and Dismemberment coverage. Operating earnings for Life products decreased for 2002, when compared to 2001, primarily due to lower net investment income discussed previously. Operating earnings for Life products decreased for 2001, when compared to 2000, primarily due to a decrease in net investment income as a result of lower limited partnership income, partially offset by mortgage loan prepayment fees in the first quarter of 2001. The decrease in operating earnings for 2001 also reflects increases in operating expenses and the benefit cost ratio.

Disability and Long-term Care Products

Disability and Long-term care products consist primarily of short-term and long-term disability insurance (and products which combine both), as well as long-term care products, which provide benefits offered to cover the cost of care in private home settings, adult day care, assisted living or nursing facilities. Operating earnings for 2002 decreased, when compared to 2001, primarily due to an increase in the combined benefit cost ratio for Disability and Long-term care products and, to a lesser extent, lower net investment income discussed previously. Operating earnings for 2001 decreased, when compared to 2000, primarily due to an increase in the combined benefit cost ratio for Disability and Long-term care products and, to a lesser extent, increases in operating expenses. The decrease in 2001 operating earnings was partially offset by an increase in net investment income primarily resulting from an increase in mortgage loan prepayment fees. The 2001 increase in the Disability benefit cost ratio reflects an increase in current and future benefits resulting from less favorable reserve developments than those in 2000, partially offset by selective premium rate increases on renewing business.

MEMBERSHIP

Group Insurance's membership was as follows:


(THOUSANDS)                     2002          2001
--------------------------     ------       ------
Life products.............      9,274        9,211
Disability products.......      2,210        2,140
Long-term care products...        180          129
                               ------       ------
Total.....................     11,664       11,480
                               ======       ======

Total Group Insurance membership as of December 31, 2002 increased by 184,000 members, when compared to December 31, 2001. This increase reflects the addition of approximately 1,768,000 members, offset by lapses of approximately 1,584,000 members during 2002. Total Group Insurance membership as of December 31, 2001 decreased 204,000 members, when compared to December 31, 2000. This decrease reflects the addition of approximately 2,196,000 members, offset by lapses of approximately 2,400,000 members during 2001.

Outlook

The Company projects operating earnings in 2003 from Group Insurance products to be slightly lower than 2002 operating earnings. The Company also expects membership for Group Insurance to increase for 2003, compared to 2002.

Refer to "Forward-Looking Information/Risk Factors" for information regarding important factors that may materially affect the Company.

LARGE CASE PENSIONS

Operating Summary

(MILLIONS)                                                                          2002       2001       2000
-------------------------------------------------------------------------------  ---------  ---------  ---------
Premiums.......................................................................  $   219.2  $   453.0  $   139.7
Net investment income..........................................................      685.5      751.7      902.2
Other income...................................................................       18.8       21.3       25.8
Net realized capital gains (losses)............................................        (.1)      (6.5)       6.3
                                                                                 ---------  ---------  ---------
         Total revenue.........................................................      923.4    1,219.5    1,074.0
                                                                                 ---------  ---------  ---------
Current and future benefits....................................................      865.0    1,154.7      937.3
Salaries and related benefits..................................................       15.7       17.0       16.8
Other operating expenses.......................................................        5.2        4.5        8.2
Reductions of reserve for anticipated future losses on discontinued products...       (8.3)     (94.5)    (146.0)
                                                                                 ---------  ---------  ---------
         Total benefits and expenses...........................................      877.6    1,081.7      816.3
                                                                                 ---------  ---------  ---------
Income before income taxes.....................................................       45.8      137.8      257.7
Income taxes...................................................................       16.3       48.9       92.3
                                                                                 ---------  ---------  ---------
Net income.....................................................................  $    29.5  $    88.9  $   165.4
                                                                                 =========  =========  =========
Net realized capital gains (losses), net of tax (included above)...............  $     (.1) $    (4.1) $     4.5
                                                                                 =========  =========  =========
Assets under management: (1)
   Fully guaranteed discontinued products......................................  $ 4,784.2  $ 5,246.2  $ 5,490.0
   Experience-rated............................................................    5,764.2    6,476.3    7,008.5
   Non-guaranteed..............................................................    7,916.5    8,364.7   11,294.1
                                                                                 ---------  ---------  ---------
         Total assets under management.........................................  $18,464.9  $20,087.2  $23,792.6
                                                                                 =========  =========  =========

--------------
(1) Excludes net unrealized capital gains of $511.0 million at December 31, 2002, $176.0 million at December 31, 2001 and $108.1 million at December 31, 2000.

Results

Large Case Pensions' net income decreased $59 million in 2002, compared to 2001, which decreased $77 million from 2000. Net income for 2002 includes a benefit from the reduction of the reserve for anticipated future losses on discontinued products for Large Case Pensions of $5 million due primarily to favorable mortality and retirement experience and certain reductions in administrative expenses, partially offset by lower investment portfolio returns. Net income for 2001 includes a benefit from the reduction of the reserve for anticipated future losses on discontinued products of $61 million primarily as a result of favorable investment performance that included equity gains and mortgage loan prepayment penalty income, as well as favorable mortality and retirement experience. Net income for 2000 includes a benefit from the reduction of the reserve for anticipated future losses on discontinued products of $95 million primarily resulting from favorable investment performance as well as favorable mortality and retirement experience. Excluding the discontinued products reserve releases and net realized capital gains and losses, operating earnings were $24 million in 2002, $32 million in 2001 and $66 million in 2000.

The decreases in results for 2002 and 2001 continue to reflect the run off of underlying liabilities and related assets. Premiums, along with current and future benefits, decreased for 2002, compared to 2001, primarily due to less activity relating to the funding of retirement incentive programs by an existing customer and also the 2001 transfer of cash from separate accounts to the general account to purchase annuities for another large customer. Premiums, along with current and future benefits, increased for 2001, compared to 2000, due to the funding of a retirement incentive program by an existing customer and a transfer of cash from separate accounts to the general account to purchase annuities for another large customer.

General account assets supporting experience-rated products (where the contractholder, not the Company, assumes investment and other risks subject to, among other things, certain minimum guarantees) may be subject to participant or contractholder withdrawal. Experience-rated contractholder and participant withdrawals were as follows:


(MILLIONS)                                                   2002      2001      2000
----------------------------------------------------------  ------    ------    ------
Scheduled contract maturities and benefit payments (1)....  $793.6    $929.3    $870.7
Contractholder withdrawals other than scheduled
  contract maturities and benefit payments (2)............   104.6     218.1     220.4
Participant-directed withdrawals (2)......................    22.9      20.7      44.1


--------------
(1) Includes payments made upon contract maturity and other amounts distributed in accordance with contract schedules.

(2) Approximately $674 million and $679 million at December 31, 2002 and 2001, respectively, of experience-rated pension contracts allowed for unscheduled contractholder withdrawals, subject to timing restrictions and formula-based market value adjustments. Further, approximately $1.1 billion and $1.4 billion at December 31, 2002 and 2001, respectively, of experience-rated contracts supported by general account assets could be withdrawn or transferred to other plan investment options at the direction of plan participants, without market value adjustment, subject to plan, contractual and income tax provisions.

Outlook

Large Case Pensions operating earnings are projected to be lower for 2003, compared to operating earnings in 2002, as the business continues to run off.

Refer to "Forward-Looking Information/Risk Factors" for information regarding other important factors that may materially affect Large Case Pensions.

DISCONTINUED PRODUCTS

The Company discontinued the sale of its fully guaranteed large case pension products (single-premium annuities ("SPAs") and guaranteed investment contracts ("GICs")) in 1993. The Company established a reserve for anticipated future losses on these products based on the present value of the difference between the expected cash flows from the assets supporting these products and the cash flows expected to be required to meet the product obligations.

Results of operations of discontinued products, including net realized capital gains or losses, are credited or charged to the reserve for anticipated future losses. The Company's results of operations would be adversely affected to the extent that future losses on the products are greater than anticipated and positively affected to the extent future losses are less than anticipated.

The factors contributing to changes in the reserve for anticipated future losses are: operating income or loss, realized capital gains or losses and mortality gains or losses. Operating income or loss is equal to revenue less expenses. Realized capital gains or losses reflect the excess (deficit) of sales price over (below) the carrying value of assets sold. Mortality gains or losses reflect the mortality and retirement experience related to SPAs. A mortality gain (loss) occurs when an annuitant or a beneficiary dies sooner (later) than expected. A retirement gain will occur on some contracts if an annuitant retires later than expected (a loss if an annuitant retires earlier than expected).

The results of discontinued products were as follows:


(MILLIONS)                                                    2002     2001     2000
-----------------------------------------------------------  ------   ------   ------
Interest deficit (1)......................................   $(12.2)  $(17.0)  $(10.2)
Net realized capital gains (losses).......................    (37.2)    13.8    (18.3)
Interest earned on receivable from continuing products....     17.4     17.7     19.6
Other, net................................................     10.8     13.4      9.7
                                                             ------   ------   ------
Results of discontinued products, after tax...............   $(21.2)  $ 27.9   $  0.8
                                                             ======   ======   ======
Results of discontinued products, pretax..................   $(33.7)  $ 40.0   $ (2.2)
                                                             ======   ======   ======
Net realized capital gains (losses) from bonds, after
  tax (included above)....................................   $(53.3)  $ 29.9   $(58.3)
                                                             ======   ======   ======

--------------
(1) The interest deficit is the difference between earnings on invested assets and interest credited to contractholders.

Net realized capital losses in 2002 are due primarily to debt securities sales and the write-down of certain debt and equity securities, partially offset by the sale of an equity investment and the collection of previously charged-off mortgage loans. Net realized capital gains in 2001 were due primarily to gains on the sale of bonds in a declining interest rate environment, partially offset by capital losses on Treasury futures contracts used for duration management and the sale of equity securities. Net realized capital losses in 2000 are due primarily to losses on the sale of bonds in a then rising interest rate environment, partially offset by gains on the sale of equities.

At the time of discontinuance, a receivable from Large Case Pensions' continuing products equivalent to the net present value of the anticipated cash flow shortfalls was established for the discontinued products. Interest on the receivable is accrued at the discount rate that was used to calculate the reserve. Total assets supporting discontinued products and the reserve include a receivable from continuing products of $357 million at December 31, 2002, $345 million at December 31, 2001 and $389 million at December 31, 2000.

The reserve for anticipated future losses on discontinued products represents the present value (at the risk-free rate at the time of discontinuance, consistent with the duration of the liabilities) of the difference between the expected cash flows from the assets supporting discontinued products and the cash flows expected to be required to meet the obligations of the outstanding contracts. Calculation of the reserve for anticipated future losses requires projection of both the amount and the timing of cash flows over approximately the next 30 years, including consideration of, among other things, future investment results, participant withdrawal and mortality rates, as well as the cost of asset management and customer service. Since 1993, there have been no significant changes to the assumptions underlying the calculation of the reserve related to the projection of the amount and timing of cash flows.

The projection of future investment results considers assumptions for interest rates, bond discount rates and performance of mortgage loans and real estate. Mortgage loan assumptions represent management's best estimate of current and future levels of rent growth, vacancy and expenses based upon market conditions at each reporting date. The performance of real estate assets has been consistently estimated using the most recent forecasts available. Since 1997, a bond default assumption has been included to reflect historical default experience, since the bond portfolio increased as a percentage of the overall investment portfolio and reflected more bond credit risk, concurrent with declines in the commercial mortgage loan and real estate portfolios.

The previous years' actual participant withdrawal experience is used for the current-year assumption. Prior to 1995, the Company used the 1983 Group Annuitant Mortality table published by the Society of Actuaries (the "Society"). In 1995, the Society published the 1994 Uninsured Pensioner's Mortality table, which has been used since then.

The Company's assumptions about the cost of asset management and customer service reflect actual investment and general expenses allocated over invested assets.

The activity in the reserve for anticipated future losses on discontinued products was as follows (pretax):


(MILLIONS)
---------------------------------
Reserve at December 31, 1999.....     $1,147.6
Operating income.................         16.1
Net realized capital losses......        (31.1)
Mortality and other..............         12.8
Reserve reduction................       (146.0)
                                      --------
Reserve at December 31, 2000.....        999.4
Operating income.................          3.2
Net realized capital gains.......         18.9
Mortality and other..............         17.9
Reserve reduction................        (94.5)
                                      --------
Reserve at December 31, 2001.....        944.9
Operating income.................          8.2
Net realized capital losses......        (57.5)
Mortality and other..............         15.6
Reserve reduction................         (8.3)
                                      --------
Reserve at December 31, 2002.....     $  902.9
                                      ========

Management reviews the adequacy of the discontinued products reserve quarterly and, as a result, $5 million ($8 million pretax) of the reserve was released in 2002 primarily due to favorable mortality and retirement experience and certain reductions in administrative expenses, partially offset by lower portfolio returns. For 2001, $61 million ($95 million pretax) of the reserve was released primarily due to favorable investment performance that included equity gains and mortgage loan prepayment penalty income, as well as favorable mortality and retirement experience. For 2000, $95 million ($146 million pretax) of the reserve was released primarily due to favorable investment performance related to certain equity investments, favorable mortality and retirement experience and the decrease in size of the overall bond portfolio, which decreased default risk. The current reserve reflects management's best estimate of anticipated future losses.

The anticipated run off of the December 31, 2002 reserve balance is as follows:


(MILLIONS)
--------------
2003..........      $ 30.8
2004..........        31.2
2005..........        31.5
2006..........        31.7
2007..........        31.8
2008 - 2012          163.2
2013 - 2017          155.2
2018 - 2022          133.1
2023 - 2027          104.2
Thereafter....       190.2
--------------      ------

The above table assumes that assets are held until maturity and that the reserve run off is proportional to the liability run off.

The expected liability (as of December 31, 1993) and actual balances for the GIC and SPA liabilities at December 31 are as follows:

                   EXPECTED               ACTUAL
              ------------------    ------------------
(MILLIONS)     GIC        SPA        GIC        SPA
----------    ------    --------    ------    --------
2000......    $690.7    $4,357.9    $548.8    $4,462.5
2001......     352.9     4,238.9     261.5     4,512.6
2002......     169.5     4,114.6      82.9     4,361.1
              ------    --------    ------    --------


The GIC balances were lower than expected in each period, as several contractholders redeemed their contracts prior to contract maturity. The SPA balances in each period were higher than expected because of additional amounts received under existing contracts. The increase in the 2001 actual SPA balance, when compared to 2000, is due to the transfer of funds from separate accounts to purchase guaranteed annuities in the Company's general account, under an existing contract.

The discontinued products investment portfolio is as follows:


(MILLIONS)                         DECEMBER 31, 2002          DECEMBER 31, 2001
-----------------------------    --------------------       --------------------
CLASS                             AMOUNT      PERCENT        AMOUNT      PERCENT
-----------------------------    --------     -------       --------     -------
Debt securities available for
  sale.......................    $3,481.0       68.4%       $3,573.8       66.8%
Loaned securities (1)........       167.1        3.3           131.9        2.5
                                 --------      -----        --------      -----
Total debt securities........     3,648.1       71.7         3,705.7       69.3
Mortgage loans...............       763.2       15.0           822.1       15.4
Investment real estate.......        95.0        1.9           130.4        2.4
Equity securities............        73.4        1.4           211.0        3.9
Other (2)....................       505.7       10.0           481.4        9.0
                                 --------      -----        --------      -----
Total........................    $5,085.4      100.0%       $5,350.6      100.0%
                                 ========      =====        ========      =====

--------------
(1) Refer to Note 2 of Notes to Consolidated Financial Statements for further discussion of the Company's securities lending program.

(2) Amount includes restricted debt securities on deposit as required by regulatory authorities of $68.3 million at December 31, 2002 and $55.7 million at December 31, 2001 included in long-term investments on the Consolidated Balance Sheets.

The investment portfolio has declined from 2001, as assets were used to pay off contractual liabilities. As mentioned above, the investment portfolio has changed since inception. Mortgage loans have decreased from $5.4 billion (37% of the investment portfolio) at December 31, 1993 to their current level. This was a result of maturities, prepayments and the securitization and sale of commercial mortgages. Also, real estate decreased from $.5 billion (4% of the investment portfolio) at December 31, 1993 to its current level, primarily as a result of sales. The resulting proceeds were reinvested in debt and equity securities.

The change in the composition of the overall investment portfolio resulted in a change in the quality of the portfolio since 1993. As the Company's exposure to commercial mortgage loans and real estate has diminished, additional investment return has been achieved by increasing the risk in the bond portfolio. At December 31, 1993, 60% of the debt securities had a quality rating of AAA or AA, and at December 31, 2002, 29% of the debt securities had a quality rating of AAA or AA. However, management believes the level of risk in the total portfolio of assets supporting discontinued products was lower at December 31, 2002 when compared to December 31, 1993 due to the reduction of the portfolio's exposure to mortgage loan and real estate investments.

Distributions on discontinued products were as follows:


(MILLIONS)                                        2002      2001      2000
---------------------------------------------    ------    ------    ------
Scheduled contract maturities, settlements
  and benefit payments......................     $704.0    $835.7    $917.8
Participant-directed withdrawals............        3.6       5.6       9.6
                                                 ------    ------    ------

Cash required to fund these distributions was provided by earnings and scheduled payments on, and sales of, invested assets.

At December 31, 2002, scheduled maturities, future benefit payments and other expected payments, including future interest, were as follows:


(MILLIONS)
--------------
2003..........      $  575.9
2004..........         529.6
2005..........         505.2
2006..........         493.4
2007..........         482.0
2008 - 2012...       2,232.3
2013 - 2017...       1,846.9
2018 - 2022...       1,431.1
2023 - 2027...       1,034.3
Thereafter....       1,605.5
--------------      --------

Refer to Note 12 of Notes to Consolidated Financial Statements and "Total Investments" for additional information.

CORPORATE INTEREST

Beginning in 2001, overhead costs previously included in Corporate were integrated into the business segments and are reported in operating expenses, including salaries and related benefits. Corresponding information for 2000 has been restated to reflect this change. Corporate interest expense represents interest incurred on the Company's short-term and long-term debt and is not recorded in the Company's business segments.

After-tax interest expense was $78 million for 2002, $93 million for 2001 and $161 million for 2000. The decrease in interest expense for 2002, when compared to 2001, is primarily a result of lower interest rates and a benefit from the Company's interest rate swap agreement entered into in December 2001. The decrease in interest expense for 2001, when compared to 2000, is primarily a result of lower levels of debt as a result of the spin-off of the Company from its predecessor, as well as lower short-term rates.

Outlook

Interest expense is expected to be approximately level in 2003, compared to 2002. Refer to "Liquidity and Capital Resources" for more information on the Company's interest rate swap agreements entered into in December 2002 and December 2001.

Refer to "Forward-Looking Information/Risk Factors" for information regarding important factors that may materially affect the Company.

Severance and Facilities Charges

The Company has taken a number of actions during the last three years to reduce operating costs including, among other actions, significant staff reductions and vacating certain leased facilities. During 2002 and 2001, the Company recorded severance and facilities charges of $105 million after tax and $125 million after tax, respectively. As a result of actions related to these charges, the Company eliminated approximately 7,000 positions and expects to make 2003 severance payments for employee positions eliminated prior to December 31, 2003 and rental payments on facilities to be partially or fully vacated prior to December 31, 2003, net of anticipated sublease rentals and related costs, of approximately $89 million after tax. During 2003, as a result of these actions, the Company also expects a reduction in salary and related benefits and other operating expenses totaling approximately $283 million after tax and an increase in after tax cash flows from operating activities of approximately $196 million. See information below for more details on each charge taken during 2002 and 2001.

Fourth Quarter 2002 Severance and Facilities Charge

In the fourth quarter of 2002, the Company recorded a severance and facilities charge of $45 million pretax ($29 million after tax) relating to the implementation of ongoing initiatives that are intended to improve the Company's overall future performance. The initiatives included further reductions to operating expenses and the continued reorganization and realignment of Health Care and Group Insurance operations. This charge included $20 million after tax for severance activities relating to the planned elimination of approximately 680 employee positions (primarily customer service, information technology and Group Insurance related positions) and $9 million after tax representing the present value of the difference between rent required to be paid by the Company and future sublease rentals expected to be received by the Company relating to certain leased facilities, or portions of such facilities, that will be vacated. Severance actions and the vacating of leased facilities relating to the fourth quarter of 2002 charge are expected to be completed by December 31, 2003.

As a result of these actions, the Company eliminated 321 positions and used approximately $22 million pretax of reserves through December 31, 2002. Refer to
Note 11 of Notes to Consolidated Financial Statements for more details.

The Company expects to make severance payments for employee positions eliminated prior to December 31, 2003 of approximately $17 million after tax in 2003 and approximately $3 million after tax in 2004. Rental payments on facilities to be partially or fully vacated prior to December 31, 2003, net of anticipated sublease rentals and related costs, is expected to be approximately $2 million after tax in 2003 and approximately $9 million after tax in 2004 through 2009.

As a result of these actions, the Company expects a reduction in salary and related benefit costs of approximately $21 million after tax in 2003 and approximately $30 million after tax in 2004 and annually thereafter, as well as a reduction in other operating expenses due to reduced rent expense of approximately $2 million after tax in 2003 and approximately $9 million after tax in 2004 through 2009.

The Company expects an after tax increase in future cash flows from operating activities as a result of the actions being taken in connection with the fourth quarter charge of approximately $3 million in 2003, approximately $27 million in 2004 and approximately $30 million annually thereafter, reflecting expected cost savings, net of termination payments.

Third Quarter 2002 Severance and Facilities Charge

In the third quarter of 2002, the Company recorded a severance and facilities charge of $89 million pretax ($58 million after tax) relating to the implementation of ongoing initiatives intended to improve the Company's overall future performance. These initiatives included further reductions to operating expenses and the continued reorganization and realignment of Health Care and Group Insurance operations. This charge included $53 million after tax for severance activities relating to the planned elimination of approximately 2,750 employee positions (primarily customer service, plan sponsor services, patient management, sales, network management and Group Insurance) and $5 million after tax representing the present value of the difference between rent required to be paid by the Company and future sublease rentals expected to be received by the Company relating to certain leased facilities, or portions of such facilities, that will be vacated. Severance actions and the vacating of leased facilities relating to the third quarter of 2002 charge are expected to be completed by September 30, 2003.

As a result of these actions, the Company eliminated 1,805 positions from July 1, 2002 through December 31, 2002 and used approximately $73 million pretax of reserves through December 31, 2002. Refer to Note 11 of Notes to Consolidated Financial Statements for more details.

The Company expects to make severance payments for employee positions eliminated prior to September 30, 2003 relating to the third quarter charge of approximately $42 million after tax in 2003 and $2 million after tax in 2004. Rental payments on facilities to be partially or fully vacated prior to September 30, 2003, net of anticipated sublease rentals and related costs, are expected to be approximately $2 million after tax in 2003 and approximately $3 million after tax in 2004 through completion in 2009.

As a result of these actions, the Company expects to reduce salary and related benefit costs by approximately $79 million after tax in 2003 and approximately $93 million after tax annually thereafter, as well as a reduction in other operating expenses due to reduced rent expense of approximately $1 million after tax in 2003 and approximately $3 million after tax in 2004 through 2009.

The Company expects an after tax increase in future cash flows from operating activities as a result of the actions being taken in connection with the third quarter charge of approximately $37 million in 2003, approximately $91 million in 2004 and approximately $93 million annually thereafter, reflecting expected cost savings, net of termination payments.

Second Quarter 2002 Severance Charge

In the second quarter of 2002, the Company recorded a severance charge of $27 million pretax ($18 million after tax) relating to the implementation of ongoing initiatives that are intended to improve the Company's overall future performance. These initiatives include further reductions to operating expenses and the continued reorganization and realignment of Health Care operations. As a result of these initiatives, the Company eliminated 527 positions (primarily regional field management, information technology and medical service functions) from April 1, 2002 through December 31, 2002 resulting in a reduction of the severance reserve of approximately $27 million pretax. Severance actions relating to the second quarter of 2002 severance charge were substantially completed by December 31, 2002. Refer to Note 11 of Notes to Consolidated Financial Statements for more details.

As a result of these actions, the Company expects to make severance payments for employee positions eliminated of approximately $5 million after tax in 2003.

The Company expects to reduce salary and related benefit costs by approximately $26 million after tax in 2003 and annually thereafter.

As a result of these actions, the Company expects an after tax increase in future cash flows from operating activities of approximately $21 million in 2003 and approximately $26 million annually thereafter, reflecting expected cost savings, net of termination payments.

2001 Severance and Facilities Charge

In the fourth quarter of 2001, the Company recorded a severance and facilities charge of $193 million pretax ($125 million after tax) relating to the implementation of initiatives that are intended to improve the Company's overall future performance. These initiatives included seeking to reduce 2002 expenses, reorganization and realignment of Health Care operations to better align our business resources with our customer market-focused approach, business process improvements, product market withdrawals, continued migration off the Prudential Health Care systems and vacating certain facilities (primarily customer service-related locations). This charge included $85 million after tax for severance activities relating to the planned elimination of approximately 4,400 employee positions (primarily customer service and regional field management functions) and $40 million after tax representing the present value of the difference between rent required to be paid by the Company and future sublease rentals expected to be received by the Company relating to certain leased facilities, or portions of such facilities, that were vacated. As a result of these actions, the Company eliminated 3,487 positions and used approximately $143 million pretax of reserves in 2002 and eliminated 757 positions and used approximately $50 million pretax of reserves in 2001. Severance actions and the vacating of leased facilities relating to the fourth quarter of 2001 severance and facilities charge, as aligned to better reflect service operations consistent with its customer market approach, were completed by December 31, 2002. Refer to Note 11 of Notes to Consolidated Financial Statements for more details.

Results of Discontinued Operations

In December 2000, the Company was spun off from its predecessor, former Aetna, and is considered the successor for accounting purposes. Accordingly, the account balances and activities of former Aetna's financial services and international businesses for periods prior to December 13, 2000 have been segregated and reported as discontinued operations. The Company reported income from discontinued operations of $255 million in 2000. Income from discontinued operations in 2000 includes a charge for the reserve for net costs associated with the transaction of approximately $174 million after tax. These costs, which were directly associated with the sale of former Aetna's financial services and international businesses, were included in the results of discontinued operations for 2000 and related to certain compensation-related arrangements, costs for outside financial and legal advisors, income taxes related to legal entity realignment, payments for the settlement of certain former Aetna employee stock options held by employees of the sold businesses and various other expenses related to the change in control of former Aetna. During the fourth quarter of 2001, the Company reduced the reserve for such costs by approximately $11 million after tax, which management determined were no longer necessary. Included in the cost associated with the transaction was the release of approximately $53 million of previously established reserves in connection with prior dispositions of businesses reflected as discontinued operations. Refer to
Note 21 of Notes to Consolidated Financial Statements for more details on the results of discontinued operations.

The Company released $50 million of federal income tax reserves resulting from the resolution of several Internal Revenue Service audit issues during the first quarter of 2002 that related to the property and casualty insurance business of former Aetna, which was sold in 1996.

TOTAL INVESTMENTS

Investments disclosed in this section relate to the Company's total portfolio (including assets supporting discontinued products and experience-rated products).

Total investments at December 31 were as follows:

(MILLIONS)                                2002         2001
-----------------------------------     ---------    ---------
Debt securities available for sale.     $13,379.1    $13,446.0
Loaned securities..................         948.2        608.1
                                        ---------    ---------
Total debt securities..............      14,327.3     14,054.1
Mortgage loans.....................       1,773.2      2,045.0
Equity securities..................          93.2        242.1
Other investment securities........         605.3        689.2
Investment real estate.............         308.8        359.7
Other (1)..........................       1,790.5      1,472.9
                                        ---------    ---------
Total investments..................     $18,898.3    $18,863.0
                                        =========    =========

--------------
(1) Amount includes restricted debt securities on deposit as required by regulatory authorities of $747.5 million at December 31, 2002 and $691.6 million at December 31, 2001 included in long-term investments on the Consolidated Balance Sheets.

DEBT AND EQUITY SECURITIES

Debt securities represented 76% at December 31, 2002 and 75% at December 31, 2001 of the Company's total general account invested assets and supported the following types of products:

(MILLIONS)                                     2002        2001
----------------------------------------     ---------   ---------
Supporting discontinued products........     $ 3,648.1   $ 3,705.7
Supporting experience-rated products....       2,303.2     2,167.4
Supporting remaining products...........       8,376.0     8,181.0
                                             ---------   ---------
Total debt securities...................     $14,327.3   $14,054.1
                                             =========   =========

The debt securities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The Company's investments in debt securities had an average quality rating of A+ at December 31, 2002 and 2001 (34% and 32% were AAA at December 31, 2002 and 2001, respectively). "Below investment grade" debt securities carry a rating of below BBB-/Baa3 and represented 5% and 7% of the portfolio at December 31, 2002 and December 31, 2001, respectively, of which 22% at December 31, 2002 and 23% at December 31, 2001, support discontinued and experience-rated products. Refer to
Note 7 of Notes to Consolidated Financial Statements for disclosures related to debt securities by market sector.

The Company has classified its debt and equity securities as available for sale and carries them at fair value. Fair values for such securities are based on quoted market prices. Non-traded debt securities are priced independently by a third-party vendor and non-traded equity securities are priced based on an internal analysis of the investment's financial statements and cash flow projections. The carrying value of non-traded debt and equity securities as of December 31, 2002 and 2001 were as follows.

                                  DECEMBER 31, 2002                DECEMBER 31, 2001
                           ------------------------------   ------------------------------
                              DEBT       EQUITY                DEBT       EQUITY
(MILLIONS)                 SECURITIES  SECURITIES  TOTAL    SECURITIES  SECURITIES  TOTAL
-------------------------  ----------  ----------  ------   ----------  ----------  ------
Supporting discontinued
  and experience-rated
  products...............    $531.8      $11.2     $543.0     $759.6      $15.8     $775.4
Supporting remaining
  products...............      19.9        7.3       27.2       31.3       10.1       41.4
Total non-traded
  securities.............    $551.7      $18.5     $570.2     $790.9      $25.9     $816.8

Debt securities reflect net unrealized capital gains of $859 million (comprised of gross unrealized capital gains of $949 million and gross unrealized losses of $90 million) at December 31, 2002 compared with net unrealized capital gains of $266 million (comprised of gross unrealized capital gains of $470 million and gross unrealized losses of $204 million) at December 31, 2001. Of the net unrealized capital gains at December 31, 2002, $295 million relate to assets supporting discontinued products and $159 million relate to experience-rated products. Of the net unrealized capital gains at December 31, 2001, $107 million relate to assets supporting discontinued products and $64 million relate to experience-rated products.

Equity securities reflect net unrealized capital gains of $2 million (comprised of gross unrealized capital gains of $7 million and gross unrealized losses of $5 million) at December 31, 2002 compared with net unrealized capital gains of $8 million (comprised of gross unrealized capital gains of $24 million and gross unrealized losses of $16 million) at December 31, 2001.

If management believes a decline in the value of a particular investment is temporary, the decline is recorded as an unrealized loss in Shareholders' Equity, consistent with the guidance of FAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. If the decline is "other-than-temporary", the carrying value of the investment is written down and a realized loss is recorded in the Consolidated Statement of Income. The Company's impairment analysis is discussed in more detail in Capital Gains and Losses below. As of December 31, 2002 and 2001, the amount of gross unrealized losses and related fair value, by investment type included in our Shareholders' Equity were as follows:

                                          DECEMBER 31, 2002               DECEMBER 31, 2001
                                    -----------------------------   -----------------------------
(MILLIONS)                          FAIR VALUE  UNREALIZED LOSSES   FAIR VALUE  UNREALIZED LOSSES
----------------------------------  ----------  -----------------   ----------  -----------------
Debt securities:
   Supporting discontinued and
     experienced-rated products...   $  495.4        $54.3           $1,697.0        $ 97.6
   Supporting remaining
     products.....................      804.9         35.8            2,347.3         106.4
                                     --------        -----           --------        ------
Total.............................   $1,300.3        $90.1           $4,044.3        $204.0
                                     ========        =====           ========        ======
Equity securities:
   Supporting discontinued and
     experienced-rated products...   $    7.5        $ 4.2           $   38.5        $  3.8
   Supporting remaining
     products.....................        1.2           .4               16.2          11.9
                                     --------        -----           --------        ------
Total.............................   $    8.7        $ 4.6           $   54.7        $ 15.7
                                     ========        =====           ========        ======

At December 31, 2002 and 2001, debt and equity securities which were non-investment grade and non-rated represented approximately 2.3% and 3.5%, respectively, of the total debt and equity security portfolio (.7% related to non-investment grade and non-rated debt and equity securities supporting experience-rated and discontinued products at December 31, 2002 and 2001) and approximately 54.0% and 54.2%, respectively, of total unrealized losses related to securities which were non-investment grade and non-rated (30.8% and 20.5%, respectively, related to securities supporting experience-rated and discontinued products).

As of December 31, 2002 and 2001, the amount of unrealized losses and related fair value for debt and equity securities in an unrealized loss position for greater than nine months were as follows:


                                          DECEMBER 31, 2002               DECEMBER 31, 2001
                                    -----------------------------   -----------------------------
(MILLIONS)                          FAIR VALUE  UNREALIZED LOSSES   FAIR VALUE  UNREALIZED LOSSES
----------------------------------  ----------  -----------------   ----------  -----------------
Debt and equity securities:
   Supporting discontinued and
     experienced-rated products...    $321.4         $41.8           $  685.4        $ 63.3
   Supporting remaining
     products.....................     218.3          26.2              405.0          72.9
                                      ------         -----           --------        ------
Total (1).........................    $539.7         $68.0           $1,090.4        $136.2
                                      ======         =====           ========        ======

--------------
(1) At December 31, 2002, securities with a fair value of less than 80% of amortized costs had a fair value of $24.0 million and unrealized losses of $9.2 million (includes securities supporting discontinued and experience-rated products with a fair value of $7.1 million and unrealized losses of $2.0 million). At December 31, 2001, securities with a fair value of less than 80% of amortized cost had a fair value of $85.5 million and unrealized losses of $79.3 million (includes securities supporting discontinued and experience-rated products with a fair value of $40.9 million and unrealized losses of $29.5 million).

The Company had no material unrealized losses on individual debt or equity securities at December 31, 2002 or 2001.

The maturity dates for debt securities in an unrealized loss position as of December 31, 2002 and 2001 were as follows:

                                                       DECEMBER 31, 2002
                                -----------------------------------------------------------------
                                     SUPPORTING
                                    DISCONTINUED
                                AND EXPERIENCE-RATED  SUPPORTING REMAINING
                                      PRODUCTS              PRODUCTS                TOTAL
                                --------------------  --------------------  ---------------------
                                 FAIR    UNREALIZED    FAIR    UNREALIZED     FAIR     UNREALIZED
(MILLIONS)                       VALUE     LOSSES      VALUE     LOSSES       VALUE      LOSSES
-----------------------------   ------   -----------  ------   -----------  --------   ----------
Due to mature:
   Less than one year........   $ 25.5     $ 4.6      $ 27.9     $ 1.7      $   53.4     $ 6.3
   One year through five          30.5       3.6       216.9       5.3         247.4       8.9
     years...................
   After five years through       47.7       5.4       198.9       9.5         246.6      14.9
     ten years
   Greater than ten years....    391.7      40.7       350.7      19.3         742.4      60.0
   Mortgage-backed                  --        --        10.5        --          10.5        --
     securities..............
                                ------     -----      ------     -----      --------     -----
Total........................   $495.4     $54.3      $804.9     $35.8      $1,300.3     $90.1
                                ======     =====      ======     =====      ========     =====

                                                       DECEMBER 31, 2001
                                -----------------------------------------------------------------
                                     SUPPORTING
                                    DISCONTINUED
                                AND EXPERIENCE-RATED  SUPPORTING REMAINING
                                      PRODUCTS              PRODUCTS                TOTAL
                                --------------------  --------------------  ---------------------
                                  FAIR    UNREALIZED    FAIR    UNREALIZED    FAIR     UNREALIZED
(MILLIONS)                        VALUE     LOSSES      VALUE     LOSSES      VALUE      LOSSES
-----------------------------   --------  ----------  --------  ----------  --------   ----------
Due to mature:
   Less than one year........   $    3.0    $  --     $    5.9    $  0.1    $    8.9     $  0.1
   One year through five
     years...................      119.4      6.5        344.0      27.0       463.4       33.5
   After five years
     through ten years.......      322.7     33.0        886.1      34.7     1,208.8       67.7
   Greater than ten years....    1,146.8     57.0        751.3      41.3     1,898.1       98.3
   Mortgage-backed
     securities..............      105.1      1.1        360.0       3.3       465.1        4.4
                                --------    -----     --------    ------     --------    ------
Total........................   $1,697.0    $97.6     $2,347.3    $106.4     $4,044.3    $204.0
                                ========    =====     ========    ======     ========    ======

Capital Gains and Losses

The Company periodically reviews its debt and equity securities to determine whether a decline in fair value below the carrying value is other than temporary. If a decline in market value is considered other than temporary, the cost basis/carrying amount of the security is written down and the amount of the write-down is included in earnings. The Company analyzes all relevant facts and circumstances for each investment when performing this analysis, in accordance with the guidance of FAS No. 115 and the Securities and Exchange Commission's Staff Accounting Bulletin No. 59, Accounting for Noncurrent Marketable Equity Securities. The available guidance on the determination of whether a decline in the value of an investment is other-than-temporary requires management to exercise significant diligence and judgment in the consideration of whether an unrealized loss is other-than-temporary.

Among the factors considered in evaluating whether a decline is other-than-temporary, management considers whether the decline in fair value results from a change in the quality of the investment security itself, whether the decline results from a downward movement in the market as a whole, the prospects for realizing the carrying value of the security based on the investee's current and short-term prospects for recovery and other factors. For unrealized losses deemed to be the result of market conditions (e.g., increasing interest rates, volatility due to conditions in the overall market, etc.) or industry-related events, the Company determines if there exists an expectation for a reasonable market recovery and whether management has the intent and ability to hold the investment until maturity or market recovery is realized. In such a case, an other-than-temporary impairment is generally not recognized.

The Company measures other-than-temporary losses based on the valuation of an investment, including in-house credit analyst expectations of future performance, the current market environment and current market values. Based on the Company's evaluation, if any factors reviewed, individually or in combination, indicate that a decline in fair value below its carrying value is other-than-temporary, the Company records an impairment charge in earnings.

The risks inherent in assessing the impairment of an investment include the risk that market factors may differ from the Company's expectations; facts and circumstances factored into our assessment may change with the passage of time; or the Company may decide to subsequently sell the investment.

For 2002, net realized capital gains were $34 million ($22 million after tax) and included net investment write-downs of $83 million ($54 million after tax). The majority of these impairments were taken in the telecommunications and transportation sectors. Throughout 2002, the market values of telecommunication companies and assets declined precipitously, resulting in the bankruptcy of numerous companies, resulting in the Company's decision to impair these investments. Also, during 2002, impairments were taken in the transportation sector as the market values of companies in the airline industry declined significantly as a result of widespread financial difficulties. For 2001, net realized capital gains were $96 million ($74 million after tax) and included net investment write-downs of $49 million ($32 million after tax). In 2001, the majority of the impairment losses recognized were taken in the telecommunications sector as the market values of high-yield telecommunication companies declined primarily as a result of their inability to raise capital. For the year ended December 31, 2000, net realized capital losses were $40 million ($14 million after tax) and include net investment write-downs of $58 million ($38 million after tax). In 2000, the majority of the impairments were taken in the banking/finance and telecommunications sectors. The factors contributing to the impairment losses recognized in 2002, 2001 and 2000 did not impact other material investments held at the time. The Company had no material realized losses on individual debt or equity securities during 2002 or 2001.

The Company has been able to earn contingent consideration under a long-term strategic provider relationship with Magellan, the purchaser of HAI. The Company recognized the final installment of this contingent consideration under this agreement of approximately $60 million pretax during the second quarter of 2002. This amount was due in February 2003, but was not paid and Magellan has announced that it is experiencing financial difficulties. Based on the Company's discussions with Magellan regarding their plans to address these issues, the Company currently believes it will ultimately recover the full amount due.

Mortgage Loans

The Company's mortgage loan investments, net of impairment reserves, supported the following types of products:


(MILLIONS)                                   2002         2001
----------------------------------------   --------     --------
Supporting discontinued products ...       $  763.2     $  822.1
Supporting experience-rated products          387.6        563.1
Supporting remaining products ......          622.4        659.8
                                           --------     --------
Total mortgage loans ...............       $1,773.2     $2,045.0
                                           ========     ========

The mortgage loan portfolio balance represented 9% and 11% of the Company's total invested assets at December 31, 2002 and 2001, respectively. Problem, restructured and potential problem loans included in mortgage loans were $51 million at December 31, 2002 and $174 million at December 31, 2001, of which 82% at December 31, 2002 and 92% at December 31, 2001 support discontinued and experience-rated products. Specific impairment reserves on these loans were $11 million at December 31, 2002 and $26 million at December 31, 2001. Refer to Notes 2 and 7 of Notes to Consolidated Financial Statements for additional information.

At December 31, 2002 scheduled mortgage loan principal repayments were as follows:


(MILLIONS)
------------
2003........    $261.0
2004........     156.6
2005........      81.5
2006........     136.8
2007........     251.1
Thereafter..     897.5
----------      ------

Outlook

Net investment income is projected to be lower for 2003, compared to 2002, due primarily to lower yields.

Risk Management and Market-sensitive Instruments

The Company manages interest rate risk by seeking to maintain a tight duration band where appropriate, while credit risk is managed by seeking to maintain high average quality ratings and diversified sector exposure within the debt securities portfolio. In connection with its investment and risk management objectives, the Company also uses financial instruments whose market value is at least partially determined by, among other things, levels of or changes in interest rates (short-term or long-term), duration, prepayment rates, equity markets or credit ratings/spreads. The Company's use of derivatives is generally limited to hedging purposes and has principally consisted of using interest rate swap agreements, forward contracts and futures contracts. These instruments, viewed separately, subject the Company to varying degrees of interest rate, equity price and credit risk. However, when used for hedging, the expectation is that these instruments would reduce overall risk. Refer to "Liquidity and Capital Resources - Long-term Debt" and Note 8 of Notes to Consolidated Financial Statements for additional information.

The Company regularly evaluates the risk of market-sensitive instruments by examining, among other things, levels of or changes in interest rates (short-term or long-term), duration, prepayment rates, equity markets or credit ratings/spreads. The Company also regularly evaluates the appropriateness of investments relative to its management-approved investment guidelines (and operates within those guidelines) and the business objective of the portfolios.

The risks associated with investments supporting experience-rated pension and annuity products in the Large Case Pensions business are assumed by those contractholders and not by the Company (subject to, among other things, certain minimum guarantees). Anticipated future losses associated with investments supporting discontinued fully guaranteed large case pension products are provided for in the reserve for anticipated future losses (refer to "Large Case Pensions - Discontinued Products").

Management also reviews, on a quarterly basis, the impact of hypothetical net losses in the Company's consolidated near-term financial position, results of operations and cash flows assuming certain reasonably possible changes in market rates and prices were to occur. The potential effect of interest rate risk on near-term net income, cash flow and fair value was determined based on commonly used models. The models project the impact of interest rate changes on a wide range of factors, including duration, prepayment, put options and call options. Fair value was estimated based on the net present value of cash flows or duration estimates using a representative set of likely future interest rate scenarios. The assumptions used were as follows: an immediate increase of 100 basis points in interest rates (which the Company believes represents a moderately adverse scenario and is approximately equal to the historical annual volatility of interest rate movements for the Company's intermediate-term available-for-sale debt securities) and an immediate decrease of 25% in prices for domestic equity securities.

Based on the Company's overall exposure to interest rate risk and equity price risk, the Company believes that these changes in market rates and prices would not materially affect the consolidated near-term financial position, results of operations or cash flows of the Company as of December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Generally, the Company meets its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio and using overall cash flows from premiums, deposits and income received on investments. The Company monitors the duration of its debt securities portfolio (which is highly marketable) and mortgage loans, and executes its purchases and sales of these investments with the objective of having adequate funds available to satisfy the Company's maturing liabilities. Overall cash flows are used primarily for claim and benefit payments, contract withdrawals and operating expenses.

Cash flows provided by (inflow) operating activities were approximately $306 million for 2002. Excluding the impact of changes in insurance reserves related to the Large Case Pensions business segment which are included in operating activities but are funded from sales of investments, cash flows provided by operating activities were approximately $579 million. Uses of operating cash reflect the payment of approximately $974 million from estimated reserves the Company held for members that lapsed during 2002. This was partially offset by the collection of an estimated $170 million of premiums receivable for these lapsed members. Cash flows provided by operating activities also reflect approximately $176 million for payments related to actions covered by severance and facilities reserves. Refer to the "Consolidated Statements of Cash Flows" for additional information.

In 2003, the Company expects cash flows from operations to be significantly less than income levels due primarily to continued medical claim payments for lapsed members and payments on severance and facilities reserves.

Dividends

On September 27, 2002, the Board declared an annual cash dividend of $.04 per common share to shareholders of record at the close of business on November 15, 2002. The dividend was paid on November 29, 2002. The Board reviews the Company's common stock dividend annually. Among the factors considered by the Board in determining the amount of the dividend are the Company's results of operations and the capital requirements, growth and other characteristics of its businesses.

Financings, Financing Capacity and Capitalization

At December 31, 2002, the Company's borrowings were $1.6 billion of long-term senior notes and there was no short-term debt outstanding. The Company's total debt to capital ratio (total debt divided by total debt and shareholders' equity, adjusted for unrealized gains or losses on available-for-sale investment securities) was 19.6% at December 31, 2002. Refer to Note 15 of Notes to Consolidated Financial Statements for additional information.

The ratings of Aetna Inc. and its subsidiaries follow:


                                                             RATING AGENCIES
                                           ------------------------------------------------------
                                                                           MOODY'S
                                                                          INVESTORS     STANDARD
                                           A.M.BEST       FITCH**          SERVICE       & POOR'S
                                           --------       -------         ----------    ---------
Aetna Inc. (senior debt)
   October 30, 2002 ..................         *             BBB+            Baa3            BBB
   February 27, 2003 (1) .............         *             BBB+            Baa3            BBB
Aetna Inc. (commercial paper)
   October 30, 2002 ..................         *             F2              P3              A2
   February 27, 2003 (1) .............         *             F2              P3              A2
Aetna Life Insurance Company ("ALIC")
(financial strength)
   October 30, 2002 ..................         A-            A+              A3              A-
   February 27, 2003 (1) .............         A-            A+              A3              A-

--------------
*    Nonrated by the agency.

**   Formerly known as Duff & Phelps.

(1) A.M. Best has the ALIC rating on outlook-positive. Fitch has the Aetna Inc. senior debt and ALIC ratings on outlook-stable. Moody's has the Aetna Inc. senior debt and commercial paper and ALIC ratings on outlook-stable. Standard & Poor's has the Aetna Inc. senior debt and ALIC ratings on outlook-stable.

On February 13, 2002, Moody's Investors Service downgraded the Company's senior debt rating from Baa2 to Baa3, the Company's commercial paper rating from P2 to P3 and ALIC's financial strength rating from A2 to A3. This downgrade has not materially affected either the Company's ability to borrow or the cost of borrowing. The Company's ability to borrow under its commercial paper program, as well as the cost of such borrowings, could be adversely affected if its ratings were downgraded further, however a ratings downgrade would not affect the Company's ability to borrow under its revolving credit facilities as an alternative. On January 14, 2003, Fitch improved its ratings outlook from negative to stable for the Company's senior debt rating and ALIC's financial strength rating. On January 30, 2003, A.M. Best improved its ratings outlook from stable to positive for ALIC's financial strength rating.

The Company continually monitors existing and alternative financing sources to support its capital and liquidity needs, including, but not limited to, debt issuance, preferred or common stock issuance and pledging or selling of assets.

Long-term Debt

On February 14, 2001, the Company filed a shelf registration statement with the Securities and Exchange Commission to sell debt securities, from time to time, up to a total of $2 billion, with the amount, price and terms to be determined at the time of the sale. On March 2, 2001, the Company issued $900 million of senior notes under this shelf registration statement consisting of $450 million of 7.375% senior notes due in 2006 and $450 million of 7.875% senior notes due in 2011. On June 18, 2001, the Company issued, under this shelf registration statement, an additional $700 million of 8.5% senior notes due in 2041. Net proceeds from these issuances totaled approximately $1.6 billion and were used to reduce outstanding commercial paper borrowings.

In December 2001, the Company entered into an interest rate swap agreement to convert the fixed rate of 8.5% on $350 million of its senior notes to a variable rate of three-month LIBOR plus 159.5 basis points (approximately 3.02% at December 31, 2002). In December 2002, the Company also entered into an interest rate swap agreement to convert the fixed rate of 8.5% on an additional $200 million of its senior notes to a variable rate of three-month LIBOR plus 254.0 basis points (approximately 3.95% at December 31, 2002). As a result of these swap agreements, the Company's effective interest rate on its long-term debt was 6.99% during 2002. In accordance with the Company's accounting policy for fair value hedges, the change in the fair value of the interest rate swaps and the loss or gain on the hedged senior notes attributable to the hedged interest rate risk are recorded in current period earnings. No material changes in value occurred during the period ended December 31, 2002. Because the terms of the interest rate swap agreements match the terms of the senior notes, the gain or loss on the swaps and the senior notes will generally be offsetting. The swap agreements contain bilateral credit protection covenants which, depending on credit ratings, obligates each party to post collateral equal to the fair value of the swaps. As of February 26, 2003, the Company was not required to post collateral for the $350 million interest rate swap, but did post $2 million for the $200 million interest rate swap.

Short-term Debt

The Company has significant short-term liquidity supporting its businesses. The Company uses short-term borrowings from time to time to address timing differences between cash receipts and disbursements. The maximum amount of domestic short-term borrowings outstanding during 2002 was $145 million. The Company's short-term borrowings consist of a commercial paper program that relies on backup revolving credit facilities, which together provide for an aggregate borrowing capacity of $800 million. The Company's credit facilities consist of a $300 million credit facility which terminates in November 2003 and a $500 million credit facility which terminates in November 2005.

These facilities contain financial covenants. Under the terms of its credit facilities, the Company is required to maintain a minimum level of shareholders' equity, excluding net unrealized capital gains and losses, as of each fiscal quarter end. The required minimum level is increased by 50% of the Company's consolidated net income each quarter beginning with the quarter ending March 31, 2003, and is decreased by up to $150 million for certain non-recurring after-tax charges ("excluded charges"). At December 31, 2002, the Company met its required minimum level of approximately $5 billion. The Company is also required to maintain its ratio of total debt to consolidated earnings as of each fiscal quarter end at or below 3.0. For this purpose, consolidated earnings equals, for the period of four consecutive quarters, net income plus interest expense, income tax expense, depreciation expense, amortization expense, certain excluded charges, the goodwill impairment resulting from the adoption of FAS No. 142 and any extraordinary gains or losses. The Company met this requirement at December 31, 2002. Failure to meet the financial covenants would affect both the Company's ability to borrow under the facilities and the commercial paper program.

Common Stock Transactions

During the second quarter of 2002, the Company repurchased approximately 2.1 million shares of common stock at a cost of approximately $104 million, completing a previous share repurchase program. On June 28, 2002, the Board authorized a new share repurchase program for the repurchase of up to 5 million shares of common stock (not to exceed an aggregate purchase price of $250 million). During the remainder of 2002, the Company repurchased approximately
1.5 million shares of common stock at a cost of approximately $61 million. Also, during 2002, the Company issued approximately 9.3 million shares of common stock for benefit plans, including approximately 8.4 million shares related to stock option exercises. Refer to Note 16 of Notes to Consolidated Financial Statements for further discussion related to the Company's stock option grant to eligible employees and Note 14 of Notes to Consolidated Financial Statements for information on the shareholder approved Employee Stock Purchase Plan.

For the full year 2002, the Company had weighted average common shares, including common share equivalents, of approximately 153 million (refer to Note 5 of Condensed Notes to Consolidated Financial Statements).

Financing Obligations

The Company's financing obligations generally include debt, lease payment obligations and commitments to fund certain of its investments in equity limited partnership investments and commercial mortgage loans. At December 31, 2002, annual payments required by the Company, through 2007, relating to these financing obligations were as follows:


(MILLIONS)                                         2003    2004    2005    2006    2007
----------------------------------------------    ------  ------  ------  ------  ------
Long-term debt (1)............................    $128.1  $128.1  $128.1  $550.4  $ 94.9
Noncancelable leases..........................     181.8   147.5   112.1    81.8    67.6
Funding requirements for equity limited
  partnership investments.....................     151.7    51.1    32.0    30.0    14.4
Funding requirements for commercial mortgage
  loans.......................................      44.0      --      --      --      --
                                                  ------  ------  ------  ------  ------
Total.........................................    $505.6  $326.7  $272.2  $662.2  $176.9
                                                  ======  ======  ======  ======  ======

--------------
(1) The interest payments for each of the periods presented do not consider the Company's interest rate swap agreements.

Noncancelable lease payments in the table above include approximately $11 million in 2003 declining to approximately $7 million in 2007 relating to a leasing program with an independent third party grantor trust primarily for the lease of a corporate aircraft and certain office furniture. The total value of the assets under this leasing program at December 31, 2002 was approximately $54 million. For 2002, this arrangement was classified as an operating lease and therefore the related assets and liabilities are not included in the Company's Consolidated Balance Sheet. Beginning with the third quarter of 2003, the Company will consolidate this entity in accordance with Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (refer to Note 2 of Notes to Consolidated Financial Statements for more information). The Company may terminate the lease program at any time by purchasing the assets at cost or dissolving the grantor trust through liquidation. If the assets were sold to a third party at less than cost to the grantor trust, the Company's maximum exposure under a residual value guarantee was approximately $48 million as of December 31, 2002.

The Company also uses derivative instruments, generally limited to hedging purposes, principally consisting of interest rate swap agreements, forward contracts and futures contracts. These derivative instruments are not expected to materially adversely affect the near-term financial position or cash flows of the Company. Refer to "Total Investments - Risk Management and Market-Sensitive Investments" for more information.

Other than as noted above, the Company does not have any material off-balance sheet arrangements, trading activities involving non-exchange traded contracts accounted for at fair value or relationships with persons or entities that derive benefits from a non-independent relationship with the Company or the Company's related parties.

Restrictions On Certain Payments by the Company

In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to their parent corporations. These regulations are not directly applicable to Aetna Inc., as a holding company, since it is not an HMO or insurance company. The additional regulations applicable to Aetna Inc.'s HMO and insurance company subsidiaries are not expected to affect the ability of Aetna Inc. to service its debt, meet its other financing obligations or pay dividends, or the ability of any of Aetna Inc.'s subsidiaries to service debt or other financing obligations, if any. Under regulatory requirements, the amount of dividends that may be paid to Aetna Inc. by its domestic insurance and HMO subsidiaries at December 31, 2002 without prior approval by state regulatory authorities is approximately $505 million in the aggregate.

Solvency Regulation

The National Association of Insurance Commissioners ("NAIC") utilizes risk-based capital ("RBC") standards for life insurance companies that are designed to identify weakly capitalized companies by comparing each company's adjusted surplus to its required surplus ("RBC ratio"). The RBC ratio is designed to reflect the risk profile of life insurance companies. Within certain ratio ranges, regulators have increasing authority to take action as the RBC ratio decreases. There are four levels of regulatory action, ranging from requiring insurers to submit a comprehensive plan to the state insurance commissioner to requiring the state insurance commissioner to place the insurer under regulatory control. At December 31, 2002, the RBC ratio of each of the Company's primary insurance subsidiaries was above the level that would require regulatory action. The RBC framework described above for insurers has been extended by the NAIC to health organizations, including HMOs. Although not all states had adopted these rules at December 31, 2002, at that date, each of the Company's active HMOs had a surplus that exceeded either the applicable state net worth requirements or, where adopted, the levels that would require regulatory action under the NAIC's RBC rules. Refer to Note 17 of Notes to Consolidated Financial Statements for information relating to the rules on codification of statutory accounting principles. External rating agencies use their own RBC standards as part of determining a company's rating.

Critical Accounting Policies

The accounting policies described below are those the Company considers critical in preparing its Consolidated Financial Statements. These policies include significant estimates made by management using information available at the time the estimates are made. However, as described below, these estimates could change materially if different information or assumptions were used. Also, these estimates may not ultimately reflect the actual amounts of the final transactions that occur. The descriptions below are summarized and have been simplified for clarity. A more detailed description of the significant accounting policies used by the Company in preparing its financial statements is included in Note 2 of Notes to the Consolidated Financial Statements.

Revenue Recognition (Allowance for Estimated Terminations and Uncollectable Accounts)

The Company's revenue is principally derived from premiums and fees billed to customers in the Health Care and Group Insurance businesses. In Health Care, revenue is recognized based on customer billings, which reflect contracted rates per employee and the number of covered employees recorded in Company records at the time the billings are prepared. Billings are generally sent monthly for coverage during the following month. In Group Insurance, premium for group life and disability products is recognized as revenue, net of allowances for uncollectable accounts, over the term of coverage. Amounts received before the period of coverage begins are recorded as unearned premiums.

Health Care billings may be subsequently adjusted to reflect changes in the number of covered employees due to terminations, etc. These adjustments are known as retroactivity adjustments. The Company estimates the amount of future retroactivity each period and adjusts the billed revenue accordingly. The estimates are based on historical trends, premiums billed, the amount of contract renewal activity during the period and other relevant information. As information regarding actual retroactivity becomes known, the Company refines its estimates and records any required adjustments at that time. A significant change in the level of retroactivity would have a significant effect on Health Care's results of operations.

The Company also estimates the amount of uncollectable receivables each period and establishes an allowance for uncollectable amounts. The amount of the allowance is based on the age of unpaid amounts, information about the creditworthiness of customers, and other relevant information. Estimates of uncollectable amounts are revised each period, and changes are recorded in the period they become known. A significant change in the level of uncollectable amounts would have a significant effect on the Company's results of operations.

Health Care and Insurance Liabilities

The Company establishes health care and insurance liabilities for benefit claims that have been reported but not paid, claims that have been incurred but not reported and future policy benefits earned under insurance contracts. These reserves and the related benefit expenses are developed using actuarial principles and assumptions which consider a number of factors, including historical claim payment patterns and seasonality, which are described in the Notes to the Consolidated Financial Statements. For Health Care, the factor that has the greatest impact on the Company's financial results is the medical cost trend, which is the rate of increase in health care costs. For Group Insurance, the important factors considered are the level of interest rates, expected investment returns, mortality rates, the rate that covered individuals suffer disability, and the recovery rate of those with disabilities.

Each period, the Company estimates the relevant factors, based primarily on historical data and uses this information to determine the assumptions underlying its reserve calculations. An extensive degree of judgment is used in this estimation process. For health care costs payable, the reserve balances and the related benefit expenses are highly sensitive to changes in the assumptions used in the reserve calculations. For example, a 100 basis point change in the estimated medical cost trend for Commercial HMO Risk products would have changed annual after-tax results by approximately $50 million for 2002. Any adjustments to prior period reserves are included in the benefit expense of the period in which the need for the adjustment becomes known. Due to the considerable variability of health care costs, adjustments to health reserves occur each quarter and are sometimes significant. For Group Insurance, and specifically disability reserves, a 100 basis point change in interest rates would result in approximately a 10 basis point change in the portfolio return rate for assets supporting these liabilities, due to the long-term nature of disability liabilities and related assets supporting these liabilities. A 10 basis point change in the portfolio rate would have changed after-tax results by approximately $2 million for 2002.

The Company discontinued certain Large Case Pensions products in 1993 and established a reserve to cover losses expected during the runoff period. Since 1993, there have been several adjustments to reduce this reserve that have increased net income. These adjustments occurred primarily because investment experience as well as mortality and retirement experience have been better than was projected at the time the products were discontinued. There can be no assurance that adjustments to the discontinued products reserve will occur in the future or that they will increase net income.

In cases where estimated health care and group insurance costs are so high that future losses on a given product are expected, the Company establishes premium deficiency reserves for the amount of the expected loss in excess of expected future premiums. Any such reserves established would normally cover expected losses until the next policy renewal dates for the related policies.

Investment Securities

Investment securities are classified as available for sale and recorded at fair value, and unrealized investment gains and losses are reflected in shareholders' equity. Investment income is recorded when earned, and capital gains and losses are recognized when investments are sold. Investments are reviewed periodically to determine if they have suffered an impairment of value that is considered other than temporary. If investments are determined to be impaired, a capital loss is recognized at the date of determination.

Testing for impairment of investments also requires significant management judgment. The identification of potentially impaired investments, the determination of their fair value and the assessment of whether any decline in value is other than temporary are the key judgment elements. The discovery of new information and the passage of time can significantly change these judgments. Revisions of impairment judgments are made when new information becomes known, and any resulting impairment adjustments are made at that time. The current economic environment and recent volatility of securities markets increase the difficulty of determining fair value and assessing investment impairment. The same influences tend to increase the risk of potentially impaired assets.

Defined Benefit Pension and Other Post-Retirement Benefit ("OPEB") Plans

The Company sponsors defined benefit pension and other postretirement plans. Refer to Note 14 of Notes to Consolidated Financial Statements. Major assumptions used in the accounting for these plans include the expected return on pension plan assets and the discount rate. Assumptions are determined based on Company information and market indicators, and are evaluated at each annual measurement date. A change in any of these assumptions would have an effect on the Company's pension and postretirement plan costs.

The expected return on pension plan assets considers expected capital market returns over a long term horizon (i.e., 20 years), inflation rate assumptions and actual returns on an asset allocation of approximately 65% equity securities, 28% fixed income securities and 7% private real estate investments. Lower market interest rates and plan asset returns have resulted in declines in pension plan asset performance and funded status. As a result, the expected return on plan assets was reduced to 9.00% (from 9.25% for 2002 expense recognition) and the discount rate was reduced to 6.75% (from 7.50% at the previous measurement date). Pension and postretirement expense in 2003 is expected to increase by approximately $110 million as a result of these changes, as well as the continued decline in equity markets and the resulting impact on the fair value of pension plan assets. These changes will not impact required cash contributions to the pension plan, as the Company has met all minimum funding requirements as set forth by the Employee Retirement Income Security Act of 1974 ("ERISA") and further, will not have a minimum funding requirement in 2003.

As part of expected 2003 operating cost savings initiatives, the Company expects to reduce the approximate $110 million increase in pension and postretirement expense discussed above through actions intended to bring overall benefit costs more in line with industry peers, both in terms of costs and benefit levels. In January 2003, the Company amended its postretirement plans, eliminating the medical subsidy provided to active employees who terminate employment subsequent to January 1, 2007 and eliminating the dental subsidy for active employees who terminate employment on or after January 1, 2003. As a result of these plan amendments, the Company expects to record a curtailment benefit of approximately $35 million pretax in the first quarter of 2003.

Goodwill and Other Acquired Intangible Assets

The Company has made previous acquisitions that included a significant amount of goodwill and other intangible assets. Effective January 1, 2002, goodwill is no longer amortized but was subject to a transitional impairment test upon adoption of FAS No. 142 as well as an annual (or under certain circumstances more frequent) impairment test based on its estimated fair value. Other intangible assets that meet certain criteria continue to be amortized over their useful lives and are also subject to an impairment test, based on estimated fair value. For these evaluations, the Company is using an implied fair value approach, which uses a discounted cash flow analysis and other valuation methodologies. These evaluations use many assumptions and estimates in determining an impairment loss, including certain assumptions and estimates related to future earnings to be derived from the Company's ongoing turnaround initiatives previously discussed. If these turnaround initiatives do not achieve their earnings objectives, the assumptions and estimates underlying these goodwill impairment evaluations could be adversely affected.

GOODWILL AND OTHER ACQUIRED INTANGIBLE ASSETS

An impairment of approximately $3.0 billion resulting from the initial application of FAS No. 142 has been classified as a cumulative effect adjustment for 2002. Subsequent impairments, if any, would be classified as an operating expense. During the fourth quarter of 2002, the Company performed an annual impairment test, in conjunction with its annual planning process, and determined there were no additional impairment losses.

Upon adoption of FAS No. 142, the transition provisions of FAS No. 141, Business Combinations, also became effective. These transition provisions specify criteria for determining whether an acquired intangible asset should be recognized separately from goodwill. Intangible assets that meet certain criteria will qualify for recording on the Consolidated Balance Sheet and will continue to be amortized over their useful lives in the Consolidated Statement of Income. Such intangible assets are subject to a periodic impairment test based on estimated fair value. As a result, the Company reclassified its work force acquired intangible asset of $25.3 million at December 31, 2001 to goodwill. Refer to Notes 2 and 6 of Condensed Notes to Consolidated Financial Statements for more information on the Company's goodwill and other acquired intangible assets.

Under accounting principles generally accepted in the United States of America in effect through December 31, 2001, these assets were amortized over their estimated useful lives, and were tested periodically to determine if they were recoverable from operating earnings on an undiscounted basis over their useful lives and to evaluate the related amortization periods. The Company wrote off goodwill of approximately $310 million ($238 million after tax) in the fourth quarter of 2000 under its accounting policy for goodwill recoverability in effect at that time, primarily related to its Medicare market exits, as well as to an investment in a medical information services business, given a re-evaluation of its strategy for this business.

NEW ACCOUNTING STANDARDS

Refer to Note 2 of Notes to Consolidated Financial Statements for a discussion of recently issued accounting standards.

REGULATORY ENVIRONMENT

General

Our operations are subject to comprehensive and detailed state and federal regulation throughout the United States in the jurisdictions in which we do business. Supervisory agencies, including (depending on the state) state health, insurance, managed care and securities departments, have broad authority to:

     o    Grant, suspend and revoke licenses to transact business;

     o    Regulate many aspects of the products and services we offer;

     o    Assess fines, penalties and/or sanctions;

     o    Monitor our solvency and reserve adequacy; and

     o Regulate our investment activities on the basis of quality, diversification and other quantitative criteria.

Our operations and accounts are subject to examination at regular intervals by these agencies. In addition, our current and past business practices are subject to review by other state and federal authorities. These reviews may result in changes to or clarifications of our business practices, and may result in fines, penalties or other sanctions.

In addition, the federal and state governments continue to enact and seriously consider many legislative and regulatory proposals that have or would materially impact various aspects of the health care system. Many of these changes are described below. While certain of these measures would adversely affect us, at this time we cannot predict the extent of this impact.

HEALTH CARE REGULATION

General

The federal government and the governments of the states in which we conduct our health operations have adopted laws and regulations that govern our business activities in various ways. These laws and regulations may restrict how we conduct our businesses and may result in additional burdens and costs to us. Areas of governmental regulation include:

     o    Licensure

     o    Policy forms, including plan design and disclosures

     o    Premium rates and rating methodologies

     o    Underwriting rules and procedures

     o    Benefit mandates

     o    Eligibility requirements

     o    Service areas

     o    Market conduct

     o    Utilization review activities

     o    Payment of claims, including timeliness and accuracy of payment

     o    Member rights and responsibilities

     o    Sales and marketing activities

     o    Quality assurance procedures

     o    Disclosure of medical and other information

     o    Provider rates of payment

     o    Surcharges on provider payments

     o    Provider contract forms

     o    Delegation of risk and other financial arrangements

     o    Agent licensing

     o    Financial condition (including reserves) and

     o    Corporate governance

These laws and regulations are subject to amendments and changing interpretations in each jurisdiction.

States generally require health insurers and HMOs to obtain a certificate of authority prior to commencing operations. To establish a health insurance company or an HMO in any state where we do not presently operate, we generally would have to obtain such a certificate. The time necessary to obtain such a certificate varies from state to state. Each health insurer and HMO must file periodic financial and operating reports with the states in which it does business. In addition, health insurers and HMOs are subject to state examination and periodic license renewal.

GROUP PRICING AND UNDERWRITING RESTRICTIONS

Pricing and underwriting regulation by states includes various statutes that limit the flexibility of Aetna and other health insurers relative to their underwriting and rating practices, particularly for small employer groups. These laws vary by state. In general they apply to certain business segments and limit the ability of the Company to set prices or renew business, or both, based on specific characteristics of the group or the group's prior claim experience.

Many of these laws limit the differentials in rates carriers may charge between new and renewal business, and/or between groups based on differing characteristics. They may also require that carriers disclose to customers the basis on which the carrier establishes new business and renewal rates, restrict the application of pre-existing condition exclusions and limit the ability of a carrier to terminate coverage of an employer group.

The federal Health Insurance Portability and Accountability Act of 1996, known as HIPAA, generally requires carriers that write small business in any market to accept for coverage any small employer group applying for a basic and standard plan of benefits. HIPAA also mandates guaranteed renewal of health care coverage for most employer groups, subject to certain defined exceptions, and provides for specified employer notice periods in connection with product and market withdrawals. The law further limits exclusions based on preexisting conditions for individuals covered under group policies to the extent the individuals had prior creditable coverage within a specified time frame. HIPAA is structured as a "floor" requirement, allowing states latitude to enact more stringent rules governing each of these restrictions. For example, certain states have modified HIPAA's small group definition (2-50 employees) to include groups of one.

In addition, a number of states provide for a voluntary reinsurance mechanism to spread small group risk among participating carriers. In a small number of states, participation in this pooling mechanism is mandatory for all small group carriers. In general Aetna has elected not to participate in voluntary pools, but even in these states the Company may be subject to certain supplemental assessments related to the state's small group experience.

Hipaa Administrative and Privacy Regulation; Gramm-leach-bliley Act

HIPAA and its regulations also impose a number of additional obligations on issuers of health insurance coverage and health benefit plan sponsors. The law authorizes the United States Department of Health and Human Services, known as HHS, to issue standards for administrative simplification, as well as privacy and security of medical records and other individually identifiable patient data. HIPAA requirements apply to self-funded group health plans, health insurers and HMOs and health care clearinghouses and health care providers that transmit member health information electronically. Regulations adopted to implement HIPAA also require that business associates acting for or on behalf of these HIPAA-covered entities be contractually obligated to meet HIPAA standards. HIPAA regulations establish significant criminal penalties and civil sanctions for noncompliance.

Although HIPAA was intended ultimately to reduce administrative expenses and burdens faced within the health care industry, we believe the law will initially bring about significant and, in some cases, costly changes. We expect that we will incur additional expenses to comply with, and that our business could be adversely affected by, these regulations in future periods.

HHS has released rules mandating the use of new standard formats with respect to certain health care transactions (e.g., health care claims information, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments and coordination of benefits). HHS also has published rules requiring the use of standardized code sets and unique employer identifiers. We are required to comply with the transaction and code set requirements by October 16, 2003. We are required to comply with the employer identifier rules by July 30, 2004.

HHS also has developed new standards relating to the privacy of individually identifiable health information. In general, these regulations restrict the use and disclosure of medical records and other individually identifiable health information held by health plans and other affected entities in any form, whether communicated electronically, on paper or orally, subject only to limited exceptions. In addition, the regulations provide patients with new rights to understand and control how their health information is used. These regulations do not preempt more stringent state laws and regulations that may apply to us. We have to comply with the new privacy standards by April 14, 2003. HHS recently published final security regulations designed to protect member health information from unauthorized use or disclosure. We are required to comply with these security regulations by April 21, 2005.

In addition, provisions of the Gramm-Leach-Bliley Act generally require insurers to provide customers with notice regarding how their personal health and financial information is used and the opportunity to "opt out" of certain disclosures before the insurer shares non-public personal information with a non-affiliated third party. Like HIPAA, this law sets a "floor" standard, allowing states to adopt more stringent requirements governing privacy protection. The Gramm-Leach-Bliley Act also gives banks and other financial institutions the ability to affiliate with insurance companies, which may lead to new competitors in the insurance and health benefits fields.

LEGISLATIVE AND REGULATORY INITIATIVES

There has been a continuing trend of increased health care regulation at both the federal and state levels. The federal government or many states, or both, including states in which we have substantial health care membership, have enacted or are considering additional legislation or regulation related to health care plans. Legislation, regulation and initiatives relating to this trend include among other things, the following:

o Amending or supplementing the Employee Retirement Income Security Act of 1974 ("ERISA") to impose greater requirements on the administration of employer-funded benefit plans or limit the scope of current ERISA pre-emption, which would among other things expose health plans to expanded liability for punitive and other extra-contractual damages

o Imposing assessments on health plans or health carriers, such as assessments for insolvency or high-risk pools, assessments for uncompensated care, or assessments to defray provider medical malpractice insurance costs

o Extending malpractice and other liability exposure for decisions made by health plans

o Mandating coverage for certain conditions and/or specified procedures, drugs or devices (e.g. infertility treatment, experimental pharmaceuticals)

o Prohibiting or limiting certain types of financial arrangements with providers, including among other things incentives based on utilization of services

o Imposing substantial penalties for failure to pay claims within specified time periods

o Regulating the composition of provider networks, such as any willing provider and pharmacy laws (which generally provide that providers and pharmacies cannot be denied participation in a managed care plan where the providers and pharmacies are willing to abide by the terms and conditions of that plan)

o   Imposing payment levels for out-of-network care

o Exempting physicians from the antitrust laws that prohibit price fixing, group boycotts and other horizontal restraints on competition

o Mandating direct access to specialists for patients with chronic conditions, and direct access to OB/GYNs, chiropractors or other practitioners

o   Mandating expanded consumer disclosures and notices

o   Mandating expanded coverage for emergency services

o   Mandating liberalized definitions of medical necessity

o Mandating internal and external grievance and appeal procedures (including expedited decision making and access to external claim review)

o Enabling the creation of new types of health plans or health carriers, which in some instances would not be subject to the regulations or restrictions that govern our operations

o Allowing individuals and small groups to collectively purchase health care coverage without any other affiliations

o   Restricting health plan claim and related procedures

o Requiring the application of treatment and financial parity between mental health benefits and medical benefits within the same health plan

o Extending benefits available to workers who lose their jobs and other uninsureds

o   Restricting or eliminating the use of formularies for prescription drugs

o Making health plans responsible for provider payments in the event of financial failure by a capitated physician group or other intermediary

o Creating or expanding state-sponsored health benefit purchasing pools, in which we may be required to participate

o Creating a single payer system where the government oversees or manages the provision of health care coverage

o   Imposing employer or individual health coverage mandates

It is uncertain whether we can recoup, through higher premiums or other measures, the increased costs of mandated benefits or other increased costs caused by potential legislation or regulation.

We also may be adversely impacted by court and regulatory decisions that expand the interpretations of existing statutes and regulations or impose medical malpractice or bad faith liability. Among other issues, the courts, including the United States Supreme Court and Federal and state courts, continue to consider cases addressing the preemptive effect of ERISA on state laws. In general, limitations to this pre-emption have the effect of increasing our costs or our liability exposures, or both. Legislative initiatives discussed above include state legislative activity in several states that, should it result in enacted legislation that is not preempted by ERISA, could increase our liability exposure and could result in greater state regulation of our operations.

Patients' Bill of Rights Legislation

The U.S. Congress and various state legislatures continue to debate legislation containing various patient protection initiatives, including provisions that could expose the Company to unlimited economic damages, and certain punitive damages, for making a determination denying benefits or for delaying members' receipt of benefits as a result of "medical necessity" and other coverage determinations. The Company cannot predict whether these measures will be enacted into law in 2003 or what form any such legislation might take.

ERISA

The provision of services to certain employee benefit plans, including certain health, group insurance and large case pensions benefit plans, is subject to ERISA, a complex set of laws and regulations subject to interpretation and enforcement by the Internal Revenue Service and the Department of Labor (the "DOL"). ERISA regulates certain aspects of the relationships between us and employers who maintain employee benefit plans subject to ERISA. Some of our administrative services and other activities may also be subject to regulation under ERISA. In addition, some states require licensure or registration of companies providing third-party claims administration services for benefit plans.

In 2001 the DOL promulgated extensive new regulations under ERISA setting out standards for claim payment and member appeals along with associated notice and disclosure requirements. These rules took affect for employers with plan years beginning on or after January 1, 2002 for disability plans, and on or after July 1, 2002 for health plans. The company has invested significant time and attention to compliance with these new standards, which represent an additional regulatory burden for the Company.

Large Case Pensions' products and services are also subject to potential issues raised by certain judicial interpretations relating to ERISA. In December 1993, in a case involving an employee benefit plan and an insurance company, the United States Supreme Court ruled that assets in the insurance company's general account that were attributable to a portion of a group pension contract issued to the plan that was not a "guaranteed benefit policy" were "plan assets" for purposes of ERISA and that the insurance company had fiduciary responsibility with respect to those assets. In reaching its decision, the Supreme Court declined to follow a 1975 DOL interpretive bulletin that had suggested that insurance company general account assets were not plan assets.

The Small Business Job Protection Act (the "Act") was signed into law in 1996. The Act created a framework for resolving potential issues raised by the Supreme Court decision. The DOL issued final regulations as required by the Act on January 5, 2000. The regulations provide that insurers generally will not have ERISA fiduciary duties with respect to general account assets held under contracts that are not guaranteed benefit policies based on claims that those assets are plan assets provided certain disclosures are made to policyholders annually. The relief afforded extends to conduct that occurred before July 5, 2001. The conference report relating to the Act states that policies issued after December 31, 1998 that are not guaranteed benefit policies will be subject to ERISA's fiduciary obligations. We are not currently able to predict how these matters may ultimately affect our businesses.

Medicare

In 1997, the federal government passed legislation establishing the Medicare+Choice program that changed the method for determining premiums that the government pays to HMOs for Medicare members. In general, the new method has reduced the premiums payable to us compared to the old method, although the level and extent of the reductions varies by geographic market and depends on other factors. The legislation also requires us to pay a "user fee." Since 1997 the government has made a number of modifications to the payment levels, risk adjustment methodology and user fees under the Medicare+Choice program. The changes began to be phased in on January 1, 1998. As a result of these changes, as well as other factors including certain Medicare+Choice regulations issued by CMS, we decided to reduce contract service areas in certain markets effective January 1, 2003. We also had not renewed our Medicare+Choice contracts or reduced service areas in certain other areas effective January 1, 2002, January 1, 2001 and January 1, 2000. Refer to "Health Care" for more information. Uncertainty regarding future reimbursement levels and other requirements under the Medicare+Choice program make it difficult to predict whether the Company can continue to participate profitably in the program at its current level after 2003.

In 2003, Congress may add out-patient pharmaceutical products as a benefit under Medicare. We cannot predict whether Congress will add such a benefit in 2003, what form any such benefit might take or how any such benefit may ultimately affect our businesses.

HMO and Insurance Holding Company Laws

A number of states, including Pennsylvania and Connecticut, regulate affiliated groups of HMOs and insurers such as us under holding company statutes. These laws may require us and our subsidiaries to maintain certain levels of equity. Holding company laws and regulations generally require insurance companies and HMOs within an insurance holding company system to register with the insurance department of each state where they are domiciled and to file reports with those states' insurance departments regarding capital structure, ownership, financial condition, intercompany transactions and general business operations. In addition, various notice or prior regulatory approval requirements apply to transactions between insurance companies, HMOs and their affiliates within an insurance holding company system, depending on the size and nature of the transactions. For information regarding restrictions on certain payments of dividends or other distributions by HMO and insurance company subsidiaries of our company, refer to "Liquidity and Capital Resources."

The holding company laws for the states of domicile of Aetna and its subsidiaries also restrict the ability of any person to obtain control of an insurance company or HMO without prior regulatory approval. Under those statutes, without such approval (or an exemption), no person may acquire any voting security of an insurance holding company (such as our parent company, Aetna Inc.) that controls an insurance company or HMO, or merge with such a holding company, if as a result of such transaction such person would "control" the insurance holding company. "Control" is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Guaranty Fund Assessments

Under guaranty fund laws existing in all states, insurers doing business in those states can be assessed (up to prescribed limits) for certain obligations of insolvent insurance companies to policyholders and claimants. Assessments generally are based on a formula relating to the Company's premiums in the state compared to the premiums of other insurers. While we historically have recovered more than half of guaranty fund assessments through statutorily permitted premium tax offsets, significant increases in assessments could jeopardize future recovery of these assessments. Some states have similar laws relating to HMOs. In 2000, the Company incurred a $15 million after tax ($23 million pretax assessment) related to its New Jersey business. There were no material charges to earnings for guaranty fund obligations during 2002 or 2001.

FORWARD-LOOKING INFORMATION/RISK FACTORS

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as (1) those statements are identified as forward-looking, and (2) the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in this Management's Discussion and Analysis is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules. This information includes, but is not limited to: (1) the information that appears under the headings "Outlook" in the discussion of results of operations of each of our businesses and (2) "Total Investments - Risk Management and Market-Sensitive Instruments". In writing this Management's Discussion and Analysis, where we use the following words, or variations of these words and similar expressions, we intend to identify forward-looking statements:

o      Expects      o      Anticipates     o      Plans       o     Seeks

o      Projects     o      Intends         o      Believes    o     Estimates

Forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and other factors, many of which are outside our control, that could cause actual results to differ materially from those statements. You should not put undue reliance on forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information set forth in this Management's Discussion and Analysis or elsewhere in this Report. These risks and other factors may affect forward-looking statements, including those in this Management's Discussion and Analysis or made elsewhere, and/or our business generally. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

If any of the following risks and uncertainties develops into actual events, this could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline materially.

WE ARE SEEKING TO CONTINUE TO IMPROVE THE PERFORMANCE OF OUR HEALTH CARE BUSINESS BY IMPLEMENTING A NUMBER OF INITIATIVES; IF THESE INITIATIVES DO NOT ACHIEVE THEIR OBJECTIVES, OUR RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED.

Our operating earnings improved significantly in 2002, following significant declines in 2001 and 2000, and we continue to implement a number of strategic and operational initiatives with the goal of further improving the performance of our business. These initiatives include, among other things, addressing rising medical costs, the new customer market approach we implemented in 2002, further improving the efficiency of operations, and improving relations with health care providers. The future performance of our business will depend in large part on our ability to design and implement these initiatives. If these initiatives do not achieve their objectives or result in increased medical costs, our results could be adversely affected. Refer to "Overview" for more information.

OUR ABILITY TO ADDRESS HEALTH CARE COSTS, IMPLEMENT INCREASES IN PREMIUM RATES AND THE RESULTING EFFECTS ON OUR MEMBERSHIP AFFECT OUR PROFITABILITY.

Our profitability depends in large part on accurately predicting health care costs and on our ability to appropriately manage future health care costs through underwriting criteria, product design, negotiation of favorable provider contracts and medical management programs. The aging of the population and other demographic characteristics, advances in medical technology and other factors continue to contribute to rising health care costs. Government-imposed limitations on Medicare and Medicaid reimbursement have also caused the private sector to bear a greater share of increasing health care costs. Changes in health care practices, inflation, new technologies, the cost of prescription drugs and direct to consumer marketing by pharmaceutical companies, clusters of high cost cases, changes in the regulatory environment and numerous other factors affecting the cost of health care are beyond any health plan's control and may adversely affect our ability to predict and manage health care costs, as well as our business, financial condition and results of operations.

We have taken and are taking several actions to address this situation. We are increasing premiums for business renewing in 2003. Premiums in the health business are generally fixed for one-year periods. Accordingly, future cost increases in excess of medical cost projections reflected in pricing cannot be recovered in the contract year through higher premiums. As a result, the Company's results are particularly sensitive to the price increases it projects are necessary in advance of renewal of the business. There can be no assurances regarding the accuracy of medical cost projections assumed for pricing purposes and if the rate of increase in medical costs in 2003 were to exceed the levels projected for pricing purposes, our results would be materially adversely affected.

In addition to the challenge of managing health care costs, we face pressure to contain premium prices. Our customer contracts are subject to negotiation as customers seek to contain their costs. Alternatively, our customers may move to a competitor to obtain more favorable premiums.

Premium increases for 2003 renewals and other actions have reduced membership for 2003, compared to membership at December 31, 2002. The Company is taking steps to begin to increase its membership in 2003, although it expects that during the year its membership will be lower than membership at December 31, 2002. If membership declines more than expected or we lose accounts with favorable medical cost experience while retaining accounts with unfavorable medical cost experience, our business and results of operations may be adversely affected. The expected membership reductions will materially affect our revenue for 2003, and underscore our need to continue to seek to reduce our level of administrative expenses. In addition to premium increases, other factors that could contribute to a reduction in enrollment include: failure to obtain new customers; benefit changes; other market withdrawals; general economic downturn that results in reductions in workforce by existing customers or business failures; negative publicity and news coverage; and failure to attain or maintain nationally-recognized accreditations for health plans (such as accreditation by the National Committee for Quality Assurance). Refer to "Health Care - Outlook" for more information.

WE HOLD RESERVES FOR EXPECTED CLAIMS, WHICH ARE ESTIMATED, AND THESE ESTIMATES ARE HIGHLY JUDGMENTAL; IF ACTUAL CLAIMS EXCEED RESERVE ESTIMATES (AS THEY HAVE IN CERTAIN PRIOR PERIODS), OUR RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED.

Health care costs payable reflect estimates of the ultimate cost of claims that have been incurred but not yet reported or reported but not yet paid. Health care costs payable are estimated periodically, and any resulting adjustments are reflected in the current-period operating results within health care costs. Health care costs payable are based on a number of factors, including those derived from historical claim experience. Most health care claims are not submitted to the Company until after the end of the quarter in which services are rendered by providers to members. As a result, an extensive degree of judgment is used in this estimation process, considerable variability is inherent in such estimates, and the adequacy of the estimate is highly sensitive to changes in medical claims payment patterns and changes in medical cost trends. A worsening (or improvement) of medical cost trend or changes in claim payment patterns from those that were used in estimating health care costs payable at December 31, 2002 would cause these estimates to change in the near term, and such a change could be material. For example, a 100 basis point change in the estimated medical cost trend for Commercial HMO Risk products would have changed annual after tax results for 2002 by approximately $50 million. This estimation process is a critical accounting policy for the Company. Refer to "Health Care" and "Critical Accounting Policies" for more information.

OUR PROFITABILITY MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO CONTRACT WITH PROVIDERS ON FAVORABLE TERMS.

Our profitability is dependent in part upon our ability to contract on favorable terms with hospitals, physicians and other health benefits providers. The failure to maintain or to secure new cost-effective health care provider contracts may result in a loss in membership or higher medical costs. In addition, our inability to contract with providers, or the inability of providers to provide adequate care, could adversely affect our business.

THE HEALTH BENEFITS INDUSTRY IS SUBJECT TO NEGATIVE PUBLICITY, WHICH CAN ADVERSELY AFFECT OUR PROFITABILITY.

The health benefits industry is subject to negative publicity. Negative publicity may result in increased regulation and legislative review of industry practices, which may further increase our costs of doing business and adversely affect our profitability by:

     o    Adversely affecting our ability to market our products and services;

     o    Requiring us to change our products and services; or

     o    Increasing the regulatory burdens under which we operate.

WE ARE PARTY TO A SUBSTANTIAL AMOUNT OF LITIGATION; THESE CASES AND FUTURE CASES MAY HAVE A MATERIAL ADVERSE EFFECT ON US.

We are party to a number of class action lawsuits and other litigation. The majority of these cases relate to the conduct of our health care business and allege various violations of law. Many of these cases seek substantial damages (including punitive damages) and far-ranging changes in our practices. We may also be subject to additional litigation in the future. This litigation could materially adversely affect us, because of the costs of defending these cases, costs of settlement or judgments against us, or because of changes in our operations that could result from this litigation. Refer to Note 20 of Notes to Consolidated Financial Statements.

OUR BUSINESS ACTIVITIES ARE HIGHLY REGULATED AND THERE ARE A NUMBER OF CURRENT AND PLANNED INITIATIVES BEING CONSIDERED BY FEDERAL AND STATE GOVERNMENTS; GOVERNMENT REGULATION LIMITS US IN THE CONDUCT OF OUR BUSINESS AND ALSO SUBJECTS US TO ADDITIONAL COSTS IN COMPLYING WITH THE REQUIREMENTS OF GOVERNMENTAL AUTHORITIES; FURTHER REGULATION COULD ALSO MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

Our business is subject to extensive regulation by state and federal governmental authorities. For example, there are a number of federal and state requirements restricting operations of health care plans (particularly HMOs). The federal and many state governments have enacted or are actively considering legislative and regulatory changes related to health products. At this time, we are unable to predict the impact of future changes, although we anticipate that some of these measures, if enacted, could adversely affect health operations through:

     o    Affecting premium rates,

     o    Reducing our ability to manage medical costs,

     o    Increasing medical costs and operating expenses,

     o    Increasing our exposure to lawsuits,

     o    Regulating levels and permitted lines of business,

     o    Imposing financial assessments, and

     o    Regulating business practices.

Recently, there has been heightened review by these regulators of the managed health care industry's business practices, including utilization management and claim payment practices. As one of the largest national managed care organizations, we are regularly the subject of such reviews and several such reviews currently are pending, some of which may be resolved during 2003. These regulatory reviews could result in changes to or clarifications of our business practices, and also could result in material fines, penalties or other sanctions. Our business also may be adversely impacted by court and regulatory decisions that expand the interpretations of existing statutes and regulations, impose medical or bad faith liability, increase our responsibilities under ERISA, or reduce the scope of ERISA pre-emption of state law claims. For example, a federal appeals court recently held that in some circumstances ERISA does not preempt state law medical malpractice claims against health plans arising out of coverage denials on grounds of medical necessity.

It is uncertain whether we can recoup, through higher premiums or other measures, the increased costs of mandated benefits or the other increased costs that may be caused by this legislation or regulation, or by court and regulatory decisions. For more information regarding the Patients' Bill of Rights, other important regulatory initiatives and related judicial developments, see "Regulatory Environment".

WE MUST COMPLY WITH THE REQUIREMENTS OF THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996, ALSO KNOWN AS HIPAA, OR FACE POTENTIAL ADDITIONAL LIABILITY.

The Department of Health and Human Services, known as HHS, has promulgated certain regulations under HIPAA related to the privacy of individually identifiable health information, or protected health information. The new regulations require self-funded group health plans, health insurers and HMO's, health care clearinghouses and certain providers to:

     o Comply with various requirements and restrictions related to the use, storage and disclosure of protected health information;

     o Adopt rigorous internal procedures to protect protected health information; and

     o Enter into specific written agreements with business associates to whom protected health information is disclosed.

HHS also has recently published final security regulations designed to protect member health information from unauthorized use or disclosure. HIPAA establishes significant criminal penalties and civil sanctions for noncompliance.

For more information regarding these regulations, refer to "Regulatory Environment".

DOWNGRADES IN OUR RATINGS MAY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Claims paying ability and financial strength ratings by recognized rating organizations have become an increasingly important factor in establishing the competitive position of insurance companies. Rating organizations continue to review the financial performance and condition of insurers, including Aetna Life Insurance Company and our other regulated subsidiaries. We believe our ratings are an important factor in marketing our products to certain of our customers, since ratings information is broadly disseminated and generally used throughout the industry. Certain of our businesses, particularly our Group Insurance business, would experience some run off of existing business or have the level of new business negatively impacted if the major rating agencies do not give a financial strength rating to the relevant subsidiary in the "A" rating category. In addition to claims paying and financial strength ratings of Aetna's subsidiaries, rating organizations also provide ratings of Aetna Inc.'s senior debt and commercial paper. These ratings are broadly disseminated and used throughout the market place for debt instruments, and any decrease in these ratings could affect both the cost and availability of future borrowings. Each of the rating agencies reviews its ratings periodically and there can be no assurance that current ratings will be maintained in the future. Our ratings reflect each rating agency's opinion of our financial strength, operating performance and ability to meet our debt obligations or obligations to policyholders, and are not evaluations directed toward the protection of investors in our common stock and should not be relied upon as such. For information regarding recent rating actions and the availability of borrowing, refer to "Liquidity and Capital Resources--Financings, Financing Capacity and Capitalization".

TERRORISM OR THE CONTINUED THREAT OF TERRORISM COULD INCREASE HEALTH CARE UTILIZATION AND PHARMACY COSTS AND GROUP INSURANCE LIFE AND DISABILITY CLAIMS, ALTHOUGH THE COMPANY CANNOT PREDICT WHETHER ANY SUCH INCREASES WILL OCCUR.

Beyond obtaining coverage for the Company's facilities, and some limited coverage for Group Insurance claims, there are few, if any, commercial options through which to transfer the exposure from terrorism away from the Company. For Group Insurance claims, the Company has certain reinsurance in place for certain types of catastrophic claims (and only if the losses are in excess of certain amounts, and subject to limits). However, following the events of September 11, 2001, reinsurers have generally sought to exclude many types of potential terrorism from coverage, and the Company's reinsurance coverage excludes most types of terrorism while the Company's Group Insurance policies generally do not contain similar exclusions. In addition, the Company's Group Insurance members are concentrated in certain large, metropolitan areas.

GENERAL MARKET CONDITIONS AFFECT OUR INVESTMENTS IN DEBT AND EQUITY SECURITIES, MORTGAGE LOANS AND OTHER INVESTMENTS, OUR INCOME ON THOSE INVESTMENTS AND OUR PENSION EXPENSES.

Generally lower levels of interest rates on investments, such as those currently being experienced in United States financial markets, have negatively impacted the level of investment income earned by the Company in recent periods, and such lower levels of investment income would continue if these lower interest rates continue. We also expect our pension costs to increase in 2003 due to recent financial market conditions. For information regarding our expected pension costs for 2003, please refer to "Health Care - Outlook."

IN RECENT YEARS, CERTAIN THIRD PARTIES TO WHICH WE DELEGATE SELECTED FUNCTIONS, SUCH AS LARGE PHYSICIAN PRACTICE MANAGEMENT COMPANIES, HAVE EXPERIENCED FINANCIAL DIFFICULTIES, INCLUDING BANKRUPTCY, WHICH MAY SUBJECT US TO INCREASED CREDIT RISK RELATED TO PROVIDER GROUPS AND IN SOME CASES CAUSE US TO INCUR DUPLICATIVE CLAIMS EXPENSE.

IN CONNECTION WITH THE DECEMBER 2000 SPIN-OFF OF OUR COMPANY FROM ITS PREDECESSOR, FORMER AETNA, AND MERGER OF FORMER AETNA'S INTERNATIONAL AND FINANCIAL SERVICES BUSINESSES WITH A SUBSIDIARY OF ING GROEP N.V., WE HAVE AGREED TO BE LIABLE FOR, AND TO INDEMNIFY ING FOR, CERTAIN FORMER AETNA LIABILITIES, INCLUDING LIABILITIES NOT RELATED TO OUR HEALTH CARE BUSINESS.

In connection with the spin-off, we generally assumed all liabilities related to former Aetna's health care and large case pensions businesses. In addition, we generally are responsible for former Aetna's liabilities other than those arising out of former Aetna's financial services or international businesses. These liabilities generally include the post-retirement pension and other benefits payable to all previous employees of former Aetna, liabilities arising out of significant litigation to which former Aetna is a party, all liabilities arising out of certain divestiture transactions consummated by former Aetna before the spin-off and tax liabilities relating to, or resulting from the treatment of, the spin-off. We have agreed to indemnify ING for all of these liabilities. Although management believes that it has established reserves and/or obtained insurance sufficient to cover such liabilities as we consider appropriate, we cannot assure you that these liabilities will not be materially in excess of these reserves and insurance. In that case, these liabilities may be materially adverse to our business and results of operations.

GOVERNMENT PAYORS CAN DETERMINE PREMIUMS.

Although we have withdrawn from certain Medicare markets, we will still have operations in a number of Medicare markets. In government-funded health programs such as Medicare and Medicaid, the government payor determines the premium levels. If the government payor reduces the premium levels or increases premiums by less than our costs increase and we cannot offset these with supplemental premiums and changes in benefit plans, then we could be materially adversely affected. In addition, premiums for certain federal government employee groups are subject to retroactive adjustments by the federal government. These adjustments could materially adversely affect us.

SUCCESS OF OUR BUSINESS INITIATIVES DEPENDS IN PART ON CONTINUING TO DEVELOP AND IMPLEMENT IMPROVEMENTS IN TECHNOLOGY.

Our businesses depend in large part on our systems for processing claims and interacting with providers, employer plan sponsors and members, and our business strategy involves providing customers with easy to use products that leverage information to meet the needs of those customers. Our success is dependent in large part on implementing improvements and continuing to develop and enhance information systems that support our business processes in a cost efficient manner.

SELECTED FINANCIAL DATA

                                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                           ---------------------------------------------------------
(MILLIONS, EXCEPT PER COMMON SHARE DATA)                      2002        2001        2000        1999        1998
-------------------------------------------------------    ---------   ---------   ---------   ---------   ---------
Total revenue..........................................    $19,878.7   $25,190.8   $26,818.9   $22,109.7   $16,589.0
                                                           ---------   ---------   ---------   ---------   ---------
Income (loss) from continuing operations...............        393.2      (291.5)     (127.4)      399.4       450.4
                                                           ---------   ---------   ---------   ---------   ---------
Net income (loss)......................................     (2,522.5)     (279.6)      127.1       716.5       846.8
                                                           ---------   ---------   ---------   ---------   ---------
Net realized capital gains (losses), net of tax
  (included above).....................................         22.3        73.6       (14.2)       21.4       189.0
                                                           ---------   ---------   ---------   ---------   ---------
Total assets...........................................     40,047.5    43,196.7    47,673.0    52,667.6    53,355.2
                                                           ---------   ---------   ---------   ---------   ---------
Total short-term debt..................................           --       109.7     1,592.2     1,725.0     1,370.1
                                                           ---------   ---------   ---------   ---------   ---------
Total long-term debt...................................      1,633.2     1,591.3          --     2,093.9     1,593.3
                                                           ---------   ---------   ---------   ---------   ---------
Aetna-obligated mandatorily redeemable preferred
  securities of subsidiary limited liability company
  holding primarily debentures guaranteed by former
  Aetna................................................           --          --          --          --       275.0
                                                           ---------   ---------   ---------   ---------   ---------
Shareholders' equity...................................      6,980.0     9,890.3    10,127.1    10,703.2    11,429.5
                                                           ---------   ---------   ---------   ---------   ---------
Per common share data: (1)
Dividends declared (2).................................    $     .04   $     .04   $      --   $      --   $      --
Earnings (loss) per common share: (3)
Income (loss) from continuing operations:
  Basic...............................................          2.64       (2.03)       (.90)       2.56        2.74
  Diluted (4).........................................          2.57       (2.03)       (.90)       2.54        2.72
Net income (loss):
  Basic...............................................        (16.94)      (1.95)        .90        4.76        5.49
  Diluted (4).........................................        (16.49)      (1.95)        .90        4.72        5.40
                                                           =========   =========   =========   =========   =========

--------------
(1) Per common share data is based on former Aetna common shares and share equivalents through December 13, 2000 and Aetna Inc. thereafter. (Refer to Notes 1, 5 and 21.)

(2) Prior to December 13, 2000, dividends were declared and paid by former Aetna to its shareholders and therefore such dividends are not included herein.

(3) For 1999 (through the redemption date of July 19, 1999) and 1998, preferred stock dividends of former Aetna are deducted from income from continuing operations and net income as the preferred stock issued by former Aetna was for the acquisition of U.S. Healthcare, Inc. in 1996.

(4) Since the Company reported a loss from continuing operations in 2001 and 2000, the effect of common stock equivalents has been excluded from earnings per common share computations for those years since including such securities would be anti-dilutive. As a result, diluted and basic per common share amounts for 2001 and 2000 are the same.

See Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for significant events affecting the comparability of results as well as material uncertainties.

CONSOLIDATED STATEMENTS OF INCOME


                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                              -----------------------------------
(MILLIONS, EXCEPT PER COMMON SHARE DATA)                                         2002          2001         2000
----------------------------------------------------------------------------- ---------   ---------  ------------
Revenue:
   Health care premiums.....................................................  $15,036.1   $19,940.4   $21,746.6
   Other premiums...........................................................    1,676.6     1,831.6     1,468.3
   Administrative services contract fees....................................    1,842.6     1,835.2     1,925.9
   Net investment income....................................................    1,250.7     1,411.6     1,631.6
   Other income.............................................................       38.4        75.9        86.6
   Net realized capital gains (losses)......................................       34.3        96.1       (40.1)
                                                                              ---------   ---------   ---------
Total revenue...............................................................   19,878.7    25,190.8    26,818.9
                                                                              ---------   ---------   ---------
Benefits and expenses:
   Health care costs........................................................   12,452.8    17,938.8    18,884.1
   Current and future benefits..............................................    2,245.5     2,458.3     2,153.5
   Operating expenses:
      Salaries and related benefits.........................................    2,245.2     2,290.4     2,328.7
      Other.................................................................    1,987.4     2,224.6     2,501.1
   Interest expense.........................................................      119.5       142.8       248.2
   Amortization of goodwill.................................................         --       198.1       204.9
   Amortization of other acquired intangible assets.........................      130.8       218.5       230.7
   Goodwill write-off.......................................................         --          --       310.2
   Severance and facilities charges.........................................      161.0       192.5       142.5
   Reductions of reserve for anticipated future losses on
     discontinued products..................................................       (8.3)      (94.5)     (146.0)
                                                                              ---------   ---------   ---------
Total benefits and expenses.................................................   19,333.9    25,569.5    26,857.9
                                                                              ---------   ---------   ---------
Income (loss) from continuing operations before income taxes (benefits).....      544.8      (378.7)      (39.0)
Income taxes (benefits):
   Current..................................................................      193.8       (13.6)      242.1
   Deferred.................................................................      (42.2)      (73.6)     (153.7)
                                                                              ---------   ---------   ---------
Total income taxes (benefits)...............................................      151.6       (87.2)       88.4
                                                                              ---------   ---------   ---------
Income (loss) from continuing operations....................................      393.2      (291.5)     (127.4)
Discontinued operations, net of tax (Note 21):
   Income from operations...................................................       50.0          --       428.5
   Sale and spin-off related benefits (costs)...............................         --        11.4      (174.0)
                                                                              ---------   ---------   ---------
Income (loss) before cumulative effect adjustments..........................      443.2      (280.1)      127.1
Cumulative effect adjustments, net of tax (Note 2)..........................   (2,965.7)         .5          --
                                                                              ---------   ---------   ---------
Net income (loss)...........................................................  $(2,522.5)  $  (279.6)  $   127.1
                                                                              =========   =========   =========
Earnings (loss) per common share (Note 5):
Basic:
   Income (loss) from continuing operations.................................  $    2.64   $   (2.03)  $    (.90)
   Income from discontinued operations, net of tax..........................        .34         .08        1.80
                                                                              ---------   ---------   ---------
   Income (loss) before cumulative effect adjustments.......................       2.98       (1.95)        .90
   Cumulative effect adjustments, net of tax................................     (19.92)         --          --
                                                                              ---------   ---------   ---------
   Net income (loss)........................................................  $  (16.94)  $   (1.95)  $     .90
                                                                              =========   =========   =========
Diluted (1):
   Income (loss) from continuing operations.................................  $    2.57   $   (2.03)  $    (.90)
   Income from discontinued operations, net of tax..........................        .33         .08        1.80
                                                                              ---------   ---------   ---------
   Income (loss) before cumulative effect adjustments.......................       2.90       (1.95)        .90
   Cumulative effect adjustments, net of tax................................     (19.39)         --          --
                                                                              ---------   ---------   ---------
   Net income (loss)........................................................  $  (16.49)  $   (1.95)  $     .90
                                                                              =========   =========   =========

--------------
(1) Since the Company reported a loss from continuing operations in 2001 and 2000, the effect of common stock equivalents has been excluded from per common share computations for those years since including such securities would be anti-dilutive. As a result, diluted and basic per common share amounts for 2001 and 2000 are the same.

    See Notes to Consolidated Financial Statements.

CONSOLIDATED BALANCE SHEETS

                                                                  AS OF DECEMBER 31,
                                                                ----------------------
(MILLIONS, EXCEPT SHARE DATA)                                      2002         2001
--------------------------------------------------------------  ---------    ---------
Assets
Current assets:
      Cash and cash equivalents...............................  $ 1,802.9    $ 1,398.2
      Investment securities...................................   14,013.5     14,260.1
      Other investments.......................................      358.0        171.7
      Premiums receivable, net................................      392.0        572.7
      Other receivables, net..................................      286.2        528.0
      Accrued investment income...............................      214.3        232.3
      Collateral received under securities loan agreements....      969.0        621.7
      Loaned securities.......................................      948.2        608.1
      Deferred income taxes...................................      201.3        114.1
      Other current assets....................................      163.9        185.9
                                                                ---------    ---------
Total current assets..........................................   19,349.3     18,692.8
                                                                ---------    ---------
Long-term investments.........................................    1,754.9      1,575.6
Mortgage loans................................................    1,514.9      1,887.8
Investment real estate........................................      308.8        359.7
Reinsurance recoverables......................................    1,251.8      1,269.7
Goodwill, net.................................................    3,618.4      6,583.8
Other acquired intangible assets, net.........................      546.9        703.0
Property and equipment, net...................................      244.8        327.0
Deferred income taxes.........................................      582.5        360.5
Other long-term assets........................................      211.0        146.8
Separate Accounts assets......................................   10,664.2     11,290.0
                                                                ---------    ---------
Total assets..................................................  $40,047.5    $43,196.7
                                                                =========    =========
Liabilities and shareholders' equity
Current liabilities:
      Health care costs payable...............................  $ 2,194.1    $ 2,986.7
      Future policy benefits..................................      778.1        800.5
      Unpaid claims...........................................      590.0        544.4
      Unearned premiums.......................................      184.1        208.0
      Policyholders' funds....................................    1,072.2      1,052.8
      Collateral payable under securities loan agreements.....      969.0        621.7
      Short-term debt.........................................         --        109.7
      Income taxes payable....................................      322.5        147.4
      Accrued expenses and other current liabilities..........    1,608.8      1,316.1
                                                                ---------    ---------
Total current liabilities.....................................    7,718.8      7,787.3
                                                                ---------    ---------
Future policy benefits........................................    8,333.3      8,621.5
Unpaid claims.................................................    1,177.8      1,203.6
Policyholders' funds..........................................    1,867.3      2,245.1
Long-term debt................................................    1,633.2      1,591.3
Other long-term liabilities...................................    1,672.9        567.6
Separate Accounts liabilities.................................   10,664.2     11,290.0
                                                                ---------    ---------
Total liabilities.............................................   33,067.5     33,306.4
                                                                ---------    ---------
Commitments and contingent liabilities (Notes 8 and 20)
Shareholders' equity:
      Common stock and additional paid-in capital ($.01           4,070.9      3,913.8
      par value, 756,277,772 shares authorized,
      149,966,082 issued and outstanding in 2002 and $.01
      par value, 759,900,000 shares authorized,
      144,265,912 issued and outstanding in 2001)
      Accumulated other comprehensive income (loss)...........     (470.4)        68.5
      Retained earnings.......................................    3,379.5      5,908.0
                                                                ---------    ---------
Total shareholders' equity....................................    6,980.0      9,890.3
                                                                ---------    ---------
Total liabilities and shareholders' equity....................  $40,047.5    $43,196.7
                                                                =========    =========
   See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                   ACCUMULATED OTHER
                                                          COMMON               COMPREHENSIVE INCOME (LOSS)
                                                         STOCK AND   ----------------------------------------------
                                                         ADDITIONAL   UNREALIZED                           MINIMUM
                                                          PAID-IN    GAINS (LOSSES)  FOREIGN               PENSION   RETAINED
(MILLIONS, EXCEPT SHARE DATA)                  TOTAL      CAPITAL    ON SECURITIES  CURRENCY  DERIVATIVE  LIABILITY  EARNINGS
-----------------------------------          ---------   ----------  -------------  --------  ----------  ---------  ---------
Balances at December 31, 1999..............  $10,703.2    $3,719.3      $(206.1)    $(449.5)     $  --     $   --    $ 7,639.5
                                             ---------    --------      -------     -------      -----     ------    ---------
Comprehensive income:
   Net income..............................      127.1                                                                   127.1
   Other comprehensive income, net of tax:
      Net unrealized gains on securities
        ($486.5 pretax)(1).................      316.2                    316.2
      Foreign currency ($(50.9) pretax)....      (39.9)                               (39.9)
                                             ---------
   Other comprehensive income..............      276.3
                                             ---------
Total comprehensive income.................      403.4
                                             =========
Capital contributions from former Aetna....      118.9       118.9
Dividends to former Aetna..................     (216.0)                                                                 (216.0)
Outstanding shares cancelled
  (1,100 shares)...........................         --          --
Sale and spin-off related transaction
  (141,670,551 shares issued) (Note 21)....     (904.2)       38.7        (80.7)      495.1                           (1,357.3)
Common shares issued for benefit plans
  (948,000 share issued)...................       21.8        21.8
                                             ---------    --------      -------     -------      -----     ------    ---------
Balances at December 31, 2000..............   10,127.1     3,898.7         29.4         5.7         --         --      6,193.3
                                             ---------    --------      -------     -------      -----     ------    ---------
Comprehensive income:
   Net loss................................     (279.6)                                                                 (279.6)
   Other comprehensive income, net of tax:
      Net unrealized gains on securities
         ($57.2 pretax) (1)................       37.2                     37.2
      Foreign currency ($(1.1) pretax).....        (.7)                                 (.7)
      Derivative losses
         ($(4.8) pretax) (1)...............       (3.1)                                           (3.1)
                                             ---------
   Other comprehensive income..............       33.4
                                             ---------
Total comprehensive loss...................     (246.2)
                                             =========
Common shares issued for benefit plans
  (4,247,361 shares).......................      110.7       110.7
Repurchase of common shares (2,600,000
  shares)..................................      (95.6)      (95.6)
Common stock dividends.....................       (5.7)                                                                   (5.7)
                                             ---------    --------      -------     -------      -----     ------    ---------
Balances at December 31, 2001..............    9,890.3     3,913.8         66.6         5.0       (3.1)        --      5,908.0
                                             ---------    --------      -------     -------      -----     ------    ---------
Comprehensive income:
   Net loss................................   (2,522.5)                                                               (2,522.5)
      Other comprehensive loss, net of tax:
         Net unrealized gains on securities
            ($331.4 pretax) (1)............      215.4                    215.4
         Foreign currency ($.7 pretax).....         .5                                   .5
         Derivative gains ($.6 pretax) (1).         .4                                              .4
         Minimum pension liability
            adjustment ($(1,161.8) pretax).     (755.2)                                                   (755.2)
                                             ---------
   Other comprehensive loss................     (538.9)
                                             ---------
Total comprehensive loss...................   (3,061.4)
                                             =========
Common shares issued for benefit plans
  (9,320,601 shares).......................      322.3       322.3
Repurchase of common shares (3,620,431
  shares)..................................     (165.2)     (165.2)
Common stock dividends.....................       (6.0)                                                                   (6.0)
                                             ---------    --------      -------     -------      -----     ------    ---------
Balances at December 31, 2002..............  $ 6,980.0    $4,070.9      $ 282.0     $   5.5      $(2.7)   $(755.2    $ 3,379.5
                                             =========    ========      =======     =======      =====    =======    =========

--------------
(1) Net of reclassification adjustments (Refer to Note 10).

    See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                                        -----------------------------------------
                                       (MILLIONS)                                            2002           2001          2000
 -------------------------------------------------------------------------------------  -------------  -------------   ----------
 Cash flows from operating activities:
    Net income (loss).................................................................  $    (2,522.5) $      (279.6)  $     127.1
    Adjustments to reconcile net income (loss) to net cash provided by (used for)
    operating activities:
       Cumulative effect adjustments..................................................        2,965.7            (.7)           --
       Income from discontinued operations............................................          (50.0)         (11.4)       (254.5)
       Severance and facilities charges...............................................          161.0          192.5         142.5
       Goodwill write-off.............................................................             --             --         310.2
       Amortization of goodwill.......................................................             --          198.1         204.9
       Amortization of other acquired intangible assets...............................          130.8          218.5         230.7
       Depreciation and other amortization............................................          170.7          181.0         190.1
       Amortization (accretion) of net investment premium (discount)..................           11.3          (26.3)        (37.8)
       Net realized capital (gains) losses............................................          (34.3)         (96.1)         40.1
       Changes in assets and liabilities:
          Decrease in accrued investment income.......................................           18.0           28.0           9.2
          Decrease in premiums due and other receivables..............................          352.9          495.8         115.2
          Net change in income taxes..................................................          218.4         (230.8)        (13.9)
          Net change in other assets and other liabilities............................          (64.8)        (271.0)       (231.9)
          Net decrease in health care and insurance liabilities.......................       (1,046.7)        (432.0)       (762.3)
          Other, net..................................................................           (4.1)            --            --
 Discontinued operations, net.........................................................             --             --       1,457.0
                                                                                        -------------  ------------- -------------
 Net cash provided by (used for) operating activities.................................          306.4          (34.0)      1,526.6
                                                                                        -------------  ------------- -------------
 Cash flows from investing activities:
    Proceeds from sales and investment maturities of:
       Debt securities available for sale.............................................       15,679.9       17,561.8      13,093.9
       Equity securities..............................................................          251.2          239.5         358.8
       Mortgage loans.................................................................          602.3          400.8         534.6
       Investment real estate.........................................................           74.3            6.3          29.5
       Other investments..............................................................        3,321.0        4,866.5       5,166.8
       NYLCare Texas..................................................................             --             --         420.0
    Cost of investments in:
       Debt securities available for sale.............................................      (15,452.3)     (16,930.7)    (12,081.3)
       Equity securities..............................................................         (114.9)        (288.1)       (235.7)
       Mortgage loans.................................................................         (296.3)        (226.4)       (364.8)
       Investment real estate.........................................................          (47.6)         (17.9)        (15.7)
       Other investments..............................................................       (3,251.4)      (5,145.3)     (5,395.6)
    Increase in property and equipment................................................         (155.5)        (142.6)        (36.9)
    Other, net........................................................................             --             --           7.3
 Discontinued operations, net.........................................................             --             --        (445.1)
                                                                                        -------------  ------------- -------------
 Net cash provided by investing activities............................................          610.7          323.9       1,035.8
                                                                                        -------------  ------------- -------------
 Cash flows from financing activities:
    Deposits and interest credited for investment contracts...........................          127.1          170.4         237.2
    Withdrawals of investment contracts...............................................         (592.1)        (795.0)       (931.9)
    Issuance of long-term debt........................................................             --        1,566.1            --
    Repayment of short-term debt......................................................         (109.7)      (1,482.5)       (132.8)
    Capital contributions from former Aetna...........................................             --             --         118.9
    Dividends paid to former Aetna....................................................             --             --        (216.0)
    Common shares issued under benefit plans..........................................          233.5           98.1          21.8
    Common shares repurchased.........................................................         (165.2)         (95.6)           --
    Dividends paid to shareholders....................................................           (6.0)          (5.7)           --
    Other, net........................................................................             --             --        (304.4)
 Discontinued operations, net.........................................................             --             --        (296.4)
                                                                                        -------------  ------------- -------------
 Net cash used for financing activities...............................................         (512.4)        (544.2)     (1,503.6)
                                                                                        -------------  ------------- -------------
 Net increase in cash and cash equivalents of discontinued operations.................             --             --        (715.5)
                                                                                        -------------  ------------- -------------
 Net increase (decrease) in cash and cash equivalents of continuing operations........          404.7         (254.3)        343.3
 Cash and cash equivalents, beginning of year.........................................        1,398.2        1,652.5       1,309.2
                                                                                        -------------  ------------- -------------
 Cash and cash equivalents, end of year...............................................  $     1,802.9  $     1,398.2 $     1,652.5
                                                                                        =============  ============= =============

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

The accompanying consolidated financial statements include Aetna Inc. (a Pennsylvania corporation) ("Aetna") and its subsidiaries (collectively, the "Company"). As of December 31, 2002, the Company's operations included three business segments: Health Care, Group Insurance and Large Case Pensions. Health Care consists of health and dental plans offered on both a risk basis (where the Company assumes all or a majority of the risk for health and dental care costs) and an employer-funded basis (where the plan sponsor under an administrative services contract ("ASC"), and not the Company, assumes all or a majority of this risk). Health plans include health maintenance organization ("HMO"), point-of-service ("POS"), preferred provider organization ("PPO") and indemnity benefit products. The Group Insurance segment includes group life insurance products offered on a risk basis, as well as group disability and long-term care insurance products offered on both a risk and an employer-funded basis. Large Case Pensions manages a variety of retirement products (including pension and annuity products) primarily for defined benefit and defined contribution plans. These products provide a variety of funding and benefit payment distribution options and other services. The Large Case Pensions segment includes certain discontinued products. (Refer to Note 12 for additional information.)

The three segments are distinct businesses that offer different products and services. The Company's chief operating decision maker evaluates financial performance and makes resource allocation decisions at these segment levels. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance of these business segments based on operating earnings (net income or loss, excluding net realized capital gains and losses and any other items, such as severance and facilities charges and reductions of the reserve for anticipated future losses on discontinued products).

Prior to December 13, 2000, the Company (formerly Aetna U.S. Healthcare Inc. and its subsidiaries) was a subsidiary of a Connecticut corporation named Aetna Inc. ("former Aetna"). On December 13, 2000, former Aetna spun off shares of the Company to shareholders and, as part of the same transaction, sold former Aetna's financial services and international businesses to ING Groep N.V. ("ING") (collectively, the "Transaction"). The sale was accomplished by the merger of former Aetna with a subsidiary of ING. The businesses sold to ING are reflected as discontinued operations, since the Company is the successor of former Aetna for accounting purposes. (Refer to Note 21 for additional information.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany balances have been eliminated. Certain reclassifications have been made to the 2001 and 2000 financial information to conform to the 2002 presentation.

As a result of the Transaction, the consolidated financial statements for 2000 have been prepared using the historical basis of the assets and liabilities and historical results of operations of the Health Care, Group Insurance and Large Case Pensions businesses as if the Company were a separate entity for this period. Changes in shareholders' equity prior to December 13, 2000 represented the net income of the Company plus (less) net cash transfers from (to) former Aetna. Additionally, the consolidated financial statements for 2000 include allocations of certain assets and liabilities (including prepaid pension assets, debt and benefit obligations and pension and post-retirement benefits) and expenses (including interest), previously recorded by former Aetna, to the Health Care, Group Insurance and Large Case Pensions businesses of the Company, as well as to those businesses presented as discontinued operations. Management believes these allocations are reasonable. Accordingly, the 2000 financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in shareholders' equity and cash flows of the Company had it been a separate, independent company.

NEW ACCOUNTING STANDARDS

Goodwill and Other Intangible Assets

As of January 1, 2002, the Company adopted Financial Accounting Standard ("FAS") No. 142, Goodwill and Other Intangible Assets. This standard eliminated goodwill amortization from the Consolidated Statement of Income and required an evaluation of goodwill for impairment (at the reporting unit level) upon adoption of this standard, as well as an annual test, or more frequently if circumstances indicate a possible impairment. This impairment test is comprised of two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of the fair value of the applicable reporting unit to its carrying value, including goodwill. If the carrying value exceeds fair value, a second step is performed, which compares the implied fair value of the applicable reporting unit's goodwill with the carrying amount of that goodwill, to measure the amount of goodwill impairment, if any. The Company's only reporting unit with goodwill and acquired intangible assets is its Health Care business, which is also a reportable segment. Upon adoption, the Company performed a transitional impairment test on its Health Care reporting unit. As a result of this impairment test, the Company recorded an impairment of approximately $3 billion during the first quarter of 2002, which is classified as a cumulative effect adjustment for the year ended December 31, 2002. Subsequent impairments, if any, would be classified as an operating expense. During the fourth quarter of 2002, the Company performed an annual impairment test, in conjunction with its annual planning process, and determined there were no impairment losses related to goodwill and other acquired intangible assets.

The Company's measurement of fair value, utilized in its transitional impairment test, was based on an evaluation of future discounted cash flows, public company trading multiples and merger and acquisition transaction multiples. The Company's fourth quarter 2002 annual impairment test was based on an evaluation of future discounted cash flows. These evaluations utilized the best information available in the circumstances, including reasonable and supportable assumptions and projections. The discounted cash flow evaluations considered several earnings scenarios and the likelihood of possible outcomes. Collectively, these evaluations were management's best estimates of projected future cash flows. The Company's discounted cash flow evaluations used a range of discount rates that corresponds to the Company's weighted-average cost of capital. These discount rate ranges are consistent with that used for investment decisions and take into account the specific and detailed operating plans and strategies of the Health Care reporting unit. Certain other key assumptions utilized, including changes in membership, revenue, medical costs, operating expenses and effective tax rates, are based on reasonable estimates related to the Company's turnaround initiatives. Such assumptions also are consistent with those utilized in the Company's annual planning process. If the Company's turnaround initiatives do not achieve their earnings objectives, the assumptions and estimates underlying these goodwill impairment evaluations could be adversely affected.

Upon adoption of FAS No. 142, the transition provisions of FAS No. 141, Business Combinations, also became effective. FAS No. 141 specified criteria for determining whether an acquired intangible asset should be recognized separately from goodwill. Intangible assets that meet certain criteria qualify for recording on the balance sheet and continue to be amortized over their useful lives in the Consolidated Statement of Income. Such intangible assets are subject to a periodic impairment test based on estimated fair value. As a result of adopting FAS No. 141, the Company reclassified the carrying value of its work force acquired intangible asset of $25.3 million at December 31, 2001 to goodwill. Refer to Note 6 for more detail on the Company's goodwill and other acquired intangible assets.

Prior to the Company's adoption of FAS No. 142, goodwill and other intangible assets were amortized over their estimated useful lives, and were tested periodically to determine if they were recoverable from operating earnings on an undiscounted basis over their useful lives and to evaluate the related amortization periods. If it was probable that undiscounted projected operating income (before amortization of goodwill and other acquired intangible assets) was not sufficient to recover the carrying value of the asset, the carrying value was written down through results of operations and, if necessary, the amortization period was adjusted. Operating income considered in such an analysis was either that of the entity acquired, if separately identifiable, or the business segment that acquired the entity.

Accounting for the Impairment or Disposal of Long-Lived Assets

Effective January 1, 2002, the Company adopted FAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This standard supercedes previous related accounting standards. It addresses the accounting and reporting for impairment of long-lived assets to be held and used, as well as long-lived assets to be disposed of. It also broadens the presentation of discontinued operations on the income statement to include a component of an entity (rather than a segment of a business). This standard requires that long-lived assets to be held and used be written down to fair value when they are considered impaired. Long-lived assets to be disposed of are to be carried at the lower of carrying value or fair value less estimated cost to sell. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

Accounting and Disclosure of Guarantees

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"), modifying the recognition and disclosure requirements of a company's guarantee arrangements. Effective January 1, 2003, FIN 45 requires a company that enters into or modifies existing guarantee arrangements to recognize a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 also requires disclosure of all guarantees, regardless of when the guarantee originated, effective December 31, 2002 (Refer to Note 20). The adoption of the accounting provisions of FIN 45 is not expected to have a material effect on the Company's financial position or results of operations.

Accounting for Stock-Based Compensation

In December 2002, the FASB issued FAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123, which amends FAS No. 123, Accounting for Stock Based Compensation. FAS No. 148 provides transition alternatives to companies that have elected to account for stock options under the fair value expense recognition model prescribed by FAS No. 123. FAS No. 148 also amends the required disclosure of a company's accounting policy regarding stock compensation to employees as well as requiring additional annual and quarterly footnote disclosure regarding unvested stock options. The Company does not account for stock-based compensation under the fair value expense recognition model, but rather under the intrinsic value method as permitted by FAS No. 123.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

Accounting for Costs Associated with Exit or Disposal Activities

In July 2002, the Financial Accounting Standards Board ("FASB") issued FAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This standard supercedes the accounting guidance provided by Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). FAS No. 146 requires companies to recognize costs associated with exit activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of FAS No. 146 will impact the timing of recognition for severance and facilities charges for actions initiated after December 31, 2002.

Accounting for Variable Interest Entities ("VIE")

In January 2002, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). This interpretation will require a company to consolidate its VIE (formerly referred to as special purpose entities) if the entities meet certain criteria and is considered the primary beneficiary of the VIE (such as a direct or indirect ability to make significant decisions of that entity or the obligation to absorb a majority of the entity's expected losses). FIN 46 also requires additional disclosure of an entity's relationship with a VIE. The consolidation provisions of this interpretation are required for all VIE's created after January 31, 2003. For VIE's in existence prior to January 31, 2003, the consolidation provisions of FIN 46 are effective July 1, 2003.

As of December 31, 2002, the Company had a leasing program with an independent third party grantor trust primarily for the lease of a corporate aircraft and certain office furniture. The total value of the assets owned by the trust under this leasing program at December 31, 2002 was approximately $54 million. For 2002, this arrangement was classified as an operating lease under existing accounting requirements and therefore the related assets and liabilities are not included in the Company's Consolidated Balance Sheet. The Company may terminate the lease program at any time by purchasing the assets at cost or dissolving the grantor trust through liquidation. If the assets were sold to a third party at less than cost, the Company's maximum exposure under a residual value guarantee was approximately $48 million at December 31, 2002 (Refer to Note 20 for further information). Upon adoption of FIN 46, on July 1, 2003, the Company expects it will consolidate this VIE as it is the primary beneficiary of these assets. The adoption of this Interpretation is expected to increase reported assets and liabilities on the Company's Consolidated Balance Sheets, but is not expected to have any effect on the Company's results of operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates. The Company considers the following accounting policies, requiring significant estimates, critical when preparing its consolidated financial statements: Revenue Recognition (Allowance for Estimated Terminations and Uncollectable Accounts), Health Care and Insurance Liabilities, Investments, Goodwill and Other Acquired Intangible Assets, and Defined Benefit Pension and Other Post-Retirement Benefit Plans.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and other debt securities with a maturity of 90 days or less when purchased. The carrying value of cash equivalents approximates fair value due to the short-term maturity of these instruments.

INVESTMENTS

Investment Securities

Investment securities consist primarily of U.S. Treasury and agency securities, mortgage-backed securities, corporate and foreign bonds, money market instruments and other debt and equity securities. The Company has determined that its investment securities are available for use in current operations and, accordingly, has classified such securities as current without regard to contractual maturity dates. The cost for mortgage-backed and other asset-backed securities is adjusted for unamortized premiums and discounts, which are amortized using the interest method over the estimated remaining term of the securities, adjusted for anticipated prepayments. The Company regularly reviews its debt and equity securities to determine whether a decline in fair value below the carrying value is other than temporary. If a decline in fair value is considered other than temporary, the cost basis/carrying amount of the security is written down and the amount of the write-down is included in earnings. The Company does not accrue interest on debt securities when management believes the collection of interest is unlikely.

Long-Term Investments

Long-term investments consist primarily of equity securities subject to restrictions on disposition, limited partnerships and restricted assets. Limited partnerships are generally carried on an equity basis. Restricted assets consist of debt securities on deposit as required by regulatory authorities.

Fair Value of Investments

The Company has classified its investment securities as available for sale and carries them at fair value. Fair values for such securities are based on quoted market prices or dealer quotes. Non traded debt securities are priced independently by a third party vendor and non traded equity securities are priced based on an internal analysis of the investment's financial statements and cash flow projections.

Securities Lending

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Such securities are classified as loaned securities on the Consolidated Balance Sheets. The fair value of the loaned securities is monitored on a daily basis, with additional collateral obtained or refunded as the market value of the loaned securities fluctuates. Initial collateral, primarily cash, is required at a rate of 102% of the market value of a loaned domestic security and 105% of the market value of a loaned foreign security. The collateral is deposited by the borrower with an independent lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income.

Mortgage Loans

Mortgage loans are carried at unpaid principal balances, net of impairment reserves. A mortgage loan may be impaired when it is a problem loan (i.e., more than 60 days delinquent, in bankruptcy or in process of foreclosure), a potential problem loan (i.e., high probability of default within 3 years) or a restructured loan. For impaired loans, a specific impairment reserve is established for the difference between the recorded investment in the loan and the estimated fair value of the collateral. The Company applies its loan impairment policy individually to all loans in the portfolio and does not aggregate loans for the purpose of applying such policy. The Company records full or partial charge-offs of loans at the time an event occurs affecting the legal status of the loan, typically at the time of foreclosure or upon a loan modification giving rise to forgiveness of debt. The Company accrues interest income on impaired loans to the extent it is deemed collectible and the loan continues to perform under its original or restructured terms. Interest income on problem loans is generally recognized on a cash basis. Cash payments on loans in the process of foreclosure are generally treated as a return of principal. Mortgage loans with a maturity date of less than one year from the balance sheet date are reported in other investments on the Consolidated Balance Sheets.

Mortgage Loan Securitizations

The Company may, from time to time, securitize and sell certain commercial mortgage loans and retain an interest in the securitized mortgage loans. Gains or losses on the sale of these loans would depend on the previous carrying amount of the transferred loans, allocated between the portion of the loans sold and the retained interests based on their relative fair value at the date of transfer. Fair values are based on quoted market prices or dealer quotes.

Investment Real Estate

Investment real estate, which the Company intends to hold for the production of income, is carried at depreciated cost, including capital additions, net of write-downs for other than temporary declines in fair value. Depreciation is generally calculated using the straight-line method based on the estimated useful life of each asset. Properties held for sale (primarily acquired through foreclosure) are carried at the lower of carrying value or fair value less estimated selling costs. Adjustments to the carrying value of properties held for sale are recorded in a valuation reserve when the fair value less estimated selling costs is below carrying value. Fair value is generally estimated using a discounted future cash flow analysis in conjunction with comparable sales information. Property valuations are reviewed by the Company's investment management group. At the time of the sale, the difference between the sales price and the carrying value is recorded as a realized capital gain or loss.

NET INVESTMENT INCOME AND REALIZED CAPITAL GAINS AND LOSSES

Net investment income and realized capital gains and losses on investments supporting Group Insurance and Health Care's liabilities and Large Case Pensions' non-experience-rated products are reflected in the Company's results of operations. Realized capital gains and losses are determined on a specific identification basis. Unrealized capital gains and losses are computed on a specific identification basis and are reflected in shareholders' equity, net of related income taxes, as a component of accumulated other comprehensive income. Purchases and sales of debt and equity securities are recorded on the trade date. Sales of mortgage loans and investment real estate are recorded on the closing date. Net investment income supporting Large Case Pensions experience-rated products is included in net investment income, which is credited to contractholders in current and future benefits.

Realized and unrealized capital gains and losses on investments supporting experience-rated products in the Large Case Pensions business are reflected in policyholders' funds and are determined on a specific identification basis. Experience-rated products are products in the Large Case Pensions business where the contract holder, not the Company, assumes investment (including realized capital gains and losses) and other risks, subject to, among other things, minimum guarantees provided by the Company in some instances. The effect of investment performance is allocated to contractholders' accounts daily, based on the underlying investment's experience and, therefore, does not impact the Company's results of operations (as long as minimum guarantees are not triggered).

When the Company discontinued the sale of its fully guaranteed large case pensions products, it established a reserve for anticipated future losses from these products and segregated the related investments. These investments are managed as a separate portfolio. Investment income and net realized capital gains and losses on this separate portfolio are ultimately credited/charged to the reserve and, therefore, do not impact the Company's results of operations. Unrealized capital gains or losses on this separate portfolio are reflected in other current assets or other current liabilities on the Consolidated Balance Sheets. (Refer to Note 12)

DERIVATIVE INSTRUMENTS

The Company's Use of Derivatives

The Company uses derivative instruments ("derivatives") in order to manage interest rate and price risk (collectively, "market risk"). By using derivatives to manage market risk, the Company exposes itself to credit risk and additional market risk.

Credit risk is the exposure to loss if a counterparty fails to perform under the terms of the derivative contract. The Company generally does not require collateral or other security for its derivatives, but may be required to post collateral under certain circumstances. However, the Company minimizes its credit risk by entering into transactions with counterparties that maintain high credit ratings, as well as by limiting single counterparty exposure and monitoring the financial condition of counterparties. Market risk is the exposure to changes in the market price of the underlying instrument and the related derivative. Such price changes result from movements in interest rates and equity markets, and as a result, assets and liabilities will appreciate or depreciate in market value.

The Company uses primarily futures contracts, forward contracts, interest rate swap agreements and warrants to manage market risk.

Futures contracts represent commitments either to purchase or to sell securities at a specified future date and specified price. Futures contracts trade on organized exchanges and therefore, have minimal credit risk. Forward contracts are agreements to exchange fixed amounts of two different financial instruments or currencies at a specified future date and specified price. Interest rate swap agreements are contracts to exchange interest payments on a specified principal (notional) amount for a specified period.

From time to time, the Company uses option contracts for the purpose of increasing net investment income. Option contracts grant the purchaser, for a fee, the right, but not the obligation, to buy or sell a financial instrument at a given price during a specified period.

Effective January 1, 2001, with the implementation of FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted, derivatives are recognized on the Company's Consolidated Balance Sheets in other investments at fair value. The fair value of derivatives is estimated based on quoted market prices, dealer quotes or internal price estimates believed to be comparable to dealer quotes. These fair value amounts reflect the estimated amounts that the Company would have to pay or would receive if the contracts were terminated.

When the Company enters into a derivative contract, if certain criteria are met, it may designate the derivative as one of the following: (i) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value hedge"); (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow hedge"); or (iii) a foreign currency fair value or cash flow hedge ("foreign currency hedge").

At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for the hedge transactions. This process includes linking all derivatives that are designated as fair value or cash flow hedges to specific assets and liabilities on the Company's Consolidated Balance Sheets or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at inception and on an ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. If it is determined that a derivative is not highly effective as a hedge, the Company discontinues hedge accounting prospectively, as discussed below.

For a derivative designated as a fair value hedge, changes in the fair value, along with the gain or loss on the related hedged asset or liability, are recorded in current period earnings. For a derivative designated as a cash flow hedge, the effective portion of changes in the fair value of the derivative are recorded in accumulated other comprehensive income and are recognized in the Consolidated Statements of Income when the hedged item affects earnings. Any amounts excluded from the assessment of hedge effectiveness, as well as the ineffective portion of the gain or loss are reported in earnings immediately. If the derivative is not designated as a hedge, the gain or loss is recognized in earnings in the period of change.

The Company's financial instruments and insurance products are reviewed to determine whether a derivative may be "embedded" in such instruments or products. The Company assesses whether the economic characteristics of the embedded derivative are clearly and closely related to the remaining component of the financial instrument or insurance product (that is, the host contract). If it is determined that the embedded derivative is not clearly and closely related to the host contract and that a separate instrument with the same terms would qualify as a derivative, the embedded derivative is separated from the host contract and carried at fair value.

The Company discontinues hedge accounting prospectively when it is determined that one of the following has occurred: (i) the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; (ii) the derivative expires or is sold, terminated, or exercised; (iii) the derivative is undesignated as a hedge instrument because it is unlikely that a forecasted transaction will occur; (iv) a hedged firm commitment no longer meets the definition of a firm commitment; or (v) management determines that the designation of the derivative as a hedge instrument is no longer appropriate.

If hedge accounting is discontinued, the derivative will continue to be carried on the Company's Consolidated Balance Sheets at its fair value. When hedge accounting is discontinued because the derivative no longer qualifies as an effective fair value hedge, the related hedged asset or liability will no longer be adjusted for fair value changes. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the accumulated gains and losses included in accumulated other comprehensive income will be recognized immediately in earnings. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, any asset or liability that was recorded pursuant to the firm commitment will be removed from the balance sheet and recognized as a gain or loss in current period earnings. In all other situations in which hedge accounting is discontinued, changes in the fair value of the derivative are recognized in current period earnings.

REINSURANCE

The Company utilizes reinsurance agreements to reduce its exposure to large losses in certain aspects of its insurance business as well as the acquisition or disposition of certain insurance contracts. These reinsurance agreements permit recovery of a portion of losses from reinsurers, although they do not discharge the Company's primary liability as direct insurer of the risks reinsured. Only those reinsurance recoverables deemed probable of recovery are reflected as assets. In the normal course of business, the Company enters into agreements with other insurance companies to assume reinsurance, primarily related to its health and group life products (Refer to Note 18). The Company does not transfer any portion of the financial risk associated with our HMO business to third parties.

PROPERTY AND EQUIPMENT AND OTHER ACQUIRED INTANGIBLE ASSETS

Property and equipment and other acquired intangible assets are reported at historical cost net of accumulated depreciation/amortization. At December 31, 2002 and 2001, historical cost of property and equipment was approximately $.9 billion, and the related accumulated depreciation was approximately $.7 billion. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the respective assets ranging from three to forty years.

The Company regularly evaluates whether events or changes in circumstances indicate that the carrying amount of property and equipment and other acquired intangible assets may not be recoverable. If it is determined that an asset may not be recovered, the Company estimates the future undiscounted cash flows (grouped at the lowest level for which identifiable cash flows are largely independent of cash flows of other assets and liabilities) expected to result from future use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset, an impairment loss will be recognized for the amount by which the carrying amount of the asset exceeds its fair value.

SEPARATE ACCOUNTS

Separate Accounts assets and liabilities in the Large Case Pensions business generally represent funds maintained to meet specific investment objectives of contract holders who bear the investment risk. Investment income and investment gains and losses generally accrue directly to such contractholders. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. These assets and liabilities are carried at market value. Deposits, net investment income and realized capital gains and losses on Separate Accounts assets are not reflected on the Consolidated Statements of Income. Management fees charged to contractholders are included in other income and recognized over the period earned.

HEALTH CARE AND INSURANCE LIABILITIES

Health care costs payable consist principally of unpaid fee-for-service health care and pharmacy claims, capitation costs and other amounts due to health care providers pursuant to risk-sharing arrangements related to Health Care's HMO, POS, PPO and traditional indemnity plans. Unpaid health care claims include estimates of payments to be made on claims reported but not yet paid and health care services rendered but not yet reported to the Company as of the balance sheet date. Also included in these estimates is the cost of services that will continue to be rendered after the balance sheet date if the Company is obligated to pay for such services in accordance with contractual or regulatory requirements. Such estimates are developed using actuarial principles and assumptions which consider, among other things, contractual requirements, historical utilization trends, persistency of membership and payment patterns, medical inflation, product mix, seasonality, membership and other relevant factors. Changes in estimates are recorded in health care costs on the Consolidated Statements of Income in the period they are determined. Capitation costs represent contractual monthly fees paid to participating physicians and other medical providers for providing medical care. Amounts due under risk-sharing arrangements are based on the terms of the underlying contracts with the providers and consider experience under the contracts through the balance sheet date.

Unpaid claims consist primarily of reserves associated with certain short-duration group disability and term life insurance contracts, including an estimate for claims incurred but not reported as of the balance sheet date. Reserves associated with certain short-duration group disability and term life insurance contracts are based upon the present value of future benefits, which is based on assumed investment yields and assumptions regarding mortality, morbidity and recoveries from government programs. Reserves for claims incurred but not reported are developed using actuarial principles and assumptions which consider, among other things, contractual requirements, historical payment patterns, seasonality and other relevant factors. The Company discounts certain claim liabilities related to group long-term disability and premium waiver contracts. The discounted unpaid claim liabilities were $1.3 billion as of December 31, 2002 and $1.4 billion as of December 31, 2001. Generally, the discount rates reflect the expected investment returns for the asset portfolios that support these liabilities and ranged from 6.3% to 6.9% in 2002 (except for experience-rated contracts where the discount rates are set at contractually specified levels). The estimates of unpaid claims are subject to change due to changes in the underlying experience of the contracts, changes in investment yields or other factors, and these changes are recorded in current and future benefits on the Consolidated Statements of Income in the period they are determined.

Future policy benefits consist primarily of reserves for limited payment pension and annuity contracts in the Large Case Pensions business and long-duration group paid-up life and long-term care insurance contracts in the Group Insurance business. Reserves for limited payment contracts are computed in accordance with actuarial principles and are based upon assumptions reflecting anticipated mortality, retirement, expense and interest rate experience. Such assumptions generally vary by plan, year of issue and policy duration. Assumed interest rates on such contracts ranged from 2.0% to 15.9% in 2002. Mortality assumptions are periodically reviewed against both industry standards and experience. Reserves for group paid-up life and long-term care contracts represent the present value of future benefits to be paid to or on behalf of policyholders less the present value of future net premiums. Assumed interest rates on such contracts ranged from 2.5% to 9.5% in 2002. The present value of future benefits is based upon mortality, morbidity and interest rate assumptions.

Policyholders' funds consist primarily of reserves for pension and annuity investment contracts in the Large Case Pensions business and customer funds associated with group life and health contracts in the Health Care and Group Insurance businesses. Reserves on such contracts are equal to cumulative deposits less withdrawals and charges plus credited interest thereon, net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. In 2002, interest rates for pension and annuity investment contracts ranged from 1.6% to 15.9% and rates for group life and health contracts ranged from 1.3% to 6.8%. Reserves on contracts subject to experience rating reflect the rights of policyholders, plan participants and the Company.

Health care and insurance liabilities are reviewed periodically, with any necessary adjustments reflected during the current period in results of operations. While the ultimate amount of claims and related expenses are dependent on future developments, it is management's opinion that the liabilities that have been established are adequate to cover such costs. The health care and insurance liabilities that are expected to be paid within one year from the balance sheet date are classified as current liabilities on the Consolidated Balance Sheets.

DEFERRED ACQUISITION COSTS

Acquisition costs related to the Company's prepaid health care and health indemnity contracts are expensed as incurred. The Company defers certain acquisition costs related to its long-term care products. Such deferred costs were not material to the Company's financial position or results of operations as of December 31, 2002 or 2001 and are included in Other long-term assets in the Company's Consolidated Balance Sheets.

PREMIUM DEFICIENCY

The Company evaluates its health care and insurance contracts to determine if it is probable that a loss will be incurred. A premium deficiency loss is recognized when it is probable that expected future claims, including maintenance costs (e.g. claim processing costs), will exceed existing reserves plus anticipated future premiums and reinsurance recoveries on existing contracts. Anticipated investment income is considered in the calculation of premium deficiency losses for short-duration contracts. For purposes of determining premium deficiency losses, contracts are grouped in a manner consistent with the Company's method of acquiring, servicing and measuring the profitability of such contracts. For all periods presented, no deficiency losses were recorded.

REVENUE RECOGNITION

Health care premiums associated with the Company's prepaid and other health care plans are recognized as income in the month in which the enrollee is entitled to receive health care services. Health care premiums are reported net of an allowance for estimated terminations (retroactivity adjustments) and uncollectable amounts. Other premium revenue for group life, long-term care and disability products is recognized as income, net of allowances for termination and uncollectable accounts, over the term of the coverage. Other premium revenue for Large Case Pensions' limited payment pension and annuity contracts is recognized as revenue in the period received. Premiums related to unexpired contractual coverage periods are reported as unearned premiums on the Consolidated Balance Sheets.

The balance of the allowance for estimated terminations and uncollectable accounts on premiums receivable was $127 million and $172 million at December 31, 2002 and 2001, respectively, and is included in premiums receivable on the Consolidated Balance Sheets. The balance of the allowance for uncollectable accounts on other receivables was $91 million and $104 million at December 31, 2002 and 2001, respectively, and is included in other receivables on the Consolidated Balance Sheets.

Some group contracts allow for premiums to be adjusted to reflect actual experience. Such adjustments are reasonably estimable (based on actual experience of the customer emerging under the contract and the terms of the underlying contract) and are recognized as the experience emerges.

ASC fees are received in exchange for performing certain claims processing and member services for self-insured health and disability members and are recognized as revenue over the period the service is provided. Some of the Company's contracts include guarantees with respect to certain functions such as customer service response time, claim processing accuracy and claim processing turnaround time, as well as certain guarantees that claim expenses to be incurred by plan sponsors will fall within a certain range. With any of these guarantees, the Company is financially at risk if the conditions of the arrangements are not met, although the maximum amount at risk is typically limited to a percentage of fees for the customer involved.

Other income includes charges assessed against contractholders' funds for contract fees, participant fees and asset charges related to pension and annuity products in the Large Case Pensions business. Other amounts received on pension and annuity contracts are reflected as deposits and are not recorded as revenue. When annuities with life contingencies are purchased under contracts that were initially investment contracts, the accumulated balance related to the purchase is treated as a single premium and reflected as an offsetting amount in both other premiums and current and future benefits on the Consolidated Statements of Income.

ALLOCATION OF EXPENSES

The Company allocates to the business segments centrally incurred costs associated with specific internal goods or services provided to the Company, such as employee services, technology services and rent, based on a reasonable method for each specific cost (such as usage, headcount, compensation or square footage occupied). Interest expense on third-party borrowings is not allocated to the reporting segments since it is not used as a basis for measuring the operating performance of the segments. Such amounts are reflected in Corporate Interest. (Refer to Note 19).

INCOME TAXES

The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. The Company was included in the consolidated federal income tax returns of former Aetna through December 13, 2000. As a result of the Transaction, for the period December 14 through December 31, 2000 and the years ended December 31, 2001 and 2002, the Company is responsible for filing two separate consolidated and various standalone federal income tax returns. The results of these separate tax filings are combined for financial reporting purposes.

Deferred income tax assets and liabilities are recognized for the differences between the financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. Valuation allowances are provided when it is considered unlikely that deferred tax assets will be realized. Deferred income tax expense or benefit primarily reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax results of revenues and expenses currently taxable or deductible.

STOCK-BASED COMPENSATION

At December 31, 2002, the Company had various stock-based employee incentive plans, which are described more fully in Note 14. The Company uses the intrinsic value method of accounting for stock-based awards granted to employees. Accordingly, compensation cost is not recognized when the exercise price of an employee stock option equals or exceeds the fair market value of the stock on the date the option is granted. The following table illustrates the pro forma net income (loss) and pro forma earnings per share as if the Company had applied the fair value based method of accounting to all awards of stock-based employee compensation.


                            (MILLIONS, EXCEPT PER COMMON SHARE DATA)             2002        2001       2000
                     ------------------------------------------------------  ------------ ---------- -------

                     Net income (loss), as reported........................  $   (2,522.5)  $ (279.6)   $ 127.1
                     Add: Stock-based employee compensation expense
                     included in reported net income (loss), net of
                     related tax effects...................................          27.4        2.1       13.9
                     Deduct: Total stock-based employee
                     compensation expense determined under fair
                     value based method for all awards, net of
                     related tax effects...................................         (59.4)     (13.0)    (136.4)
                                                                             ------------   --------    -------
                     Pro forma net income (loss)...........................  $   (2,554.5)  $   (290.5) $   4.6
                                                                             ============   ========    =======
                     Earnings (loss) per common share (1):
                        Basic - as reported................................  $    (16.94)   $ (1.95) $      .90
                        Basic - pro forma..................................       (17.15)     (2.03)        .03
                        Diluted - as reported..............................       (16.49)     (1.95)        .90
                        Diluted - pro forma................................       (16.88)     (2.03)        .03
                                                                             ------------   --------    -------

(1) Since the Company reported a loss from continuing operations in 2001 and 2000, the effect of common stock equivalents has been excluded from per common share computations for those years since including such securities would be anti-dilutive. As a result, diluted and basic per common share amounts for 2001 and 2000 are the same.

The fair value of the stock options included in the pro forma amounts was estimated as of the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:


                                                                2002        2001        2000
                                                               ------      ------     -------
                                       Dividend yield              .1%         .1%         1%
                                       Expected volatility         40%         40%        39%
                                       Risk-free interest           4%          5%         7%
                                       rate...............
                                       Expected life......     5 years     5 years    4 years
                                                               -------     -------    -------

The weighted-average grant date fair values for the Company's options granted in 2002 and 2001 and former Aetna options granted in 2000 were $15.06, $11.68, and $16.43, respectively.

3. DISPOSITIONS

EXIT OF CERTAIN MEDICARE SERVICE AREAS

The Company's Medicare+Choice contracts with the federal government are renewed for a one-year period each January 1. In September 2002, the Company notified the Centers for Medicare and Medicaid Services ("CMS") of its intent not to renew its Medicare+Choice contracts for 2003 for individuals in a number of Medicare service areas affecting approximately 9,000 members, or approximately 8% of the Company's total Medicare membership prior to this exit. The termination of these Medicare+Choice contracts became effective on January 1, 2003. In September 2001, the Company notified CMS of its intent to exit a number of Medicare service areas affecting approximately 95,000 members, or approximately 37% of the Company's total Medicare membership prior to this exit. The termination of these Medicare+Choice contracts became effective on January 1, 2002. Effective January 1, 2001, the Company exited a number of Medicare service areas affecting approximately 260,000 members, or approximately 47% of the Company's total Medicare membership prior to this exit. In the fourth quarter of 2000, the Company recorded an after-tax charge of approximately $194 million ($266 million pretax) for the write-off of goodwill that was still separately identifiable with such service areas.

SALE OF CERTAIN MEDICAID MEMBERSHIP

On August 1, 2001, the Company completed the sale of its New Jersey Medicaid and New Jersey Family Care membership to AmeriChoice. The agreement covered approximately 118,000 New Jersey Medicaid beneficiaries and members of the New Jersey Family Care program for uninsured children and adults. Proceeds from this sale of approximately $20 million pretax were included in other income for 2001. The operating results of these Medicaid markets sold, which include the proceeds from the sale, were not material to the Company's results of operations.

SALE OF NYLCARE TEXAS

In connection with the acquisition of the Prudential health care business ("PHC") from The Prudential Insurance Company of America ("Prudential"), the Company agreed with the U.S. Department of Justice and the State of Texas to divest certain Texas HMO/POS and other related businesses ("NYLCare Texas") that had been acquired by the Company as part of the 1998 acquisition of New York Life Insurance Company's health care business. Pursuant to this agreement, on March 31, 2000, the Company completed the sale of NYLCare Texas to Blue Cross and Blue Shield of Texas, a division of Health Care Service Corporation ("HCSC"), for approximately $420 million in cash. The sale resulted in an after-tax capital loss of $35 million, which was recognized in the fourth quarter of 1999. The after-tax loss included operating losses from October 1, 1999 through closing. In March 2001, HCSC provided the Company with a letter demanding arbitration of claims arising from its acquisition of NYLCare Texas. In May 2002, the Company and HCSC settled this action. The settlement amount was not material to the financial condition of the Company. The results of operations of NYLCare Texas were not material to the Health Care segment or to the Company's consolidated results of operations.

4. HEALTH CARE COSTS PAYABLE

The following table shows the components of the change in health care costs payable.


                                         (MILLIONS)                           2002           2001          2000
                   ----------------------------------------------------- -------------- -------------- -----------
                   Health care costs payable, beginning of the period..  $   2,986.7    $   3,171.1    $   3,238.7
                   Less: Reinsurance recoverables..                             10.3           32.8           66.2
                                                                         -----------    -----------    -----------
                   Health care costs payable, beginning of the period        2,976.4        3,138.3        3,172.5
                   -- net..............................................
                   Less: Disposition of NYLCare Texas..................          --             --           (71.9)
                   Add: components of incurred health care costs
                      Current period health care costs.................     12,523.7       17,894.9       18,861.5
                      Changes in prior periods'                                (70.9)(2)       43.9(3)        22.6
                      estimates (1)
                                                                         ----------     ----------
                   Total incurred health care costs                         12,452.8       17,938.8       18,884.1
                                                                         -----------    -----------    -----------
                   Less: claims paid
                      Current period...............                         10,668.2       15,266.3       15,935.9
                      Prior periods................                          2,573.6        2,834.4        2,910.5
                                                                         -----------    -----------    -----------
                   Total claims paid...............                         13,241.8       18,100.7       18,846.4
                                                                         -----------    -----------    -----------
                   Health care costs payable, end of period -- net.....      2,187.4        2,976.4        3,138.3
                   Add: Reinsurance recoverables...                              6.7           10.3           32.8
                                                                         -----------    -----------    -----------
                   Health care costs payable, end of period............  $   2,194.1    $   2,986.7    $   3,171.1
                                                                         ===========    ===========    ===========

(1) Changes in prior periods' estimates represents the effect of unfavorable (favorable) development of prior period medical cost estimates on current year results of operations, at each financial statement date.

(2) Reflects favorable development of prior period medical cost estimates of approximately $40 million ($26 million after tax) for Commercial HMO and approximately $35 million ($23 million after tax) for Medicare HMO.

(3) Reflects primarily unfavorable development of prior period medical cost estimates related to certain Medicare markets the Company exited on January 1, 2001.

5. EARNINGS PER COMMON SHARE

A reconciliation of the numerator and denominator of the basic and diluted earnings per common share ("EPS") is as follows:


                                                                 INCOME (LOSS)         SHARES          PER COMMON
                           (MILLIONS, EXCEPT EPS DATA)            (NUMERATOR)       (DENOMINATOR)     SHARE AMOUNT
                 ----------------------------------------------  -------------      -------------     -------------
                 2002
                 Basic EPS:
                    Income from continuing operations.........    $   393.2             148.9           $   2.64
                                                                  =========                             ========
                 Effect of dilutive securities:
                          Stock options and                                               4.0
                          other (1)
                                                                                       ------
                 Diluted EPS:
                    Income from continuing operations and.....    $   393.2             152.9           $   2.57
                       assumed conversions
                                                                  =========            ======
                 2001
                    Basic and Diluted EPS:
                    Loss from continuing operations (2).......    $  (291.5)            143.2           $  (2.03)
                                                                  =========            ======           ========
                 2000
                    Basic and Diluted EPS:
                    Loss from continuing operations (3).......    $  (127.4)            141.3           $   (.90)
                                                                  =========            ======           ========

(1) Options to purchase shares of common stock for 2002 of 7.2 million shares (with exercise prices ranging from $40.90 to $54.21) were not included in the calculation of diluted earnings per common share because the options' exercise prices were greater than the average market price of common shares during such period.

(2) Since the Company reported a loss from continuing operations for 2001, options to purchase 30.0 million shares (with exercise prices ranging from $12.89 to $54.21) were not included in per common share calculations, since including such securities would be anti-dilutive. As a result, diluted and basic per common share amounts for 2001 are the same.

(3) Since the Company reported a loss from continuing operations for 2000, options to purchase 31.7 million shares (with exercise prices ranging from $7.14 to $54.21) were not included in per common share calculations, since including such securities would be anti-dilutive. As a result, diluted and basic per common share amounts for 2000 are the same.

As a result of the Transaction, the former Aetna stock options held by employees of the Company and retirees of former Aetna were converted into options to purchase shares of the Company with adjustments made to both the number of options and the exercise prices to maintain the intrinsic in- or out-of-the-money value immediately before the spin-off. The in-the-money former Aetna stock options held by employees of the sold businesses were settled for cash while the out-of-the-money former Aetna stock options for such employees were cancelled. (Refer to Note 14)

For the period January 1, 2000 through December 13, 2000, the common stock outstanding and the dilutive effect of all outstanding stock options, where appropriate, of former Aetna are reflected in the weighted average share calculation. For the period from December 14, 2000 through December 31, 2000 and the years ended December 31, 2001 and 2002, only the common stock outstanding of the Company is reflected in the weighted average share calculation.

6. GOODWILL AND OTHER ACQUIRED INTANGIBLE ASSETS

On January 1, 2002, the Company adopted FAS No. 142 and the transition provisions of FAS No. 141, as discussed in more detail in Note 2. As a result, the Company recorded an impairment loss, ceased amortizing goodwill and reclassified the December 31, 2001 carrying value of its work force acquired intangible asset to goodwill. The Company's only reporting unit with goodwill and other acquired intangible assets is its Health Care business, which also is a reportable segment. Changes in the carrying amount of goodwill were as follows:


                                                                              (MILLIONS)
                                                                             ------------
                                          Balance at December 31, 2000.....  $    6,781.9
                                          Amortization.....................        (198.1)
                                                                             ------------
                                          Balance at December 31, 2001.....       6,583.8
                                          Impairment loss..................      (2,965.7)
                                          Reclassification of work force...          25.3
                                          Goodwill adjustment (1)..........         (25.0)
                                                                             ------------
                                           Balance at December 31, 2002.....  $   3,618.4
                                                                              ===========

(1) Represents the post-acquisition adjustment of deferred tax liabilities established in purchase accounting relating to former Aetna's 1996 acquisition of U.S. Healthcare, Inc. This post-acquisition adjustment was the result of the conclusion of several Internal Revenue Service audit issues during the first quarter of 2002.

For comparative purposes, the following table adjusts net loss and basic and diluted EPS for the year ended December 31, 2001, as if the work force asset were reclassified and amortization of goodwill had ceased at the beginning of 2001.


                                         (MILLIONS, EXCEPT EPS DATA)          2002        2001
                                  --------------------------------------- ------------ ----------
                                  Reported net loss.....................  $   (2,522.5)$   (279.6)
                                  Add back: Goodwill amortization.......           --       195.3
                                  Add back: Work force amortization.....           --         8.1
                                                                          -----------  ----------
                                  Adjusted net loss.....................  $   (2,522.5)$    (76.2)
                                                                          ============ ==========
                                  Basic EPS:
                                  Reported net loss.....................  $    (16.94) $   (1.95)
                                  Add back: Goodwill amortization.......           --       1.36
                                  Add back: Work force amortization.....           --        .06
                                                                          -----------  ---------
                                  Adjusted net loss.....................  $    (16.94) $    (.53)
                                                                          ===========  =========
                                  Diluted EPS: (1)
                                  Reported net loss.....................  $    (16.49) $   (1.95)
                                  Add back: Goodwill amortization.......           --       1.36
                                  Add back: Work force amortization.....           --        .06
                                                                          -----------  ---------
                                  Adjusted net loss.....................  $    (16.49) $    (.53)
                                                                          ===========  =========

(1) Since the Company reported a loss from continuing operations for 2001, the effect of common stock equivalents has been excluded from per common share computations, since including such securities would be anti-dilutive. As a result, diluted and basic per common share amounts for 2001 are the same.

Other acquired intangible assets at December 31, 2002 and December 31, 2001 were as follows:


                                                                    ACCUMULATED               AMORTIZATION
                          DECEMBER 31, 2002 (MILLIONS)     COST     AMORTIZATION NET BALANCE  PERIOD (YEARS)
                          ---------------------------   ----------  ------------ -----------  --------------
                          Other acquired intangible
                          assets:
                             Provider networks........  $    677.2  $   169.3    $  507.9      20-25
                             Customer lists...........       919.0      880.2        38.8        5-7
                             Other....................        69.2       69.0          .2        3-5
                                                        ----------  ---------    --------
                          Total other acquired
                          intangible                    $  1,665.4  $ 1,118.5    $  546.9
                                                        ==========  =========    ========
                          assets......................

                          DECEMBER 31, 2001
                          Other acquired intangible
                          assets:
                             Provider networks........  $    677.2  $   141.5    $  535.7      20-25
                             Customer lists...........       919.0      784.4       134.6        5-7
                             Work force...............        88.0       62.7        25.3        3-6
                             Other....................        69.2       61.8         7.4        3-5
                                                        ----------  ---------    --------
                          Total other acquired
                          intangible                    $  1,753.4  $ 1,050.4    $  703.0
                                                        ==========  =========    ========
                          assets......................

Annual pretax amortization for other acquired intangible assets over the next five calendar years is estimated to be as follows:


                                                                   (MILLIONS)
                                                                  -----------
                                                          2003..  $   50.8
                                                          2004..      42.5
                                                          2005..      29.4
                                                          2006..      27.8
                                                          2007..      27.8
                                                          ----    --------

7. INVESTMENTS

Investment securities at December 31 were as follows:





                                                (MILLIONS)                  2002         2001
                                   -----------------------------------  ------------ ------------
                                   Debt securities available for sale.  $   13,379.1 $   13,446.0
                                   Equity securities..................          29.1        124.9
                                   Other investment securities........         605.3        689.2
                                                                        ------------ ------------
                                   Total investment securities........  $   14,013.5 $   14,260.1
                                                                        ============ ============

Debt securities available for sale (including loaned securities) at December 31 were as follows:


                                                                                            GROSS      GROSS
                                                                              AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                    2002 (MILLIONS)                             COST        GAINS     LOSSES      VALUE
          ----------------------------------------------------------------- ------------ ---------- ----------  ---------
          Bonds:
             U.S. government and government agencies and authorities....... $      991.7  $   13.9   $     -- $    1,005.6
             States, municipalities and political subdivisions.............      1,033.5      44.7         .4      1,077.8
             U.S. corporate securities:
                Utilities..................................................        610.0      35.8       18.8        627.0
                Financial..................................................      1,697.5     118.6        6.7      1,809.4
                Transportation/Capital goods...............................        835.6      82.7       15.5        902.8
                Health care/Consumer products..............................        808.1      63.3       10.8        860.6
                Natural resources..........................................        851.6      87.5        1.2        937.9
                Other corporate securities.................................      1,463.3     130.4        8.9      1,584.8
                                                                            ------------  --------   -------- ------------
                   Total U.S. corporate securities.........................      6,266.1     518.3       61.9      6,722.5
                                                                            ------------  --------   -------- ------------
             Foreign:
                Government, including political subdivisions...............        609.4      30.3        4.8        634.9
                Utilities..................................................         28.2        .7         .6         28.3
                Other......................................................      1,281.5     122.2        5.7      1,398.0
                                                                            ------------  --------   -------- ------------
                   Total foreign securities................................      1,919.1     153.2       11.1      2,061.2
                                                                            ------------  --------   -------- ------------
             Residential mortgage-backed securities:
                Pass-throughs..............................................      1,572.5      64.0         --      1,636.5
                Collateralized mortgage obligations........................         20.8        .2         --         21.0
                                                                            ------------  --------   -------- ------------
                   Total residential.......................................      1,593.3      64.2         --      1,657.5
                   mortgage-backed securities
                                                                            ------------  --------   --------
             Commercial/Multifamily mortgage-backed securities (1)(2)......      1,199.5     127.8       11.1      1,316.2
             Other asset-backed securities.................................        309.8      10.9        3.3        317.4
                                                                            ------------  --------   -------- ------------
          Total bonds......................................................     13,313.0     933.0       87.8     14,158.2
          Redeemable preferred stocks......................................        154.9      16.5        2.3        169.1
                                                                            ------------  --------   -------- ------------
          Total available-for-sale debt securities (3)..................... $   13,467.9  $  949.5   $   90.1 $   14,327.3
                                                                            ============  ========   ======== ============
          2001
          Bonds:
             U.S. government and government agencies and authorities....... $      782.7  $     .3   $    9.5 $      773.5
             States, municipalities and political subdivisions.............        882.1      12.6        5.5        889.2
             U.S. corporate securities:
                Utilities..................................................        743.8      24.1       13.6        754.3
                Financial..................................................      1,777.9      62.1       15.3      1,824.7
                Transportation/Capital goods...............................      1,156.3      66.8       39.6      1,183.5
                Health care/Consumer products..............................        798.0      34.3        8.5        823.8
                Natural resources..........................................        794.8      32.8       10.2        817.4
                Other corporate securities.................................      1,494.3      57.6       32.4      1,519.5
                                                                            ------------  --------   -------- ------------
                   Total U.S. securities...................................      6,765.1     277.7      119.6      6,923.2
                                                                            ------------  --------   -------- ------------
             Foreign:
                Government, including political subdivisions...............        458.9      19.3        4.2        474.0
                Utilities..................................................         61.2       1.3        3.5         59.0
                Other......................................................      1,245.8      57.5       25.6      1,277.7
                                                                            ------------  --------   -------- ------------
                   Total foreign securities................................      1,765.9      78.1       33.3      1,810.7
                                                                            ------------  --------   -------- ------------
             Residential mortgage-backed securities:
                Pass-throughs..............................................      1,781.5      32.6        4.4      1,809.7
                Collateralized mortgage obligations........................         72.5       3.7         .1         76.1
                                                                            ------------  --------   -------- ------------
                   Total residential.......................................      1,854.0      36.3        4.5      1,885.8
                   mortgage-backed securities
                                                                            ------------  --------   --------
             Commercial/Multifamily mortgage-backed securities (1)(2)......      1,270.0      45.2       28.8      1,286.4
             Other asset-backed securities.................................        256.2       9.4         .6        265.0
                                                                            ------------  --------   -------- ------------
          Total bonds......................................................     13,576.0     459.6      201.8     13,833.8
          Redeemable preferred stocks......................................        212.5      10.0        2.2        220.3
                                                                            ------------  --------   -------- ------------
          Total available-for-sale debt securities (3)..................... $   13,788.5  $  469.6   $  204.0 $   14,054.1
                                                                            ============  ========   ======== ============

(1) Includes approximately $154.2 million and $151.2 million of subordinate and residual certificates at December 31, 2002 and 2001, respectively, from a 1997 commercial mortgage loan securitization which were retained by the Company.

(2) Includes approximately $89.8 million and $85.2 million of subordinate and residual certificates at December 31, 2002 and 2001, respectively, from a 1995 commercial mortgage loan securitization which were retained by the Company.

(3) Includes approximately $948.2 million and $608.1 million of loaned securities at December 31, 2002 and 2001, respectively.

Debt securities available for sale (including loaned securities) supporting discontinued, experience-rated and remaining products at December 31 were as follows:


                                                                                GROSS      GROSS
                                                                  AMORTIZED  UNREALIZED UNREALIZED     FAIR
                                    2002 (MILLIONS)                 COST        GAINS     LOSSES       VALUE
                      ----------------------------------------- ------------ ---------- ----------   ---------
                      Supporting discontinued products........  $    3,353.5  $  333.3    $  38.7 $    3,648.1
                      Supporting experience-rated products....       2,144.7     174.1       15.6      2,303.2
                      Supporting remaining products...........       7,969.7     442.1       35.8      8,376.0
                                                                ------------  --------    ------- ------------
                      Total available-for-sale debt securities  $   13,467.9  $  949.5    $  90.1 $   14,327.3
                                                                ============  ========    ======= ============


                                                                                GROSS      GROSS
                                                                  AMORTIZED  UNREALIZED UNREALIZED     FAIR
                                    2001 (MILLIONS)                 COST        GAINS     LOSSES       VALUE
                      ----------------------------------------- ------------ ---------- ----------   ---------
                      Supporting discontinued products........  $    3,598.7  $  179.6   $   72.6 $    3,705.7
                      Supporting experience-rated products....       2,103.2      89.2       25.0      2,167.4
                      Supporting remaining products...........       8,086.6     200.8      106.4      8,181.0
                                                                ------------  --------   -------- ------------
                      Total available-for-sale debt securities  $   13,788.5  $  469.6   $  204.0 $   14,054.1
                                                                ============  ========   ======== ============

At December 31, 2002 and 2001, net unrealized appreciation on debt securities included $295 million and $107 million, respectively, related to discontinued products (refer to Note 12) and $159 million and $64 million, respectively, related to experience-rated contracts, which were not reflected in shareholders' equity.

The carrying and fair value of debt securities is shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called or prepaid.


                                                                            AMORTIZED      FAIR
                                              2002 (MILLIONS)                 COST         VALUE
                                 ---------------------------------------   ----------  ------------
                                 Due to mature:
                                    One year or less....................  $      760.1 $      782.5
                                    After one year through five years...       2,356.9      2,461.5
                                    After five years through ten years..       2,982.2      3,150.0
                                    After ten years.....................       4,266.1      4,642.2
                                    Mortgage-backed securities..........       2,792.8      2,973.7
                                    Other asset-backed securities.......         309.8        317.4
                                                                          ------------ ------------
                                 Total..................................  $   13,467.9 $   14,327.3
                                                                          ============ ============

At December 31, 2002 and 2001, debt securities carried at $748 million and $692 million, respectively, were on deposit as required by regulatory authorities. These securities are considered restricted assets and were included in long-term investments on the Consolidated Balance Sheets.

Investments in equity securities at December 31 were as follows:


                                                   (MILLIONS)                          2002      2001
                            -------------------------------------------------------  -------- -------
                            Cost..................................................   $   91.3 $   234.3
                            Gross unrealized capital gains........................        6.5      23.5
                            Gross unrealized capital losses.......................       (4.6)    (15.7)
                                                                                     -------- ---------
                            Fair value............................................       93.2     242.1
                            Less: amount included in long-term investments........       64.1     117.2
                                                                                     -------- ---------
                            Equity securities (included in investment securities).   $   29.1 $   124.9
                                                                                     ======== =========

Investment real estate holdings at December 31 were as follows:


                                                  (MILLIONS)                   2002      2001
                                    -------------------------------------   ---------  --------
                                    Properties held for sale.............   $    25.9 $   232.7
                                    Investment real estate...............       356.2     192.3
                                                                            --------- ---------
                                    Gross carrying value of real estate..       382.1     425.0
                                    Valuation reserve....................       (73.3)    (65.3)
                                                                            --------- ---------
                                    Investment real estate...............   $   308.8 $   359.7
                                                                            ========= =========

Accumulated depreciation for investment real estate was $67 million and $18 million at December 31, 2002 and 2001, respectively.

Total real estate write-downs included in the net carrying value of the Company's real estate holdings at December 31, 2002 and 2001 were $117 million and $122 million, respectively (including $100 million and $102 million attributable to assets supporting discontinued products for 2002 and 2001, respectively).

At December 31, 2002 and 2001, the Company's mortgage loan balances, net of specific impairment reserves, by geographic region and property type were as follows:


                                                  (MILLIONS)                       2002        2001
                               ----------------------------------------------- -----------  ---------
                               South Atlantic................................  $     456.0  $   395.6
                               Middle Atlantic...............................        601.6      599.8
                               New England...................................         91.1      158.1
                               South Central.................................         64.8       45.5
                               North Central.................................        247.4      237.4
                               Pacific and Mountain..........................        311.9      615.2
                               Non-U.S                                                  .4         .5
                                                                               -----------  ---------
                               Total.........................................      1,773.2    2,052.1
                               Less: general impairment reserve..............          --         7.1
                                                                               -----------  ---------
                               Net mortgage loan balance.....................      1,773.2    2,045.0
                               Less: amount included in other investments....        258.3      157.2
                                                                               -----------  ---------
                               Mortgage loans................................  $   1,514.9  $ 1,887.8
                                                                               ===========  =========



                                             (MILLIONS)                            2002        2001
                                ------------------------------------          -----------  ---------
                                Office.............................           $     673.6  $   960.8
                                Retail.............................                 382.9      453.1
                                Apartment..........................                 205.3      118.4
                                Hotel/Motel........................                 151.3      143.7
                                Industrial.........................                 315.7      339.7
                                Mixed Use..........................                  32.3       32.8
                                Other..............................                  12.1        3.6
                                                                              -----------  ---------
                                Total..............................               1,773.2    2,052.1
                                Less: general impairment reserve...                   --         7.1
                                                                              -----------  ---------
                                Net mortgage loan balance..........               1,773.2    2,045.0
                                Less: amount included in other
                                investments........................                 258.3      157.2
                                                                              -----------  ---------
                                Mortgage loans.....................           $   1,514.9  $ 1,887.8
                                                                              ===========  =========

At December 31, 2002 and 2001, the total recorded investment in mortgage loans that are considered to be impaired (including problem, restructured and potential problem loans) and related specific reserves were as follows:

                                                                           2002                2001
                                                                   ------------------- ------------------
                                                                      TOTAL               TOTAL
                                                                    RECORDED  SPECIFIC  RECORDED  SPECIFIC
                                         (MILLIONS)                INVESTMENT RESERVES INVESTMENT RESERVES
                                                                   ---------- -------- ---------- --------
                          Supporting discontinued products........   $  18.3   $    --  $   104.2  $  14.9
                          Supporting experience-rated products....      23.4       6.9       55.4      5.9
                          Supporting remaining products...........       9.2       4.5       14.7      4.7
                                                                     -------   -------  ---------  -------
                          Total impaired loans (1)................   $  50.9   $  11.4  $   174.3  $  25.5
                                                                     =======   =======  =========  =======

(1) Includes impaired loans at December 31, 2002 and 2001 of $31.3 million and $60.2 million, respectively, for which no specific reserves are considered necessary.

The activity in the specific and general mortgage loan impairment reserves for the periods indicated is summarized below:


                                                                             SUPPORTING
                                                                SUPPORTING   EXPERIENCE SUPPORTING
                                                               DISCONTINUED     RATED   REMAINING
                                      (MILLIONS)                 PRODUCTS     PRODUCTS  PRODUCTS     TOTAL
                        -------------------------------------  ------------  ---------- ----------   -----
                        Balance at December 31, 1999.........    $   28.9     $  13.6    $   3.4  $   45.9
                        Principal write-offs.................         (.5)        (.8)       (.6)     (1.9)
                                                                 --------     -------    -------  --------
                        Balance at December 31, 2000.........    $   28.4     $  12.8    $   2.8  $   44.0
                        Provision (charged to realized
                        capital loss)                                  .2          --        5.4       5.6
                        Principal write-offs.................       (13.7)        (.4)      (2.9)    (17.0)
                                                                 --------     -------    -------  --------
                        Balance at December 31, 2001 (1)         $   14.9     $  12.4    $   5.3  $   32.6
                        Provision (charged to realized
                        capital loss)........................          --          .3         .3        .6
                        Recoveries of previously
                        charged off amounts..................        (6.2)       (4.5)       (.7)    (11.4)
                        Principal write-offs.................        (8.7)       (1.3)       (.4)    (10.4)
                                                                 --------     -------    -------  --------
                        Balance at December 31, 2002 (1)         $     --     $   6.9    $   4.5  $   11.4
                                                                 ========     =======    =======  ========

(1) Total reserves at December 31, 2001 include $25.5 million of specific reserves and $7.1 million of general reserves. There was no general reserve at December 31, 2002.

Income earned (pretax) and cash received on the average recorded investment in impaired loans for the years ended December 31 were as follows:

                                                   2002                      2001                    2000
                                        ------------------------- ------------------------- ------------------------
                                         AVERAGE                   AVERAGE                   AVERAGE
                                        IMPAIRED INCOME   CASH     IMPAIRED INCOME    CASH  IMPAIRED INCOME   CASH
                          (MILLIONS)      LOANS  EARNED  RECEIVED    LOANS  EARNED  RECEIVED  LOANS  EARNED  RECEIVED
                                        -------- ------  --------  -------- ------- -------- ------- ------- --------
                       Supporting
                       discontinued
                       products.......   $  20.4   $ 1.6   $ 1.6    $ 118.1 $  10.6  $ 12.2  $ 149.9 $   9.4   $  8.7
                       Supporting
                       experience-rated
                       products.......      41.1     2.9     2.6       44.7     3.9     4.3     65.3     6.0      6.0
                       Supporting
                       remaining            13.4      .8      .6       29.6     1.6     3.0     42.1     9.6      9.8
                                         -------   -----   -----    ------- -------  ------  ------- -------   ------
                       products.......
                       Total..........   $  74.9   $ 5.3   $ 4.8    $ 192.4 $  16.1  $ 19.5  $ 257.3 $  25.0   $ 24.5
                                         =======   =====   =====    ======= =======  ======  ======= =======   ======


Significant non-cash investing and financing activities include the acquisition of real estate through foreclosures of mortgage loans amounting to $7 million and $20 million for 2002 and 2001, respectively. There were also certain significant noncash activities related to the Transaction. (Refer to Note 21.)

8. FINANCIAL INSTRUMENTS

ESTIMATED FAIR VALUE

The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 2002 and 2001 were as follows:


                                                                     2002                       2001
                                                          --------------------------  -------------------------
                                                           COST BASIS/                COST BASIS/
                                                            CARRYING  ESTIMATED FAIR   CARRYING  ESTIMATED FAIR
                                  (MILLIONS)                  VALUE        VALUE         VALUE        VALUE
                     -----------------------------------  ----------- --------------  ---------- ---------------

                     Assets:
                        Debt securities.................  $   14,170.9 $   15,074.8  $   14,476.6 $   14,745.7
                        Equity securities...............          91.3         93.2         234.3        242.1
                        Mortgage loans..................       1,773.2      1,806.2       2,045.0      2,071.7
                        Derivatives.....................          82.9         82.9          14.4         14.4
                     Liabilities:
                        Investment contract liabilities:
                           With a fixed.................         887.4        904.5       1,365.3      1,386.7
                           maturity
                           Without a fixed..............         765.5        675.0         793.0        678.0
                           maturity
                        Derivatives.....................           --            --           4.0          4.0
                        Long-term debt..................       1,633.2      1,769.0       1,591.3      1,571.1
                                                          ------------ ------------  ------------ ------------

Fair value estimates are made at a specific point in time, based on available market information and judgments about a given financial instrument, such as estimates of timing and amount of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, and do not consider the tax impact of the realization of unrealized capital gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, and the disclosed value cannot be realized upon immediate settlement of the instrument. In evaluating the Company's management of interest rate, price and liquidity risks, the fair values of all financial instruments are taken into consideration.

The following valuation methods and assumptions were used by the Company in estimating the fair value of the financial instruments included in the table above:

Debt and equity securities: Fair values are based on quoted market prices or dealer quotes. Non-traded debt securities are priced independently by a third party vendor and non-traded equity securities are priced based on an internal analysis of the investment's financial statements and cash flow projections. Cost for mortgage-backed securities is adjusted for unamortized premiums and discounts, which are amortized using the interest method over the estimated remaining term of the securities, adjusted for anticipated prepayments and any collateral shortfall issues.

Mortgage loans: Fair values are estimated by discounting expected mortgage loan cash flows at market rates that reflect the rates at which similar loans would be made to similar borrowers. These rates reflect management's assessment of the credit quality and the remaining duration of the loans. The fair value estimates of mortgage loans of lower credit quality, including problem and restructured loans, are based on the estimated fair value of the underlying collateral.

Derivatives: Fair values are estimated based on quoted market prices, dealer quotes or internal price estimates believed to be comparable to dealer quotes.

Investment contract liabilities:

o With a fixed maturity: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

o Without a fixed maturity: Fair value is estimated as the amount payable to the contractholder upon demand. However, the Company has the right under such contracts to delay payment of withdrawals that may ultimately result in paying an amount different than that determined to be payable on demand.

Long-term debt: Fair values are based on quoted market prices for the same or similar issued debt or, if no quoted market prices were available, on the current rates estimated to be available to the Company for debt of similar terms and remaining maturities.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company is using interest rate swap agreements to manage certain exposures related to changes in interest rates on investments supporting experience-rated and discontinued products in the Large Case Pensions business. The use of these derivatives does not impact the Company's results of operations.

In December 2002, the Company entered into an interest rate swap agreement to convert the fixed rate of 8.5% on $200 million of its senior notes to a variable rate of three-month LIBOR plus 254.0 basis points (approximately 3.95% at December 31, 2002). In December 2001, the Company entered into an interest rate swap agreement to convert the fixed rate of 8.5% on $350 million of its senior notes to a variable rate of three-month LIBOR plus 159.5 basis points (approximately 3.02% at December 31, 2002). As a result of these swap agreements, the Company's effective interest rate on its long-term debt was 6.99% during 2002. The change in the fair value of the interest rate swaps and the loss or gain on the hedged senior notes attributable to the hedged interest rate risk are recorded in current period earnings. Because the terms of the interest rate swap agreements match the terms of the senior notes, the gain or loss on the swaps and the senior notes will generally be offsetting (no material change in value occurred during the periods ended December 31, 2002 or 2001). The swap agreements contain bilateral credit protection covenants which, depending on credit ratings, obligate each party to post collateral equal to the fair value of the swap. As of February 26, 2003, the Company was not required to post collateral for the $350 million interest rate swap, but did post $2 million for the $200 million interest rate swap.

During the first quarter of 2001, the Company expected to issue approximately $1 billion of five- and ten-year fixed-rate debt securities to replace a portion of its outstanding commercial paper. Prior to the transaction, the Company's risk management objective was to secure financing based on the then five- and ten-year U.S. Treasury rates. Accordingly, the Company entered into certain forward contracts on U.S. Treasury securities prior to the actual issuance of long-term debt of approximately $900 million, which were designated as cash flow hedges in anticipation of the debt offering and determined to be highly effective under the Company's accounting policy.

Upon issuance of the long-term debt (refer to Note 15) and termination of these forward contracts, the Company recognized a loss of approximately $5 million pretax related to these derivatives, which is included in accumulated other comprehensive income. During 2002 and 2001, the amount of the loss that was reclassified from accumulated other comprehensive income and recognized as part of interest expense was not material.

9. NET INVESTMENT INCOME

Sources of net investment income were as follows:


                                            (MILLIONS)               2002       2001        2000
                                  ------------------------------ -----------  ---------   ---------
                                  Debt securities..............  $     954.4  $ 1,104.8   $ 1,161.6
                                  Mortgage loans...............        224.0      184.9       208.2
                                  Other........................        115.4      147.8       189.9
                                  Investment real estate (1)...         66.6       62.8        63.8
                                  Cash equivalents.............         28.3       26.2        26.7
                                  Equity securities............         14.6        2.3         6.8
                                  Other investment securities..         14.6       69.9       104.7
                                                                 -----------  ---------   ---------
                                  Gross investment income......      1,417.9    1,598.7     1,761.7
                                  Less: investment expenses....        167.2      187.1       130.1
                                                                 -----------  ---------   ---------
                                  Net investment income (2)....  $   1,250.7  $ 1,411.6   $ 1,631.6
                                                                 ===========  =========   =========

(1) Includes $16.4 million and $14.0 million from real estate held for sale during 2001 and 2000, respectively.

(2) Includes amounts related to experience-rated contractholders of $221.5 million, $237.5 million and $293.6 million during 2002, 2001 and 2000, respectively. Interest credited to contractholders is included in current and future benefits.

10. CAPITAL GAINS AND LOSSES ON INVESTMENTS AND OTHER

Net realized capital gains (losses), excluding amounts related to experience-rated contractholders and discontinued products, on investments were as follows:


                                             (MILLIONS)                     2002      2001     2000
                             ------------------------------------------  --------- -------- ----------
                             Debt securities..........................   $   25.6  $   30.6   $ (110.3)
                             Equity securities........................      (15.1)      (.6)      15.7
                             Mortgage loans...........................        4.8      29.8         .7
                             Investment real estate...................      (10.5)     (4.7)       (.2)
                             Sales of subsidiaries (1)................       46.0      59.0       78.8
                             Other....................................      (16.5)    (18.0)     (24.8)
                                                                         --------  --------   --------
                             Pretax realized capital gains (losses)...   $   34.3  $   96.1   $  (40.1)
                                                                         ========  ========   ========
                             After-tax realized capital gains (losses)   $   22.3  $   73.6   $  (14.2)
                                                                         ========  ========   ========

(1) Includes a pretax realized capital gain of approximately $60.0 million in 2002, 2001 and 2000 related to contingent consideration earned by the Company following the sale of its behavioral health subsidiary, Human Affairs International, in 1997.

Net realized capital gains (losses) of $8 million, $11 million and $(44) million for 2002, 2001 and 2000, respectively, related to experience-rated contractholders were deducted from net realized capital gains (losses) and an offsetting amount was reflected in policyholders' funds. Net realized capital gains (losses) of $(58) million, $19 million and $(31) million for 2002, 2001 and 2000, respectively, related to discontinued products were deducted from net realized capital gains (losses) and an offsetting amount was reflected in the reserve for anticipated future losses on discontinued products.

Proceeds from the sale of debt securities and the related gross gains and losses were as follows:


                                          (MILLIONS)          2002         2001        2000
                                     -------------------- ------------ -----------   ----------
                                     Proceeds on sales..  $   15,679.9 $   17,561.8  $ 13,093.9
                                     Gross gains........         225.2        225.6        70.2
                                     Gross losses.......         129.0        133.5       120.8
                                                          ------------ ------------  ----------

Changes in shareholders' equity related to changes in accumulated other comprehensive income (loss) (excluding those related to experience-rated contractholders and discontinued products) were as follows:


                                            (MILLIONS)                           2002        2001       2000
                     ------------------------------------------------------- ------------ ---------- -------
                     Net unrealized gains on debt securities...............  $      339.0 $   109.3  $    543.4
                     Net unrealized losses on equity securities and other..          (7.6)    (52.1)     (152.8)
                     Foreign currency                                                  .7      (1.1)      (39.9)
                     Derivatives                                                       .6      (4.8)         --
                     Minimum pension liability adjustment..................      (1,161.8)       --          --
                                                                             ------------ ---------  ----------
                     Subtotal..............................................        (829.1)     51.3       350.7
                     Less: changes in deferred income taxes................         290.2     (17.9)       74.4
                                                                             ------------ ---------  ----------
                     Subtotal..............................................        (538.9)     33.4       276.3
                     Sale and spin-off transaction.........................           --         --       414.4
                                                                             -----------  ---------  ----------
                     Net changes in accumulated other comprehensive
                     income (loss).........................................  $     (538.9)$    33.4  $    690.7
                                                                             ============ =========  ==========

Shareholders' equity included the following accumulated other comprehensive income (loss) (excluding amounts related to experience-rated contractholders and discontinued products) at December 31:


                                                 (MILLIONS)                               2002        2001
                      --------------------------------------------------------------- ------------ ----------
                      Debt securities:
                         Gross unrealized capital gains.............................  $      477.3 $    211.2
                         Gross unrealized capital losses............................         (35.8)    (108.7)
                                                                                      ------------ ----------
                      Net unrealized capital gains on debt securities...............         441.5      102.5
                                                                                      ------------ ----------
                      Equity securities and other:
                         Gross unrealized capital gains.............................          12.3       27.8
                         Gross unrealized capital losses............................         (20.0)     (27.9)
                                                                                      ------------ ----------
                      Net unrealized capital losses on equity securities and other..          (7.7)       (.1)
                                                                                      ------------ ----------
                      Foreign currency..............................................           8.5        7.8
                      Derivatives...................................................          (4.2)      (4.8)
                      Minimum pension liability adjustment..........................      (1,161.8)        --
                      Deferred income taxes.........................................         253.3      (36.9)
                                                                                      ------------ ----------
                      Net accumulated other comprehensive income (loss).............  $     (470.4)$     68.5
                                                                                      ============ ==========

Changes in accumulated other comprehensive income (loss) related to changes in unrealized gains (losses) on securities (excluding those related to experience-rated contractholders and discontinued products) were as follows:


                                              (MILLIONS)                               2002     2001     2000
                    --------------------------------------------------------------  ----------------- -------
                    Net unrealized holding gains arising during the period (1)...   $   214.9 $   76.7  $ 293.0
                    Less: reclassification adjustment for gains (losses) and
                    other items included in net income (loss) (2)                         (.5)    39.5    (23.2)
                                                                                    --------- --------  -------
                    Net unrealized gains on securities...........................   $   215.4 $   37.2  $ 316.2
                                                                                    ========= ========  =======

(1) Pretax net unrealized holding gains arising during the period were $330.6 million, $118.0 million and $450.8 million for 2002, 2001 and 2000, respectively.

(2) Pretax reclassification adjustments for gains (losses) and other items included in net income were $(.8) million, $60.8 million and $(35.7) million for 2002, 2001 and 2000, respectively.

11.     SEVERANCE AND FACILITIES CHARGES

In the fourth quarter of 2001, the Company recorded an after-tax severance and facilities charge of $125 million ($193 million pretax) related to the implementation of initiatives intended to improve the Company's overall future performance (the "2001 Charge"). These initiatives included reductions to operating expenses, reorganization and realignment of Health Care operations to better align our business resources with our customer market-focused approach, business process improvements, product market withdrawals, continued migration off the Prudential health care systems and vacating certain facilities (primarily customer service related locations). The 2001 Charge consisted of two types of costs: those related to actions under a plan for the involuntary termination of employees and those related to an exit plan with respect to certain leased facilities. The severance portion of $130 million pretax was based on a plan to eliminate 4,395 positions (primarily customer service and regional field management functions). The facilities portion of $63 million pretax represented the present value of the difference between rent required to be paid by the Company and future sublease rentals expected to be received by the Company related to certain leased facilities, or portions of such facilities, that were vacated. Severance actions and the vacating of leased facilities relating to the 2001 Charge, as aligned to better reflect service operations consistent with the Company's customer market approach, were completed as of December 31, 2002. The remaining lease payments (net of expected sublease rentals) on these vacated facilities are payable over approximately the next six years.


In the second quarter of 2002, the Company recorded an after-tax severance charge of $18 million ($27 million pretax) related to the implementation of ongoing initiatives intended to improve the Company's overall future performance (the "Second Quarter 2002 Charge"). The initiatives included further reductions to operating expenses and the continued reorganization and realignment of Health Care operations. This charge consisted of costs that related to actions under a plan of involuntary termination of employees and included the elimination of approximately 600 employee positions (primarily regional field management, information technology and medical service functions). Severance actions related to the Second Quarter 2002 Charge were substantially completed by December 31, 2002.

In the third quarter of 2002, the Company recorded an after-tax severance and facilities charge of $58 million ($89 million pretax) related to the implementation of ongoing initiatives intended to improve the Company's overall future performance (the "Third Quarter 2002 Charge"). These initiatives included further reductions to operating expenses and the continued reorganization and realignment of Health Care and Group Insurance operations. This charge consisted of two types of costs: those that relate to actions under a plan for the involuntary termination of approximately 2,750 employee positions (primarily customer service, plan sponsor services, patient management, sales, network management and certain Group Insurance related positions) representing approximately $81 million pretax of this charge and those actions that relate to an exit plan with respect to certain leased facilities representing approximately $8 million pretax of this charge. The facilities portion represents the present value of the difference between rent required to be paid by the Company and future sublease rentals expected to be received by the Company related to certain leased facilities, or portions of such facilities, that will be vacated. Severance actions and the vacating of leased facilities relating to the Third Quarter Charge 2002 are expected to be completed by September 30, 2003. The remaining lease payments (net of expected sublease rentals) on these vacated facilities are payable over approximately the next seven years.

In the fourth quarter of 2002, the Company recorded an after-tax severance and facilities charge of $29 million ($45 million pretax) related to the implementation of ongoing initiatives intended to improve the Company's overall future performance (the "Fourth Quarter 2002 Charge"). These initiatives include further reductions to operating expenses and the continued reorganization and realignment of Health Care and Group Insurance operations. This charge consists of two types of costs: those that relate to actions under a plan for the involuntary termination of approximately 680 employee positions (primarily customer service, information technology and certain Group Insurance related positions) representing approximately $31 million pretax of this charge and those actions that relate to an exit plan with respect to certain leased facilities representing approximately $14 million pretax of this charge. The facilities portion represents the present value of the difference between rent required to be paid by the Company and future sublease rentals expected to be received by the Company related to certain leased facilities, or portions of such facilities, that will be vacated. Severance actions and the vacating of leased facilities relating to the Fourth Quarter Charge 2002 are expected to be completed by December 31, 2003. The remaining lease payments (net of expected sublease rentals) on these vacated facilities are payable over approximately the next seven years.

The activity within the severance and facilities reserves and the related number of positions eliminated were as follows:

                                                      SECOND QUARTER                 THIRD QUARTER           FOURTH QUARTER
                         2001 CHARGE                   2002 CHARGE                    2002 CHARGE               2002 CHARGE
                    -----------------------    ---------------------------    -------------------------  ----------------------
(MILLIONS, PRETAX)   RESERVE    POSITIONS          RESERVE      POSITIONS       RESERVE      POSITIONS     RESERVE   POSITIONS
------------------ ----------  ------------    --------------  -----------    ----------    ------------ ----------- ----------
Balance at
December           $  142.6       3,638            $   --         --             $   --            --       $   --      --
31, 2001........
Reserve additions        --          --               27.0       598                89.0        2,744          45.0    678
Actions taken (1)    (142.6)      (3,487)            (27.0)      (527)             (72.8)       (1,805)       (21.6)   (321)
                   --------       ------           -------       ----            -------        ------      -------    ----
Balance at
December           $     --         151(2)         $   --         71(2)          $  16.2          939       $  23.4    357
                   ========       =====            ======        ===             =======        =====       =======    ===
31, 2002........

(1) Actions taken relating to the 2001 Charge include $103.3 million of severance-related actions and $39.3 million related to vacating certain leased facilities. Actions taken relating to the Second Quarter 2002 Charge were all severance related. Actions taken relating to the Third Quarter 2002 Charge include $70.6 million of severance-related actions and $2.2 million related to vacating certain leased facilities. Actions taken relating to the Fourth Quarter 2002 Charge were all severance related.

(2) The Company eliminated substantially all of the positions expected under the Company's plans for involuntary termination related to the 2001 Charge and the Second Quarter 2002 Charge and considers these plans now complete.

12. DISCONTINUED PRODUCTS

The Company discontinued the sale of its fully guaranteed large case pension products (single-premium annuities ("SPAs") and guaranteed investment contracts ("GICs")) in 1993. Under the Company's accounting for these discontinued products, a reserve for anticipated future losses from these products was established and is reviewed by management quarterly. As long as the reserve continues to represent management's then best estimate of expected future losses, results of operations of the discontinued products, including net realized capital gains and losses, are credited/charged to the reserve and do not affect the Company's results of operations. The Company's results of operations would be adversely affected to the extent that future losses on the products are greater than anticipated and positively affected to the extent future losses are less than anticipated. The current reserve reflects management's best estimate of anticipated future losses.

The factors contributing to changes in the reserve for anticipated future losses are: operating income or loss, realized capital gains or losses and mortality gains or losses. Operating income or loss is equal to revenue less expenses. Realized capital gains or losses reflect the excess (deficit) of sales price over (below) the carrying value of assets sold. Mortality gains or losses reflect the mortality and retirement experience related to SPAs. A mortality gain (loss) occurs when an annuitant or a beneficiary dies sooner (later) than expected. A retirement gain (loss) occurs when an annuitant retires later (earlier) than expected.

At the time of discontinuance, a receivable from Large Case Pensions' continuing products equivalent to the net present value of the anticipated cash flow shortfalls was established for the discontinued products. Interest on the receivable is accrued at the discount rate that was used to calculate the reserve. The offsetting payable, on which interest is similarly accrued, is reflected in continuing products. Interest on the payable generally offsets the investment income on the assets available to fund the shortfall. At December 31, 2002, the receivable from continuing products, net of related deferred taxes payable of $96 million on the accrued interest income, was $357 million. At December 31, 2001, the receivable from continuing products, net of the related deferred taxes payable of $87 million on the accrued interest income, was $345 million. These amounts were eliminated in consolidation.

Results of discontinued products were as follows (pretax):


                                                        CHARGED (CREDITED)
                                                           TO RESERVE
          (MILLIONS)                            RESULTS    FUTURE LOSSES     NET(1)
----------------------------------------       --------- ---------------- ---------
 Net investment income .................       $  375.2      $    --      $  375.2
 Net realized capital losses ...........          (57.5)        57.5            --
 Interest earned on receivable from
    continuing products ................           26.8           --          26.8
 Other income ..........................           28.4           --          28.4
                                               --------      -------      --------
          Total revenue ................          372.9         57.5         430.4
                                               --------      -------      --------
 Current and future benefits ...........          393.9         23.8         417.7
 Operating expenses ....................           12.7           --          12.7
                                               --------      -------      --------
          Total benefits and ...........          406.6         23.8         430.4
          expenses
                                               --------      -------      --------
 Results of discontinued products ......       $  (33.7)     $  33.7            --
                                               ========      =======      ========

 Net investment income .................       $  397.6      $    --      $  397.6
 Net realized capital gains ............           18.9        (18.9)           --
 Interest earned on receivable from
   continuing products .................           27.2           --          27.2
 Other income ..........................           32.2           --          32.2
                                               --------      -------      --------

          Total revenue ................          475.9        (18.9)        457.0
                                               --------      -------      --------
Current and future benefits ............          423.7         21.1         444.8
Operating expenses .....................           12.2           --          12.2

          Total benefits and ...........          435.9         21.1         457.0
          expenses
Results of discontinued products .......       $   40.0      $ (40.0)     $     --
                                               ========      =======      ========

Net investment income ..................       $  438.0      $    --      $  438.0
Net realized capital losses ............          (31.1)        31.1            --
Interest earned on receivable from
  continuing products ..................           30.2           --          30.2
Other income ...........................           27.2           --          27.2
                                               --------      -------      --------
            Total revenue ..............          464.3         31.1         495.4
                                               --------      -------      --------
Current and future benefits ............          453.7         28.9         482.6
Operating expenses .....................           12.8           --          12.8
                                               --------      -------      --------
            Total benefits and .........          466.5         28.9         495.4
            expenses
                                               --------      -------      --------
Results of discontinued products .......       $   (2.2)     $   2.2            --
                                               ========      =======      ========


(1) Amounts are reflected in the 2002, 2001 and 2000 Consolidated Statements of Income, except for interest earned on the receivable from continuing products, which was eliminated in consolidation.

Net realized capital gains (losses) from the sale of bonds supporting discontinued products were $(82) million, $46 million and $(90) million (pretax) for 2002, 2001 and 2000, respectively.

Assets and liabilities supporting discontinued products at December 31 were as follows: (1)

                        (MILLIONS)                                        2002             2001
-----------------------------------------------------------------       ----------     ----------
Assets:
   Debt securities available for sale ...........................       $  3,481.0     $  3,573.8
   Equity securities ............................................             73.4          211.0
   Mortgage loans ...............................................            763.2          822.1
   Investment real estate .......................................             95.0          130.4
   Loaned securities ............................................            167.1          131.9
   Other investments (2) ........................................            505.7          481.4
                                                                        ----------     ----------
   Total investments ............................................          5,085.4        5,350.6
   Collateral received under securities loan agreements .........            170.8          135.2
   Current and deferred income taxes ............................             94.4           93.0
   Receivable from continuing products (3) ......................            453.1          431.7
                                                                        ----------     ----------
Total assets ....................................................       $  5,803.7     $  6,010.5
                                                                        ==========     ==========
Liabilities:
   Future policy benefits .......................................       $  4,361.1     $  4,512.6
   Policyholders' funds .........................................             82.9          261.5
   Reserve for anticipated future losses on discontinued products            902.9          944.9
   Collateral payable under securities loan agreements ..........            170.8          135.2
   Other liabilities ............................................            286.0          156.3
Total liabilities ...............................................       $  5,803.7     $  6,010.5
                                                                        ==========     ==========

(1) Assets supporting the discontinued products are distinguished from assets supporting continuing products.

(2) Includes debt securities on deposit as required by regulatory authorities of $68.3 million and $55.7 million at December 31, 2002 and 2001, respectively. These securities are considered restricted assets and were included in long-term investments on the Consolidated Balance Sheets.

(3) The receivable from continuing products is eliminated in consolidation.

At December 31, 2002 and 2001, net unrealized capital gains on available-for-sale debt securities are included above in other liabilities and are not reflected in consolidated shareholders' equity. The reserve for anticipated future losses is included in future policy benefits on the Consolidated Balance Sheets.

The reserve for anticipated future losses on discontinued products represents the present value (at the risk-free rate at the time of discontinuance, consistent with the duration of the liabilities) of the difference between the expected cash flows from the assets supporting discontinued products and the cash flows expected to be required to meet the obligations of the outstanding contracts. Calculation of the reserve for anticipated future losses requires projection of both the amount and the timing of cash flows over approximately the next 30 years, including consideration of, among other things, future investment results, participant withdrawal and mortality rates and the cost of asset management and customer service. Since 1993, there have been no significant changes to the assumptions underlying the calculation of the reserve related to the projection of the amount and timing of cash flows.

The projection of future investment results considers assumptions for interest rates, bond discount rates and performance of mortgage loans and real estate. Mortgage loan assumptions represent management's best estimate of current and future levels of rent growth, vacancy and expenses based upon market conditions at each reporting date. The performance of real estate assets has been consistently estimated using the most recent forecasts available. Since 1997, a bond default assumption has been included to reflect historical default experience, since the bond portfolio increased as a percentage of the overall investment portfolio and reflected more bond credit risk, concurrent with the decline in the commercial mortgage loan and real estate portfolios.

The previous years' actual participant withdrawal experience is used for the current year assumption. Prior to 1995, the Company used the 1983 Group Annuitant Mortality table published by the Society of Actuaries (the "Society"). In 1995, the Society published the 1994 Uninsured Pensioner's Mortality table which the Company has used since then.

The Company's assumptions about the cost of asset management and customer service reflect actual investment and general expenses allocated over invested assets.

The activity in the reserve for anticipated future losses on discontinued products was as follows (pretax):


                                                             (MILLIONS)
                                                            -----------
                         Reserve at December 31,1999        $  1,147.6
                         Operating income ...........             16.1
                         Net realized capital losses             (31.1)
                         Mortality and other ........             12.8
                         reserve reduction ..........           (146.0)
                                                            ----------
                         Reserve at December 31, 2000            999.4
                         Operating income ...........              3.2
                         Net realized capital gains .             18.9
                         Mortality and other ........             17.9
                         reserve reduction ..........            (94.5)
                                                            ----------
                         Reserve at December 31, 2001            944.9
                         Operating income ...........              8.2
                         Net realized capital losses             (57.5)
                         Mortality and other ........             15.6
                         reserve reduction ..........             (8.3)
                                                            ----------
                         Reserve at December 31, 2002       $    902.9
                                                            ==========


Management reviews the adequacy of the discontinued products reserve quarterly and, as a result, $8 million ($5 million after tax) of the reserve was released in the second quarter of 2002, primarily due to favorable mortality and retirement experience and certain reductions in administrative expenses, partially offset by lower portfolio returns. For 2001, $95 million ($61 million after tax) of the reserve was released primarily due to favorable investment performance that included equity gains and mortgage loan prepayment penalty income, as well as favorable mortality and retirement experience. For 2000, $146 million pretax ($95 million after tax) of the reserve was released primarily due to favorable investment performance related to certain equity investments, favorable mortality and retirement experience and the decrease in size of the overall bond portfolio, which decreased default risk. The current reserve reflects management's best estimate of anticipated future losses.

The anticipated run off of the December 31, 2002 reserve balance (assuming that assets are held until maturity and that the reserve run off is proportional to the liability run off) is as follows:


                                                                      (MILLIONS)
                                                                      ---------
                                                     2003..........   $    30.8
                                                     2004..........        31.2
                                                     2005..........        31.5
                                                     2006..........        31.7
                                                     2007..........        31.8
                                                     2008 - 2012          163.2
                                                     2013 - 2017          155.2
                                                     2018 - 2022          133.1
                                                     2023 - 2027          104.2
                                                     Thereafter....       190.2
                                                     ----------       ---------

The expected (as of December 31, 1993) and actual liability balances for the GIC and SPA liabilities at December 31 are as follows:


                                                         EXPECTED              ACTUAL
                                                   ---------------------  ------------------
                                        (MILLIONS)     GIC        SPA       GIC        SPA
                                        ---------- --------- -----------  ------- ----------
                                        2000...... $   690.7 $   4,357.9  $ 548.8 $   4,462.5
                                        2001......     352.9     4,238.9    261.5     4,512.6
                                        2002......     169.5     4,114.6     82.9     4,361.1
                                                   --------- -----------  ------- -----------

The GIC balances were lower than expected in each period as several contractholders redeemed their contracts prior to contract maturity. The SPA balances in each period were higher than expected because of additional amounts received under existing contracts. The increase in the 2001 actual SPA balance, when compared to 2000, is due to the transfer of funds from separate accounts to purchase guaranteed annuities in the Company's general account, under an existing contract.

13. INCOME TAXES

Income taxes (benefits) consist of the following:


                                             (MILLIONS)               2002       2001      2000
                                  -------------------------------- ---------- --------- -------
                                  Current taxes (benefits):
                                     Federal.....................  $   216.6  $  (43.9) $    194.9
                                     State.......................      (22.8)     30.3        47.2
                                                                   ---------  --------  ----------
                                  Total current taxes (benefits).      193.8     (13.6)      242.1
                                                                   ---------  --------  ----------
                                  Deferred taxes (benefits):
                                     Federal.....................      (43.1)    (74.7)     (152.8)
                                     State                                .9       1.1         (.9)
                                                                   ---------  --------  ----------
                                  Total deferred tax benefits....      (42.2)    (73.6)     (153.7)
                                                                   ---------  --------  ----------
                                  Total income taxes (benefits)..  $   151.6  $  (87.2) $     88.4
                                                                   =========  ========  ==========

Income taxes were different from the amount computed by applying the federal income tax rate to income before income taxes as follows:


                                           (MILLIONS)                                 2002        2001        2000
               ------------------------------------------------------------------ ----------- --------------------
               Income (loss) from continuing operations before income taxes...... $   544.8   $   (378.7) $   (39.0)
               Tax rate..........................................................        35%          35%        35%
                                                                                  ---------   ----------  ---------
               Application of the tax rate.......................................     190.7       (132.5)     (13.7)
               Tax effect of:
                  Tax-exempt interest............................................     (10.5)       (10.3)     (10.1)
                  Goodwill amortization and......................................        --         66.9      103.6
                  write-off
                  State income taxes.............................................     (14.2)        20.4       30.1
                  Sale of subsidiaries...........................................        --        (11.6)     (10.8)
                  Tax credits....................................................     (18.5)       (17.1)     (14.4)
                  Other, net.....................................................       4.1         (3.0)       3.7
                                                                                  ---------   ----------  ---------
               Income taxes (benefits)........................................... $   151.6   $    (87.2) $    88.4
                                                                                  =========   ==========  =========

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are as follows:


                                                 (MILLIONS)                                    2002         2001
                   ----------------------------------------------------------------------  -----------    ---------
                   Deferred tax assets:
                      Reserve for anticipated future losses on discontinued products....   $     176.2    $   263.6
                      Employee and retirement benefits (including minimum pension.......         552.4        123.5
                      liability)
                      Severance and facilities reserve..................................          54.4         90.2
                      Deferred income...................................................          20.5         20.5
                      Expenses not currently deductible.................................          21.0         33.9
                      Allowance for doubtful accounts...................................           6.4         28.0
                      Deferred policy costs.............................................          37.4         33.1
                      Investments, net..................................................          85.0         37.4
                      Depreciation and amortization.....................................           9.5          1.5
                      Net operating loss carry forwards.................................          33.9         17.4
                      Insurance reserves................................................          86.7          6.8
                      Other.............................................................          18.8         20.4
                                                                                           -----------    ---------
                   Total gross assets...................................................       1,102.2        676.3
                   Less: valuation allowance............................................          33.9         16.2
                                                                                           -----------     --------
                 Assets, net of valuation allowance..................................          1,068.3        660.1
                                                                                           -----------    ---------
                 Deferred tax liabilities:
                    Amortization of goodwill and other acquired intangible assets....            103.0        117.6
                    Accumulated other comprehensive income...........................            153.4         36.9
                    Other............................................................             28.1         31.0
                                                                                           -----------    ---------
                 Total gross liabilities.............................................            284.5        185.5
                                                                                           -----------    ---------
                 Net deferred tax asset..............................................      $     783.8(1)  $  474.6(1)


(1) Includes $201.3 million and $114.1 million classified as current assets in 2002 and 2001, respectively, and $582.5 million and $360.5 million classified as noncurrent assets in 2002 and 2001, respectively.

Valuation allowances are provided when it is considered unlikely that deferred tax assets will be realized. Management believes that it is more likely than not that the Company will realize its net deferred tax asset of $784 million, net of a valuation allowance of $34 million. The valuation allowance is principally on acquired net operating losses and state net operating losses, which are subject to limitations as to future utilization. The Company has recognized $384 million of net deferred tax assets on Aetna Life Insurance Company (which is not consolidated for tax purposes) and $400 million on the remaining consolidated group. Management's beliefs are based on historic and anticipated taxable income for each group. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised.

The "Policyholders' Surplus Account", which arose under prior tax law, is generally that portion of a life insurance company's statutory income that has not been subject to taxation. As of December 31, 1983, no further additions could be made to the Policyholders' Surplus Account for tax return purposes under the Deficit Reduction Act of 1984. The balance in such account was $918 million at December 31, 2002, adjusted for Internal Revenue Service (the "Service") audits finalized to date. This amount would be taxed only under certain conditions. No income taxes have been provided on this amount, since management believes under current tax law the conditions under which such taxes would become payable are remote.

In 2002, the Service completed its audit of the consolidated federal income tax returns of former Aetna and its affiliates for the years 1979 through 1983. The Service is presently completing its audit of former Aetna's 1984 through 1997 returns. As a result of these audits, the Service proposed certain adjustments. The majority of these adjustments have been agreed to by the Company, and as a result, in 2002 the Company reduced liabilities held for potential tax exposure by $50 million for federal taxes associated with the discontinued Property and Casualty insurance operations and by $25 million related to its acquisition of U.S. Healthcare, Inc. in 1996, which was credited to goodwill. However, several key issues have not yet been resolved, although the Company expects to resolve these issues during 2003. In addition, several state audits were also completed during 2001, resulting in the reduction of related liabilities by $20 million.

The Service recently began its audit of former Aetna's 1998 through 2000 (prior to December 13, 2000) and the Company's 2000 (subsequent to December 13, 2000) through 2001 returns. The Company expects to receive any proposed adjustments for these years in late 2003 (as the audits progress to completion).

The Company believes that it has established adequate reserves for additional taxes and interest that may result from the ultimate resolution of the audits noted above. These reserves will be adjusted as necessary upon the resolution of the related issues with the Service.

The Company paid (received refunds of) net income taxes of $(65) million, $106 million and $196 million in 2002, 2001 and 2000, respectively.

14. BENEFIT PLANS

The Company is responsible for pension and post-retirement benefits for actively employed individuals, as well as retired or inactive United States employees of the Company and former Aetna. (Refer to Note 21). For periods prior to December 13, 2000, accrued pension cost has been allocated to continuing and discontinued operations (for those businesses sold by former Aetna) under an allocation method based on eligible salaries. As of the Transaction date, data on a separate company basis regarding the proportionate share of the projected benefit obligation and plan assets for pension and post-retirement plans was not available.

DEFINED BENEFIT PENSION PLANS

The Company's noncontributory defined benefit pension plans cover substantially all of its employees. Effective January 1, 1999, the Company, in conjunction with former Aetna, changed the formula from the previous final average pay formula to a cash balance formula, which will credit employees annually with an amount equal to a percentage of eligible pay based on age and years of service, as well as an interest credit based on individual account balances. The formula also provides for a transition period until December 31, 2006, which allows certain employees to receive vested benefits at the higher of the previous final average pay or cash balance formula. For employees hired after January 1, 2002, the Company changed the cash balance formula to provide greater initial credits and make the benefit less dependent on length of service. Existing employees will receive the larger of the pension credit under the previous formula or this new formula. These changes did not have a material effect on the Company's results of operations, liquidity or financial condition.

Components of the net periodic benefit income (cost) of the Company's (former Aetna, prior to December 13, 2000) noncontributory defined benefit pension plan were as follows:


                                            (MILLIONS)                   2002       2001       2000
                             ---------------------------------------  ---------- ---------- ----------
                             Service cost..........................   $    (74.3)$    (82.0)$    (93.1)
                             Interest cost.........................       (259.9)    (263.8)    (258.0)
                             Expected return on plan assets........        295.6      375.4      350.7
                             Amortization of prior service cost....         (4.0)      (4.5)      (5.8)
                             Recognized net actuarial gain (loss)..         (6.9)      11.9        7.5
                                                                      ---------- ---------- ----------
                             Net periodic benefit income (cost)....   $    (49.5)$     37.0 $      1.3
                                                                      ========== ========== ==========

The allocated pretax benefit to operations for the pension plan (based on the Company's total salary cost as a percentage of former Aetna's total salary cost) was approximately $6 million for 2000.

As of the measurement date (September 30), the status of the Company's defined benefit pension plans was as follows:


                                               (MILLIONS)                                      2002          2001
               -------------------------------------------------------------------------  ------------  -----------
               Projected benefit obligation, beginning of year..........................  $    3,580.6  $   3,519.4
               Service cost.............................................................          74.3         82.0
               Interest cost............................................................         259.9        263.8
               Actuarial loss (gain)....................................................         261.2        (66.7)
               Benefits paid............................................................        (230.3)      (217.9)
                                                                                          ------------  -----------
               Projected benefit obligation, end of year................................  $    3,945.7  $   3,580.6
                                                                                          ------------  -----------
               Fair value of plan assets, beginning of year.............................  $    3,301.5  $   4,163.9
               Actual return on plan assets.............................................        (246.3)      (662.1)
               Employer contributions...................................................         118.3         17.6
               Benefits paid............................................................        (230.3)      (217.9)
                                                                                          ------------  -----------
               Fair value of plan assets, end of year...................................  $    2,943.2  $   3,301.5
                                                                                          ------------  -----------
               Fair value of plan assets less than projected benefit obligation.........  $   (1,002.5) $    (279.1)
               Unrecognized net loss....................................................       1,230.7        441.3
               Unrecognized prior service cost..........................................          41.5         38.7
                                                                                          ------------  -----------
               Net amount recognized....................................................  $      269.7  $     200.9
                                                                                          ============  ===========
               Amounts recognized in the statement of financial position consist of:
               Prepaid pension asset....................................................  $        --   $     200.9
               Accrued pension liability                                                        (934.5)          --
               Intangible asset                                                                   42.4           --
               Accumulated other comprehensive income                                          1,161.8           --
                                                                                          ------------  -----------
               Net amount recognized....................................................  $      269.7  $     200.9
                                                                                          ============  ===========
               Weighted average discount rate...........................................         6.75%        7.50%
               Expected return on plan assets...........................................         9.00%        9.25%
               Rate of compensation increase............................................         3.75%        4.50%
                                                                                          -----------   ----------

For 2002 and 2001, defined benefit plans included above with benefit obligations in excess of assets had accumulated benefit obligations of approximately $3.9 billion and $3.5 billion, respectively. The above projected benefit and accumulated benefit obligations reflect revised assumptions made as of the 2001 measurement date related to cost of living adjustments, average retirement age and the form of payment elections, including deferral options. These revised assumptions reflect the Company's experience and plan design, and reduced the 2001 projected benefit obligation by $212 million and the accumulated benefit obligation by $208 million.

OTHER POST-RETIREMENT BENEFIT PLANS

In addition to providing pension benefits, the Company currently provides certain health care, dental and life insurance benefits for retired employees, including those of former Aetna. A comprehensive medical and dental plan is offered to all full-time employees, who terminate employment at age 45 or later with 10 or more years of service. The Company provides subsidized benefits to certain employees as of December 31, 2002 whose sum of age and service is at least equal to 65 (due to a plan amendment, employees hired after January 1, 2002 and all employees under the age of 35 at that date are not eligible for subsidized retiree health benefits). There is a cap on the portion of the cost paid by the Company relating to medical and dental benefits. The plan assets are held in trust and administered by Aetna Life Insurance Company ("ALIC").

In January 2003, the Company amended this plan, reducing the subsidy provided to individuals retiring subsequent to January 1, 2004. Beginning January 1, 2004, the Company will begin to phase-out the retiree medical subsidy for active employees (and eligible dependents) who terminate employment after December 31, 2003. The subsidy will decrease 25% each year until it is eliminated for employees terminating employment on or after January 1, 2007. Beginning January 1, 2004, the Company will eliminate the retiree dental subsidy for active employees who terminate employment on or after January 1, 2003. However, Company employees who terminate employment at age 45 or later with at least 10 years of service will be eligible to participate in the Company's group health plans at their own cost. As a result of these plan amendments announced in January of 2003, the Company expects to record a curtailment benefit of approximately $35 million pretax in the first quarter of 2003.

Components of the net periodic benefit cost of the Company's (former Aetna, prior to December 13, 2000) postretirement plans were as follows:


                                            (MILLIONS)                    2002        2001      2000
                              -------------------------------------  ------------- --------- -------
                              Service cost........................   $   (7.8)     $   (6.7) $   (7.4)
                              Interest cost.......................      (31.8)        (31.7)    (32.0)
                              Expected return on plan assets......        4.8           4.8       4.4
                              Curtailment benefit.................       11.8   (1)      --        --
                              Amortization of prior service cost..        4.4          15.7      23.0
                              Recognized net actuarial gain.......         --            .3        .8
                                                                     --------      --------  --------
                              Net periodic benefit cost...........   $  (18.6)     $  (17.6) $  (11.2)
                                                                     ========      ========  ========

(1) Reflects a plan amendment, effective January 1, 2002, whereby the Company no longer provides subsidized benefits to employees who had not reached age 35 by this date.

Allocated pre-tax charges to the Company associated with the postretirement plans of former Aetna were $(10) million in 2000.

As of the measurement date (September 30), the status of the Company's postretirement benefit plans (other than pensions) was as follows:


                                                 (MILLIONS)                              2002       2001
                         ----------------------------------------------------------  ---------  ---------
                         Accumulated benefit obligation, beginning of year........   $   469.9  $   425.9
                         Service cost.............................................         7.8        6.7
                         Interest cost............................................        31.8       31.7
                         Actuarial (gain) loss....................................        71.8       43.7
                         Curtailment benefit......................................        (1.4)        --
                         Benefits paid............................................       (38.7)     (38.1)
                                                                                     ---------  ---------
                         Accumulated benefit obligation, end of year..............   $   541.2  $   469.9
                                                                                     ---------  ---------
                         Fair value of plan assets, beginning of year.............   $    78.2  $    78.4
                         Actual return on plan assets.............................          --        1.8
                         Employer contribution....................................        37.3       36.1
                         Benefits paid............................................       (38.7)     (38.1)
                                                                                     ---------  ---------
                         Fair value of plan assets, end of year...................   $    76.8  $    78.2
                                                                                     ---------  ---------
                         Accumulated benefit obligation in excess of fair value
                         of plan assets...........................................   $   464.4  $   391.6
                         Unrecognized net gain (loss).............................       (96.6)       4.8
                         Prior service cost.......................................        29.0       19.0
                                                                                     ---------  ---------
                         Accrued postretirement benefit costs.....................   $   396.8  $   415.4
                                                                                     ---------  ---------
                         Weighted average discount rate...........................        6.75%      7.50%
                         Expected return on plan assets...........................        7.00%      7.00%
                                                                                     ---------  ---------

The health care cost trend rate for the 2002 valuation decreased gradually from 9.0% for pre-65 and 11% for post-65 for 2003 to 5.0% by the year 2007 for pre-65 and 5.0% by the year 2009 for post-65. For the 2001 valuation, the rates decreased gradually from 7.0% for 2002 to 5.5% by the year 2005. This assumption reflects the Company's historical as well as expected future trend rates. In addition, trend assumption reflects factors specific to the Company's retiree medical plan, such as plan design, cost-sharing provisions, benefits covered, and the presence of subsidy caps. As a result of the Transaction (refer to Note
21), the Company retained the postretirement benefit obligation for all Company employees and existing retirees of former Aetna, except for a specific plan that was retained by former Aetna.

A one-percentage-point change (increase or decrease) in assumed health care cost trend rates would have the following effects:

                                                   (MILLIONS)                    INCREASE DECREASE
                                 --------------------------------------------    -------- --------
                                 Effect on total of service and interest cost
                                 components...................................    $   1.0  $  (.7)
                                 Effect on postretirement benefit obligation..       11.3   (10.0)
                                                                                  -------   -----

Incentive Savings Plans - Substantially all of the Company's employees are eligible to participate in a savings plan under which designated contributions, which may be invested in common stock of the Company or certain other investments, are matched by the Company. On January 1, 2002, the Company changed its match to 50% of the first 6% of eligible pay contributed to the plan. Effective January 2003, matching contributions by the Company are made in cash and invested according to each participant's investment elections. For the period August 2001 through December 2002, matching contributions by the Company were made in Aetna Common Stock instead of being contributed in cash. In addition, the plan provides for an annual performance-based contribution by the Company of up to 3% of eligible pay (up to a maximum of $6,000), provided the Company exceeds specified performance targets for the year. The performance-based contribution may be made in cash, stock, or a combination of both at the election of the Company. Based on the Company's results for 2002, a performance-based contribution of 3% of eligible pay (up to a maximum of $6,000) was contributed by the Company in February of 2003. Prior to January 1, 2002, the Company provided for a match of up to 100% on the first 5% of eligible pay contributed. The costs to the Company (allocated costs for 2000) associated with these plans, including the performance-based contribution for 2002, were $79 million, $65 million and $67 million for 2002, 2001 and 2000, respectively. The plan trustee held 5,383,324, 5,206,210 and 4,889,945 shares of the Company's common stock for plan participants at December 31, 2002, 2001 and 2000, respectively.

STOCK-BASED EMPLOYEE INCENTIVE PLANS

Stock-based Employee Incentive Plans - The Company's Stock-based Employee Incentive Plans (the "Plans") provide for stock option awards (see "Stock Options" below), deferred contingent common stock (see "Performance Units" below), restricted stock awards to employees and the ability for employees to purchase common stock at a discount. At December 31, 2002, 17,404,769 shares were available for grant under the Plans.

Stock Options - Executive, middle management and nonmanagement employees may be granted options to purchase common stock of the Company at or above the market price on the date of grant. Options generally become 100% vested three years after the grant is made, with one-third of the options vesting each year. From time to time, the Company has issued options with different vesting provisions. Vested options may be exercised at any time during the 10 years after grant, except in certain circumstances, generally related to employment termination or retirement. At the end of the 10-year period, any unexercised options expire.

Prior to December 13, 2000, the Company's employees participated in former Aetna's stock option plan. Since the Company is the successor of former Aetna for accounting purposes, the following table reflects stock option transactions of former Aetna for periods prior to December 13, 2000 and for the Company subsequent to that date.

                                                      2002                         2001                             2000
                                            ---------------------          ---------------------           ---------------------
                                                        WEIGHTED                         WEIGHTED                        WEIGHTED
                                                         AVERAGE                         AVERAGE                         AVERAGE
                                              NUMBER     EXERCISE             NUMBER     EXERCISE            NUMBER      EXERCISE
                                             OF SHARES   PRICE              OF SHARES    PRICE              OF SHARES    PRICE
                                             ----------  --------           -----------  --------          ----------    ---------
   Outstanding, beginning of year            32,256,675  $ 30.72             31,709,870  $ 30.42           15,581,995    $ 68.30
   Granted......................              5,280,044  $ 36.28              5,299,825  $ 28.21            5,425,592    $ 44.32
   Exercised....................             (8,393,059) $ 27.82             (3,558,748) $ 22.90             (619,027)   $ 44.04
   Expired or forfeited.........              (865,709)  $ 31.77             (1,194,272) $ 34.91           (1,526,884)   $ 59.48
                                              --------   -------             ----------  -------             ----------  -------
   Outstanding at December 13,                                                                              18,861,676   $ 63.20
   2000.........................
   Settlement of stock options
   held                                                                                                     (3,207,604)       --
   by employees of sold
   businesses...................
   Conversion to Company stock                                                                              16,824,872        --
   options......................
   Granted......................                                                                              207,744    $ 35.01
   Exercised....................                                                                             (948,000)   $ 23.15
   Expired or forfeited.........                                                                              (28,818)   $ 24.32
                                              --------   -------              --------   -------             --------    -------
   Outstanding, end of year.....              28,277,951 $ 32.55              32,256,675 $ 30.72             31,709,870  $ 30.42
                                              ========== =======              ========== =======             ==========  =======
   Options exercisable, end of                20,535,382 $ 32.21              26,126,828 $ 31.23             30,352,471  $ 30.42
                                              ========== =======              ========== =======             ==========  =======
   year.........................

As a result of the Transaction, the former Aetna stock options held by employees of the Company and existing retirees of former Aetna were converted into options to purchase shares of the Company with adjustments made to both the number of options and the exercise prices to maintain the intrinsic in- or out-of-the-money value immediately before the spin-off. As a result of the change in control of former Aetna, substantially all prior stock option grants became fully vested during 2000. The in-the-money former Aetna stock options held by employees of the sold businesses were settled for cash while the out-of-the-money former Aetna stock options for such employees were cancelled.

The following is a summary of information regarding options outstanding and options exercisable at December 31, 2002:


                                                 OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                                        --------------------------------------------        ------------------------
                                                             WEIGHTED
                                                              AVERAGE       WEIGHTED                        WEIGHTED
                                                             REMAINING       AVERAGE                         AVERAGE
                 RANGE OF EXERCISE        NUMBER             CONTRACTUAL     EXERCISE         NUMBER         EXERCISE
                      PRICES             OUTSTANDING        LIFE (YEARS)       PRICE         EXERCISABLE     PRICE
                 -----------------     --------------       ------------    --------        ------------   ----------
                 $12.89 - $16.26               25,694            .7          $ 15.66              25,694    $ 15.66
                 $16.26 - $21.69            2,409,442           6.7          $ 19.70           2,409,442    $ 19.70
                 $21.69 - $27.11            9,083,021           6.8          $ 25.37           7,039,310    $ 25.05
                 $27.11 - $32.53            1,188,042           6.7          $ 29.46             801,629    $ 29.72
                 $32.53 - $37.95            7,818,072           6.9          $ 35.34           2,872,159    $ 34.65
                 $37.95 - $43.37            4,981,766           3.4          $ 41.68           4,843,000    $ 41.66
                 $43.37 - $48.79            2,487,100           5.5          $ 43.93           2,259,334    $ 43.51
                 $48.79 - $54.21              284,814           3.3          $ 53.16             284,814    $ 53.16
                                             --------           ---          -------            --------    -------
                                           28,277,951                                         20,535,382
                                           ==========                                         ==========

Performance Units - During 2002 and 2001, the Company granted performance stock units to certain executives as part of a long-term incentive program. The value of the performance stock units is equal to the Company's stock price, although the units are not actual shares of stock and do not pay dividends (but may be paid in shares of stock or cash, except as discussed below). The performance stock units granted in 2002 and 2001 were established with the ability to vest as early as December 31, 2003 and December 31, 2002, respectively, ("accelerated vesting") if the Company meets or exceeds performance goals set by the Board of Directors. If performance does not meet the accelerated vesting goal, the performance measurement period for these grants may be as long as four and one-half years from the grant date. The Board of Director's Committee on Compensation and Organization determines if the performance goals have been achieved and resets the performance goal each year, if it is not achieved in the prior year. The number of performance stock units that may vest at the end of the performance measurement period is dependent upon the degree to which the Company achieves the performance goals. The vesting may go as high as 200% of target for 2002 and 2001 grants, if operating earnings, as defined, are 25% above performance goals. If performance accelerated vesting is not obtained, 50% of the grant will vest, regardless of performance, at the end of the four and one-half year measurement period if the participant is actively employed by the Company on such date. Performance stock units which vest pursuant to time vesting (rather than solely performance vesting) will be payable solely in shares. The compensation expense related to time vested performance stock awards will be amortized over the vesting period. For the 50% of the performance stock units subject solely to performance goals, compensation expense is recognized over the vesting period based on the Company's stock price.

In 2002, the Company determined that accelerated vesting at 200% of target applied to grants made in 2001 as the Company exceeded performance goals set by the Board of Directors. Accordingly, the Company recognized all remaining compensation expense associated with these grants in 2002. Distributions to participants occurred after approval by the Board of Director's Committee on Compensation and Organization in the first quarter of 2003.

Incentive Units - Prior to December 13, 2000, the Company's executives participated in former Aetna's incentive unit plan. These incentive units were rights to receive common stock or an equivalent value in cash. Of the two cycles of former Aetna incentive unit grants outstanding during 2000, each cycle was due to vest at the end of a four-year vesting period (2000 and 2002), conditioned upon the employee's continued employment during that period and achievement of specified performance goals related to the total return to shareholders over the four-year measurement period. Incentive units could vest within a range from 0% to 175% at the end of the four-year period based on the attainment of these performance goals. Interim measurements of compensation expense were made at each reporting period based on the estimated periodic stock price and estimated forfeitures, over the four-year vesting period. Compensation expense was recognized over the four-year vesting period and no compensation expense was recognized at the date of grant. The incentive unit holders were not entitled to dividends during the vesting period. On December 13, 2000, as a result of the change in control of former Aetna (refer to Note 21), the cycle which ended on December 31, 2000 became fully vested while the cycle which would have ended on December 31, 2002 became vested on a pro-rated basis. These awards were paid in cash. As a result, there were no incentive units outstanding as of December 31, 2000.

The Company's (former Aetna prior to December 13, 2000) performance and incentive unit transactions are as follows:


                                                                   NUMBER OF INCENTIVE UNITS
                                                             ------------------------------------------
                                                               2002             2001              2000
                                                             --------        --------         ---------
                            Outstanding, beginning
                                    of year                   442,325              --           708,275
                            Granted...............            531,140         444,250            16,800
                            Vested................           (482,665)             --          (382,834)
                            Expired or forfeited..            (24,400)         (1,925)         (342,241)
                                                             --------          ------          --------
                            Outstanding, end of               466,400          442,325               --
                                                             ========          =======         ========
                            year..................

The weighted-average grant date fair values for incentive units granted in 2002, 2001 and 2000 were $46.48, $26.55 and $56.01, respectively.

The costs to the Company associated with the Company's (former Aetna, prior to December 13, 2000) performance and incentive units for 2002, 2001 and 2000 were $39 million, $2 million and $9 million, respectively.

Employee Stock Purchase Plan - The Company's shareholders approved the Aetna Inc. Employee Stock Purchase Plan (the "ESPP") at the Company's Annual Meeting on April 26, 2002. Under the ESPP, 6.5 million of the Company's common shares are authorized for purchase by eligible employees in accordance with the ESPP's provisions. All employees of the Company are eligible to participate in the ESPP if employed immediately prior to the first day of the offering period. Employees may contribute a percentage of their base salary through payroll deductions. Contributions are accumulated for a six-month period and used to purchase stock at the end of the offering period (the "Purchase Date"). On the Purchase Date, stock is purchased for all participating employees based on the contributions accumulated (subject to a $25,000 annual limit per employee). The purchase price of the stock is based on a discounted percentage (such discount may not exceed 15%) of the lesser of the stock price at the beginning or the end of the offering period. The first six-month accumulation period commenced July 5, 2002 and ended December 20, 2002. The purchase price for this offering was at a 10% discount from the lesser of the stock's fair market value on July 5, 2002 or December 20, 2002. For the period ended December 31, 2002, approximately 136,000 shares of common stock were purchased under the ESPP at the purchase price of $36.85 per share. On January 3, 2003, the second six-month accumulation period commenced. This accumulation period ends on June 20, 2003 and the purchase price for this offering is at a 10% discount from the lesser of the stock's fair market value on January 3, 2003 or June 20, 2003.

15.  Debt

The carrying value of long-term debt at December 31, was as follows:


                                                  (MILLIONS)                  2002        2001
                                    ------------------------------------- ----------- -----------
                                    Long-term debt:
                                       Senior notes, 7.375% due 2006....  $     449.1 $     448.8
                                       Senior notes, 7.875% due 2011....        446.9       446.6
                                       Senior notes, 8.50% due 2041.....        737.2       695.9
                                                                          ----------- -----------
                                    Total...............................  $   1,633.2 $   1,591.3
                                                                          =========== ===========

On February 14, 2001, the Company filed a shelf registration statement with the Securities and Exchange Commission to sell debt securities, from time to time, up to a total of $2 billion, with the amount, price and terms to be determined at the time of the sale. On March 2, 2001, the Company issued $900 million of senior notes under this shelf registration statement consisting of $450 million of 7.375% senior notes due in 2006 and $450 million of 7.875% senior notes due in 2011. On June 18, 2001, the Company issued, under this shelf registration statement, an additional $700 million of 8.5% senior notes due in 2041 (Refer to Note 8 for information on the Company's interest rate swap agreements and effective interest rate for 2002 relating to these senior notes). Net proceeds from these issuances totaled approximately $1.6 billion and were used to reduce outstanding commercial paper borrowings.

During 2002, the maximum amount of domestic short-term borrowings outstanding was $145 million. The Company's short-term borrowings consist of a commercial paper program that relies on backup revolving credit facilities, which together provide for an aggregate borrowing capacity of $800 million. The Company's credit facilities consist of a $300 million credit facility which terminates in November 2003 and a $500 million credit facility which terminates in November 2005. Various interest rate options are available under these facilities. Any revolving borrowings mature on the termination date of the applicable credit facility, however the Company may convert any amounts outstanding under the $300 million facility when it terminates into a term loan that matures in November 2004 upon the satisfaction of certain conditions. The Company pays facility fees on each facility ranging from .1% to .5% per annum, depending upon its long-term senior unsecured debt rating. The facility fee at December 31, 2002 is at an annual rate of .18% for the credit facility terminating in 2003 and .23% for the credit facility terminating in 2005. There were no borrowings under these facilities as of December 31, 2002.

Under the terms of its revolving credit facilities, the Company is required to maintain a minimum level of shareholders' equity, excluding net unrealized capital gains and losses, as of each fiscal quarter end. The required minimum level is increased by 50% of the Company's consolidated net income each quarter beginning with the quarter ending March 31, 2003, and is decreased by up to $150 million for certain non-recurring after-tax charges ("excluded charges"). At December 31, 2002, the Company met its required minimum level of approximately $5 billion. The Company is also required to maintain its ratio of total debt to consolidated earnings as of each fiscal quarter end at or below 3.0. For this purpose, consolidated earnings equals, for the period of four consecutive quarters, net income plus interest expense, income tax expense, depreciation expense, amortization expense, certain excluded charges, the goodwill impairment resulting from the adoption of FAS No. 142 and any extraordinary gains or losses. The Company met this requirement at December 31, 2002.

Total interest paid by the Company was $119 million, $118 million and $333 million in 2002, 2001 and 2000, respectively.

16.  Capital Stock

On October 25, 2002, the Company's Board of Directors ("the Board") voted to terminate the Company's shareholder rights plan. The plan was terminated by changing its 2010 expiration date to October 31, 2002, although the Board retained the right to adopt a new plan at a future date in the event of changed circumstances.

On September 27, 2002, the Board declared an annual cash dividend of $.04 per common share to shareholders of record at the close of business on November 15, 2002. The dividend was paid on November 29, 2002.

In addition to the capital stock disclosed on the Consolidated Balance Sheets, Aetna has authorized 7,625,000 shares of Class A voting preferred stock, $.01 par value per share. There are also 61,222,228 undesignated shares that the Board has the power to divide into such classes and series, with such voting rights, designations, preferences, limitations and special rights as the Board determines. At December 31, 2002, 39,799,877 common shares of Aetna were reserved for issuance under its stock option plans and 8,542,369 common shares were reserved for issuance under its incentive savings plan.

In December 2000, the Board had authorized the repurchase of up to 5 million shares of common stock (not to exceed an aggregate purchase price of $200 million). The Company repurchased 2.6 million shares of common stock at a cost of approximately $96 million during the first quarter of 2001 pursuant to this authorization, and then suspended repurchases until April 2002. In April 2002, the Company re-initiated share repurchases pursuant to this authorization, and during the second quarter of 2002, the Company repurchased approximately 2.1 million shares of common stock at a cost of approximately $104 million, completing this share repurchase program. On June 28, 2002, the Board authorized a new share repurchase program for the repurchase of up to 5 million shares of common stock (not to exceed an aggregate purchase price of $250 million). During the remainder of 2002, the Company repurchased approximately 1.5 million shares of common stock at a cost of approximately $61 million under this new share repurchase program.

On January 25, 2002, the Board authorized the issuance of approximately 7.5 million of the Company's common shares to eligible employees in accordance with the 2002 Stock Incentive Plan. On January 25, 2002, the Board of Directors' Committee on Compensation and Organization approved a grant of approximately 5 million stock options to purchase common shares of the Company at $35.78 per share. During 2002, the Company issued approximately 9.3 million shares of common stock for benefit plans (approximately 8.4 million shares related to stock option exercises).

17.  Dividend Restrictions and Shareholders' Equity

The Company's business operations are conducted through subsidiaries that principally consist of HMOs and insurance companies. In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies are subject to further state regulations that, among other things, may require such companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to their parent corporations. These regulations generally are not directly applicable to Aetna, as a holding company, since it is not an HMO or insurance company. The additional regulations applicable to Aetna's HMO and insurance company subsidiaries are not expected to affect Aetna's ability to service its debt or to pay dividends or the ability of any of Aetna's subsidiaries to service its debt or other financing obligations, if any.

Under regulatory requirements, the amount of dividends that may be paid during 2003 to Aetna by its domestic insurance and HMO subsidiaries without prior approval by state regulatory authorities as calculated at December 31, 2002 is approximately $505 million in the aggregate. There are no such restrictions on distributions from Aetna to its shareholders.

The combined statutory net income for the years ended and statutory surplus as of December 31 for the domestic insurance and HMO subsidiaries of the Company, reflecting intercompany eliminations, were as follows:


                                            (MILLIONS)            2002       2001       2000
                                     -----------------------  -----------   --------   --------
                                     Statutory net income...  $     689.2   $   20.9   $  382.3
                                     Statutory surplus......      3,606.7    3,598.6    3,371.3
                                                              -----------   --------   --------

Effective January 1, 2001, the Company's insurance and HMO subsidiaries were required to prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners' (the "NAIC") Statements of Statutory Accounting Principles ("Codification"), subject to the adoption of Codification by their respective domicilary states.

As of December 31, 2002, the Company does not have state prescribed or permitted statutory accounting practices which would result in reported statutory surplus being materially different from the statutory surplus that would have been reported had Codification been followed.

18.  Reinsurance

The Company utilizes reinsurance agreements primarily to reduce its exposure to large losses in certain aspects of its insurance business. These reinsurance agreements permit recovery of a portion of losses from reinsurers, although they do not discharge the Company's primary liability as direct insurer of the risks reinsured. Failure of reinsurers to indemnify the Company could result in losses, however, management does not expect charges for unrecoverable reinsurance to have a material effect on the Company's results of operations or financial position. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of its reinsurers. As of December 31, 2002, reinsurance recoverables consisted primarily of amounts due from third parties that maintain independent agency ratings that are consistent with those companies that are considered to have a strong ability to meet their obligations.

Earned premiums for the years ended December 31 were as follows:


                                                                                                  PERCENTAGE
                                                               CEDED TO     ASSUMED                OF AMOUNT
                                                     DIRECT      OTHER    FROM OTHER    NET         ASSUMED
                               (MILLIONS)            AMOUNT    COMPANIES   COMPANIES  AMOUNT        TO NET
                      ---------------------------  -----------  --------  ----------  ------      ----------
                      2002 (1)
                      Accident and Health
                      Insurance                    $  11,876.5  $    --   $     3.6 $  11,880.1       --
                      -- HMO (2).................
                      Accident and Health
                      Insurance                        3,482.3     28.8        67.0     3,520.5       1.9%
                      -- Other (3)...............
                      Life Insurance.............      1,318.7     68.7        62.1     1,312.1       4.7%
                                                   -----------  -------   --------- -----------     -----
                         Total premiums..........  $  16,677.5  $  97.5   $   132.7 $  16,712.7        .8%
                                                   ===========  =======   ========= ===========     =====
                      2001 (1)
                      Accident and Health
                      Insurance                    $  16,210.6  $    --   $   276.1 $  16,486.7       1.7%
                      -- HMO (2).................
                      Accident and Health
                      Insurance                        3,121.3     43.7       702.6     3,780.2      18.6%
                      -- Other (3)...............
                      Life Insurance.............      1,547.6     98.9        56.4     1,505.1       3.7%
                                                   -----------  -------   --------- -----------     -----
                         Total premiums..........  $  20,879.5  $ 142.6   $ 1,035.1 $  21,772.0       4.8%
                                                   ===========  =======   ========= ===========     =====
                      2000 (1)
                      Accident and Health
                      Insurance                    $  17,041.0  $    --   $ 1,373.3 $  18,414.3       7.5%
                      -- HMO (2).................
                      Accident and Health
                      Insurance                        2,657.9     38.7       994.4     3,613.6      27.5%
                      -- Other (3)...............
                      Life Insurance.............      1,195.5     61.4        52.9     1,187.0       4.5%
                                                   -----------  -------   --------- -----------      -----
                         Total premiums..........  $  20,894.4  $ 100.1   $ 2,420.6 $  23,214.9      10.4%
                                                   ===========  =======   ========= ===========     =====

(1) Excludes intercompany transactions.

(2) Includes Commercial HMO (includes premiums related to POS members who access primary care physicians and referred care through an HMO network), Medicare HMO and Medicaid HMO Business. Earned premiums assumed from other companies includes Commercial HMO premiums of $3.6 million, $276.1 million and $847.3 million in 2002, 2001 and 2000, respectively assumed from PHC pursuant to the Coinsurance Agreement discussed below and $526 million in 2000 of Medicare premium assumed from Health Care Services Corporation related to the NYLCare Texas transaction.

(3) Includes all other Medical, Dental and Group Insurance products offered by the Company. Earned premiums assumed from other companies includes $33.8 million, $676.8 million and $975.1 million of premium assumed from PHC pursuant to the Coinsurance Agreement discussed below in 2002, 2001 and 2000, respectively.

Prior to the Company's acquisition of PHC, certain of PHC's medical and dental contracts were underwritten directly by Prudential and HMO contracts were underwritten by Prudential's HMO legal entities. The Company acquired Prudential's HMO legal entities, but did not acquire Prudential, the legal entity that wrote certain of PHC's medical and dental business. Concurrent with the acquisition, ALIC entered into a reinsurance agreement (in the form of a coinsurance agreement) in order to assume the business underwritten by Prudential (the "Coinsured Business"). In order to provide for an orderly transition of the Coinsured Business to products underwritten by legal entities of the Company, the terms of the coinsurance agreement permitted the Company to renew such business in Prudential's name until August 2001.

Effective November 1, 1999, the Company reinsured certain policyholder liabilities and obligations related to paid-up group life insurance. Effective October 1, 1998, the Company reinsured certain policyholder liabilities and obligations related to individual life insurance (in conjunction with former Aetna's sale of this business). These transactions were in the form of indemnity reinsurance arrangements, whereby the assuming companies contractually assumed certain policyholder liabilities and obligations, although the Company remains directly obligated to policyholders. The liability related to the Company's obligation is recorded in future policy benefits. Assets related to and supporting these policies were transferred to the assuming companies and the Company recorded a reinsurance recoverable. Reinsurance recoverables related to these obligations were approximately $1.1 billion and approximately $1.2 billion at December 31, 2002 and 2001, respectively.

There is not a material difference between premiums on a written basis versus an earned basis. Reinsurance recoveries were approximately $120 million, $154 million and $134 million in 2002, 2001 and 2000, respectively. At December 31, 2002, reinsurance recoverables with a carrying value of approximately $1.1 billion were associated with three reinsurers.

19.  Segment Information

Summarized financial information for the Company's principal operations was as follows:


                                                           GROUP         LARGE CASE    CORPORATE     DISCONTINUED      TOTAL
    2002 (MILLIONS)                       HEALTH CARE     INSURANCE      PENSIONS        INTEREST     OPERATIONS      COMPANY
---------------------------------        ------------    ----------     -----------     ----------    ----------    -----------
Revenues from external customers(1)      $  16,858.3     $  1,497.4     $     238.0     $       --     $    --      $  18,593.7
Net investment income .............            295.7          269.5           685.5             --          --          1,250.7
                                         -----------     ----------     -----------     -----------    --------     -----------
Total revenue excluding realized
capital gains (losses) ............      $  17,154.0     $  1,766.9     $     923.5     $       --     $    --      $  19,844.4
                                         ===========     ==========     ===========     ==========     =======      ===========
Interest expense ..................      $        --     $       --     $        --     $    119.5     $    --      $     119.5
                                         -----------     ----------     -----------     -----------    --------     -----------
Amortization of other intangible
assets ............................      $     130.8     $       --     $        --     $       --     $    --      $     130.8
                                         -----------     ----------     -----------     -----------    --------     -----------
Income taxes (benefits) ...........      $     119.5     $     57.6     $      16.3     $    (41.8)    $    --      $     151.6

Operating earnings (losses) from
continuing operations (2) .........      $     361.6     $    142.2     $         2     $    ($7.7)    $    --      $     450.3
Other items (3) ...................            (81.6)          (3.2)            5.4             --          --            (79.4)
Realized capital gains (losses),
net of tax ........................             36.4          (14.0)            (.1)            --          --             22.3
                                         -----------     ----------     -----------     -----------    --------     -----------
Income (loss) from continuing
operations ........................            316.4          125.0            29.5          (77.7)         --            393.2
Discontinued operations, net of
tax(4)                                            --             --              --             --        50.0             50.0
                                         -----------     ----------     -----------     -----------    --------     -----------
Cumulative effect adjustment, net
of tax ............................         (2,965.7)            --              --             --          --         (2,965.7)

Net income (loss) .................      $  (2,649.3)    $      125     $      29.5     $    (77.7)    $    50      $  (2,522.5)
                                         ===========     ==========     ===========     ==========     =======      ===========
Segment assets (5) ................      $  13,805.6     $  5,409.0     $  20,832.9     $       --     $    --      $  40,047.5
                                         -----------     ----------     -----------     -----------    --------     -----------
Expenditures for long-lived assets       $      39.6     $       --     $       2.9     $       --     $    --      $      42.5
                                         -----------     ----------     -----------     -----------    --------     -----------

(1) Revenues from external customers include revenues earned from one major customer (the federal government, primarily CMS) amounting to 9.4% of total revenue from external customers.

(2)  Operating earnings (loss) from continuing operations is comprised of income
     (loss) from continuing operations excluding net realized capital gains or losses, any other items and the cumulative effect adjustment. While operating earnings is the measure of profit or loss used by the Company's management when assessing performance or making operating decisions, it does not replace net income (loss) as a measure of profitability.

(3) The following other items were excluded from operating earnings (losses) from continuing operations: a $19.8 million income tax benefit resulting from the release of state income tax related reserves in connection with the favorable conclusion of several state tax audits in the Health Care segment, severance and facilities charges of $104.6 million after tax consisting of $101.4 million after tax in the Health Care segment and $3.2 million after tax in the Group Insurance segment and $5.4 million after tax from reductions of the reserve for anticipated future losses on discontinued products in the Large Case Pensions segment.


(4) As discussed in more detail in Note 21, the Company released $50.0 million of federal income tax reserves resulting from the resolution of several Internal Revenue Service audit issues during the first quarter of 2002 that related to the property and casualty insurance business of one of Aetna's predecessors, which was sold in 1996.

(5) Large Case Pensions assets include $5.4 billion attributable to discontinued products.


                                                            GROUP        LARGE CASE       CORPORATE    DISCONTINUED    TOTAL
2001 (MILLIONS)                          HEALTH CARE      INSURANCE        PENSIONS       INTEREST     OPERATIONS      COMPANY
---------------                          -----------      ---------      ------------     ----------   ----------- -------------
Revenues from external customers (1)...  $  21,793.9      $  1,414.9      $     474.3            $--        $--    $  23,683.1
Net investment income..................        373.9           286.0            751.7             --         --        1,411.6
                                         -----------      ----------      -----------        -------      -----    -----------
Total revenue excluding realized
capital gains                            $  22,167.8      $  1,700.9      $   1,226.0            $--        $--    $  25,094.7
                                         ===========      ==========      ===========        =======      =====    ===========
(losses)...............................
Interest expense.......................  $       --       $      --       $       --          $142.8        $--    $     142.8
                                         -----------      ----------      -----------        -------      -----    -----------
Amortization of goodwill and other
intangible                               $     416.6      $      --       $       --             $--        $--    $     416.6
                                         -----------      ----------      -----------        -------      -----    -----------
assets.................................
Income taxes (benefits)................  $    (157.3)     $     71.2      $      48.9        $(50.0)        $--    $     (87.2)
                                         -----------      ----------      -----------        -------      -----    -----------
Operating earnings (losses) from
continuing                               $    (365.3)     $    160.1      $      31.6        $(92.8)        $--    $    (266.4)
operations (2).........................
Other items (3)........................       (151.1)           (9.0)            61.4             --         --          (98.7)
Realized capital gains (losses), net of         77.4              .3             (4.1)            --         --           73.6
                                         ===========      ==========      ===========        =======      =====    ===========
tax....................................
Income (loss) from continuing operations      (439.0)          151.4             88.9         (92.8)         --         (291.5)
Discontinued operations, net of tax:
   Reduction of the....................          --              --               --              --       11.4           11.4
      reserve for sale and
      spin-off related
      costs (4)
Cumulative effect adjustment, net of tax          .5             --               --              --         --             .5
                                         -----------      ----------      -----------        -------      -----    -----------
Net income (loss)......................  $    (438.5)     $    151.4      $      88.9        $(92.8)      $11.4    $    (279.6)
                                         ===========      ==========      ===========        =======      =====    ===========
Segment assets (5).....................  $  16,593.4      $  4,683.5      $  21,919.8            $--        $--    $  43,196.7
                                         -----------      ----------      -----------        -------      -----    -----------
Expenditures for long-lived assets.....  $      29.1      $      --       $      33.7            $--        $--    $      62.8
                                         -----------      ----------      -----------        -------      -----    -----------


(1) Revenues from external customers include revenues earned from one major customer (the federal government, primarily CMS) amounting to 12.6% of total revenue from external customers.

(2)  Operating earnings (loss) from continuing operations is comprised of income
     (loss) from continuing operations excluding net realized capital gains or losses, any other items and the cumulative effect adjustment. While operating earnings is the measure of profit or loss used by the Company's management when assessing performance or making operating decisions, it does not replace net income (loss) as a measure of profitability.

(3) The following other items were excluded from operating earnings (losses) from continuing operations: a $125.1 million after-tax severance and facilities charge, $26.0 million after-tax charge for unfavorable reserve developments related to exited Medicare markets in the Health Care segment, an after-tax charge of $9.0 million for events of September 11, 2001 in the Group Insurance segment; and a $61.4 million after-tax benefit from reductions of the reserve for anticipated future losses on discontinued products in the Large Case Pensions segment.

(4) In connection with the Transaction, as more fully described in Note 21, the Company recorded a reserve of approximately $174 million for net costs associated with this transaction. In the fourth quarter of 2001, the Company reduced the reserve for such costs by approximately $11 million.

(5) Large Case Pensions assets include $5.6 billion attributable to discontinued products.


                                                           GROUP        LARGE CASE    CORPORATE  DISCONTINUED   TOTAL
2000 (MILLIONS)                         HEALTH CARE      INSURANCE       PENSIONS     INTEREST    OPERATIONS   COMPANY
---------------                        ------------     ----------     -----------    ---------  ----------- -----------
Revenues from external customers (1).. $  23,694.9      $  1,367.0     $     165.5          $--         $--  $  25,227.4
Net investment income.................       428.5           300.9           902.2           --          --      1,631.6
                                       -----------      ----------     -----------     --------      ------  -----------
Total revenue excluding realized
capital                                $  24,123.4      $  1,667.9     $   1,067.7          $--         $--     26,859.0
                                       ===========      ==========     ===========     ========      ======  ===========
gains (losses)........................
Interest expense...................... $       --       $      --      $       --        $248.2         $--  $     248.2
                                       -----------      ----------     -----------     --------      ------  -----------
Amortization of goodwill and other
intangible assets..................... $     435.6      $      --      $       --           $--         $--  $     435.6
                                       -----------      ----------     -----------     --------      ------  -----------
Income taxes (benefits)............... $        .4      $     82.6     $      92.3      $(86.9)         $--  $      88.4
                                       -----------      ----------     -----------     --------      ------  -----------
Operating earnings (losses) from
continuing                             $      95.5      $    193.4     $      66.0     $(161.3)         $--  $     193.6
operations (2)........................
Other items (3).......................      (401.4)            (.3)           94.9           --          --       (306.8)
Realized capital gains (losses), net          13.1           (31.8)            4.5           --          --        (14.2)
                                       -----------      ----------     -----------     --------      ------  -----------
of tax................................
Income (loss) from continuing               (292.8)          161.3           165.4      (161.3)          --       (127.4)
operations............................
Discontinued operations, net of tax:
   Income from........................         --              --              --            --       428.5        428.5
   operations
   Sale and spin-off..................         --              --              --            --     (174.0)       (174.0)
   related costs
                                       -----------      ----------     -----------     --------      ------  -----------
Net income (loss)..................... $    (292.8)     $    161.3     $     165.4     $(161.3)      $254.5  $     127.1
                                       ===========      ==========     ===========     ========      ======  ===========
Segment assets (4).................... $  17,114.9      $  4,788.5     $  25,769.6          $--         $--  $  47,673.0
                                       -----------      ----------     -----------     --------      ------  -----------
Expenditures for long-lived assets.... $      34.8      $      --      $      82.8          $--         $--  $     117.6
                                       -----------      ----------     -----------     --------      ------  -----------

(1) Revenues from external customers include revenues earned from one major customer (the federal government, primarily CMS) amounting to 20.3% of total revenue from external customers.

(2)  Operating earnings (loss) from continuing operations is comprised of income
     (loss) from continuing operations excluding net realized capital gains or losses and any other items. While operating earnings is the measure of profit or loss used by the Company's management when assessing performance or making operating decisions, it does not replace net income (loss) as a measure of profitability.

(3) The following other items were excluded from operating earnings (losses) from continuing operations: an after-tax charge of $238.3 million from the write-off of goodwill, a $92.6 million after-tax severance and facilities charge, a $14.6 million after-tax charge related to the New Jersey insolvency assessment, a $5.2 million after-tax charge related to a shareholder litigation settlement agreement and an after-tax charge of $50.7 million, primarily change-in-control related costs, in the Health Care segment; an after-tax charge of $.3 million for change-in-control related costs in the Group Insurance segment; and a $94.9 million after-tax benefit from reductions of the reserve for anticipated future losses on discontinued products in the Large Case Pensions segment.

(4) Large Case Pensions assets include $5.8 billion attributable to discontinued products.

Revenues from external customers (all within the United States) by product were as follows:


                                          (MILLIONS)                2002        2001         2000
                               -------------------------------  ------------  ----------   ----------
                               Health risk...................   $   15,039.4  $ 19,972.5   $ 21,756.2
                               Health ASC....................        1,818.9     1,821.4      1,938.7
                               Group life....................        1,097.0     1,056.1      1,050.4
                               Group disability..............          336.0       299.7        272.1
                               Group long-term care..........           64.4        59.1         44.5
                               Large case pensions...........          238.0       474.3        165.5
                                                                ------------  ----------   ----------
                               Total revenue from external
                               customers.....................   $   18,593.7  $ 23,683.1   $ 25,227.4
                                                                ============  ==========   ==========

Long-lived assets, all within the United States, were $245 million and $327 million at December 31, 2002 and 2001, respectively.

20.  Commitments and Contingent Liabilities

The Company has entered into operating leases for office space and certain computer and other equipment. Rental expenses for these items were $168 million, $217 million and $273 million for 2002, 2001 and 2000, respectively. The future net minimum payments under noncancelable leases for 2003 through 2007 are estimated to be $182 million, $148 million, $112 million, $82 million and $68 million, respectively.

The Company also has funding obligations relating to equity limited partnership investments and commercial mortgage loans. The funding requirements for equity limited partnership investments for 2003 through 2007 are estimated to be $152 million, $51 million, $32 million, $30 million and $14 million, respectively. The funding requirements for commercial mortgage loans for 2003 are estimated to be $44 million. At December 31, 2002, the Company was not obligated to fund any commercial loans beyond 2003.

As discussed in Aetna Inc.'s 2002 Annual Report on Form 10-K, the Company has been able to earn contingent consideration under a long-term strategic provider relationship with Magellan Health Services Inc. ("Magellan"), the purchaser of HAI. The Company recognized the final installment of this contingent consideration under this agreement of approximately $60 million pretax during the second quarter of 2002. This amount was due in February 2003 but was not paid, and Magellan announced that it is experiencing financial difficulties. Based on the Company's discussions with Magellan regarding their plans to address these issues, the Company currently believes it will ultimately recover the full amount due.

GUARANTEES

The Company has the following guarantee arrangements as of December 31, 2002.

Mortgage-Backed Securities Obligation - In June of 1992, the Company securitized 98 apartment mortgage loans totaling $325 million into 21 FNMA ("Fannie Mae") mortgage-backed securities ("MBS"). The Company subsequently sold those MBSs for cash. Fannie Mae required that the Company continue to retain a portion of the risk of default of the underlying loans, and therefore the Company guaranteed the first $59 million of such losses. As of December 31, 2002, $50 million of the original mortgage loans were outstanding. Therefore, the maximum exposure the Company had on its guarantee to Fannie Mae for loans default, as of December 31, 2002 was $50 million. The Company has no recourse for this guarantee.

Operating Lease Residual Value Guarantee - The Company has a leasing program with an independent third party grantor trust primarily for the lease of a corporate aircraft and certain office furniture. The total value of the assets under lease as of December 31, 2002 was $54 million. Under current accounting guidance, this arrangement is an operating lease, and therefore the related assets and liabilities are not recorded on the Company's Consolidated Balance Sheet. However, under the guidance of FIN 46 (see Note 2 for a discussion of new accounting standards) the Company will consolidate this VIE beginning with its third quarter 2003 interim financial statements. The Company may terminate the lease program at any time by purchasing the assets at cost or dissolving the grantor trust through liquidation. If the assets were sold to a third party at less than the cost to the grantor trust, the Company's maximum exposure under a residual value guarantee was approximately $48 million as of December 31, 2002.

ASC Claim Funding Accounts - The Company has arrangements with certain banks for the processing of claim payments for its ASC customers. The banks maintain accounts to fund ASC customer's claims. The customer is responsible to fund the amount paid by the bank each day. In these arrangements, the Company guarantees that the banks will not sustain losses if the responsible ASC customer does not properly fund their account. The aggregate maximum exposure under these arrangements is $258 million. The Company could limit its exposure to this guarantee by suspending the payment of claims for ASC customers that have not adequately funded the amount paid by the bank.

Indemnification Agreements - In connection with certain acquisitions and dispositions of assets and/or businesses (e.g., the Transaction), the Company has incurred certain customary indemnification obligations to the applicable seller or purchaser, respectively. In general, the Company has agreed to indemnify the other party for certain losses relating to the assets or business that the Company purchased or sold. Certain portions of the Company's indemnification obligations are capped at the applicable purchase price, while other arrangements are not subject to such a limit. As of December 31, 2002, the Company believes it has established reserves and/or obtained insurance sufficient to cover such potential losses. Refer to Notes 13 and 21 for more information and the Company's indemnification obligations related to the Transaction.

Intercompany Obligations - The Company has guaranteed certain of the obligations of certain of its HMO and dental maintenance organizations ("DMO") subsidiaries. For certain HMOs and DMOs, Aetna guarantees the payment of substantially all the legal entities' expenses and claims in the event of that legal entity's insolvency. The Company's maximum exposure under these arrangements is the payment of such expense and claim obligations of the applicable legal entities, which totaled approximately $800 million as of December 31, 2002. These obligations are reflected on the applicable legal entity's balance sheets and are included in the Consolidated Balance Sheet. Aetna also has agreed to maintain the capital of certain HMOs at or above the minimum level required by law. The aggregate of all such minimum capital requirements at December 31, 2002 was $11 million; however, the capital of each of these HMOs exceeded the required level at December 31, 2002. There are no recourse provisions to offset payments made under either of these types of arrangements.

GUARANTY FUND ASSESSMENTS, MARKET STABILIZATION AND OTHER NON-VOLUNTARY RISK SHARING POOLS

Under guaranty fund laws existing in all states, insurers doing business in those states can be assessed (up to prescribed limits) for certain obligations of insolvent insurance companies to policyholders and claimants. Assessments generally are based on a formula relating to the Company's premiums in the state compared to the premiums of other insurers. While we historically have recovered more than half of guaranty fund assessments through statutorily permitted premium tax offsets, significant increases in assessments could jeopardize future recovery of these assessments. Some states have similar laws relating to HMOs. HMOs in certain states in which the Company does business are subject to assessments, including market stabilization and other risk sharing pools for which the Company is assessed charges based on incurred claims, demographic membership mix and other factors. The Company establishes liabilities for these assessments based on applicable laws and regulations. In certain states, the ultimate assessments to be paid by the Company are dependent upon the Company's experience relative to other entities subject to the assessment and the ultimate liability is not known at the balance sheet date. While the ultimate amount of the assessment is dependent upon the experience of all pool participants, the Company has adequate reserves to cover such assessments. There were no material charges to earnings for guaranty fund and other assessments during 2002 or 2001.

LITIGATION

Managed Care Class Action Litigation Since 1999, the Company has been involved in purported class action lawsuits that are part of a wave of similar actions targeting the health care payor industry and, in particular, the conduct of business by managed care companies (the "Managed Care Class Action Litigation").

The Judicial Panel on Multi-district Litigation has transferred all of the federal actions, including several actions originally filed in state courts, to the United States District Court for the Southern District of Florida (the "Florida Federal Court") for consolidated pretrial proceedings. The Florida Federal Court has divided these cases into two tracks - one for cases brought on behalf of subscribers (collectively, the "Subscriber Cases") and the other for cases brought on behalf of health care providers (collectively, the "Provider Cases").

Twelve Subscriber Cases currently are pending in the Florida Federal Court. The Subscriber Cases seek various forms of relief, including unspecified damages, treble damages, injunctive relief and restitutionary relief for unjust enrichment, for alleged violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO") and the Employee Retirement Income Security Act of 1974 ("ERISA"), and seek similar relief under common law theories and/or state unfair trade statutes. Each of former Aetna, the Company (including certain health maintenance organizations that Aetna acquired from Prudential) and Richard L. Huber (the former chairman of former Aetna) are named as defendants in one or more of the Subscriber Cases. The Subscriber Case complaints allege generally that defendants failed to adequately inform members about defendants' managed care practices, including capitated payments to providers and utilization management practices. Certain Subscriber Cases also contain charges relating to the disclosure and determination of usual, customary and reasonable charges for claims and related claims payment practices.

On September 26, 2002, the Florida Federal Court denied the plaintiffs' motion to certify a class for the Subscriber Cases. Merits discovery on the Subscriber Cases commenced in September 2002, and the Florida Federal Court has scheduled trial for the Subscriber Cases commencing September 22, 2003. The Company intends to continue to defend the Subscriber Cases vigorously.

Eleven Provider Cases currently are pending in the Florida Federal Court, and a similar action is pending in Louisiana state court. The Provider Cases allege generally that the Company and each of the other defendant managed care organizations employ coercive economic power to force physicians to enter into economically unfavorable contracts, impose unnecessary administrative burdens on providers and improperly deny claims in whole or in part, and that the defendants do not pay claims timely or do not pay claims at proper rates. The Provider Cases further charge that the Company and the other defendant managed care organizations conspired and aided and abetted one another in the alleged wrongdoing. In addition, a Provider Case brought on behalf of the American Dental Association alleges improper disclosure and determination of usual, customary and reasonable charges for dental claims and related claims payment practices. The Provider Cases allege violations of RICO, ERISA, state unfair trade statutes, state consumer fraud statutes, state laws regarding the timely payment of claims, and various common law doctrines. The Provider Cases seek various forms of relief, including unspecified damages, treble damages, punitive damages and injunctive relief.

The plaintiffs in the Provider Cases generally seek to represent purported nationwide classes and subclasses of physicians and other providers who currently or formerly provided services to members of the Company and/or Prudential. Certain Provider Cases also purport to bring class actions on behalf of physicians and/or other providers in a particular state, and plaintiffs in cases originally filed in state courts seek to have those cases remanded to state courts for separate trial. On September 26, 2002, the Florida Federal Court issued an order certifying a global RICO class and certain sub-classes in the matter it has designated as the lead Provider Case. That order is the subject of a pending appeal before the United States Court of Appeals for the Eleventh Circuit. Merits discovery on the Provider Cases commenced in September 2002, and the Florida Federal Court has scheduled the Provider Cases for trial commencing December 8, 2003. The Company intends to continue to defend vigorously the Provider Cases and similar state court actions.

In addition to the Subscriber and Provider Cases consolidated before the Florida Federal Court, a complaint was filed in the Superior Court of the State of California, County of San Diego (the "California Superior Court") on November 5, 1999 by Linda Ross and The Stephen Andrew Olsen Coalition for Patients Rights, purportedly on behalf of the general public of the State of California (the "Ross Complaint"). The Ross Complaint, as amended, seeks injunctive relief against former Aetna, Aetna, Aetna Health of California Inc. and additional unnamed "John Doe" defendants for alleged violations of California Business and Professions Code Sections 17200 and 17500. The Ross Complaint alleges that defendants are liable for alleged misrepresentations and omissions relating to advertising, marketing and member materials directed to the Company's HMO members and the general public and for alleged unfair practices relating to contracting of doctors. This action is in the discovery phase, and trial currently is scheduled to begin on December 5, 2003. Defendants intend to continue to defend this action vigorously.

Securities Class Action Litigation Laborers Tri-County Pension Fund, Goldplate Investment Partners Ltd. and Sheila Shafran filed a consolidated and amended purported class action complaint ("Securities Complaint") on June 7, 2002 in the United States District Court for the Southern District of New York. The Securities Complaint supplanted several complaints, filed beginning November 6, 2001, which have been voluntarily dismissed or consolidated. Plaintiffs contend that the Company and two of its current or former officers and directors, William H. Donaldson and John W. Rowe, M.D., violated federal securities laws. Plaintiffs allege misrepresentations and omissions regarding, among other things, the Company's ability to manage and control medical costs and the appropriate reserve for medical costs as of December 31, 2000, for which they seek unspecified damages, among other remedies. On October 15, 2002, the Court heard argument on defendants' motion to dismiss the Securities Complaint. Defendants intend to continue vigorously defending this action, which is in its preliminary stages.

The Company is unable to predict at this time the ultimate outcome of the Managed Care Class Action Litigation or Securities Class Action Litigation. It is reasonably possible that their outcome could be material to the Company.

Other Litigation and Regulatory Proceedings The Company is involved in numerous other lawsuits arising, for the most part, in the ordinary course of its business operations, including employment litigation and claims of bad faith, medical malpractice, non-compliance with state regulatory regimes, marketing misconduct, failure to timely pay medical claims and other litigation in its health care business. Some of these other lawsuits are purported to be class actions.

In addition, the Company's current and past business practices are subject to review by various state insurance and health care regulatory authorities and other state and federal authorities. There continues to be heightened review by these authorities of the managed health care industry's business practices, including utilization management, delegated arrangements and claim payment practices. As a leading national managed care organization, the Company regularly is the subject of such reviews. These reviews may result in changes to or clarifications of the Company's business practices, and may result in fines, penalties or other sanctions.

While the ultimate outcome of this other litigation and these regulatory proceedings cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, they are not expected to result in liability for amounts material to the financial condition of the Company, although they may adversely affect results of operations in future periods.

21.  Discontinued Operations

As discussed in Note 13, in the first quarter of 2002 the Company released $50 million of federal income tax reserves resulting from the resolution of Service audit issues that related to the property and casualty insurance business of former Aetna, which was sold in 1996.

On December 13, 2000, former Aetna sold its financial services and international businesses to ING in a transaction valued at approximately $7.7 billion. Under the terms of the agreement and in an integrated transaction, former Aetna spun off to its shareholders the shares of the Company, which is comprised primarily of the Health Care, Group Insurance and Large Case Pensions businesses. Simultaneously, former Aetna, which then was comprised of Aetna Financial Services and Aetna International, was merged with a newly formed subsidiary of ING. In exchange for each share of former Aetna, shareholders received one share of the Company and $35.33 per share in cash. When ING acquired former Aetna, that entity included approximately $3.0 billion of net liabilities, primarily comprised of $2.7 billion of long-term debt. As part of the sale consideration and the spin-off transaction, these net liabilities were acquired by ING.

In December 2000, the Company established a reserve for the net costs associated with the Transaction of approximately $174 million after tax. These costs, which were directly associated with the sale of the financial services and international businesses, were included in the results of discontinued operations for 2000 and related to certain compensation-related arrangements, costs for outside financial and legal advisors, income taxes related to legal entity realignment, payments for the settlement of certain former Aetna employee stock options held by employees of the sold businesses and various other expenses related to the change in control of former Aetna. During the fourth quarter of 2001, the Company reduced the reserve for such costs by approximately $11 million after tax, which management determined were no longer necessary. Included in the cost associated with the Transaction was the release of approximately $53 million of previously established reserves in connection with prior dispositions of businesses reflected as discontinued operations.

In connection with its spin-off from former Aetna, the Company assumed all liabilities related to the Health Care, Group Insurance and Large Case Pensions businesses. In addition, the Company generally is responsible for the liabilities of former Aetna other than those arising out of the financial services and international businesses sold to ING. Those liabilities include the post-retirement pension and other benefits payable to all former employees of former Aetna, liabilities arising out of health litigation and certain corporate-level litigation to which former Aetna is a party, and all liabilities arising out of certain divestiture transactions consummated by former Aetna prior to the closing of the Company's spin-off. The Company also provided certain administrative services on behalf of ING through June 2002.

The Company is the successor of former Aetna for accounting purposes and, accordingly, the account balances and activities of the financial services and international businesses have been segregated and reported as discontinued operations. Operating results of these discontinued operations for the year ended December 31, 2000 were as follows:

                    (MILLIONS)                                                                          2000
                    ----------                                                                       -----------
                    Revenue:
                       Premiums....................................................................  $   3,105.2
                       Total net investment income.................................................      1,370.4
                       Fees and other income.......................................................        727.2
                       Net realized capital gains..................................................        280.5
                                                                                                     -----------
                    Total revenue..................................................................      5,483.3
                                                                                                     -----------
                    Benefits and expenses:
                       Current and future benefits.................................................      3,255.4
                       Operating expenses:
                          Salaries and related.....................................................        481.8
                          benefits
                          Other....................................................................        665.2
                       Interest expense............................................................         49.7
                       Amortization of goodwill and other acquired intangible......................         28.6
                       assets
                       Amortization of deferred policy acquisition costs...........................        224.3
                                                                                                     -----------
                    Total benefits and expenses....................................................      4,705.0
                                                                                                     -----------
                    Income before taxes............................................................        778.3
                    Income taxes:
                       Current.....................................................................        210.6
                       Deferred....................................................................        139.2
                                                                                                     -----------
                    Total income taxes.............................................................        349.8
                                                                                                     -----------
                    Income from discontinued operations before sale and spin-off related costs.....        428.5
                    Sale and spin-off related costs, net of $16.0 million of income taxes..........       (174.0)
                                                                                                     -----------
                    Income from discontinued operations............................................  $     254.5
                                                                                                     ===========

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

Management is responsible for the financial statements of Aetna Inc., which have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements are the products of a number of processes that include the gathering of financial data developed from the records of the Company's day-to-day business transactions. Informed judgments and estimates are used for those transactions not yet complete or for which the ultimate effects cannot be measured precisely. The Company emphasizes the selection and training of personnel who are qualified to perform these functions. In addition, Company personnel are subject to rigorous standards of ethical conduct that are widely communicated throughout the organization.

The Company's internal controls are designed to reasonably assure that Company assets are safeguarded from unauthorized use or disposition and that Company transactions are authorized, executed and recorded properly. Company personnel maintain and monitor these internal controls on an ongoing basis. In addition, the Company's internal auditors review and report upon the functioning of these controls with the right of full access to all Company personnel.

The Company engages KPMG LLP as independent auditors to audit its financial statements and express their opinion thereon. Their audits include reviews and tests of the Company's internal controls to the extent they believe necessary to determine and conduct the audit procedures that support their opinion. Members of that firm also have the right of full access to each member of management in conducting their audits. The report of KPMG LLP appears below.

The Company's Board of Directors has an Audit Committee composed solely of independent directors. The Committee meets regularly with management, the internal auditors and KPMG LLP to oversee and monitor the work of each and to inquire of each as to their assessment of the performance of the others in their work relating to the Company's financial statements. Both the independent and internal auditors have, at all times, the right of full access to the Audit Committee, without management present, to discuss any matter they believe should be brought to the attention of the Committee.

                          INDEPENDENT AUDITORS' REPORT

The Shareholders and Board of Directors Aetna Inc.:

We have audited the accompanying consolidated balance sheets of Aetna Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aetna Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                     /S/ KPMG LLP

HARTFORD, CONNECTICUT
FEBRUARY 10, 2003

QUARTERLY DATA (UNAUDITED)



                    2002 (MILLIONS, EXCEPT PER COMMON SHARE DATA)        FIRST (1)   SECOND (2)  THIRD (3) FOURTH (4)
               -----------------------------------------------------   -----------   ----------  --------- ----------
               Total revenue........................................   $    5,264.7   $ 5,064.2  $ 4,832.1  $ 4,717.7
                                                                       ------------   ---------  ---------  ---------
               Income from continuing operations before income
               taxes................................................   $       97.7   $   159.6  $   143.5  $   144.0
               Income taxes.........................................            9.7        51.4       44.7       45.8
                                                                       ------------   ---------  ---------  ---------
               Income from continuing operations....................           88.0       108.2       98.8       98.2
               Income from discontinued operations..................           50.0         --         --         --
               Cumulative effect adjustment, net of tax.............       (2,965.7)        --         --         --
                                                                       ------------   ---------  ---------  ---------
               Net income (loss)....................................   $   (2,827.7)  $   108.2  $    98.8  $    98.2
                                                                       ============   =========  =========  =========
               Per common share results: (5)
               Net income (loss)
                  Basic.............................................   $    (19.50)   $    .73   $    .66   $    .65
                  Diluted...........................................        (19.00)        .70        .64        .63
                                                                       ------------   ---------  ---------  ---------
               Common stock data:
                  Dividends declared................................   $        --    $     --   $    .04   $     --
                  Common stock prices,                                       38.82       51.76      47.04      43.97
                  high
                  Common stock prices,                                       30.76       38.66      35.81      31.69
                     low
                                                                       ------------   ---------  ---------  ---------

(1) First quarter includes a release of $19.8 million of state income taxes related reserves.

(2) Second quarter includes an after-tax severance and facilities charge of $17.5 million ($27.0 million pretax) (refer to Note 11) and a $5.4 million after tax benefit ($8.3 million pretax) from a reduction of the reserve for loss on discontinued products.

(3) Third quarter includes an after-tax severance and facilities charge of $57.9 million ($89.0 million pretax) (refer to Note 11).

(4) Fourth quarter includes an after-tax severance and facilities charge of $29.2 million ($45.0 million pretax) (refer to Note 11).

(5) Calculation of the earnings per share is based on weighted average shares outstanding during each quarter and, accordingly, the sum may not equal the total for the year.


                    2001 (MILLIONS, EXCEPT PER COMMON SHARE DATA)        FIRST    SECOND (1)     THIRD    FOURTH (2)
                ---------------------------------------------------- ----------- ------------ ---------- -----------
                Total revenue......................................  $   6,428.7 $   6,536.4 $   6,183.2 $   6,042.5
                                                                     ----------- ----------- ----------- -----------
                Income (loss) from continuing operations before
                income taxes (benefits)............................  $     (48.5)$      43.6 $     (62.0)$    (311.8)
                Income taxes (benefits)                                       .2        33.0        (7.6)     (112.8)
                                                                     ----------- ----------- ----------- -----------
                Income (loss) from continuing operations...........        (48.7)       10.6       (54.4)     (199.0)
                Income from discontinued operations................           --          --          --        11.4
                Cumulative effect adjustment, net of tax                      .5          --          --          --
                                                                     ----------- ----------- ----------- -----------
                Net income (loss)..................................  $     (48.2)$      10.6 $     (54.4)$    (187.6)
                                                                     =========== =========== =========== ===========
                Per common share results: (3)(4)
                Net income (loss)
                   Basic...........................................  $     (.34) $      .07  $     (.38) $    (1.30)
                   Diluted.........................................        (.34)        .07        (.38)      (1.30)
                                                                     ----------  ----------  ----------  ----------
                Common stock data:
                   Dividends declared..............................  $        -- $        -- $      .04  $        --
                   Common stock prices, high.......................       41.50       36.55       30.05       33.71
                   Common stock prices, low........................       33.81       23.23       24.68       27.64
                                                                     ----------  ----------  ----------  ----------

(1) Second quarter includes a $61.4 million after-tax benefit ($94.5 million pretax) from a reduction of the reserve for loss on discontinued products.

(2) Fourth quarter includes an after-tax severance and facilities charge of $125.1 million ($192.5 million pretax) (refer to Note 11).

(3) Calculation of the earnings per share is based on weighted average shares outstanding during each quarter and, accordingly, the sum may not equal the total for the year.

(4) Since the Company reported a loss from continuing operations in the first, third and fourth quarters, the effect of common stock equivalents has been excluded from per common share computations for these quarters, since including such securities would be anti-dilutive. As a result, diluted and basic per common share amounts for these quarters are the same.

BOARD OF DIRECTORS

 Betsy Z. Cohen
 Chairman and Chief Executive Officer
 Resource Asset Investment Trust

 Barbara Hackman Franklin
 President and Chief Executive Officer
 Barbara Franklin Enterprises
 Former U.S. Secretary of Commerce

 Jeffrey E. Garten
 Dean
 Yale School of Management

 Earl G. Graves
 Chairman and Chief Executive Officer
 Earl G. Graves, Ltd.
 Publisher, Black Enterprise magazine
 Gerald Greenwald
 Founding Principal of
 Greenbriar Equity Group
 Retired Chairman and
 Chief Executive Officer
 UAL Corporation

 Ellen M. Hancock
 Former Chairman and
 Chief Executive Officer
 Exodus Communications, Inc.

 Michael H. Jordan
 Retired Chairman and
 Chief Executive Officer
 CBS Corporation

 Jack D. Kuehler
 Retired Vice Chairman
 International Business Machines Corporation
 Joseph P. Newhouse
 John D. MacArthur Professor of Health Policy and Management
 Harvard University

 Judith Rodin
 President
 University of Pennsylvania

 John W. Rowe, M.D.
 Chairman and Chief Executive Officer
 Aetna Inc.

 Ronald A. Williams
 President
 Aetna Inc.

 R. David Yost
 Chief Executive Officer
 AmerisourceBergen Corporation

COMMITTEES OF THE BOARD

 Audit
 Barbara Hackman Franklin*
 Jeffrey E. Garten
 Earl G. Graves
 Ellen M. Hancock
 Joseph P. Newhouse

 Compensation and Organization
 Betsy Z. Cohen
 Gerald Greenwald
 Michael H. Jordan*
 Jack D. Kuehler
 R. David Yost
 Executive
 Barbara Hackman Franklin
 Earl G. Graves
 Michael H. Jordan
 Jack D. Kuehler
 Judith Rodin
 John W. Rowe, M.D.*

 Investment
 Betsy Z. Cohen
 Gerald Greenwald
 Jack D. Kuehler*
 Judith Rodin
 Ronald A. Williams
 R. David Yost
 Medical Affairs Committee
 Jeffrey E. Garten
 Joseph P. Newhouse
 Judith Rodin*
 John W. Rowe, M.D.

 Nominating and Corporate Governance
 Barbara Hackman Franklin
 Earl G. Graves
 Gerald Greenwald*
 Ellen M. Hancock
 Michael H. Jordan

 *Committee Chairman

MANAGEMENT

 John W. Rowe, M.D.
 Chairman and Chief Executive Officer

 Ronald A. Williams
 President

 David B. Kelso
 Executive Vice President
 Strategy and Finance

 L. Edward Shaw, Jr.
 Executive Vice President and
 General Counsel

 Dong H. Ahn
 Senior Vice President
 Group Insurance

 Andrew Allocco
 Senior Vice President
 Network Contracting and Strategy

 Alan M. Bennett
 Senior Vice President and
 Chief Financial Officer

 John J. Bermel
 Vice President and Business Operations Chief Financial Officer

 Mark T. Bertolini
 Senior Vice President
 Specialty Products

 Roger Bolton
 Senior Vice President
 Communications

 C. Timothy Brown
 Senior Vice President
 Middle Market Accounts and
 Health Care Delivery

 William J. Casazza
 Vice President Deputy General Counsel and Corporate Secretary
 Wei-Tih Cheng
 Senior Vice President and
 Chief Information Officer

 Eric S. Elliott
 Vice President
 Pharmacy Management

 Patricia A. Farrell
 Senior Vice President
 Strategic Planning

 Russell D. Fisher
 Senior Vice President
 National Accounts and Aetna Global Benefits

 Mary Fox
 Vice President
 Operational Excellence Group

 Patricia Hassett
 Chief of Staff
 Office of the Chairman

 Paul B. Hebert
 Vice President, Internal Audit

 Timothy A. Holt
 Senior Vice President and
 Chief Investment Officer

 Charles Klippel
 Vice President and
 Deputy General Counsel

 Vanda B. McMurtry
 Senior Vice President
 Federal Government Relations
 Dennis Oakes
 Vice President
 Investor Relations

 Ronald M. Olejniczak
 Vice President and Controller

 William C. Popik, M.D.
 Senior Vice President and
 Chief Medical Officer

 Alfred P. Quirk, Jr.
 Vice President, Finance and Treasurer

 Arthur J. Redmond
 Senior Vice President
 Strategic Marketing

 William H. Roth
 Senior Vice President
 Small Group Business and Retiree Markets

 Scott A. Schnuckle
 Vice President
 Dental and Behavioral Health Operations

 Diane D. Souza
 Vice President
 National Customer Operations

 Thomas C. Strohmenger
 Vice President and
 Chief Compliance Officer

 Robyn S. Walsh
 Vice President

 Elease E. Wright
 Senior Vice President
 Human Resources

SHAREHOLDER INFORMATION

CORPORATE HEADQUARTERS
151 Farmington Avenue
Hartford, Connecticut 06156
860-273-0123

ANNUAL MEETING
The annual meeting of shareholders of Aetna Inc. will be held on Friday, April 25, 2003 at 9:30 a.m. at the company's headquarters in Hartford, Connecticut.

STOCK EXCHANGE LISTING
Aetna's common shares are listed on the New York Stock Exchange. The NYSE symbol for the common shares is AET. As of January 31, 2003, there were 14,241 record holders of Aetna's common shares.

WEB SITE ACCESS TO AETNA'S PERIODIC AND CURRENT REPORTS AND CORPORATE GOVERNANCE MATERIALS
Aetna makes available free of charge through its Web site at http://www.aetna.com its Annual Report on Form 10-K, Forms 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after Aetna electronically files or furnishes such material with the Securities and Exchange Commission. Aetna also makes available free of charge through its Web site the company's Annual Report, Financial Report and Proxy Statement. Shareholders may request printed copies of these reports free of charge by calling 1-800-237-4273.

Aetna's report to the Securities and Exchange Commission on Form 10-K provides additional details about the company's business, as well as other financial information not included in this Annual Report. TO RECEIVE A COPY OF THE ANNUAL REPORT ON FORM 10-K WITHOUT CHARGE, PLEASE FOLLOW THE ABOVE INSTRUCTIONS.

Also available on Aetna's Web site at http://www.aetna.com are the following Aetna corporate governance materials: Articles of Incorporation and By-Laws; Code of Conduct for Directors, officers and employees (and information regarding any amendments or waivers relating to Aetna's Directors, executive officers and principal financial and accounting officers or persons performing similar functions); Independence Standards for Directors; Corporate Governance Guidelines; and Charters for the Committees of the Board of Directors (Audit Committee, Committee on Compensation and Organization, Executive Committee, Investment Committee, Medical Affairs Committee, and Nominating and Corporate Governance Committee). These materials also are available in print to shareholders free of charge by calling 1-800-237-4273.

Section 16 reports are filed with the Securities and Exchange Commission by Aetna's Directors and those officers subject to Section 16 to reflect a change in their beneficial ownership of Aetna's securities and are available through Aetna's Web site at http://www.aetna.com.

The Audit Committee can be confidentially contacted by those wishing to raise concerns or complaints about the Company's accounting, internal accounting controls or auditing matters by calling AlertLine(R), an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

Anyone wishing to make their concerns known to Aetna's nonmanagement Directors may contact the Aetna Director who leads the nonmanagement Directors session at Board meetings (currently Gerald Greenwald) by writing to Mr. Greenwald at P.O. Box 370205, West Hartford, CT 06137-0205.

Aetna mails quarterly financial results only to those shareholders who request copies. Shareholders may call 1-800-237-4273 to listen to the company's quarterly earnings release and dividend information, and to request faxed or mailed copies of the quarterly results.

INVESTOR RELATIONS
Securities analysts and institutional investors should contact:

Dennis Oakes, Vice President
860-273-6184
FAX: 860-273-3971
Internet mail: oakesd@aetna.com

SHAREHOLDER SERVICES
EquiServe Trust Company, N.A. maintains a telephone response center to service registered shareholder accounts. Registered owners may contact the center to inquire about replacement dividend checks, address changes, stock transfers and other account matters.

EquiServe Trust Company, N.A.
P.O. Box 43069
Providence, RI 02940-3069
1-800-446-2617

For direct deposit of dividends, registered shareholders may call EquiServe at 1-800-870-2340.

Registered shareholders with e-mail addresses can send account inquiries electronically to EquiServe at http://www.equiserve.com.

Additionally, registered shareholders now have available online access to their accounts through the Internet at EquiServe's Web site at http://www.equiserve.com.

DirectSERVICE Investment Program
Current shareholders and new investors can purchase common shares of Aetna and reinvest cash dividends through EquiServe Trust Company, N.A. All inquiries for materials or information about this program should be directed to EquiServe at 1-800-446-2617.

Other Shareholder Inquiries
Office of the Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RC4A
Hartford, Connecticut 06156-3215
860-273-3945

AETNA STOCK OPTION PARTICIPANTS
AETNA EMPLOYEE STOCK PURCHASE PLAN PARTICIPANTS
Employees with outstanding stock options should address all questions to UBS PaineWebber regarding their accounts, outstanding options or shares received through option exercises. Employees participating in the Employee Stock Purchase Plan also should contact UBS PaineWebber with questions on their accounts.

UBS PaineWebber Inc.
Corporate Employee Financial Services
300 Lighting Way, 6th Floor
Secaucus, New Jersey 07094-3672
1-888-793-7631, or 1-800-238-6247

Online access
http://www.cefs.ubspainewebber.com/aet

151 Farmington Avenue
Hartford, Connecticut 06156

Printed on recycled paper.
31.05.901.1

                                   AETNA INC.


TO:  PARTICIPANTS IN THE AETNA INCENTIVE SAVINGS PLAN

Mellon Bank, N.A., the Trustee under the Aetna Incentive Savings Plan (the
Plan), has been instructed to solicit your instructions on how to vote the Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 25, 2003 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. IF YOU FAIL TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE BY 4:00 P.M., EASTERN TIME, ON APRIL 18, 2003 EITHER BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THIS CARD, YOUR SHARES WILL BE VOTED BY THE TRUSTEE IN THE SAME MANNER AND PROPORTION AS THOSE SHARES FOR WHICH THE TRUSTEE RECEIVES PROPER AND TIMELY INSTRUCTIONS.

TO VOTE BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO VOTE BY MAIL, PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE, TEAR OFF AT THE PERFORATION, AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                  VOTE BY PHONE
                            QUICK - EASY - IMMEDIATE
          IF YOU VOTED BY TELEPHONE DO NOT MAIL YOUR INSTRUCTION CARD



Note: Participants who received the 2003 Aetna Inc. Proxy Statement and Aetna 2002 Annual Report, Financial Report over the Internet and who would like a printed copy of this document may call 1-800-237-4273.



                              THANK YOU FOR VOTING.

                                                          PLEASE MARK
                                                         YOUR VOTES AS    [X]
                                                          INDICATED IN
                                                          THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

                                       FOR             WITHHELD
                                       ---             --------
1.  Election of Directors              [ ]             [ ]

01  Betsy Z. Cohen
02  Jeffrey E. Garten
03  Jack D. Kuehler
04  John W. Rowe
05  Ronald A. Williams

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                   FOR           AGAINST          ABSTAIN
                                   ---           -------          -------
2. Approval of KPMG LLP as         [ ]           [ ]              [ ]
   Independent Auditors

                                   FOR           AGAINST          ABSTAIN
                                   ---           -------          -------
3. Amend Articles of               [ ]           [ ]              [ ]
   Incorporation -- Business
   Combinations Voting

                                   FOR           AGAINST          ABSTAIN
                                   ---           -------          -------
4. Amend Articles of               [ ]           [ ]              [ ]
   Incorporation -- Special
   Shareholders Meetings

                                   FOR           AGAINST          ABSTAIN
                                   ---           -------          -------
5. Amend By-Laws -- Voting         [ ]           [ ]              [ ]
   Requirements

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6.

                                   FOR           AGAINST          ABSTAIN
                                   ---           -------          -------
6. Shareholder Proposal on         [ ]           [ ]              [ ]
   Cumulative Voting

Mark this box if you plan to attend the Annual Meeting.    [ ]


                     THIS INSTRUCTION CARD IS SOLICITED ON
                          BEHALF OF MELLON BANK, N.A.


SIGNATURE                                              DATE
          ------------------------------------------        -------------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION OR OTHER FORM OF ENTITY, PLEASE SIGN IN THE FULL NAME OF THE ENTITY, BY A DULY AUTHORIZED OFFICER. THE SIGNER HEREBY REVOKES ALL VOTING INSTRUCTIONS HERETOFORE GIVEN TO THE TRUSTEE BY THE SIGNER TO VOTE AT THE 2003 ANNUAL MEETING OF AETNA INC. AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                VOTE BY TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

   TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME ON APRIL 18, 2003.

      YOUR TELEPHONE VOTE AUTHORIZES THE NAMED TRUSTEE TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


              TELEPHONE                                        MAIL
            1-800-435-6710
Use any touch-tone telephone to                         Mark, sign and date
vote your voting instruction card.         OR       your voting instruction card
Have your voting instruction card in                            and
hand when you call. You will be                           return it in the
prompted to enter your control                          enclosed postage-paid
number, located in the box below,                             envelope.
and then follow the directions given.

             IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK
                         YOUR VOTING INSTRUCTION CARD.

       YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                          THIS VOTING INSTRUCTION CARD.


TO ATTEND THE ANNUAL MEETING: If you plan to attend the Annual Meeting, you should mark the box provided on the above voting instruction card. An admission card will then be mailed to you.

                              THANK YOU FOR VOTING.

PROXY

AETNA INC.

The undersigned hereby appoints Barbara Hackman Franklin, Gerald Greenwald and Michael H. Jordan, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Inc. to be held April 25, 2003 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the six items specified in this Proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

NOMINEES FOR TERMS EXPIRING AT 2004 ANNUAL MEETING:

01. Betsy Z. Cohen                       04. John W. Rowe
02. Jeffrey E. Garten                    05. Ronald A. Williams
03. Jack D. Kuehler

THIS PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
 To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date the above proxy card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

                         SHAREHOLDER ACCOUNT INQUIRIES

Aetna Inc.'s Transfer Agent, EquiServe Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about EquiServe's DirectSERVICE Investment Program.

For direct deposit of dividends, registered shareholders may call EquiServe at 1-800-870-2340.

Registered shareholders with e-mail addresses can send account inquiries electronically to EquiServe at equiserve@equiserve.com.

Registered shareholders can also access their Aetna accounts via the Internet through EquiServe's web site at http://www.equiserve.com.

[X]  PLEASE MARK YOUR                                                       8988
     VOTES AS IN THIS
         EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5 AND AGAINST ITEM 6.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

                 FOR   WITHHELD                            FOR  AGAINST  ABSTAIN                               FOR  AGAINST  ABSTAIN
1. Election of   [ ]     [ ]     2. Approval of KPMG       [ ]    [ ]       [ ]   4. Amend Articles of         [ ]    [ ]       [ ]
    Directors                       LLP as Independent                               Incorporation -- Special
    (See reverse                    Auditors                                         Shareholders Meetings
         side)

For, except vote withheld from   3.  Amend Articles                                5. Amend By-Laws --
the following nominee(s):           of Incorporation --    [ ]    [ ]       [ ]      Voting Requirements       [ ]    [ ]       [ ]
                                    Business Combinations
                                    Voting
---------------------------

                                                                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6.
                                                                            --------------------------------------------------------
                                                                                                               FOR  AGAINST  ABSTAIN
                                                                                  6. Shareholder Proposal on   [ ]    [ ]       [ ]
                                                                                      Cumulative Voting

                                                                                  MARK THIS BOX IF YOU HAVE                     [ ]
                                                                                  MORE THAN ONE ACCOUNT AND
                                                                                  WANT TO DISCONTINUE
                                                                                  RECEIVING MULTIPLE COPIES
                                                                                  OF FUTURE ANNUAL REPORTS.

                                                                                  MARK THIS BOX IF YOU PLAN                     [ ]
                                                                                  TO ATTEND THE ANNUAL MEETING.

SIGNATURE(S)                                    DATE
            -----------------------------------      ---------------------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION OR OTHER FORM OF ENTITY, PLEASE SIGN IN THE FULL NAME OF THE ENTITY, BY A DULY AUTHORIZED OFFICER. THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT THE 2003 ANNUAL MEETING OF AETNA INC. AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
--------------------------------------------------------------------------------
 PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY
                           TELEPHONE OR THE INTERNET.




             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE

Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Telephone voting will be available until 11:59 p.m., Eastern time, on April 24, 2003.

Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear.

Follow the recorded instructions.

TO VOTE BY INTERNET

Log onto http://www.eproxyvote.com/aet which will be available until 11:59 p.m., Eastern time, on April 24, 2003.

Follow the instructions on the screen.

You can also elect to receive future shareholder materials electronically at this web site.

TO ATTEND THE ANNUAL
MEETING

If you plan to attend the Annual Meeting, you should either mark the box provided on the above proxy card or signify your intention to attend when you access the telephone or Internet voting system.

An admission card will then be mailed to you.

                             THANK YOU FOR VOTING!